EXHIBIT 1 TO FORM 8-K
================================================================================




                        NATIONSLINK FUNDING CORPORATION,
                                    Depositor



                            AMRESCO MANAGEMENT, INC.,
                                 Master Servicer



                            AMRESCO MANAGEMENT, INC.,
                                Special Servicer



                    NATIONSBANC MORTGAGE CAPITAL CORPORATION,
                               REMIC Administrator



                                       and



                         THE CHASE MANHATTAN BANK, N.A.,
                                     Trustee



                         POOLING AND SERVICING AGREEMENT

                             Dated as of May 1, 1996


                                  $322,639,635

                  Commercial Mortgage Pass-Through Certificates

                                  Series 1996-1

================================================================================

                                TABLE OF CONTENTS


                                    ARTICLE I

                               ARTICLE DEFINITIONS

SECTION 1.01.  Defined Terms
SECTION 1.02.  Certain Calculations


                                   ARTICLE II

                     CONVEYANCE OF MORTGAGE LOANS; ORIGINAL
                            ISSUANCE OF CERTIFICATES

SECTION 2.01.  Conveyance of Mortgage Loans
SECTION 2.02.  Acceptance by Trustee
SECTION 2.03. Representations, Warranties and Covenants of the Depositor. Mortgage Loan Seller's Repurchase of Mortgage Loans for Defects in Mortgage Files and Breaches of Representations and Warranties
SECTION 2.04.  Execution of Certificates


                                   ARTICLE III

                 ADMINISTRATION AND SERVICING OF THE TRUST FUND

SECTION 3.01.  Master Servicer to Act as Master Servicer; Special
               Servicer to Act as Special Servicer; Administration of the Mortgage Loans
SECTION 3.02.  Collection of Mortgage Loan Payments
SECTION 3.03. Collection of Taxes, Assessments and Similar Items; Servicing Accounts
SECTION 3.04.  The Certificate Account and the Lower-Tier and
               Upper-Tier Distribution Accounts
SECTION 3.05. Permitted Withdrawals From the Certificate Account and the Distribution Accounts
SECTION 3.06. Investment of Funds in the Certificate Account, the Distribution Accounts and the REO Account
SECTION 3.07.  Maintenance of Insurance Policies; Errors and
               Omissions and Fidelity Coverage
SECTION 3.08.  Enforcement of Due-On-Sale Clauses; Assumption Agreements
SECTION 3.09.  Realization Upon Defaulted Mortgage Loans
SECTION 3.10.  Trustee to Cooperate; Release of Mortgage Files
SECTION 3.11.  Servicing Compensation
SECTION 3.12.  Inspections; Collection of Financial Statements

SECTION 3.13.  Annual Statement as to Compliance
SECTION 3.14.  Reports by Independent Public Accountants
SECTION 3.15.  Access to Certain Information
SECTION 3.16.  Title to REO Property; REO Account
SECTION 3.17.  Management of REO Property
SECTION 3.18.  Sale of Defaulted Mortgage Loans and REO Properties
SECTION 3.19.  Additional Obligations of the Master Servicer
SECTION 3.20.  Modifications, Waivers, Amendments and Consents
SECTION 3.21. Transfer of Servicing Between Master Servicer and Special Servicer; Record Keeping; Asset Strategy Report
SECTION 3.22.  Sub-Servicing Agreements
SECTION 3.23.  Representations and Warranties of the Master Servicer
SECTION 3.24.  Representations and Warranties of the Special Servicer
SECTION 3.25.  Duties of the Extension Adviser
SECTION 3.26.  Extension Adviser; Elections
SECTION 3.27.  Limitation on Liability Extension Adviser


                                   ARTICLE IV

                         PAYMENTS TO CERTIFICATEHOLDERS

SECTION 4.01.    Distributions
SECTION 4.02.    Statements to Certificateholders; Collection Reports
SECTION 4.03.    P&I Advances
SECTION 4.04.    Allocation of Collateral Support Deficit
SECTION 4.05.    Appraisal Reductions


                                    ARTICLE V

                                THE CERTIFICATES

SECTION 5.01.    The Certificates
SECTION 5.02.    Registration of Transfer and Exchange of Certificates
SECTION 5.03.    Book-Entry Certificates
SECTION 5.04.    Mutilated, Destroyed, Lost or Stolen Certificates
SECTION 5.05.    Persons Deemed Owners


                                   ARTICLE VI

                 THE DEPOSITOR, THE MASTER SERVICER, THE SPECIAL
                      SERVICER AND THE REMIC ADMINISTRATOR

SECTION 6.01. Liability of the Depositor, the Master Servicer, the Special Servicer and the REMIC Administrator

SECTION 6.02.    Merger, Consolidation or Conversion of the
                 Depositor, the Master Servicer, the Special
                 Servicer or the REMIC Administrator
SECTION 6.03. Limitation on Liability of the Depositor, the Master Servicer, the Special Servicer, the REMIC
                 Administrator and Others
SECTION 6.04.    Depositor, Master Servicer, Special Servicer and
                 REMIC Administrator Not to Resign
SECTION 6.05.    Rights of the Depositor in Respect of the Master
                 Servicer, the Special Servicer and
                 the REMIC Administrator


                                   ARTICLE VII

                                     DEFAULT

SECTION 7.01.    Events of Default; Master Servicer and
                 Special Servicer Termination
SECTION 7.02.    Trustee to Act; Appointment of Successor
SECTION 7.03.    Notification to Certificateholders
SECTION 7.04.    Waiver of Events of Default
SECTION 7.05.    Trustee as Maker of Advances
SECTION 7.06.    Advance Collateral Fund for Trustee


                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

SECTION 8.01.    Duties of Trustee
SECTION 8.02.    Certain Matters Affecting the Trustee
SECTION 8.03. Trustee Not Liable for Validity or Sufficiency of Certificates or Mortgage Loans
SECTION 8.04.    Trustee May Own Certificates
SECTION 8.05. Fees and Expenses of Trustee; Indemnification of Trustee
SECTION 8.06.    Eligibility Requirements for Trustee
SECTION 8.07.    Resignation and Removal of the Trustee
SECTION 8.08.    Successor Trustee
SECTION 8.09.    Merger or Consolidation of Trustee
SECTION 8.10.    Appointment of Co-Trustee or Separate Trustee
SECTION 8.11.    Appointment of Custodians
SECTION 8.12.    Access to Certain Information
SECTION 8.13.    Representations and Warranties of the Trustee

                                   ARTICLE IX

                                   TERMINATION

SECTION 9.01.    Termination Upon Repurchase or Liquidation of
                 All Mortgage Loans
SECTION 9.02.    Additional Termination Requirements


                                    ARTICLE X

                           ADDITIONAL REMIC PROVISIONS

SECTION 10.01.   REMIC Administration
SECTION 10.02. Depositor, Master Servicer, Special Servicer and Trustee to Cooperate with REMIC Administrator
SECTION 10.03.   Fees and Expenses of the REMIC Administrator
SECTION 10.04.   Use of Agents
SECTION 10.05.   Representations and Warranties of the
                 REMIC Administrator


                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

SECTION 11.01.   Amendment
SECTION 11.02.   Recordation of Agreement; Counterparts
SECTION 11.03.   Limitation on Rights of Certificateholders
SECTION 11.04.   Governing Law
SECTION 11.05.   Notices
SECTION 11.06.   Severability of Provisions
SECTION 11.07.   Grant of a Security Interest
SECTION 11.08.   Successors and Assigns; Beneficiaries
SECTION 11.09.   Article and Section Headings
SECTION 11.10.   Notices to the Rating Agencies

                                    EXHIBITS

Exhibit A-1           Form of Class A-1 Certificate
Exhibit A-2           Form of Class A-2 Certificate
Exhibit A-3           Form of Class A-3 Certificate
Exhibit A-4           Form of Class B Certificate
Exhibit A-5           Form of Class C Certificate
Exhibit A-6           Form of Class D Certificate
Exhibit A-7           Form of Class E Certificate
Exhibit A-8           Form of Class F Certificate
Exhibit A-9           Form of Class G Certificate
Exhibit A-10          Form of Class H Certificate
Exhibit A-11          Form of Class UR Certificate
Exhibit A-12          Form of Class IO Certificate
Exhibit A-13          Form of Class R Certificate
Exhibit A-14          Form of Class LR Certificate
Exhibit B             Mortgage Loan Schedule
Exhibit C             Form of Investment Representation Letter
Exhibit D-1           Form of Transfer Affidavit
Exhibit D-2           Form of Transferor Letter
Exhibit E             Form of UCC-1
Exhibit F             Form of Request for Release
Exhibit G             Form of ERISA Representation Letter
Exhibit H             Form of Collection Report


                                    SCHEDULES

Schedule 1            Computerized Database Information

          This Pooling and Servicing Agreement (the "Agreement"), is dated and effective as of May 1, 1996, among NationsLink Funding Corporation as Depositor, AMRESCO Management, Inc. as Master Servicer, AMRESCO Management, Inc. as Special Servicer, NationsBanc Mortgage Capital Corporation as REMIC Administrator and The Chase Manhattan Bank, N.A. as Trustee.

                             PRELIMINARY STATEMENT:

          The Depositor intends to sell commercial mortgage pass-through certificates (collectively, the "Certificates"), to be issued hereunder in multiple classes (each, a "Class"), which in the aggregate will evidence the entire beneficial ownership interest in the trust fund (the "Trust Fund") to be created hereunder, the primary assets of which will be a pool of multifamily and non-multifamily commercial mortgage loans (the "Mortgage Loans"). As provided herein, the REMIC Administrator shall elect or shall cause an election to be made that each of the Upper-Tier REMIC and the Lower-Tier REMIC be treated for federal income tax purposes as a real estate mortgage investment conduit (a "REMIC").

          The following table sets forth the designation, the pass-through rate (the "Pass-Through Rate"), the aggregate initial principal amount (the "Original Certificate Balance") or Notional Amount, as applicable, and the initial ratings given each class by the Rating Agencies (the "Original Ratings") for each Class of Certificates comprising the interests in the Upper-Tier REMIC created hereunder:

                                UPPER-TIER REMIC

                                           Original
   Class                             Certificate Balance/      Original Rating
Designation    Pass-Through Rate   Original Notional Amount         DCR/S&P
- -----------    -----------------   ------------------------    ---------------

Class A-1           7.533 %        $          70,980,719          AAA/AAA
Class A-2           7.515 %        $          96,791,890          AAA/AAA
Class A-3           7.830 %        $          51,622,341          AAA/AAA
Class B             7.690 %        $          16,131,981           AA+/AA
Class C             7.690 %        $          19,358,378           AA-/A
Class D             7.690 %        $          17,745,179          BBB+/BBB
Class E             7.690 %        $          14,518,783          BBB-/*[FN1]
Class F             7.350 %        $          10,485,788           BB/BB
Class G             7.350 %        $           5,646,193           BB-/*
Class H             7.350 %        $           9,679,189            B/*
Class IO            0.52627%[FN2]  $         322,607,371[FN3]      AAA/*
Class UR            6.800 %        $           9,679,194            */*
Class R               None                       None[FN4]          */*



[FN1]The Certificates marked with an asterisk have not been rated by the applicable Rating Agency.

[FN2]The  Pass-Through  Rate  applicable  to the Class IO  Certificates  for any
     Distribution Date will be a rate per annum, rounded to five decimal places, equal to the excess, if any, of (a) the weighted average of the applicable Effective Net Mortgage Rates of the Mortgage Loans, weighted on the basis of their respective Stated Principal Balances as of the preceding Distribution Date (after giving effect to the distribution of principal on such Distribution Date), or, in the case of the first Distribution Date, the Cut-off Date, over (b) the weighted average of the Pass-Through Rates on all of the other Certificates, weighted on the basis of their respective Certificate Balances immediately prior to such Distribution Date. The Class IO Pass-Through Rate with respect to the first Distribution Date is expected to be approximately 0.52627% per annum.

[FN3]The Class IO Certificates will not have a Certificate Balance and will not be entitled to receive distributions of principal. Interest will accrue on each such Class of Certificates at the Pass-Through Rate thereof on the Notional Amount thereof. The Notional Amount of the Class IO Certificates for any Distribution Date will be equal to 99.99% of the aggregate Stated Principal Balances of the Mortgage Loans as of the preceding Distribution Date (after giving effect to the distribution of principal on such Distribution Date) or, in the case of the first Distribution Date, the Cut-off Date.

[FN4]The Class R  Certificates  do not have a  Certificate  Balance or  Notional
     Amount, do not bear interest and will not be entitled to distributions of Prepayment Premiums or Yield Maintenance Charges. Any Available Distribution Amount remaining in the Upper-Tier Distribution Account, after all required distributions under this Agreement have been made to each other Class of Certificates, will be distributed to the Holders of the Class R Certificates.

          The initial Lower-Tier Principal Amounts and per annum rates of interest for the Uncertificated Lower-Tier Interests are set forth in Section 4.01(b)(i).

          The Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class IO and Class UR Certificates will evidence "regular interests" in the Upper-Tier REMIC created hereunder. The sole class of "residual interests" in the Upper-Tier REMIC created hereunder will be evidenced by the Class R Certificates. The Class LA-1, Class LA-2, Class LA-3, Class LB, Class LC, Class LD, Class LE, Class LF, Class LG, Class LH, Class LUR and Class LWAC Uncertificated Interests will evidence "regular interests" in the Lower-Tier REMIC created hereunder. The sole class of "residual interests" in the Lower-Tier REMIC created hereunder will be evidenced by the Class LR Certificates.

          As of close of business on the Cut-off Date, the Mortgage Loans had an aggregate principal balance, after application of all payments of principal due on or before such date, whether or not received, equal to $322,639,635.

          In consideration of the mutual agreements herein contained, the Depositor, the Master Servicer, the Special Servicer, the REMIC Administrator and the Trustee agree as follows:

                                    ARTICLE I

                                   DEFINITIONS


          SECTION 1.01.  Defined Terms.
                         -------------

          Whenever  used  in  this  Agreement,   including  in  the  Preliminary
Statement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

          "Accrued Certificate Interest": With respect to each Distribution Date and each Class of Certificates (other than the Residual Certificates), an amount equal to interest for the related Interest Accrual Period at the Pass-Through Rate applicable to such Class of Certificates for such Distribution Date, accrued on the related Certificate Balance or Notional Amount, as applicable, of such Class outstanding immediately prior to such Distribution Date commencing in the month of the Closing Date. Accrued Certificate Interest shall be calculated on the basis of a 360-day year consisting of twelve 30-day months.

          "Acquisition Date": With respect to any REO Property, the first day on which such REO Property is considered to be acquired by the Trust Fund and the Lower-Tier REMIC within the meaning of Treasury Regulation Section 1.856-6(b)(1), which is the first day on which the Lower-Tier REMIC is treated as the owner of such REO Property for federal income tax purposes.

          "Adjusted Principal Balance": As defined in Section 4.01(f).

          "Advance": Any P&I Advance or Servicing Advance.

          "Advance Collateral Fund": The separate account established and maintained pursuant to the Collateral Fund Custodial Agreement and Section 7.06 hereof, in the name of the Trustee for the benefit of the Certificateholders, which account must be an Eligible Account.

          "Adverse REMIC Event": As defined in Section 10.01(f).

          "Affiliate": With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "Agent": As defined in Section 5.02(d)(i)(A).

          "Agreement": This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

          "AMRESCO": AMRESCO Management, Inc., a Texas corporation.

          "Appraisal": An appraisal prepared by an Independent MAI appraiser with at least five years experience in properties of like kind and in the same area, prepared in accordance with 12 C.F.R. 225.64.

          "Appraisal Reduction": For any Distribution Date and for any Mortgage Loan as to which an Appraisal Reduction Event has occurred, an amount equal to the excess, if any, of (a) the Stated Principal Balance of such Mortgage Loan over (b) the excess of (i) 90% of the Appraised Value of the related Mortgaged Property over (ii) the sum of (A) to the extent not previously advanced by the Master Servicer or the Trustee, all unpaid interest on such Mortgage Loan at a per annum rate equal to its Mortgage Rate, (B) all unreimbursed Advances and interest thereon at the Reimbursement Rate in respect of such Mortgage Loan and
(C) all currently due and unpaid real estate taxes and assessments and insurance premiums and all other amounts due and unpaid with respect to such Mortgage Loan (which taxes, premiums and other amounts have not been subject to an Advance by the Master Servicer or the Trustee, as applicable). Within 30 days after the Appraisal Reduction Event, the Special Servicer shall obtain an Appraisal (the costs of which shall be paid as a Servicing Advance by the Master Servicer), which Appraisal shall be delivered by the Special Servicer to the Master Servicer, and the Master Servicer shall deliver such Appraisal to the Trustee and each Holder of a Class F, Class G, Class H and Class UR Certificate within 15 days of receipt by the Master Servicer of such Appraisal from the Special Servicer.

          "Appraisal Reduction Amount": With respect to each of the Class UR, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates for any Distribution Date, an amount equal to the amount of interest that accrued for the related Interest Accrual Period at the Pass-Through Rate for such Class of Certificates, on the portion, if any, of the related Certificate Balance equal to the Appraisal Reduction allocated to such Class for such Distribution Date pursuant to Section 4.05(a); and with respect to each Class of Uncertificated Lower-Tier Interest, the amount allocated pursuant to Section 4.05(b).

          "Appraisal Reduction Event": With respect to any Mortgage Loan, the earliest of (i) the third anniversary of the date on which the first extension of the Maturity Date of such Mortgage Loan becomes effective as a result of a modification of such Mortgage Loan by the Special Servicer pursuant to the terms hereof, which extension does not change the amount of Monthly Payments on the Mortgage Loan, (ii) 60 days after an uncured delinquency (without regard to the application of any grace period) occurs in respect of such Mortgage Loan, (iii) 90 days after the date on which a reduction in the amount of Monthly Payments on such Mortgage Loan, or a change in any other material economic term of such Mortgage Loan (other than an extension of the Maturity Date), becomes effective as a result of a modification of such Mortgage Loan by the Special Servicer,
(iv) immediately after a receiver has been appointed, (v) immediately after a Mortgagor declares bankruptcy and (vi) immediately after a Mortgage Loan becomes an REO Loan, provided, however, that an Appraisal Reduction Event shall not occur at any time that the aggregate Certificate Balances of the Class A Certificates have not been reduced to zero and the aggregate Certificate Balance of the Class B Certificates has been reduced to zero. The Special Servicer shall notify the Master Servicer promptly upon the occurrence of any of the foregoing events.

          "Appraised Value": With respect to any Mortgaged Property, the appraised value thereof as determined by an Appraisal of the Mortgaged Property securing such Mortgage Loan made by an Independent MAI appraiser selected by the Master Servicer.

          "Asset Strategy Report": As defined in Section 3.21(e).

          "Assignment of Leases": With respect to any Mortgaged Property, any assignment of leases, rents and profits or similar instrument executed by the Mortgagor, assigning to the mortgagee all of the income, rents and profits derived from the ownership, operation, leasing or disposition of all or a portion of such Mortgaged Property, in the form which was duly executed, acknowledged and delivered, as amended, modified, renewed or extended through the date hereof and from time to time hereafter.

          "Assumed Scheduled Payment": For any Due Period and with respect to any Mortgage Loan that is delinquent in respect of its Balloon Payment (including any REO Loan as to which the Balloon Payment would have been past due), an amount equal to the sum of (a) the principal portion of the Monthly Payment that would have been due on such Mortgage Loan on the related Due Date based on the constant payment required by the related Mortgage Note or the original amortization schedule thereof (as calculated with interest at the related Mortgage Rate), if applicable, assuming such Balloon Payment has not become due, after giving effect to any modification, and (b) interest on the Stated Principal Balance of such Mortgage Loan at the applicable Net Mortgage Rate.

          "Available Distribution Amount": With respect to any Distribution Date, an amount equal to the sum of (without duplication):

          (a) the aggregate amount relating to the Trust Fund on deposit in the Certificate Account and the Lower-Tier Distribution Account as of the close of business on the Business Day preceding the related P&I Advance Date, exclusive of:

               (i) all Monthly Payments paid by the Mortgagors that are due on a Due Date following the end of the related Due Period;

               (ii) all Principal Prepayments (together with any related payments of interest allocable to the period following the Due Date for the related Mortgage Loan during the related Due Period), Liquidation Proceeds or Insurance Proceeds received after the end of the related Due Period;

               (iii) all amounts payable or reimbursable to any Person from the Certificate Account pursuant to clauses (ii) - (xviii), inclusive, of Section 3.05(a);

               (iv) all amounts payable or reimbursable to any Person from the Lower-Tier Distribution Account pursuant to clauses (ii) -
                      (v), inclusive, of Section 3.05(b);

               (v)    all Prepayment Premiums and Yield Maintenance Charges;

               (vi) all amounts received with respect to any Mortgage Loan during the related Due Period that represent recoveries from Liquidation Proceeds or other final payment with respect to such Mortgage Loan in an amount equal to the sum, without duplication, of all Appraisal Reduction Amounts allocated to any Class or Classes of Certificates with respect to such Mortgage Loan; and

               (vii) all amounts deposited in the Certificate Account or the Lower-Tier Distribution Account, as the case may be, in error;

     (b) if and to the extent not already included in clause (a) hereof, the aggregate amount transferred from the REO Account to the Certificate Account for such Distribution Date pursuant to Section 3.16(c); and

     (c) the aggregate amount of any P&I Advances made by the Master Servicer or the Trustee, as applicable, for such Distribution Date pursuant to
          Section 4.03 or 7.05.

          Notwithstanding the investment of funds held in the Certificate Account or the Lower-Tier Distribution Account pursuant to Section 3.06, for purposes of calculating the Available Distribution Amount, the amounts so invested shall be deemed to remain on deposit in such account.

          "Balloon Mortgage Loan": Any Mortgage Loan that by its original terms or by virtue of any modification entered into as of the Closing Date provides for an amortization schedule extending beyond its Maturity Date.

          "Balloon Payment": With respect to any Balloon Mortgage Loan as of any date of determination, the Monthly Payment payable on the Maturity Date of such Mortgage Loan.

          "Bankruptcy Code": The federal Bankruptcy Code, as amended from time to time (Title 11 of the ---------------- United States Code).

          "Book-Entry Certificate": Any Certificate registered in the name of the Depository or its ----------------------- nominee.

          "Breach": As defined in Section 2.03(b).

          "Business Day": Any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York, or the city and state in which the Corporate Trust Office of the Trustee or principal place of business of the Master Servicer and Special Servicer is located, are authorized or obligated by law or executive order to remain closed.

          "CERCLA": The Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

          "Certificate":   Any  one  of  the  Depositor's   Commercial  Mortgage
Pass-Through Certificates, Series 1996-1, as executed by the Trustee and authenticated and delivered hereunder by the Certificate Registrar.

          "Certificate Account": The custodial account or accounts created and maintained pursuant to Section 3.04(a) in the name of the Trustee on behalf of the Certificateholders, into which the amounts set forth in Section 3.04(a) shall be deposited directly. Any such account or accounts shall be an Eligible Account.

          "Certificate Balance": With respect to any Class of Certificates (other than the Residual Certificates and the Class IO Certificates), (i) on or prior to the first Distribution Date, an amount equal to the Original Certificate Balance of such Class as specified in the Preliminary Statement hereto, and (ii) as of any date of determination after the first Distribution Date, the Certificate Balance of such Class on the Distribution Date immediately prior to such date of determination (determined as adjusted pursuant to Section 1.02(iii)).

          "Certificate Factor": With respect to any Class of Certificates, as of any date of determination, a fraction, expressed as a decimal carried to eight places, the numerator of which is the then related Certificate Balance, and the denominator of which is the related Original Certificate Balance.

          "Certificateholder" or "Holder": The Person in whose name a Certificate is registered in the Certificate Register, provided, however, that solely for the purposes of giving any consent, approval or waiver pursuant to this Agreement, any Certificate registered in the name of the Master Servicer, the Special Servicer, the Depositor or any Affiliate of either shall be deemed not to be outstanding, and the Voting Rights to which it is entitled shall not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval or waiver has been obtained, if such consent, approval or waiver sought from such party would in any way affect its obligations as Master Servicer, Special Servicer or Depositor, as applicable, hereunder. The Trustee shall be entitled to request and rely upon a certificate of the Master Servicer, the Special Servicer or the Depositor in determining whether a Certificate is registered in the name of an Affiliate of such Person. All references herein to "Holders" or "Certificateholders" shall reflect the rights of Certificate Owners as they may indirectly exercise such rights through the Depository and the Depository Participants, except as otherwise specified herein; provided, however, that the parties hereto shall be required to recognize as a "Holder" or "Certificateholder" only the Person in whose name a Certificate is registered in the Certificate Register.

          "Certificate Owner": With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Certificate as reflected on the books of the Depository or on the books of a Depository Participant or on the books of an indirect participating brokerage firm for which a Depository Participant acts as agent.

          "Certificate Rating": With respect to the long-term unsecured debt of any institution, a long-term debt obligation rating by each Rating Agency not lower than the highest rating by such Rating Agency of any Class of Certificates then outstanding; provided, however, that the Certificate Rating will not be lower than Investment Grade by such Rating Agency.

          "Certificate Register" and "Certificate Registrar": The register maintained and registrar appointed pursuant to Section 5.02.

          "Class": With respect to any Certificates or Uncertificated Lower-Tier Interests, all of the Certificates or Uncertificated Lower-Tier Interests bearing the same alphabetical (and, if applicable, numerical) class designation.

          "Class A Certificate": Any Class A-1, Class A-2 or Class A-3 Certificate.

          "Class A-1 Certificate": A Certificate designated as "Class A-1" on the face hereof, in the form of Exhibit A-1 hereto.

          "Class A-1 Pass-Through Rate": With respect to any Distribution Date, a fixed rate per annum equal to 7.533%.

          "Class A-2 Certificate": A Certificate designated as "Class A-2" on the face thereof, in the form of Exhibit A-2 hereto.

          "Class A-2 Pass-Through Rate": With respect to any Distribution Date, a fixed rate per annum equal to 7.515%.

          "Class A-3 Certificate": A Certificate designated as "Class A-3" on the face thereof, in the form of Exhibit A-3 hereto.

          "Class A-3 Pass-Through Rate": With respect to any Distribution Date, a fixed rate per annum equal to 7.830%.

          "Class B Certificate": A Certificate designated as "Class B" on the face thereof, in the form of Exhibit A-4 hereto.

          "Class B Pass-Through Rate": With respect to any Distribution Date, a fixed rate per annum equal to 7.690%.

          "Class C Certificate": A Certificate designated as "Class C" on the face thereof, in the form of Exhibit A-5 hereto.

          "Class C Pass-Through Rate": With respect to any Distribution Date, a fixed rate per annum equal to 7.690%.

          "Class D Certificate": A Certificate designated as "Class D" on the face thereof, in the form of Exhibit A-6 hereto.

          "Class D Pass-Through Rate": With respect to any Distribution Date, a fixed rate per annum equal to 7.690%.

          "Class E Certificate": A Certificate designated as "Class E" on the face thereof, in the form of Exhibit A-7 hereto.

          "Class E Pass-Through Rate": With respect to any Distribution Date, a fixed rate per annum equal to 7.690%.

          "Class F Certificate": A Certificate designated as "Class F" on the face thereof, in the form of Exhibit A-8 hereto.

          "Class F Pass-Through Rate": With respect to any Distribution Date, a fixed rate per annum equal to 7.350%.

          "Class G Certificate": A Certificate designated as "Class G" on the face thereof, in the form of Exhibit A-9 hereto.

          "Class G Pass-Through Rate": With respect to any Distribution Date, a fixed rate per annum equal to 7.350%.

          "Class H Certificate": A Certificate designated as "Class H" on the face thereof, in the form of Exhibit A-10 hereto.

          "Class H Pass-Through Rate": With respect to any Distribution Date, a fixed rate per annum equal to 7.350%.

          "Class IO Certificate": A Certificate designated as "Class IO" on the face thereof, in the form of Exhibit A-12 hereto.

          "Class IO Pass-Through Rate": With respect to any Distribution Date, a rate per annum, rounded to five decimal places, equal to the excess, if any, of
(a) the weighted average of the applicable Effective Net Mortgage Rates of the Mortgage Loans, weighted on the basis of their respective Stated Principal Balances as of the preceding Distribution Date (after giving effect to the distribution of principal on such Distribution Date), or, in the case of the first Distribution Date, the Cut-off Date, over (b) the weighted average of the Pass-Through Rates on all of the other Certificates, weighted on the basis of their respective Certificate Balances immediately prior to such Distribution Date. The Class IO Pass-Through Rate with respect to the first Distribution Date is expected to be approximately 0.52627% per annum. Interest at the Class IO Pass-Through Rate represents a "specified portion" (within the meaning of Treasury Regulations Section 1.860G-1(a)(2)(i)(C)) of the interest payments on the Class LWAC Uncertificated Interest.

          "Class  LA-1  Uncertificated  Interest":  A  regular  interest  in the
Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the initial Lower-Tier Principal Amount and per annum rate of interest set forth in Section 4.01(b)(i).

          "Class  LA-2  Uncertificated  Interest":  A  regular  interest  in the
Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the initial Lower-Tier Principal Amount and per annum rate of interest set forth in Section 4.01(b)(i).

          "Class  LA-3  Uncertificated  Interest":  A  regular  interest  in the
Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the initial Lower-Tier Principal Amount and per annum rate of interest set forth in Section 4.01(b)(i).

          "Class LB Uncertificated Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the initial Lower-Tier Principal Amount and per annum rate of interest set forth in Section 4.01(b)(i).

          "Class LC Uncertificated Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the initial Lower-Tier Principal Amount and per annum rate of interest set forth in Section 4.01(b)(i).

          "Class LD Uncertificated Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the initial Lower-Tier Principal Amount and per annum rate of interest set forth in Section 4.01(b)(i).

          "Class LE Uncertificated Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the initial Lower-Tier Principal Amount and per annum rate of interest set forth in Section 4.01(b)(i).

          "Class LF Uncertificated Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the initial Lower-Tier Principal Amount and per annum rate of interest set forth in Section 4.01(b)(i).

          "Class LG Uncertificated Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the initial Lower-Tier Principal Amount and per annum rate of interest set forth in Section 4.01(b)(i).

          "Class LH Uncertificated Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the initial Lower-Tier Principal Amount and per annum rate of interest set forth in Section 4.01(b)(i).

          "Class LR Certificate": A Certificate designated as "Class LR" on the face thereof, in the form of Exhibit A-14 hereto.

          "Class LUR Uncertificated Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the initial Lower-Tier Principal Amount and per annum rate of interest set forth in Section 4.01(b)(i).

          "Class  LWAC  Uncertificated  Interest":  A  regular  interest  in the
Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the initial Notional Amount and per annum rate of interest set forth in Section 4.01(b)(i).

          "Class R Certificate": A Certificate designated as "Class R" on the face thereof, in the form of Exhibit A-13 hereto.

          "Class Unpaid Interest Shortfall": As to any Distribution Date and any Class of REMIC Regular Certificates, the excess, if any, of (a) the sum of (i) the Distributable Certificate Interest in respect of such Class for the immediately preceding Distribution Date and (ii) any outstanding Class Unpaid Interest Shortfall payable to such Class on such preceding Distribution Date over (b) the aggregate amount in respect of interest actually distributed to such Class on such immediately preceding Distribution Date. The Class Unpaid Interest Shortfall with respect to any Class of Certificates as of the initial Distribution Date is zero. No interest shall accrue on Class Unpaid Interest Shortfalls.

          "Class UR Certificate": A Certificate designated as "Class UR" on the face thereof, in the form of Exhibit A-11 hereto.

          "Class UR Pass-Through Rate": With respect to any Distribution Date, a fixed rate per annum equal to 6.800%.

          "Closing Date": May 16, 1996.

          "Code": The Internal Revenue Code of 1986, as amended from time to time.

          "Collateral Fund Custodial Agreement": The Agreement dated as of May 1, 1996, by and among the Trustee, The Chase Manhattan Bank, N.A., in its individual capacity and not as Trustee, and Marine Midland Bank, as Collateral Fund Custodian, pursuant to which the Advance Collateral Fund will be established and maintained.

          "Collateral   Fund   Custodian":   Marine   Midland  Bank,  a  banking
corporation and trust company organized under the laws of the State of New York, or its successor in interest.

          "Collateral Support Deficit": As defined in Section 4.04.

          "Collection Report": The monthly report to be prepared by the Master Servicer and delivered to the Trustee, the Depositor and each Rating Agency pursuant to Section 4.02(b) substantially in the form of Exhibit H attached hereto.

          "Commission": The Securities and Exchange Commission.

          "Controlling Class": As of any date of determination, the most subordinate Class of REMIC Regular Certificates then outstanding that has a then aggregate Certificate Balance at least equal to the lesser of (a) 1% of the outstanding aggregate principal balance of the Mortgage Loans as of the Closing Date or (b) 25% of the initial Certificate Balance of such Class of Certificates. For purposes of determining the identity of the Controlling Class, the Certificate Balance of each Class shall be deemed to be reduced by the amount allocated to such Class of any Appraisal Reductions relating to Mortgage Loans as to which Liquidation Proceeds or other final payment has not yet been received. As of the Closing Date, the Controlling Class will be the Class UR Certificates.

          "Controlling Class Certificateholders": Each Holder (or Certificate Owner, if applicable) of a Certificate of the Controlling Class as certified to the Trustee from time to time by such Holder (or Certificate Owner).

          "Corporate Trust Office": The principal corporate trust office of the Trustee at which at any particular time its corporate trust business with respect to this Agreement shall be administered, which office at the date of the execution of this Agreement is located at 4 Chase MetroTech Center, Third Floor, Brooklyn, New York 11245.

          "Credit File": Any documents, other than documents required to be part of the related Mortgage File, in the possession of the Master Servicer and relating to the origination and servicing of any Mortgage Loan.

          "Custodian": A Person who is at any time appointed by the Trustee pursuant to Section 8.11 as a document custodian for the Mortgage Files, which Person shall not be the Depositor, the Mortgage Loan Seller or an Affiliate of either of them.

          "Cut-off Date": May 1, 1996.

          "Cut-off Date Principal Balance": With respect to any Mortgage Loan, the outstanding principal balance of such Mortgage Loan as of the Cut-off Date, after application of all payments of principal due on or before such date, whether or not received.

          "DCR": Duff & Phelps Credit Rating Co., or its successor in interest.

          "Debt Service Coverage Ratio": With respect to any Mortgage Loan for any twelve month period covered by an annual operating statement for the related Mortgaged Property, the ratio of (i) Net Operating Income produced by the related Mortgaged Property during such period to (ii) the aggregate amount of Monthly Payments (other than any Balloon Payment) due under such Mortgage Loan during such period.

          "Debt Service Reduction": With respect to any Mortgage Loan, a reduction in the scheduled Monthly Payment for such Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, other than a reduction resulting from a Deficient Valuation.

          "Default Interest": With respect to any defaulted Mortgage Loan for any related Due Period, all interest accrued in respect of such Mortgage Loan during such Due Period provided for in the related Mortgage Note or Mortgage as a result of the related default (exclusive of late payment charges) that is in excess of interest at the related Mortgage Rate accrued on the unpaid principal balance of such Mortgage Loan (or successor REO Loan) outstanding from time to time during such Due Period.

          "Defaulted Mortgage Loan": A Mortgage Loan that is delinquent at least sixty days in respect of its Monthly Payments or is delinquent thirty days or more in respect of its Balloon Payment, if any, in either case such delinquency to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note.

          "Defaulting Party": As defined in Section 7.01(b).

          "Defect": As defined in Section 2.02(e).

          "Deficient Valuation": With respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then outstanding principal balance of the Mortgage Loan, which valuation results from a proceeding initiated under the Bankruptcy Code.

          "Definitive Certificate": As defined in Section 5.01(a).

          "Denomination": As defined in Section 5.01(a).

          "Depositor": NationsLink Funding Corporation, a Delaware corporation, or its successor in interest.

          "Depository": The Depository Trust Company, or any successor Depository hereafter named. The nominee of the initial Depository for purposes of registering those Certificates that are to be Book-Entry Certificates, is Cede & Co. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.

          "Depository Participant": A broker, dealer, bank or other financial institution or other Person for whom from time to time the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

          "Depository Rules": As defined in Section 5.02(b).

          "Determination Date": With respect to any Distribution Date, the 15th day of the month in which such Distribution Date occurs, or if such 15th day is not a Business Day, the next succeeding Business Day.

          "Directing Certificateholder": The Controlling Class Certificateholder selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as certified by the Trustee from time to time; provided, however, that (i) absent such selection, or (ii) until a Directing Certificateholder is so selected, or (iii) upon receipt of a notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class will be the Directing Certificateholder.

          "Directly Operate": With respect to any REO Property, the furnishing or rendering of services to the tenants thereof, the management or operation of such REO Property, the holding of such REO Property primarily for sale to customers, the performance of any construction work thereon or any use of such REO Property in a trade or business conducted by the Trust Fund other than through an Independent Contractor; provided, however, that the Trustee (or the Special Servicer on behalf of the Trustee) shall not be considered to Directly Operate an REO Property solely because the Trustee (or the Special Servicer on behalf of the Trustee) establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance, or makes decisions as to repairs or capital expenditures with respect to such REO Property.

          "Disqualified Organization": Any of (i) the United States, any State or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for FHLMC, a majority of its board of directors is not selected by such governmental unit), (ii) a foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code and (v) any other Person so designated by the REMIC Administrator based upon an Opinion of Counsel that the holding of an Ownership Interest in a Residual Certificate by such Person may cause either the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Residual Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

          "Distributable Certificate Interest": With respect to any Distribution Date, as to any Class of REMIC Regular Certificates, the Accrued Certificate Interest in respect of such Class of REMIC Regular Certificates for such Distribution Date, reduced (to not less than zero) by any allocations to such Class of Certificates of any Appraisal Reduction Amount for such Distribution Date.

          "Distribution Accounts": Collectively, the Upper-Tier Distribution Account and the Lower-Tier Distribution Account.

          "Distribution Date": The 20th day of any month, or if such 20th day is not a Business Day, the Business Day immediately following, commencing on June 20, 1996.

          "Due Date": With respect to (i) any Mortgage Loan on or prior to its Maturity Date, the day of the month set forth in the related Mortgage Note on which each Monthly Payment thereon is scheduled to be first due; (ii) any Mortgage Loan after the Maturity Date therefor, the day of the month set forth in the related Mortgage Note on which each Monthly Payment on such Mortgage Loan had been scheduled to be first due; and (iii) any REO Loan, the day of the month set forth in the related Mortgage Note on which each Monthly Payment on the related Mortgage Loan had been scheduled to be first due.

          "Due Period": With respect to any Distribution Date, the period commencing on the second day of the month preceding the month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs.

          "Effective Net Mortgage Rate": With respect to any Mortgage Loan or REO Loan, for any Distribution Date, (a) if the related Mortgage Note provides that interest accrues on such Mortgage Loan or REO Loan, as the case may be, on the basis of a 360-day year consisting of twelve 30-day months (a "30/360 basis"), the related Net Mortgage Rate in effect as of the commencement of the most recently ended Due Period, and (b) if the related Mortgage Note provides that interest accrues on such Mortgage Loan or REO Loan, as the case may be, other than on a 30/360 basis, the annualized rate at which interest would have to accrue thereon on a 30/360 basis during the one month period preceding the related Due Date in the most recently ended Due Period in order to produce the aggregate amount of interest (adjusted to the related Net Mortgage Rate in effect as of the commencement of the most recently ended Due Period) actually accrued during such one month period.

          "Eligible Account": Either (i) an account or accounts maintained with a federal or state chartered depository institution or trust company the long-term unsecured debt obligations of which are rated at least "AA-" by S&P and "A" by DCR if the deposits are to be held in such account for more than 30 days or the short-term debt obligations of which have a short-term rating of not less than "A-1" from S&P and "D-1" from DCR if the deposits are to be held in such account for less than 30 days, or such other account or accounts with respect to which each of the Rating Agencies shall have confirmed in writing that the then current rating assigned to any of the Certificates that are currently being rated by such Rating Agency will not be qualified, downgraded or withdrawn by reason thereof, or (ii) a segregated trust account or accounts maintained with the corporate trust department of a federal or state chartered depository institution or trust company that, in either case, has corporate trust powers, acting in its fiduciary capacity; provided that any state chartered depository institution or trust company is subject to regulation regarding fiduciary funds substantially similar to 12 C.F.R. ss. 9.10(b). Eligible Accounts may bear interest. No Eligible Account shall be evidenced by a certificate of deposit, passbook or other similar instrument.

          "Eligible Investor": Either (i) a Qualified Institutional Buyer that is purchasing for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the offer, sale or transfer is being made in reliance on Rule 144A, or (ii) an Institutional Accredited Investor.

                  "Environmental Assessment": A "Phase I assessment" as described in, and meeting the criteria of, (i) Chapter 5 of the FNMA Multifamily Guide or any successor provisions covering the same subject matter, in the case of Specially Serviced Mortgage Loans as to which the related Mortgaged Property is multi-family property, or (ii) the American Society for Testing and Materials in the case of Specially Serviced Mortgage Loans as to which the related Mortgaged Property is a non-multifamily property.

          "ERISA": The Employee Retirement Income Security Act of 1974, as amended.

          "Escrow Payment": Any payment received by the Master Servicer for the account of any Mortgagor for application toward the payment of real estate taxes, assessments, insurance premiums, ground rents (if applicable) and similar items in respect of the related Mortgaged Property, including amounts for deposit to any reserve account.

          "Event of Default": One or more of the events described in Section 7.01(a).

          "Exchange Act": The Securities Exchange Act of 1934, as amended from time to time.

          "Extension Adviser": As defined in Section 3.26. The initial Extension Adviser will be the Trustee or a designee of the Trustee.

          "FDIC": Federal Deposit Insurance Corporation or any successor.

          "FHLMC": Federal Home Loan Mortgage Corporation or any successor.

          "Final Recovery Determination": A determination by the Special Servicer with respect to any Defaulted Mortgage Loan or REO Property (other than a Mortgage Loan or REO Property, as the case may be, that was purchased by the Mortgage Loan Seller pursuant to Section 3 of the Mortgage Loan Purchase Agreement, by the Master Servicer or the Special Servicer pursuant to Section 3.18(b), or by the Master Servicer or the Depositor pursuant to Section 9.01) that there has been a recovery of all Insurance Proceeds, Liquidation Proceeds and other payments or recoveries that, in the Special Servicer's judgment, exercised without regard to any obligation of the Special Servicer to make payments from its own funds pursuant to Section 3.07(b), will ultimately be recoverable.

          "FNMA": Federal National Mortgage Association or any successor.

          "Hazardous Materials": Any dangerous, toxic or hazardous pollutants, chemicals, wastes, or substances, including, without limitation, those so identified pursuant to CERCLA or any other federal, state or local environmental related laws and regulations, and specifically including, without limitation, asbestos and asbestos-containing materials, polychlorinated biphenyls, radon gas, petroleum and petroleum products, urea formaldehyde and any substances classified as being "in inventory", "usable work in process" or similar classification which would, if classified as unusable, be included in the foregoing definition.

          "Independent": When used with respect to any specified Person, any such Person who (i) is in fact independent of the Depositor, the Master Servicer, the Special Servicer and any and all Affiliates thereof, (ii) does not have any direct financial interest in or any material indirect financial interest in any of the Depositor, the Master Servicer, the Special Servicer or any Affiliate thereof, and (iii) is not connected with the Depositor, the Master Servicer, the Special Servicer or any Affiliate thereof as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be Independent of the Depositor, the Master Servicer, the Special Servicer or any Affiliate thereof merely because such Person is the beneficial owner of 1% or less of any class of securities issued by the Depositor, the Master Servicer or any Affiliate thereof, as the case may be.

          "Independent Contractor": Either (i) any Person that would be an "independent contractor" with respect to the Trust within the meaning of Section 856(d)(3) of the Code if the Trust were a real estate investment trust (except that the ownership test set forth in that section shall be considered to be met by any Person that owns, directly or indirectly, 35% or more of any Class of Certificates, or such other interest in any Class of Certificates as is set forth in an Opinion of Counsel, which shall be at no expense to the Trustee, the REMIC Administrator or the Trust, delivered to the Trustee and the REMIC Administrator), so long as the Trust does not receive or derive any income from such Person and provided that the relationship between such Person and the Trust is at arm's length, all within the meaning of Treasury Regulation Section 1.856-4(b)(5) (except that the Master Servicer or Special Servicer shall not be considered to be an Independent Contractor under the definition in this clause
(i) unless an Opinion of Counsel has been delivered to the Trustee to that effect), or (ii) any other Person (including the Master Servicer and the Special Servicer) upon receipt by the Trustee and the REMIC Administrator of an Opinion of Counsel, which shall be at no expense to the Trustee, the REMIC Administrator or the Trust Fund, to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO Property to cease to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code, or cause any income realized in respect of such REO Property to fail to qualify as Rents from Real Property.

          "Institutional Accredited Investor": As defined in Section 5.02(b).

          "Insurance Policy": With respect to any Mortgage Loan, any hazard insurance policy, flood insurance policy, title policy or other insurance policy that is maintained from time to time in respect of such Mortgage Loan or the related Mortgaged Property.

          "Insurance Proceeds": Proceeds paid under any Insurance Policy, to the extent such proceeds are not applied to the restoration of the related Mortgaged Property or released to the Mortgagor, in either case, in accordance with the Servicing Standards.

          "Interest Accrual Period": With respect to any Class of REMIC Regular Certificates or Uncertificated Lower-Tier Interests and any Distribution Date, the period beginning on the first day of the calendar month preceding the calendar month in which the related Distribution Date occurs and ending on the last day of the calendar month preceding the calendar month in which such Distribution Date occurs.

          "Interest Distribution Amount": With respect to any Class of REMIC Regular Certificates for any Distribution Date, an amount equal to the sum of the Distributable Certificate Interest and the Class Unpaid Interest Shortfall with respect to such Class of REMIC Regular Certificates for such Distribution Date.

          "Interested Person": The Depositor, the Master Servicer, the Special Servicer, the REMIC Administrator, any Holder of a Certificate, or any Affiliate of any such Person.

          "Investment Account": As defined in Section 3.06(a).

          "Investment Grade": With respect to any Certificate, ratings assigned to such Certificate by S&P and DCR no lower than "BBB-".

          "Investment Representation Letter": As defined in Section 5.02(b).

          "Issue Price": With respect to each Class of Certificates, the "issue price" as defined in the REMIC Provisions.

          "Late Collections": With respect to any Mortgage Loan, all amounts received thereon during any Due Period, whether as payments, Insurance Proceeds, Liquidation Proceeds or otherwise, which represent late payments or collections of principal or interest due in respect of such Mortgage Loan (without regard to any acceleration of amounts due thereunder by reason of default) on a Due Date in a previous Due Period and not previously recovered. With respect to any REO Loan, all amounts received in connection with the related REO Property during any Due Period, whether as Insurance Proceeds, Liquidation Proceeds, REO Revenues or otherwise, which represent late collections of principal or interest due or deemed due in respect of such REO Loan or the predecessor Mortgage Loan (without regard to any acceleration of amounts due under the predecessor Mortgage Loan by reason of default) on a Due Date in a previous Due Period and not previously recovered. The term "Late Collections" shall specifically exclude Penalty Charges.

          "LIHTC Mortgage Loan": A low income housing tax credit Mortgage Loan.

          "Liquidation Event": With respect to any Mortgage Loan, any of the following events: (i) such Mortgage Loan is paid in full; (ii) a Final Recovery Determination is made with respect to such Mortgage Loan; (iii) such Mortgage Loan is repurchased by the Mortgage Loan Seller pursuant to Section 3 of the Mortgage Loan Purchase Agreement; (iv) such Mortgage Loan is purchased by the Master Servicer or the Special Servicer pursuant to Section 3.18(b); or (v) such Mortgage Loan is purchased by the Master Servicer or Depositor pursuant to
Section 9.01. With respect to any REO Property (and the related REO Loan), any of the following events: (i) a Final Recovery Determination is made with respect to such REO Property; or (ii) such REO Property is purchased by the Master Servicer or the Depositor pursuant to Section 9.01.

          "Liquidation Proceeds": Cash amounts (other than Insurance Proceeds and REO Revenues) received or paid by the Master Servicer in connection with:
(i) the taking of all or a part of a Mortgaged Property by exercise of the power of eminent domain or condemnation; (ii) the liquidation of a Mortgaged Property or other collateral constituting security for a defaulted Mortgage Loan, through trustee's sale, foreclosure sale, REO Disposition or otherwise, exclusive of any portion thereof required to be released to the related Mortgagor in accordance with applicable law and the terms and conditions of the related Mortgage Note and Mortgage; (iii) the realization upon any deficiency judgment obtained against a Mortgagor; (iv) the purchase of a Defaulted Mortgage Loan by the Master Servicer or the Special Servicer pursuant to Section 3.18(b) or any other sale thereof pursuant to Section 3.18(c); (v) the repurchase of a Mortgage Loan by the Mortgage Loan Seller pursuant to Section 3 of the Mortgage Loan Purchase Agreement; or (vi) the purchase of a Mortgage Loan or REO Property by the Master Servicer or the Depositor pursuant to Section 9.01.

          "Loan Disposition Fee": As defined in Section 3.11(b).

          "Loan-to-Value Ratio": With respect to any Mortgage Loan, as of any date of determination, the fraction, expressed as a percentage, the numerator of which is the then unpaid principal balance of such Mortgage Loan, and the denominator of which is the Original Value of the related Mortgaged Property.

          "Lock-out Period": With respect to any Mortgage Loan, a specified period of time after the date of origination of such Mortgage Loan during which voluntary Principal Prepayments on such Mortgage Loan are prohibited.

          "Lower-Tier Distribution Account": The segregated account or accounts created and maintained by the Trustee pursuant to Section 3.04(b) in trust for the Certificateholders, which shall be entitled "The Chase Manhattan Bank, N.A., as Trustee, in trust for the registered holders of NationsLink Funding
Corporation, Commercial Mortgage Pass-Through Certificates, Series 1996-1, Lower-Tier Distribution Account". Any such account or accounts shall be an Eligible Account.

          "Lower-Tier Distribution Amount": As defined in Section 4.01(b)(iii).

          "Lower-Tier Principal Amount": With respect to any Class of Uncertificated Lower-Tier Interests (other than the Class LWAC Uncertificated Interest), (i) on or prior to the first Distribution Date, an amount equal to the initial principal amount of such Class as specified in Section 4.01(b)(i), and (ii) as of any date of determination after the first Distribution Date, an amount equal to the product of 0.01% and the Certificate Balance of such Class of Related Certificates on the Distribution Date immediately prior to such date of determination (determined as adjusted pursuant to Section 1.02(iii)). With respect to the Class LWAC Uncertificated Interest, an amount equal to 99.99% of the aggregate Stated Principal Balances of the Mortgage Loans as of the preceding Distribution Date (after giving effect to the distribution of principal on such Distribution Date), or the Cut-off Date in the case of the first Distribution Date.

          "Lower-Tier REMIC": One of two separate REMICs comprising the Trust Fund, the assets of which consist of the Mortgage Loans, any REO Property with respect thereto, such amounts as shall from time to time be held in the Certificate Account, the REO Account, if any, and the Lower-Tier Distribution Account, and all other property included in the Trust Fund that is not in the Upper-Tier REMIC.

          "MAI": Member of the Appraisal Institute.

          "Master Servicer": AMRESCO Management, Inc., a Texas corporation, and its successor in interest, or any successor master servicer appointed as herein provided.

          "Master Servicing Fee": With respect to each Mortgage Loan and REO Loan, the fee payable to the Master Servicer pursuant to the first paragraph of
Section 3.11(a).

          "Master Servicing Fee Rate": With respect to each Mortgage Loan, the rate specified on the Mortgage Loan Schedule.

          "Maturity Date": With respect to any Mortgage Loan as of any date of determination, the date on which the last payment of principal is due and payable under the related Mortgage Note, after taking into account all Principal Prepayments received prior to such date of determination, but without giving effect to (i) any acceleration of the principal of such Mortgage Loan by reason of default thereunder, (ii) any grace period permitted by the related Mortgage Note, or (iii) any modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Master Servicer or the Special Servicer pursuant to
Section 3.20.

          "Modification Fee": As defined in Section 3.11(b).

          "Monthly Payment": With respect to any Mortgage Loan, the scheduled monthly payment of principal and/or interest on such Mortgage Loan, including any Balloon Payment, which is payable by a Mortgagor from time to time under the related Mortgage Note and applicable law, without regard to any acceleration of principal of such Mortgage Loan by reason of default thereunder or any modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Master Servicer or the Special Servicer pursuant to Section 3.20.

          "Mortgage": With respect to any Mortgage Loan, the mortgage, deed of trust or other instrument securing a Mortgage Note and creating a lien on the related Mortgaged Property.

          "Mortgaged Property": The real property subject to the lien of a Mortgage.

          "Mortgage File": With respect to any Mortgage Loan, collectively the following documents:

          (i) the original Mortgage Note, bearing all prior and intervening endorsements showing a complete chain of endorsement from the originator of the Mortgage Loan to the Mortgage Loan Seller, and further endorsed (at the direction of the Depositor given pursuant to the Mortgage Loan Purchase Agreement) by the Mortgage Loan Seller, on its face or by allonge attached thereto, without recourse, to the order of the Trustee in the following form: "Pay to the order of The Chase Manhattan Bank, N.A., as trustee for the registered holders of NationsLink Funding Corporation, Commercial Mortgage Pass-Through Certificates, Series 1996-1, without recourse, representation or warranty, express or implied";

          (ii) the original Mortgage (or a certified copy thereof from the applicable recording office) and originals (or certified copies from the applicable recording office) of any intervening assignments thereof showing a complete chain of assignment from the originator of the Mortgage Loan to the Mortgage Loan Seller, in each case with evidence of recording indicated thereon;

          (iii) an original assignment of the Mortgage, in recordable form, executed by the Mortgage Loan Seller in favor of the Trustee in the following form: "Pay to the order of The Chase Manhattan Bank, N.A., as trustee for the registered holders of NationsLink Funding Corporation, Commercial Mortgage Pass-Through Certificates, Series 1996-1, without recourse, representation or warranty, express or implied";

          (iv) an original or copy of any related Assignment of Leases (if such item is a document separate from the Mortgage) and the originals or copies of any intervening assignments thereof showing a complete chain of assignment from the originator of the Mortgage Loan to the Mortgage Loan Seller, in each case with evidence of recording thereon;

          (v) an original assignment of any related Assignment of Leases (if such item is a document separate from the Mortgage), in recordable form, executed by the Mortgage Loan Seller in favor of the Trustee (in such capacity);

          (vi) an original or copy of any related Security Agreement (if such item is a document separate from the Mortgage) and the originals or copies of any intervening assignments thereof showing a complete chain of assignment from the originator of the Mortgage Loan to the Mortgage Loan Seller;

          (vii) an original assignment of any related Security Agreement (if such item is a document separate from the Mortgage), in recordable form, executed by the Mortgage Loan Seller in favor of the Trustee (in such capacity);

          (viii) originals or copies of all assumption, modification, written assurance and substitution agreements, with evidence of recording thereon, where appropriate, in those instances where the terms or provisions of the Mortgage, Mortgage Note or any related security document have been modified or the Mortgage Loan has been assumed;

          (ix) the original lender's title insurance policy or a copy thereof effective as of the date of the recordation of the Mortgage Loan, together with all endorsements or riders that were issued with or subsequent to the issuance of such policy, insuring the priority of the Mortgage as a first lien on the Mortgagor's fee interest in the Mortgaged Property;

          (x) the original or copy of any guaranty of the obligations of the Mortgagor under the Mortgage Loan;

          (xi) all UCC Financing Statements and continuation statements sufficient to perfect (and maintain the perfection of) the security interest held by the originator of the Mortgage Loan (and each assignee prior to the Trustee) in and to the personalty of the Mortgagor at the Mortgaged Property (in each case with evidence of filing thereon), and to transfer such security interest to the Trustee;

          (xii) the original power of attorney (with evidence of recording thereon) granted by the Mortgagor if the Mortgage, Mortgage Note or other document or instrument referred to above was not signed by the Mortgagor; and

          (xiii) any additional documents required to be added to the Mortgage File pursuant to this Agreement;

provided, that whenever the term "Mortgage File" is used to refer to documents actually received by the Trustee or a Custodian appointed thereby, such term shall not be deemed to include such documents and instruments required to be included therein unless they are actually so received.

          "Mortgage Loan": Each of the mortgage loans transferred and assigned to the Trustee pursuant to Section 2.01 and from time to time held in the Trust Fund. As used herein, the term "Mortgage Loan" includes the related Mortgage Note, Mortgage and other security documents contained in the related Mortgage File.

          "Mortgage  Loan  Purchase   Agreement":   The  agreement  between  the
Depositor and the Mortgage Loan Seller, relating to the transfer of all of the Mortgage Loan Seller's right, title and interest in and to the Mortgage Loans.

          "Mortgage Loan Schedule": The list of Mortgage Loans transferred on the Closing Date to the Trustee as part of the Trust Fund, attached hereto as Exhibit B, which list sets forth the following information with respect to each Mortgage Loan:

          (i)   the loan number;

          (ii)  the Mortgagor's name;

          (iii) the street address (including city, state and zip code) of the related Mortgaged Property;

          (iv)  the Mortgage Rate in effect at origination;

          (v)   the Net Mortgage Rate in effect at the Cut-off Date;

          (vi)  the original principal balance;

          (vii) the Cut-off Date Principal Balance;

          (viii) the (A) original term to stated maturity, (B) remaining term to stated maturity and (C) Maturity Date;

          (ix)  the original and remaining amortization terms;

          (x) the amount of the Monthly Payment due on the first Due Date following the Cut-off Date;

          (xi)  the Original Value of the related Mortgaged Property;

          (xii) the Loan-to-Value Ratio at the Cut-off Date;

          (xiii) a Debt Service Coverage Ratio calculated based on the most recently available annual operating statements and the last day of the period for which it was calculated; and

          (xiv) the applicable Master Servicing Fee Rate.

          Such schedule shall also set forth the aggregate of the amounts described under clause (vii) above for all of the Mortgage Loans. Such list may be in the form of more than one list, collectively setting forth all of the information required.

          "Mortgage Loan Seller": NationsBanc Mortgage Capital Corporation, a Texas corporation, or its successor in interest.

          "Mortgage   Note":   The  original   executed  note   evidencing   the
indebtedness of a Mortgagor under a Mortgage Loan, together with any rider, addendum or amendment thereto.

          "Mortgage Rate": With respect to: (i) any Mortgage Loan on or prior to its Maturity Date, the fixed annualized rate at which interest is scheduled (in the absence of a default) to accrue on such Mortgage Loan from time to time in accordance with the related Mortgage Note and applicable law; (ii) any Mortgage Loan after its Maturity Date, the annualized rate described in clause (i) above determined without regard to the passage of such Maturity Date; and (iii) any REO Loan, the annualized rate described in clause (i) or (ii), as applicable, above determined as if the predecessor Mortgage Loan had remained outstanding.

          "Mortgagor": The obligor or obligors on a Mortgage Note, including without limitation, any Person that has acquired the related Mortgaged Property and assumed the obligations of the original obligor under the Mortgage Note.

          "Net Investment Earnings": With respect to either the Certificate Account, the Distribution Accounts or the REO Account for any period from any Distribution Date to the immediately succeeding P&I Advance Date, the amount, if any, by which the aggregate of all interest and other income realized during such period on funds relating to the Trust Fund held in such account, exceeds the aggregate of all losses, if any, incurred during such period in connection with the investment of such funds in accordance with Section 3.06.

          "Net Investment Loss": With respect to either the Certificate Account, the Distribution Accounts or the REO Account for any period from any Distribution Date to the immediately succeeding P&I Advance Date, the amount by which the aggregate of all losses, if any, incurred during such period in connection with the investment of funds relating to the Trust Fund held in such account in accordance with Section 3.06, exceeds the aggregate of all interest and other income realized during such period on such funds.

          "Net Mortgage Rate": With respect to any Mortgage Loan or REO Loan, as of any date of determination, a rate per annum equal to the related Mortgage Rate then in effect (or, if such Mortgage Rate has been reduced in connection with a Debt Service Reduction, the Mortgage Rate that would then have been in effect in the absence of such event) minus the Master Servicing Fee Rate and the Trustee Fee Rate.

          "Net Operating Income": With respect to any Mortgaged Property, for any twelve month period, the total operating revenues derived from such Mortgaged Property during such period, minus the total fixed and variable operating expenses incurred in respect of such Mortgaged Property during such period and capital expenditure reserves, other than (i) non-cash items such as depreciation and amortization, (ii) actual capital expenditures and (iii) debt service on loans secured by the Mortgaged Property.

          "New Lease": Any lease of REO Property entered into at the direction of the Special Servicer on behalf of the Trust, including any lease renewed, modified or extended on behalf of the Trust, if the Trust has the right to renegotiate the terms of such lease.

          "Nonrecoverable   Advance":   Any   Nonrecoverable   P&I   Advance  or
Nonrecoverable Servicing Advance.

          "Nonrecoverable P&I Advance": Any P&I Advance previously made or proposed to be made in respect of a Mortgage Loan or REO Loan which, in the judgment of the Master Servicer or the Trustee, as applicable, will not be ultimately recoverable from Late Collections or any other recovery on or in respect of such Mortgage Loan or REO Loan. The determination by the Master Servicer or the Trustee, as applicable, that it has made a Nonrecoverable P&I Advance or that any proposed P&I Advance, if made, would constitute a Nonrecoverable P&I Advance, shall be evidenced by an Officer's Certificate delivered to the Trustee and the Depositor, in the case of the Master Servicer, and to the Depositor, in the case of the Trustee. The Officer's Certificate shall set forth such determination of nonrecoverability and the considerations of the Master Servicer or the Trustee, as applicable, forming the basis of such determination (which may include but shall not be limited to information, to the extent available, such as related income and expense statements, rent rolls, occupancy status, property inspections, and shall include an Appraisal of the related Mortgage Loan or Mortgaged Property, the cost of which Appraisal shall be advanced by the Master Servicer as a Servicing Advance). The Trustee will be entitled to conclusively rely on the Master Servicer's determination that a P&I Advance is nonrecoverable.

          "Nonrecoverable Servicing Advance": Any Servicing Advance previously made or proposed to be made in respect of a Mortgage Loan or REO Property which, in the judgment of the Master Servicer or the Trustee, as the case may be, will not be ultimately recoverable from Late Collections or any other recovery on or in respect of such Mortgage Loan or REO Property. The determination by the Master Servicer or the Trustee, as the case may be, that it has made a Nonrecoverable Servicing Advance or that any proposed Servicing Advance, if made, would constitute a Nonrecoverable Servicing Advance, shall be evidenced by an Officer's Certificate delivered to the Trustee and the Depositor, in the case of the Master Servicer, and to the Depositor, in the case of the Trustee. The Officer's Certificate shall set forth such determination of nonrecoverability and the considerations of the Master Servicer or the Trustee, as applicable, forming the basis of such determination (which may include but shall not be limited to information, to the extent available, such as related income and expense statements, rent rolls, occupancy status, property inspections, and shall include an Appraisal of the related Mortgage Loan or Mortgaged Property, the cost of which Appraisal shall be advanced by the Master Servicer as a Servicing Advance). The Trustee will be entitled to conclusively rely on the Master Servicer's determination that a Servicing Advance is nonrecoverable.

          "Non-Registered Certificate": Unless and until registered under the Securities Act, any Class IO, Class F, Class G, Class H, Class UR, Class R or Class LR Certificate.

          "Non-U.S. Person": Any person other than a U.S. Person, unless, with respect to the Transfer of a Residual Certificate, (i) such person holds such Residual Certificate in connection with the conduct of a trade or business within the United States and furnishes the Transferor and the Trustee with an effective Internal Revenue Service Form 4224 or (ii) the Transferee delivers to both the Transferor and the Trustee an opinion of a nationally recognized tax counsel to the effect that such Transfer is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such Transfer of the Residual Certificate will not be disregarded for federal income tax purposes.

          "Notional Amount": With respect to any Distribution Date, an amount equal to 99.99% of the aggregate Stated Principal Balances of the Mortgage Loans as of the preceding Distribution Date (after giving effect to the distributions of principal on such Distribution Date), or the Cut-off Date in the case of the first Distribution Date.

          "Offered Certificates": The Class A, Class B, Class C, Class D and Class E Certificates.

          "Officer's Certificate": A certificate signed by a Servicing Officer of the Master Servicer or the Special Servicer, as the case may be, or a Responsible Officer of the Trustee.

          "Opinion of Counsel": A written opinion of counsel, who may, without limitation, be salaried counsel for the Depositor, the Master Servicer or the Special Servicer, acceptable in form and delivered to the Trustee, except that any opinion of counsel relating to (a) the qualification of the Upper-Tier REMIC or Lower-Tier REMIC as a REMIC, (b) compliance with the REMIC Provisions, or (c) the resignation of the Master Servicer, the Special Servicer, the Depositor or the REMIC Administrator pursuant to Section 6.04, must be an opinion of counsel who is in fact Independent of the Depositor, the Master Servicer, the Special Servicer or the REMIC Administrator, as applicable.

          "Original Certificate Balance": With respect to any Class of REMIC Regular Certificates (other than the Class IO Certificates), the initial aggregate principal amount thereof as of the Closing Date, in each case as specified in the Preliminary Statement.

          "Original Notional Amount": With respect to the Class IO Certificates, the initial aggregate Notional Amount as of the Closing Date, in each case as specified in the Preliminary Statement.

          "Original Value": The Appraised Value of a Mortgaged Property based upon the Appraisal conducted in connection with the origination of the related Mortgage Loan.

          "OTS": The Office of Thrift Supervision or any successor thereto.

          "Ownership Interest": As to any Certificate, any ownership or security interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

          "Pass-Through Rate": Any of the Class A-1 Pass-Through Rate, the Class A-2 Pass-Through Rate, the Class A-3 Pass-Through Rate, the Class B Pass-Through Rate, the Class C Pass-Through Rate, the Class D Pass-Through Rate, the Class E Pass-Through Rate, the Class F Pass-Through Rate, the Class G Pass-Through Rate, the Class H Pass-Through Rate, the Class UR Pass-Through Rate and the Class IO Pass-Through Rate.

          "Penalty Charges": With respect to any Mortgage Loan (or successor REO
Loan), any amounts actually collected thereon from the Mortgagor that represent late payment charges or Default Interest, other than a Prepayment Premium or Yield Maintenance Charge.

          "Percentage Interest": As to any Certificate, the percentage interest evidenced thereby in distributions required to be made with respect to the related Class. With respect to any REMIC Regular Certificate, the percentage interest is equal to the initial denomination of such Certificate as of the Closing Date divided by the initial Certificate Balance or Notional Amount, as applicable, of such Class of Certificates as of the Closing Date. With respect to a Residual Certificate, the percentage interest is set forth on the face thereof.

          "Permitted Investments": Any one or more of the following obligations or securities, regardless whether issued by the Depositor, the Master Servicer, the Special Servicer, the Trustee or any of their respective Affiliates and having the required ratings, if any, provided for in this definition:

          (i) direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States of America, FNMA, FHLMC or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America; provided that any obligation of, or guarantee by, FNMA or FHLMC, other than an unsecured senior debt obligation of FNMA or FHLMC, shall be a Permitted Investment only if such investment will be acceptable to each of the Rating Agencies as evidenced in writing;

          (ii) demand and time deposits, certificates of deposit, or bankers' acceptances that mature in one year or less after the date of issuance and are issued or held by any depository institution or trust company incorporated or organized under the laws of the United States of America or any State thereof and subject to supervision and examination by federal or state banking authorities, so long as the commercial paper or other short-term debt obligations of such depository institution or trust company are rated at least "A-1+" by S&P and "D-1+" by DCR or are otherwise acceptable to each of the Rating Agencies or the long-term debt obligations of such depository institution or trust company have the Certificate Rating;

          (iii) any demand or time deposit or certificate of deposit that is fully insured by FDIC;

          (iv) repurchase agreements or obligations with respect to any security described in clause (i) above where such security has a remaining maturity of one year or less and where such repurchase obligation has been entered into with a depository institution or trust company (acting as principal) described in clause (ii) above;

          (v) debt obligations bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof, which securities have ratings from S&P and DCR at least equal to the highest long-term credit ratings assigned by S&P and DCR, unless otherwise specified in writing by each of the Rating Agencies; provided that securities issued by any particular corporation will not be Permitted Investments to the extent that investment therein will cause the then-outstanding principal amount of securities issued by such corporation and held in the accounts established hereunder to exceed 10% of the sum of the aggregate principal balance and the aggregate principal amount of all Permitted Investments in such accounts;

          (vi) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date maturing in one year or less after the date of issuance thereof and which is rated at least "A-1+" by S&P and "D-1+" by DCR;

          (vii) units of investment funds, including money market funds, rated in the highest category by S&P and by DCR;

          (viii) certificates or receipts representing ownership interests in future interest or principal payments on obligations described in clause
     (i) above and the Rating Agencies have confirmed in writing that such investments will not lead to the downgrading, withdrawal or qualification of any rating then assigned by the Rating Agencies to any Certificate; and

          (ix) any other demand, money market or time deposit, obligation, security or investment, (A) with respect to which each Rating Agency shall have confirmed in writing that such investment will not result in a downgrade, qualification or withdrawal of the then-current rating of the Certificates that are currently being rated by such Rating Agency and (B) which qualifies as a "cash flow investment" pursuant to Section 860G(a)(6) of the Code;

provided, however, that in each case, if the investment is rated by S&P, (A) it shall not have an "r" highlighter affixed to its rating from S&P, (B) it shall have a predetermined fixed dollar of principal due at maturity that cannot vary or change and (C) any such investment that provides for a variable rate of interest must have an interest rate that is tied to a single interest rate index plus a fixed spread, if any; and provided, further, however, that no such instrument shall be a Permitted Investment (A) if such instrument evidences principal and interest payments derived from obligations underlying such instrument and the interest payments with respect to such instrument provide a yield to maturity at the time of acquisition of greater than 120% of the yield to maturity at par of such underlying obligations or (B) if such instrument may be redeemed at a price below the purchase price; and provided, further, however, that no amount beneficially owned by either the Upper-Tier REMIC or the Lower-Tier REMIC (even if not yet deposited in the Trust) may be invested in investments (other than money market funds) treated as equity interests for federal income tax purposes, unless the Master Servicer receives an Opinion of Counsel, at its own expense, to the effect that such investment will not adversely affect the status of either the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC under the Code or result in imposition of a tax on any such Upper-Tier REMIC or Lower-Tier REMIC. Permitted Investments that are subject to prepayment or call may not be purchased at a price in excess of par.

          "Person": Any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

          "P&I Advance": As to any Mortgage Loan or REO Loan, any advance made by the Master Servicer or the Trustee, as applicable, pursuant to Sections 4.03 or 7.05.

          "P&I Advance Date": The Business Day immediately prior to each Distribution Date.

          "P&I Advance Determination Date": With respect to any Distribution Date, the 15th day of the month in which such Distribution Date occurs, or if such 15th day is not a Business Day, the Business Day immediately succeeding such date.

          "Plan": As defined in Section 5.02(c).

          "Prepayment Assumption": A CPR (as defined in the Prospectus) of 0% used for determining the accrual of original issue discount, market discount and premium, if any, on the Certificates for federal income tax purposes.

          "Prepayment Premium": Any premium, penalty or fee (other than a Yield Maintenance Charge) paid or payable, as the context requires, by a Mortgagor in connection with a Principal Prepayment.

          "Principal Distribution Amount": With respect to any Distribution Date and any Class of Certificates having a Certificate Balance, an amount (but no more than would be necessary to reduce the aggregate Certificate Balances of such Class of Certificates to zero) equal to the sum of (a) the Scheduled Principal Distribution Amount for such Distribution Date and (b) the Unscheduled Principal Distribution Amount for such Distribution Date.

          "Principal Prepayment": Any payment of principal made by the Mortgagor on a Mortgage Loan which is received in advance of its scheduled Due Date and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

          "Prospectus": The Prospectus dated May 2, 1996, as supplemented by the Prospectus Supplement dated May 2, 1996, relating to the offering of the Offered Certificates.

          "PTE": As defined in Section 5.02(c).

          "Purchase Price": With respect to any Mortgage Loan to be purchased by the Mortgage Loan Seller pursuant to Section 3 of the Mortgage Loan Purchase Agreement, by the Master Servicer or the Special Servicer pursuant to Section 3.18(b), or by the Master Servicer or Depositor pursuant to Section 9.01 or to be otherwise sold pursuant to Section 3.18(c), a price equal to:

          (i) the outstanding principal balance of such Mortgage Loan as of the date of purchase; plus

          (ii) all accrued and unpaid interest on such Mortgage Loan at the related Mortgage Rate in effect from time to time to but not including the Due Date in the Due Period of purchase; plus

          (iii) all related unreimbursed Servicing Advances and accrued and unpaid interest on related Advances at the Reimbursement Rate, and unpaid Special Servicing Fees allocable to such Mortgage Loan; plus

          (iv) if such Mortgage Loan is being purchased by the Mortgage Loan Seller pursuant to Section 3 of the Mortgage Loan Purchase Agreement, all expenses reasonably incurred or to be incurred by the Master Servicer, the Special Servicer, the Depositor and the Trustee in respect of the Breach or Defect giving rise to the repurchase obligation, including any expenses arising out of the enforcement of the repurchase obligation.

With respect to any REO Property to be sold pursuant to Section 3.18(c), the amount calculated in accordance with the preceding sentence in respect of the related REO Loan.

          "Qualified Institutional Buyer": As defined in Section 5.02(b).

          "Qualified Insurer": (i) With respect to any Mortgage Loan, REO Loan or REO Property, an insurance company or security or bonding company qualified to write the related Insurance Policy in the relevant jurisdiction with a minimum claims paying ability rating of at least "A" by DCR and "BBB" by S&P, or, if not rated by DCR, at least "A" or its equivalent by two other nationally recognized statistical rating agencies, and (ii) with respect to the fidelity bond and errors and omissions Insurance Policy required to be maintained pursuant to Section 3.07(c), an insurance company that has a claims paying ability rated no lower than two ratings below the rating assigned to the then highest rated outstanding Certificate, but in no event lower than "BBB" by DCR and S&P, or, in the case of clauses (i) and (ii), such other rating as each Rating Agency shall have confirmed in writing will not cause such Rating Agency to downgrade, qualify or withdraw the then current rating assigned to any of the Certificates that are then currently being rated by such Rating Agency.

          "Rated Final Distribution Date": As to each Class of Certificates, January 20, 2028, the first Distribution Date after the 24th month following the end of the amortization term for the Mortgage Loan that, as of the Cut-off Date, has the longest remaining amortization term.

          "Rating Agency": Each of S&P and DCR or their successors in interest. If neither such rating agency nor any successor remains in existence, "Rating Agency" shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person designated by the Depositor, notice of which designation shall be given to the Trustee and the Master Servicer, and specific ratings of S&P and DCR herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.

          "Record  Date":  With  respect  to any  Distribution  Date,  the  last
Business Day of the month immediately preceding the month in which such Distribution Date occurs.

          "Reimbursement Rate": The rate per annum applicable to the accrual of interest on Servicing Advances in accordance with Section 3.03(d) and P&I Advances in accordance with Section 4.03(d), which rate per annum shall equal the "Prime Rate" published in the "Money Rates" section of The Wall Street Journal (or, if such section or publication is no longer available, such other comparable publication as determined by the Trustee in its reasonable discretion) as may be in effect from time to time.

          "Related Certificate" and "Related Uncertificated Lower-Tier Interest": For any Class of Uncertificated Lower-Tier Interests, the related Class of Certificates set forth below and for any Class of Certificates, the related Class of Uncertificated Lower-Tier Interests set forth below:


            Related Certificate           Related Uncertificated
                                          Lower-Tier Interest

            Class A-1 Certificate         Class LA-1 Uncertificated Interest

            Class A-2 Certificate         Class LA-2 Uncertificated Interest

            Class A-3 Certificate         Class LA-3 Uncertificated Interest

            Class B Certificate           Class LB Uncertificated Interest

            Class C Certificate           Class LC Uncertificated Interest

            Class D Certificate           Class LD Uncertificated Interest

            Class E Certificate           Class LE Uncertificated Interest

            Class F Certificate           Class LF Uncertificated Interest

            Class G Certificate           Class LG Uncertificated Interest

            Class H Certificate           Class LH Uncertificated Interest

            Class UR Certificate          Class LUR Uncertificated Interest


          "REMIC":  A "real estate  mortgage  investment  conduit" as defined in
Section 860D of the Code (or any successor thereto).

          "REMIC Administrator": NationsBanc Mortgage Capital Corporation, a Texas corporation, and its successor in interest, or any successor REMIC Administrator appointed as herein provided.

          "REMIC Provisions": Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and proposed, temporary and final Treasury regulations and any rulings promulgated thereunder, as the foregoing may be in effect from time to time.

          "REMIC Regular Certificate": Any of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class UR and Class IO Certificates.

          "Rents from Real Property": With respect to any REO Property, gross income of the character described in Section 856(d) of the Code.

          "REO Account": A segregated custodial account or accounts created and maintained by the Special Servicer pursuant to Section 3.16 on behalf of the Trustee in trust for the Certificateholders, which shall be entitled "AMRESCO Management, Inc., as Special Servicer, in trust for registered holders of NationsLink Funding Corporation, Commercial Mortgage Pass-Through Certificates, Series 1996-1, REO Account". Any such account or accounts shall be an Eligible Account.

          "REO  Acquisition":  The  acquisition of any REO Property  pursuant to
Section 3.09.

          "REO Disposition": The sale or other disposition of the REO Property pursuant to Section 3.03(d).

          "REO Disposition Fee": As defined in Section 3.11(b).

          "REO Extension": As defined in Section 3.16(a).

          "REO Loan": The Mortgage Loan deemed for purposes hereof to be outstanding with respect to each REO Property. Each REO Loan shall be deemed to be outstanding for so long as the related REO Property remains part of the Trust Fund as providing for monthly payments of interest only on each Due Date therefor in the full amount of all interest accrued thereon at the applicable Mortgage Rate during the related REO Loan Accrual Period, and otherwise as having the same terms and conditions as its predecessor Mortgage Loan, including, without limitation, with respect to the calculation of the Mortgage Rate in effect from time to time (such terms and conditions to be applied without regard to the default on such predecessor Mortgage Loan). Each REO Loan shall be deemed to have an initial outstanding principal balance and Stated Principal Balance equal to the outstanding principal balance and Stated Principal Balance, respectively, of its predecessor Mortgage Loan as of the date of the related REO Acquisition. All amounts due and owing in respect of the predecessor Mortgage Loan as of the date of the related REO Acquisition, including, without limitation, accrued and unpaid interest, shall continue to be due and owing in respect of an REO Loan. All amounts payable or reimbursable to the Master Servicer, the Special Servicer and/or the Trustee, as applicable, in respect of the predecessor Mortgage Loan as of the date of the related REO Acquisition, including, without limitation, any unpaid Servicing Fees and any unreimbursed Advances, together with any interest accrued and payable to the Master Servicer and/or the Trustee in respect of such Advances in accordance with Section 3.03(d) and/or Section 4.03(d), shall continue to be payable or reimbursable to the Master Servicer and/or the Trustee in respect of an REO Loan. Collections in respect of each REO Loan (exclusive of amounts to be applied to the payment of, or to be reimbursed to the Master Servicer or the Special Servicer for the payment of, the costs of operating, managing and maintaining the related REO Property) shall be treated: first, as a recovery of accrued and unpaid interest on such REO Loan at the related Mortgage Rate in effect from time to time to but not including the Due Date in the Due Period of receipt; second, as a recovery of principal of such REO Loan to the extent of its entire unpaid principal balance; and third, in accordance with the Servicing Standards of the Master Servicer, as a recovery of any other amounts due and owing in respect of such REO Loan, including, without limitation, Penalty Charges.

          "REO Loan Accrual Period": With respect to any REO Loan and any Due Date therefor, the one month period immediately preceding such Due Date.

          "REO Property": A Mortgaged Property acquired by the Special Servicer on behalf of, and in the name of, the Trustee for the benefit of the Certificateholders through foreclosure, acceptance of a deed-in-lieu of foreclosure or otherwise in accordance with applicable law in connection with the default or imminent default of a Mortgage Loan.

          "REO Revenues": All income, rents and profits derived from the ownership, operation or leasing of any REO Property.

          "Request for Release": A release signed by a Servicing Officer of the Master Servicer or the Special Servicer, as applicable, in the form of Exhibit F attached hereto.

          "Residual   Certificate":   Any  Class  R  Certificate   or  Class  LR
Certificate issued, authenticated and delivered hereunder.

          "Responsible Officer": When used with respect to the Trustee, the Chairman or Vice Chairman of the Board of Directors or Trustees, the Chairman or Vice Chairman of the Executive or Standing Committee of the Board of Directors or Trustees, the President, the Chairman of the Committee on Trust Matters, any vice president, any assistant vice president, the Secretary, any assistant secretary, the Treasurer, any assistant treasurer, the Cashier, any assistant cashier, any trust officer or assistant trust officer, the Controller and any assistant controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers to whom a particular matter is referred by the Trustee because of such officer's knowledge of and familiarity with the particular subject.

          "Scheduled Principal Distribution Amount": With respect to any Distribution Date, the aggregate of the principal portions of (a) all Monthly Payments (excluding Balloon Payments), due in respect of the Mortgage Loans during or, if and to the extent not previously received or advanced pursuant to
Section 4.03 in respect of a preceding Distribution Date, prior to the related Due Period, and all Assumed Scheduled Payments for the related Due Period, in each case to the extent either (i) paid by the Mortgagor as of the Business Day preceding the related P&I Advance Date (and not previously distributed to Certificateholders) or (ii) advanced by the Master Servicer or the Trustee, as applicable, pursuant to Section 4.03 in respect of such Distribution Date, and
(b) all Balloon Payments to the extent received during the related Due Period, in the case of clauses (a) or (b) above to the extent included in the Available Distribution Amount for such Distribution Date.

          "Securities Act": The Securities Act of 1933, as amended.

          "Security Agreement": With respect to any Mortgage Loan, any security agreement or equivalent instrument, whether contained in the related Mortgage or executed separately, creating in favor of the holder of such Mortgage a security interest in the personal property constituting security for repayment of such Mortgage Loan.

          "Senior Certificate": Any of the Class A Certificates or Class IO Certificates.

          "Servicing Account": The account or accounts created and maintained pursuant to Section 3.03.

          "Servicing Advances": All customary, reasonable and necessary "out of pocket" costs and expenses (including attorneys' fees and expenses and fees of real estate brokers) incurred by the Master Servicer in connection with the servicing and administering of (a) a Mortgage Loan in respect of which a default, delinquency or other unanticipated event has occurred or as to which a default is reasonably foreseeable or (b) an REO Property, including, but not limited to, the cost of (i) compliance with the Master Servicer's obligations set forth in Section 3.03(c), (ii) the preservation, restoration and protection of a Mortgaged Property, (iii) obtaining any Insurance Proceeds or any Liquidation Proceeds of the nature described in clauses (i) - (iv) of the definition of "Liquidation Proceeds", (iv) any enforcement or judicial proceedings with respect to a Mortgaged Property, including foreclosures, and
(v) the operation, management, maintenance and liquidation of any REO Property.

          "Servicing Fees": With respect to each Mortgage Loan and REO Loan, the Master Servicing Fee and the Special Servicing Fee.

          "Servicing Officer": Any officer and/or employee of the Master Servicer or the Special Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans, whose name and specimen signature appear on a list of servicing officers furnished by the Master Servicer to the Trustee and the Depositor on the Closing Date as such list may be amended from time to time thereafter.

          "Servicing Standards": As defined in Section 3.01(a).

          "Servicing Transfer Event": With respect to any Mortgage Loan, the occurrence of any of the following events:

          (i) a payment default shall have occurred on such Mortgage Loan at its original maturity date and the Master Servicer shall not have extended the maturity of such Mortgage Loan within 31 days following its original maturity date as permitted by Section 3.20(a) or a payment default occurs on such Mortgage Loan at its extended maturity date; or

          (ii) any Monthly Payment (other than a Balloon Payment) is more than 60 days delinquent; or

          (iii) the date upon which the Master Servicer determines that a payment default has occurred or is imminent and is not likely to be cured by the related Mortgagor within 60 days; or

          (iv) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the related Mortgagor and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

          (v) the related Mortgagor shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to such Mortgagor or of or relating to all or substantially all of its property; or

          (vi) the related Mortgagor shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

          (vii) the Master Servicer has received notice of the foreclosure or proposed foreclosure of any lien on the related Mortgaged Property.

          "Similar Law": As defined in Section 5.02 (c).

          "Special Servicer": The Master Servicer, or any successor special servicer appointed as herein provided.

          "Special Servicing Fee": With respect to each Specially Serviced Mortgage Loan and REO Loan, the fee payable to the Special Servicer pursuant to the first paragraph of Section 3.11(b).

          "Special Servicing Fee Rate": With respect to each Specially Serviced Mortgage Loan and each REO Loan, 0.50% per annum.

          "Specially Serviced Mortgage Loan": As defined in Section 3.01(a).

          "Startup Day": The day designated as such in Section 10.01(b).

          "Stated Principal Balance": With respect to any Mortgage Loan, as of any date of determination, an amount equal to (x) the Cut-off Date Principal Balance of such Mortgage Loan, minus (y) the sum of:

          (i) the principal portion of each Monthly Payment due on such Mortgage Loan after the Cut-off Date, to the extent received from the Mortgagor or advanced by the Master Servicer and distributed to Certificateholders on or before such date of determination;

          (ii) all Principal  Prepayments received with respect to such Mortgage
     Loan   after   the   Cut-off   Date,   to   the   extent   distributed   to
     Certificateholders on or before such date of determination;


          (iii) the principal portion of all Insurance Proceeds and Liquidation Proceeds received with respect to such Mortgage Loan after the Cut-off Date, to the extent distributed to Certificateholders on or before such date of determination; and

          (iv) any reduction in the outstanding principal balance of such Mortgage Loan resulting from a Deficient Valuation that occurred prior to the end of the Due Period for the most recent Distribution Date.

          With respect to any REO Loan, as of any date of determination, an amount equal to (x) the Stated Principal Balance of the predecessor Mortgage Loan as of the date of the related REO Acquisition, minus (y) the sum of:

          (i) the principal portion of any P&I Advance made with respect to the predecessor Mortgage Loan on or after the date of the related REO Acquisition, to the extent distributed to Certificateholders on or before such date of determination; and

          (ii) the principal portion of all Insurance Proceeds, Liquidation Proceeds and REO Revenues received with respect to such REO Loan, to the extent distributed to Certificateholders on or before such date of determination.

          A Mortgage Loan or an REO Loan shall be deemed to be part of the Trust Fund and to have an outstanding Stated Principal Balance until the Distribution Date on which the payments or other proceeds, if any, received in connection with a Liquidation Event in respect thereof are to be (or, if no such payments or other proceeds are received in connection with such Liquidation Event, would have been) distributed to Certificateholders.

          "Subordinate Certificate": Any Class B, Class C, Class D, Class E, Class F, Class G, Class H or Class UR Certificate.

          "Sub-Servicer": Any Person with which the Master Servicer or the Special Servicer has entered into a Sub-Servicing Agreement.

          "Sub-Servicing Agreement": The written contract between the Master Servicer or the Special Servicer, as the case may be, and any Sub-Servicer relating to servicing and administration of Mortgage Loans as provided in
Section 3.22.

          "Substitute Collateral": As defined in Section 7.06.

          "Tax Returns": The federal income tax return on Internal Revenue Service Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of each of the Upper-Tier REMIC and the Lower-Tier REMIC due to its classification as a REMIC under the REMIC Provisions, together with any and all other information, reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue Service or any other governmental taxing authority under any applicable provisions of federal, state or local tax laws.

          "Transfer":   Any  direct  or   indirect   transfer,   sale,   pledge,
hypothecation, or other form of assignment of any Ownership Interest in a Certificate.

          "Transferee": Any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

          "Transfer Affidavit": As defined in Section 5.02(d).

          "Transferor": Any Person who is disposing by Transfer any Ownership Interest in a Certificate.

          "Transferor Letter": As defined in Section 5.02(d).

          "Trust": The trust created hereby.

          "Trust Fund": The segregated pool of assets subject hereto, constituting the trust created hereby and to be administered hereunder, consisting of: (i) the Mortgage Loans as from time to time are subject to this Agreement and all payments under and proceeds of such Mortgage Loans received after the Cut-off Date (other than payments of principal and interest due and payable on such Mortgage Loans on or before the Cut-off Date), together with all documents included in the related Mortgage Files; (ii) such funds or assets as from time to time are deposited in the Certificate Account, the Distribution Accounts and, if established, the REO Account; (iii) any REO Property; (iv) the rights of the mortgagee under all Insurance Policies with respect to the Mortgage Loans; and (v) the rights of the Depositor under Sections 2, 3 and 8 of the Mortgage Loan Purchase Agreement.

          "Trustee":   The  Chase  Manhattan  Bank,  N.A.,  a  national  banking
association, in its capacity as trustee and its successors in interest, or any successor trustee appointed as herein provided.

          "Trustee Exception Report": As defined in Section 2.02(e).

          "Trustee Fee": With respect to each Mortgage Loan and for any Distribution Date, an amount per Interest Accrual Period equal to the product of
(i) one-twelfth of the Trustee Fee Rate multiplied by (ii) the Stated Principal Balance of such Mortgage Loan as of the Due Date (after giving effect to all payments of principal on such Mortgage Loan on such Due Date) in the month preceding the month in which such Distribution Date occurs.

          "Trustee Fee Rate": A rate equal to 0.001% per annum.

          "UCC": The Uniform Commercial Code, as enacted in each applicable state.

          "UCC Financing Statement": A financing statement executed and filed pursuant to the Uniform Commercial Code, as in effect in the relevant jurisdiction, or, in the case of Louisiana, the comparable provisions of Louisiana law.

          "Uncertificated Lower-Tier Interests": Any of the Class LA-1, Class LA-2, Class LA-3, Class LB, Class LC, Class LD, Class LE, Class LF, Class LG, Class LH, Class LUR and Class LWAC Uncertificated Interests.

          "Underwriter": NationsBanc Capital Markets, Inc.

          "Uninsured Cause": Any cause of damage to property subject to a Mortgage such that the complete restoration of such property is not fully reimbursable by the hazard insurance policies or flood insurance policies required to be maintained pursuant to Section 3.07.

          "Unscheduled Principal Distribution Amount": With respect to any Distribution Date, the aggregate of:

          (a) all Principal Prepayments received on the Mortgage Loans during the related Due Period;

          (b) the principal portions of all Liquidation Proceeds, Insurance Proceeds and, if applicable, REO Revenues received with respect to the Mortgage Loans and any REO Loans during the related Due Period, but in each case only to the extent that such principal portion represents a recovery of principal for which no advance was previously made pursuant to Section
     4.03 in respect of a preceding Distribution Date; and

          (c) any Appraisal Reduction Amount for such Distribution Date, but only to the extent available for distribution from interest paid with respect to the related Mortgage Loan prior to the receipt of Liquidation Proceeds or any other final payment thereon otherwise distributable on the Subordinate Certificates to which the related Appraisal Reduction is allocated.

          "Upper-Tier Distribution Account": The segregated account or accounts created and maintained by the Trustee pursuant to Section 3.04(b) in trust for the Certificateholders, which shall be entitled "The Chase Manhattan Bank, N.A., as Trustee, in trust for the registered holders of NationsLink Funding
Corporation, Commercial Mortgage Pass-Through Certificates, Series 1996-1, Upper-Tier Distribution Account". Any such account or accounts shall be an Eligible Account.

          "Upper-Tier REMIC": One of the two separate REMICs comprising the Trust Fund, the assets of which consist of the Uncertificated Lower-Tier Interests and such amounts as shall from time to time be held in the Upper-Tier Distribution Account.

          "U.S. Person": A citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate or trust whose income is subject to United States federal income tax regardless of its source.

          "Voting Rights": The portion of the voting rights of all of the Certificates which is allocated to any Certificate. At all times during the term of this Agreement, the Voting Rights shall be allocated among the various
Classes of Certificateholders as follows: each Class of REMIC Regular Certificates (other than the Class IO Certificates) shall be entitled to the percentage of the Voting Rights equal to the aggregate Certificate Balance of such Class divided by the aggregate Certificate Balance of the REMIC Regular Certificates. Neither the Class IO, the Class R nor the Class LR Certificates will be entitled to any Voting Rights. For purposes of determining Voting Rights, the Certificate Balance of any Class shall be deemed to be reduced by the amount allocated to such Class of any Appraisal Reductions related to Mortgage Loans as to which Liquidation Proceeds or other final payment has not yet been received. Voting Rights allocated to a Class of Certificateholders shall be allocated among such Certificateholders in proportion to the Percentage Interests evidenced by their respective Certificates.

          "Yield Maintenance Charges": Payments paid or payable, as the context requires, on a Mortgage Loan as the result of a Principal Prepayment thereon, not otherwise due thereon in respect of principal or interest, which have been calculated (based on Monthly Payments on such Mortgage Loan) to compensate the maker for reinvestment losses based on the value of an interest rate index at or near the time of prepayment. Prepayment Premiums, penalties and fees not so calculated will not be considered "Yield Maintenance Charges."


          SECTION 1.02. Certain Calculations.
                        --------------------

          Unless otherwise specified herein, for purposes of determining amounts with respect to the Certificates and the rights and obligations of the parties hereto, the following provisions shall apply:

          (i) All calculations of interest provided for herein shall be made on the basis of a 360-day year consisting of twelve 30-day months.

          (ii) Any Mortgage Loan payment is deemed to be received on the date such payment is actually received by the Master Servicer, the Special Servicer or the Trustee; provided, however, that for purposes of calculating distributions on the Certificates, Principal Prepayments with respect to any Mortgage Loan are deemed to be received on the date they are applied in accordance with the Servicing Standards consistent with the terms of the related Mortgage Note and Mortgage to reduce the outstanding principal balance of such Mortgage Loan on which interest accrues.

          (iii) Any reference to the Certificate Balance of any Class of Certificates on or as of a Distribution Date shall refer to the Certificate Balance of such Class of Certificates on such Distribution Date after giving effect to (A) any distributions made on such Distribution Date pursuant to Section 4.01(a), (B) any Collateral Support Deficit allocated to such Class on such Distribution Date pursuant to Section 4.04, and (C) the addition of any Appraisal Reduction Amounts allocated to such Class and added to such Certificate Balance pursuant to Section 4.05(a).

                               [End of Article I]

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                        ORIGINAL ISSUANCE OF CERTIFICATES




           SECTION 2.01. Conveyance of Mortgage Loans.
                         ----------------------------
          (a) The Depositor, concurrently with the execution and delivery hereof, does hereby assign to the Trustee without recourse for the benefit of the Certificateholders all the right, title and interest of the Depositor, including any security interest therein for the benefit of the Depositor, in, to and under (i) the Mortgage Loans identified on the Mortgage Loan Schedule, (ii) Sections 2, 3, and 8 of the Mortgage Loan Purchase Agreement and (iii) all other assets included or to be included in the Trust Fund. Such assignment includes all interest and principal received or receivable on or with respect to the Mortgage Loans (other than payments of principal and interest due and payable on the Mortgage Loans on or before the Cut-off Date). The transfer of the Mortgage Loans and the related rights and property accomplished hereby is absolute and, notwithstanding Section 11.07, is intended by the parties to constitute a sale.

          (b) In connection with the Depositor's assignment pursuant to subsection (a) above, the Depositor shall direct, and hereby represents and warrants that it has directed, the Mortgage Loan Seller pursuant to the Mortgage Loan Purchase Agreement to deliver to and deposit with, or cause to be delivered to and deposited with, the Trustee or a Custodian appointed thereby, on or before the Closing Date, the Mortgage File for each Mortgage Loan so assigned. If the Mortgage Loan Seller cannot deliver, or cause to be delivered as to any Mortgage Loan, the original Mortgage Note, the Mortgage Loan Seller shall deliver a copy or duplicate original of such Mortgage Note, together with an affidavit certifying that the original thereof has been lost or destroyed. If the Mortgage Loan Seller cannot deliver, or cause to be delivered, as to any Mortgage Loan, any of the documents and/or instruments referred to in clauses
(ii), (iv), (viii), (xi) and (xii) of the definition of "Mortgage File", with evidence of recording thereon, solely because of a delay caused by the public recording office where such document or instrument has been delivered for recordation, the delivery requirements of the Mortgage Loan Purchase Agreement and this Section 2.01(b) shall be deemed to have been satisfied as to such missing document or instrument, and such missing document or instrument shall be deemed to have been included in the Mortgage File, provided that a photocopy of such missing document or instrument (certified by the Mortgage Loan Seller to be a true and complete copy of the original thereof submitted for recording) is delivered to the Trustee or a Custodian appointed thereby on or before the Closing Date, and either the original of such missing document or instrument, or a photocopy thereof (certified by the appropriate county recorder's office to be a true and complete copy of the original thereof submitted for recording), with evidence of recording thereon, is delivered to the Trustee or such Custodian within 120 days of the Closing Date (or within such longer period after the Closing Date as the Trustee may consent to, which consent shall not be unreasonably withheld so long as the Mortgage Loan Seller is, as certified in writing to the Trustee no less often than monthly, in good faith attempting to obtain from the appropriate county recorder's office such original or photocopy). If the Mortgage Loan Seller cannot deliver, or cause to be delivered, as to any Mortgage Loan, any of the documents and/or instruments referred to in clauses (ii), (iv), (viii), (xi) and (xii) of the definition of "Mortgage File", with evidence of recording thereon, for any other reason, including, without limitation, that such missing document or instrument has been lost, the delivery requirements of the Mortgage Loan Purchase Agreement and this
Section 2.01(b) shall be deemed to have been satisfied as to such missing document or instrument, and such missing document or instrument shall be deemed to have been included in the Mortgage File, provided that a photocopy of such missing document or instrument (with evidence of recording thereon and certified by the appropriate county recorder's office to be a true and complete copy of the original thereof submitted for recording) is delivered to the Trustee or a Custodian appointed thereby on or before the Closing Date. Neither the Trustee nor any Custodian shall in any way be liable for any failure by the Mortgage Loan Seller or the Depositor to comply with the delivery requirements of the Mortgage Loan Purchase Agreement and this Section 2.01(b), nor shall the Trustee be in any way liable for consenting to any extension of the 120-day period referred to in this Section 2.01(b).

          (c) Except under the circumstances provided for in the last sentence of this subsection (c), the Trustee shall, as to each Mortgage Loan, deliver or cause to be delivered to the Master Servicer, and the Master Servicer shall, as to each Mortgage Loan, at the expense of the Mortgage Loan Seller, promptly (and in any event within 90 days of the Closing Date) cause to be submitted for recording or filing, as the case may be, in the appropriate public office for real property records or UCC Financing Statements, as appropriate, each assignment to the Trustee referred to in clauses (iii) and (v) of the definition of "Mortgage File" and each UCC-2 and UCC-3 to the Trustee referred to in clause
(xi) of the definition of "Mortgage File". Each such assignment shall reflect that it should be returned by the public recording office to the Trustee following recording, and each such UCC-2 and UCC-3 shall reflect that the file copy thereof should be returned to the Trustee following filing. If any such document or instrument is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein, the Trustee shall direct the Mortgage Loan Seller pursuant to the Mortgage Loan Purchase Agreement promptly to prepare or cause to be prepared a substitute therefor or cure such defect, as the case may be, and thereafter the Master Servicer shall upon receipt thereof cause the same to be duly recorded or filed, as appropriate. Notwithstanding the foregoing, there shall be no requirement to record any assignment to the Trustee referred to in clause (iii) or (v) of the definition of "Mortgage File", or to file any UCC-2 or UCC-3 to the Trustee referred to in clause (xi) of the definition of "Mortgage File", in those jurisdictions where, in the written opinion of local counsel acceptable to the Depositor and the Trustee, such recordation and/or filing is not required to protect the Trustee's interest in the related Mortgage Loans against sale, further assignment, satisfaction or discharge by the Mortgage Loan Seller, the Master Servicer, the Special Servicer, any Sub-Servicer or the Depositor.

          (d) All documents and records in the Depositor's or Mortgage Loan Seller's possession relating to the Mortgage Loans (including financial statements, operating statements, and any other information provided by the respective Mortgagor from time to time) that are not required to be a part of a Mortgage File in accordance with the definition thereof shall be delivered to the Master Servicer on or before the Closing Date and shall be held by the Master Servicer on behalf of the Trustee in trust for the benefit of the Certificateholders.

          (e) In connection with the Depositor's assignment pursuant to subsection (a) above, the Depositor shall deliver, and hereby represents and warrants that it has delivered, to the Trustee and the Master Servicer, on or before the Closing Date, a fully executed original counterpart of the Mortgage Loan Purchase Agreement, as in full force and effect, without amendment or modification, on the Closing Date.


           SECTION 2.02.  Acceptance by Trustee.
                          ---------------------
          (a) The Trustee, by the execution and delivery of this Agreement, acknowledges receipt by it or a Custodian on its behalf, subject to the provisions of Section 2.01 and to any exceptions noted on the Trustee Exception Report, of the documents specified in clauses (i)-(iii), (ix), (xi) and (xii) of the definition of "Mortgage File" with respect to each Mortgage Loan, of a fully executed original counterpart of the Mortgage Loan Purchase Agreement and of all other assets included in the Trust Fund, in good faith and without notice of any adverse claim, and declares that it or a Custodian on its behalf holds and will hold such documents and the other documents delivered or caused to be delivered by the Mortgage Loan Seller constituting the Mortgage Files, and that it holds and will hold such other assets included in the Trust Fund, in trust for the exclusive use and benefit of all present and future Certificateholders.

          (b) Within 45 days of the Closing Date, the Trustee or a Custodian on its behalf shall review each of the Mortgage Loan documents delivered or caused to be delivered by the Mortgage Loan Seller constituting the Mortgage Files; and, promptly following such review, the Trustee shall certify in writing to each of the Depositor, the Master Servicer, the Special Servicer and the Mortgage Loan Seller that, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in any exception report annexed thereto as not being covered by such certification), (i) all documents specified in clauses (i) -
(iii), (viii), (ix), (xi) and (xii) of the definition of "Mortgage File" are in its possession, (ii) all documents delivered or caused to be delivered by the Mortgage Loan Seller constituting the Mortgage Files have been reviewed by it or by a Custodian on its behalf and appear regular on their face and relate to such Mortgage Loan, and (iii) based on such examination and only as to the foregoing documents, the information set forth in the Mortgage Loan Schedule with respect to the items specified in clauses (i), (iv), (vi), (viii)(A) and (viii)(C) of the definition of "Mortgage Loan Schedule" is correct.

          (c) The Trustee or a Custodian on its behalf shall review each of the Mortgage Loan documents received thereby subsequent to the Closing Date; and, on or about the first anniversary of the Closing Date, the Trustee shall certify in writing to each of the Depositor, the Master Servicer, the Special Servicer and the Mortgage Loan Seller that, as to each Mortgage Loan listed on the Mortgage Loan Schedule (other than any Mortgage Loan as to which a Liquidation Event has occurred or any Mortgage Loan specifically identified in any exception report annexed thereto as not being covered by such certification), (i) all documents specified in clauses (i) - (iii), (viii), (ix), (xi) and (xii) of the definition of "Mortgage File" are in its possession, (ii) it or a Custodian on its behalf has received either a recorded original of each of the assignments specified in clauses (iii) and, insofar as an unrecorded original thereof had been delivered or caused to be delivered by the Mortgage Loan Seller, pursuant to clause (v) of the definition of "Mortgage File" or a copy of such recorded original certified by the applicable public recording office to be true and complete, (iii) all Mortgage Loan documents received by it or any Custodian have been reviewed by it or by such Custodian on its behalf and appear regular on their face and relate to such Mortgage Loan, and (iv) based on the examinations referred to in subsection (b) above and this subsection (c) and only as to the foregoing documents, the information set forth in the Mortgage Loan Schedule with respect to the items specified in clauses (i), (iv), (vi), (viii) (A) and (viii) (C) of the definition of "Mortgage Loan Schedule" is correct.

          (d) It is herein acknowledged that neither the Trustee nor any Custodian is under any duty or obligation (i) to determine whether any of the documents specified in clauses (iv) - (viii), (x) and (xiii) of the definition of "Mortgage File" exist or are required to be delivered by the Depositor, the Mortgage Loan Seller or any other Person or (ii) to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the Mortgage Loans delivered to it to determine that the same are genuine, enforceable or appropriate for the represented purpose or that they are other than what they purport to be on their face.

          (e) If, in the process of reviewing the Mortgage Files or at any time thereafter, the Trustee or any Custodian finds any document or documents constituting a part of a Mortgage File to have not been properly executed or, subject to Section 2.01(b), to have not been delivered, to contain information that does not conform in any material respect with the corresponding information set forth in the Mortgage Loan Schedule, or to be defective on its face (each, a "Defect" in the related Mortgage File), the Trustee shall promptly so notify the Depositor, the Master Servicer, the Special Servicer and the Mortgage Loan Seller (and in no event later than 45 days after the Closing Date), by providing a written report (the "Trustee Exception Report"), setting forth for each affected Mortgage Loan, with particularity, the nature of such Defect.

          SECTION 2.03. Representations, Warranties and Covenants of the
                        Depositor; Mortgage Loan Seller's Repurchase of Mortgage Loans for Defects in Mortgage Files and Breaches of Representations and Warranties.
                        ------------------------------------------------

          (a) The Depositor hereby represents and warrants that:

          (i) The Depositor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and the Depositor has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement by it, and has the power and authority to execute, deliver and perform this Agreement and all the transactions contemplated hereby, including, but not limited to, the power and authority to sell, assign and transfer the Mortgage Loans in accordance with this Agreement;

          (ii) Assuming the due authorization, execution and delivery of this Agreement by each other party hereto, this Agreement and all of the obligations of the Depositor hereunder are the legal, valid and binding obligations of the Depositor, enforceable against the Depositor in accordance with the terms of this Agreement, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

          (iii) The execution and delivery of this Agreement and the performance of its obligations hereunder by the Depositor will not conflict with any provisions of any law or regulations to which the Depositor is subject, or conflict with, result in a breach of or constitute a default under any of the terms, conditions or provisions of the certificate of incorporation or the by-laws of the Depositor or any indenture, agreement or instrument to which the Depositor is a party or by which it is bound, or any order or decree applicable to the Depositor, or result in the creation or imposition of any lien on any of the Depositor's assets or property, which would materially and adversely affect the ability of the Depositor to carry out the transactions contemplated by this Agreement; the Depositor has obtained any consent, approval, authorization or order of any court or governmental agency or body required for the execution, delivery and performance by the Depositor of this Agreement;

          (iv) There is no action, suit or proceeding pending or, to the Depositor's knowledge, threatened against the Depositor in any court or by or before any other governmental agency or instrumentality which would materially and adversely affect the validity of the Mortgage Loans or the ability of the Depositor to carry out the transactions contemplated by this Agreement; and

          (v) The Depositor is the lawful owner of the Mortgage Loans with the full right to transfer the Mortgage Loans to the Trust and the Mortgage Loans have been validly transferred to the Trust.

          (b) If any Certificateholder, the Master Servicer, the Special Servicer or the Trustee discovers or receives notice of a Defect in any Mortgage File or a breach of any representation or warranty set forth in, or required to be made with respect to a Mortgage Loan by the Mortgage Loan Seller pursuant to, the Mortgage Loan Purchase Agreement (a "Breach"), which Defect or Breach, as the case may be, materially and adversely affects the value of any Mortgage Loan or the interests of the Certificateholders therein, such Certificateholder, the Master Servicer, the Special Servicer or the Trustee, as applicable, shall give prompt written notice of such Defect or Breach, as the case may be, to the Depositor, the Master Servicer, the Special Servicer and the Mortgage Loan Seller and shall request that the Mortgage Loan Seller, not later than the earlier of 90 days from the Mortgage Loan Seller's receipt of such notice or the Mortgage Loan Seller's discovery of such Breach, cure such Defect or Breach, as the case may be, in all material respects or repurchase the affected Mortgage Loan at the applicable Purchase Price in conformity with the Mortgage Loan Purchase Agreement. If the affected Mortgage Loan is to be repurchased, the Trustee shall designate the Certificate Account as the account into which funds in the amount of the Purchase Price are to be deposited by wire transfer.

          (c) In connection with any repurchase of a Mortgage Loan contemplated by this Section 2.03, the Trustee, the Master Servicer and the Special Servicer shall each tender to the Mortgage Loan Seller, upon delivery to each of the Trustee, the Master Servicer and the Special Servicer of a trust receipt executed by the Mortgage Loan Seller, all portions of the Mortgage File and other documents pertaining to such Mortgage Loan possessed by it, and each document that constitutes a part of the Mortgage File that was endorsed or assigned to the Trustee shall be endorsed or assigned, as the case may be, to the Mortgage Loan Seller in the same manner as provided in Section 3 of the Mortgage Loan Purchase Agreement.

          (d) Section 3 of the Mortgage Loan Purchase Agreement provides the sole remedy available to the Certificateholders, or the Trustee on behalf of the Certificateholders, respecting any Defect in a Mortgage File or any Breach of any representation or warranty set forth in or required to be made pursuant to
Section 2 of the Mortgage Loan Purchase Agreement.

          (e) The Master Servicer and the Special Servicer (in the case of Specially Serviced Mortgage Loans) shall, for the benefit of the Certificateholders, enforce the obligations of the Mortgage Loan Seller under
Section 3 of the Mortgage Loan Purchase Agreement. Such enforcement, including, without limitation, the legal prosecution of claims, shall be carried out in such form, to such extent and at such time as the Master Servicer or the Special Servicer, as the case may be, would require were it, in its individual capacity, the owner of the affected Mortgage Loan(s). The Master Servicer or the Special Servicer, as the case may be, shall be reimbursed for the reasonable costs of such enforcement: first, from a specific recovery of costs, expenses or attorneys' fees against the Mortgage Loan Seller; second, pursuant to Section 3.05(a)(viii) out of the related Purchase Price, to the extent that such expenses are a specific component thereof; and third, if at the conclusion of such enforcement action it is determined that the amounts described in clauses first and second are insufficient, then pursuant to Section 3.05(a)(ix) out of general collections on the Mortgage Loans on deposit in the Certificate Account.

           SECTION 2.04.  Execution of Certificates.
                          -------------------------

          The Trustee hereby acknowledges the assignment to it of the Mortgage Loans and, subject to Sections 2.01 and 2.02, the delivery to it or a Custodian on its behalf of the Mortgage Files and a fully executed original counterpart of the Mortgage Loan Purchase Agreement, together with the assignment to it of all other assets included in the Trust Fund. Concurrently with such assignment and delivery and in exchange therefor, the Trustee acknowledges the issuance of the Uncertificated Lower-Tier Interests to the Depositor and the authentication and delivery of the Class LR Certificates to or upon the order of the Depositor, in exchange for the Mortgage Loans, receipt of which is hereby acknowledged, and, immediately thereafter, the Trustee acknowledges that it has executed and caused the Certificate Registrar to authenticate and deliver to or upon the order of the Depositor, in exchange for the Uncertificated Lower-Tier Interests, the REMIC Regular Certificates and the Class R Certificates, and the Depositor hereby acknowledges the receipt by it or its designees, of such Certificates in authorized Denominations evidencing the entire beneficial ownership of the Upper-Tier REMIC.

                               [End of Article II]

                                   ARTICLE III

                          ADMINISTRATION AND SERVICING
                                OF THE TRUST FUND


           SECTION 3.01. Master Servicer to Act as Master Servicer; Special Servicer to act as Special Servicer; Administration of the Mortgage Loans.
                          ------------------------------------------------------

          (a) Each of the Master Servicer and the Special Servicer shall diligently service and administer the Mortgage Loans it is obligated to service pursuant to this Agreement on behalf of the Trustee and in the best interests of and for the benefit of the Certificateholders (as determined by the Master Servicer or the Special Servicer, as the case may be, in its good faith and reasonable judgment) in accordance with applicable law, the terms of this Agreement and the terms of the respective Mortgage Loans and, to the extent consistent with the foregoing, and in accordance with the higher of the following standards of care: (1) the same manner in which, and with the same care, skill, prudence and diligence with which the Master Servicer or Special Servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios, giving due consideration to the customary and usual standards of practice of prudent institutional commercial and multifamily mortgage lenders servicing their own mortgage loans and (2) the same care, skill, prudence and diligence with which the Master Servicer or Special Servicer, as the case may be, services and administers mortgage loans owned by the Master Servicer or Special Servicer, as the case may be, if applicable, in either case exercising reasonable business judgment and acting in accordance with applicable law, the terms of this Agreement, the respective Mortgage Loans or Specially Serviced Mortgage Loans, as applicable, and with a view to the maximization of timely recovery of principal and interest on the Mortgage Loans or Specially Serviced Mortgage Loans, as applicable, and the best interests of the Trust and the Certificateholders, as determined by the Master Servicer or Special Servicer, as the case may be, in its reasonable judgment, but without regard to: (i) any relationship that the Master Servicer or the Special Servicer, as the case may be, or any Affiliate thereof may have with the related Mortgagor; (ii) the ownership of any Certificate by the Master Servicer or the Special Servicer, as the case may be, or any Affiliate thereof; (iii) the Master Servicer's obligation to make Advances; and (iv) the Master Servicer's or Special Servicer's, as the case may be, right to receive compensation for its services hereunder or with respect to any particular transaction (the foregoing, collectively referred to as the "Servicing Standards"). Without limiting the foregoing, subject to Section 3.21, the Special Servicer shall be obligated to service and administer (i) any Mortgage Loans as to which a Servicing Transfer Event has occurred and is continuing (the "Specially Serviced Mortgage Loans"), and (ii) any REO Properties; provided, that the Master Servicer shall continue to make all calculations, and prepare all reports to the Certificateholders, required hereunder with respect to the Specially Serviced Mortgage Loans as if no Servicing Transfer Event had occurred and with respect to the REO Properties (and the related REO Loans) as if no REO Acquisition had occurred, and to render such incidental services with respect to such Specially Serviced Mortgage Loans and REO Properties as are specifically provided for herein. Each Mortgage Loan that becomes a Specially Serviced Mortgage Loan shall continue as such until satisfaction of the conditions specified in Section 3.21(a). Without limiting the foregoing, subject to Section 3.21, the Master Servicer shall be obligated to service and administer all Mortgage Loans which are not Specially Serviced Mortgage Loans; provided, that the Special Servicer shall make the inspections, use its reasonable best efforts to collect the statements and shall prepare the reports in respect of the related Mortgaged Properties with respect to Specially Serviced Mortgage Loans in accordance with Section 3.12.

          (b) Subject only to the Servicing Standards and the terms of this Agreement and of the respective Mortgage Loans, the Master Servicer and the Special Servicer each shall have full power and authority, acting alone, to do or cause to be done any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing, each of the Master Servicer and the Special Servicer, in its own name, is hereby authorized and empowered by the Trustee and obligated to execute and deliver, on behalf of the Certificateholders and the Trustee or any of them, with respect to each Mortgage Loan it is obligated to service under this Agreement, any and all financing statements, continuation statements and other documents or instruments necessary to maintain the lien created by the related Mortgage or other security document in the related Mortgage File on the related Mortgaged Property and related collateral; subject to Section 3.20, any and all modifications, waivers, amendments or consents to or with respect to any documents contained in the related Mortgage File; and any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments. Subject to Section 3.10, the Trustee shall furnish, or cause to be furnished, to the Master Servicer or the Special Servicer any powers of attorney and other documents necessary or appropriate to enable the Master Servicer or the Special Servicer, as the case may be, to carry out its servicing and administrative duties hereunder; provided, however, that the Trustee shall not be held liable for any negligence with respect to, or misuse of, any such power of attorney by the Master Servicer or Special Servicer.

          (c) The relationship of the Master Servicer to the Trustee under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.

          (d) The Master Servicer is hereby appointed as the initial Special Servicer. If the rights and obligations of the Master Servicer are terminated or the Master Servicer resigns in accordance with the terms of this Agreement, the rights and obligations of the Master Servicer as Special Servicer hereunder shall be automatically, without further act, terminated.


           SECTION 3.02.  Collection of Mortgage Loan Payments.
                          ------------------------------------

          (a) Each of the Master Servicer and the Special Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans it is obligated to service hereunder, and shall follow such collection procedures as are consistent with this Agreement (including, without limitation, the Servicing Standards). Consistent with the foregoing, the Master Servicer or the Special Servicer each may in its discretion waive any Penalty Charge in connection with any delinquent payment on a Mortgage Loan it is obligated to service hereunder.

          (b) All amounts collected on any Mortgage Loan in the form of payments from Mortgagors, Insurance Proceeds or Liquidation Proceeds of the nature described in clauses (i) through (iii) of the definition thereof shall be applied to amounts due and owing under the related Mortgage Note and Mortgage (including, without limitation, for principal and accrued and unpaid interest) in accordance with the express provisions of the related Mortgage Note and Mortgage and, in the absence of such express provisions, shall be applied (after reimbursement to the Master Servicer and/or the Trustee for any related Servicing Advances): first, as a recovery of accrued and unpaid interest on such Mortgage Loan at the related Mortgage Rate in effect from time to time through the date of receipt; second, as a recovery of principal of such Mortgage Loan then due and owing, including, without limitation, by reason of acceleration of the Mortgage Loan following a default thereunder; third, in accordance with the Servicing Standards, as a recovery of any other amounts then due and owing under such Mortgage Loan, including, without limitation, Prepayment Premiums, Yield Maintenance Charges and Penalty Charges; and fourth, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance. All amounts collected on any Mortgage Loan in the form of Liquidation Proceeds of the nature described in clauses (iv) and (v) of the definition thereof shall be deemed to be applied (after reimbursement to the Master Servicer and/or the Trustee for related Servicing Advances): first, as a recovery of accrued and unpaid interest on such Mortgage Loan at the related Mortgage Rate in effect from time to time to but not including the Due Date in the Due Period of receipt; second, as a recovery of principal of such Mortgage Loan to the extent of its entire unpaid principal balance; and third, in accordance with the Servicing Standards, as a recovery of any other amounts due and owing on such Mortgage Loan, including, without limitation, Prepayment Premiums, Yield Maintenance Charges and Penalty Charges. Amounts collected on any REO Loan shall be deemed to be applied in accordance with the definition thereof.


          SECTION 3.03. Collection of Taxes, Assessments and Similar Items; Servicing Accounts.
                         ---------------------------------------------------

          (a) The Master Servicer shall establish and maintain one or more accounts (the "Servicing Accounts"), into which all Escrow Payments shall be deposited and retained, and shall administer such Servicing Accounts in accordance with the Mortgage Loan documents. Servicing Accounts shall be Eligible Accounts. Withdrawals of amounts so deposited from a Servicing Account may be made only to: (i) effect payment of real estate taxes, assessments, insurance premiums, ground rents (if applicable) and comparable items; (ii) reimburse the Master Servicer or the Trustee for any Servicing Advances; (iii) refund to Mortgagors any sums as may be determined to be overages; (iv) pay interest to Mortgagors on balances in the Servicing Account, if required by applicable law or the terms of the related Mortgage Loan and as described below or, if not so required, to the Master Servicer; (v) withdraw amounts deposited in error; or (vi) clear and terminate the Servicing Account at the termination of this Agreement in accordance with Section 9.01. As part of its servicing duties, the Master Servicer shall pay or cause to be paid to the Mortgagors interest on funds in Servicing Accounts, to the extent required by law or the terms of the related Mortgage Loan.

          (b) The Special Servicer, in the case of REO Loans, and the Master Servicer, in the case of all other Mortgage Loans, shall maintain accurate records with respect to each related Mortgaged Property reflecting the status of real estate taxes, assessments and other similar items that are or may become a lien thereon and the status of insurance premiums and any ground rents payable in respect thereof. The Special Servicer, in the case of REO Loans, and the Master Servicer, in the case of all other Mortgage Loans, shall obtain, from time to time, all bills for the payment of such items (including renewal premiums) and shall effect payment thereof prior to the applicable penalty or termination date, employing for such purpose Escrow Payments (which shall be so applied by the Master Servicer at the written direction of the Special Servicer in the case of REO Loans) as allowed under the terms of the related Mortgage Loan. To the extent that a Mortgage Loan does not require a Mortgagor to escrow for the payment of real estate taxes, assessments, insurance premiums, ground rents (if applicable) and similar items, the Special Servicer, in the case of REO Loans, and the Master Servicer, in the case of all other Mortgage Loans, shall require that payments in respect of such items be made by the Mortgagor at the time they first become due.

          (c) In accordance with the Servicing Standards and for all Mortgage Loans, the Master Servicer shall advance with respect to each related Mortgaged Property all such funds as are necessary for the purpose of effecting the payment of (i) real estate taxes, assessments and other similar items that are or may become a lien thereon, (ii) ground rents (if applicable), and (iii) premiums on Insurance Policies, in each instance if and to the extent Escrow Payments collected from the related Mortgagor are insufficient to pay such item when due and the related Mortgagor has failed to pay such item on a timely basis, and provided, however, that the particular advance would not, if made, constitute a Nonrecoverable Servicing Advance and provided, further, however, that with respect to the payment of taxes and assessments, the Master Servicer shall not be required to make such advance until the earlier of five Business Days after the Master Servicer has received confirmation that such item has not been paid or the date prior to the date after which any penalty or interest would accrue in respect of such taxes or assessments. The Special Servicer shall give the Master Servicer not less than five Business Days' notice before the date on which the Master Servicer is requested to make any Servicing Advance with respect to a given Mortgage Loan; provided, however, that only two Business Days' notice shall be required in respect of Servicing Advances required to be made on an urgent or emergency basis (which may include, without limitation, Servicing Advances required to make tax or insurance payments). In addition, the Special Servicer shall provide the Master Servicer or the Trustee, as applicable, with such information in its possession as the Master Servicer or the Trustee as applicable, may reasonably request to enable the Master Servicer or the Trustee, as applicable, to determine whether a requested Servicing Advance would constitute a Nonrecoverable Advance. All such advances shall be reimbursable in the first instance from related collections from the Mortgagors, and further as provided in Section 3.05. No costs incurred by the Master Servicer or the Special Servicer in effecting the payment of real estate taxes, assessments and, if applicable, ground rents on or in respect of the Mortgaged Properties shall, for purposes hereof, including, without limitation, calculating monthly distributions to Certificateholders, be added to the unpaid principal balances of the related Mortgage Loans, notwithstanding that the terms of such Mortgage Loans so permit. The failure by the Master Servicer to make any Servicing Advance as and when due shall constitute an Event of Default under
Section 7.01(a)(i) and the Trustee shall make such Servicing Advance pursuant to
Section 7.05.

          (d) In connection with its recovery of any Servicing Advance out of the Certificate Account pursuant to Section 3.05(a), each of the Master Servicer and the Trustee, as the case may be, shall be entitled to receive, out of any amounts then on deposit in the Certificate Account, interest at the Reimbursement Rate in effect from time to time, accrued on the amount of such Servicing Advance from the date made to but not including the date of reimbursement. The Master Servicer shall reimburse itself or the Trustee, as the case may be, for any outstanding Servicing Advance as soon as practically possible after funds available for such purpose are deposited in the Certificate Account.

           SECTION 3.04. The  Certificate  Account and the Lower-Tier and Upper-
                         Tier Distribution Accounts.
                         -------------------------------------------------------

          (a) The Master Servicer shall establish and maintain a Certificate Account in which the Master Servicer shall deposit or cause to be deposited on a daily basis, except as otherwise specifically provided herein, the following payments and collections received or made by or on behalf of it subsequent to the Cut-off Date (other than in respect of principal and interest on the Mortgage Loans due and payable on or before the Cut-off Date), or payments (other than Principal Prepayments) received by it on or prior to the Cut-off Date but allocable to a period subsequent thereto:

          (i)  all  payments  on  account  of  principal,   including  Principal
     Prepayments, on the Mortgage Loans;

          (ii) all payments on account of interest (including, without limitation, Default Interest) on the Mortgage Loans (net of the Servicing
     Fees), late payment charges, Prepayment Premiums and Yield Maintenance Charges;

          (iii) all Insurance Proceeds and Liquidation Proceeds received in respect of any Mortgage Loan or REO Property (other than Liquidation Proceeds that are received in connection with the Master Servicer's or Depositor's purchase of all the Mortgage Loans and any REO Properties in the Trust Fund and that are to be deposited in the Lower-Tier Distribution Account pursuant to Section 9.01);

          (iv) any amounts required to be transferred from the REO Account pursuant to Section 3.16(c);

          (v) any amounts required to be deposited by the Master Servicer pursuant to Section 3.06 in connection with losses incurred with respect to Permitted Investments of funds held in the Certificate Account; and

          (vi) any amounts required to be deposited by the Master Servicer or the Special Servicer pursuant to Section 3.07(b) in connection with losses resulting from a deductible clause in a blanket hazard policy.

          The foregoing requirements for deposit in the Certificate Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, actual payments from Mortgagors in the nature of Escrow Payments, charges for beneficiary statements or demands, assumption fees, modification fees, extension fees or amounts collected for mortgagor checks returned for insufficient funds need not be deposited by the Master Servicer in the Certificate Account. If the Master Servicer shall deposit in the Certificate Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Certificate Account, any provision herein to the contrary notwithstanding. Assumption fees actually received from Mortgagors on Specially Serviced Mortgage Loans shall be promptly delivered to the Special Servicer as additional servicing compensation in accordance with the second paragraph of Section 3.11(b).

          Upon receipt of any of the foregoing amounts with respect to any Specially Serviced Mortgage Loans, the Special Servicer shall remit within one Business Day such amounts to the Master Servicer for deposit into the Certificate Account in accordance with the second preceding paragraph. Any such amounts received by the Special Servicer with respect to an REO Property shall be deposited by the Special Servicer into the REO Account and remitted to the Master Servicer for deposit into the Certificate Account pursuant to Section 3.16(c). With respect to any such amounts paid by check to the order of the Special Servicer, the Special Servicer shall endorse such check to the order of the Master Servicer and shall promptly deliver any such check to the Master Servicer by overnight courier.

          Funds  in  the  Certificate  Account  may  be  invested  in  Permitted
Investments  in  accordance  with the  provisions  of Section  3.06.  The Master
Servicer shall give notice to the Trustee, the Special Servicer and the Depositor of the location of the Certificate Account as of the Closing Date and of the new location of the Certificate Account prior to any change thereof.

          (b) The Trustee shall establish and maintain the Lower-Tier Distribution Account and the Upper-Tier Distribution Account in trust for the benefit of the Certificateholders. The Master Servicer shall deliver to the Trustee each month on or before the P&I Advance Date therein, for deposit in the Lower-Tier Distribution Account, that portion of the Available Distribution Amount (calculated without regard to clause (a)(iv), (a)(v), (a)(vi) and (c) of the definition thereof) for the related Distribution Date then on deposit in the Certificate Account.

          In addition to the amounts required to be deposited in the Lower-Tier Distribution Account pursuant to the foregoing paragraph, the Master Servicer shall, as and when required hereunder, deliver to the Trustee for deposit in the Lower-Tier Distribution Account:

          (i) any amounts required to be deposited by the Master Servicer pursuant to Section 3.06 in connection with losses incurred with respect to Permitted Investments of funds held in the Lower-Tier Distribution Account;

          (ii) any P&I Advances required to be made by the Master Servicer in accordance with Section 4.03;

          (iii) any Liquidation Proceeds paid by the Master Servicer or the Depositor in connection with the purchase of all of the Mortgage Loans and any REO Properties in the Trust Fund pursuant to Section 9.01 (exclusive of that portion thereof required to be deposited in the Certificate Account pursuant to Section 9.01); and

          (iv) any other amounts  required to be so delivered for deposit in the
     Lower-Tier   Distribution   Account  pursuant  to  any  provision  of  this
     Agreement.

          The Trustee shall, upon receipt, deposit in the Lower-Tier Distribution Account any and all amounts received by the Trustee that are required by the terms of this Agreement to be deposited therein. The Trustee shall deposit in the Lower-Tier Distribution Account any P&I Advances required to be made by it in accordance with Section 7.05.

          Immediately after the deposit of all funds in the Lower-Tier Distribution Account and prior to the close of business on such P&I Advance Date, the Trustee shall deposit in the Upper-Tier Distribution Account an aggregate amount of immediately available funds equal to the Lower-Tier Distribution Amount and the amount of any Prepayment Premiums and Yield
Maintenance Charges for such Distribution Date allocated in payment of the Uncertificated Lower-Tier Interests as specified in Section 4.01(b)(ii) and 4.01(d), respectively.

          Pursuant to Section 3.06, the Master Servicer shall deliver to the Trustee for deposit in the Upper-Tier Distribution Account any amounts required to be deposited therein in connection with losses incurred with respect to Permitted Investments of funds held in the Upper-Tier Distribution Account.

          Funds on deposit in the Upper-Tier Distribution Account, the Lower-Tier Distribution Account and/or the Certificate Account may be invested in Permitted Investments in accordance with the provisions of Section 3.06. The Master Servicer shall give notice to the Trustee and the Depositor of the location of the Certificate Account as of the Closing Date and of the new location of the Certificate Account prior to any charge thereof. The Trustee shall give notice to the Master Servicer and the Depositor of the location of the Upper-Tier Distribution Account and the Lower-Tier Distribution Account as of the Closing Date and of the new location of the Distribution Accounts prior to any change thereof.

          SECTION 3.05. Permitted Withdrawals From the Certificate Account and the Distribution Account.
                         -------------------------------------------------------

          (a) The Master Servicer may, from time to time, make withdrawals from the Certificate Account for any of the following purposes:

          (i) to remit to the Trustee for deposit in the Lower-Tier Distribution Account the amounts required to be remitted pursuant to the first paragraph of Section 3.04(b) or that may be applied to make P&I Advances pursuant to
     Section 4.03(a);

          (ii) to pay itself unpaid Master Servicing Fees and the Special Servicer unpaid Special Servicing Fees in respect of each Mortgage Loan, Specially Serviced Mortgage Loan and REO Loan, as applicable, the Master Servicer's and Special Servicer's respective rights to payment pursuant to this clause (ii) with respect to any Mortgage Loan, Specially Serviced Mortgage Loan or REO Loan, as applicable, being limited to amounts received on or in respect of such Mortgage Loan (whether in the form of payments, Liquidation Proceeds or Insurance Proceeds) or such REO Loan (whether in the form of REO Revenues, Liquidation Proceeds or Insurance Proceeds) that are allocable as a recovery of interest thereon;

          (iii) to pay the Extension  Adviser its fees and expenses  pursuant to
     Section 3.25(d);

          (iv) to reimburse itself or the Trustee, as applicable, for unreimbursed P&I Advances, the Master Servicer's or the Trustee's right to reimburse itself pursuant to this clause (iv) being limited to amounts received which represent Late Collections of interest (net of the related Servicing Fees) on and principal of the particular Mortgage Loans and REO Loans with respect to which such P&I Advances were made;

          (v) to reimburse itself or the Trustee, as applicable, for unreimbursed Servicing Advances, the Master Servicer's or the Trustee's respective rights to receive payment pursuant to this clause (v) with respect to any Mortgage Loan or REO Property being limited to, as applicable, related payments, Liquidation Proceeds, Insurance Proceeds and REO Revenues;

          (vi)  to  reimburse  itself  or  the  Trustee,   as  applicable,   for
     Nonrecoverable Advances out of general collections on the Mortgage Loans and REO Properties;

          (vii) at such time as it reimburses itself or the Trustee, as applicable, for (A) any unreimbursed P&I Advance pursuant to clause (iv) above, to pay itself or the Trustee, as applicable, any interest accrued and payable thereon in accordance with Section 4.03(d), (B) any unreimbursed Servicing Advance pursuant to clause (v) above, to pay itself or the Trustee, as the case may be, any interest accrued and payable thereon in accordance with Section 3.03(d), or (C) any Nonrecoverable Advances pursuant to clause (vi) above, to pay itself or the Trustee, as the case may be, any interest accrued and payable thereon;

          (viii) to reimburse itself, the Special Servicer, the Depositor or the Trustee, as the case may be, for any unreimbursed expenses reasonably incurred by such Person in respect of any Breach or Defect giving rise to a repurchase obligation of the Mortgage Loan Seller under Section 3 of the Mortgage Loan Purchase Agreement, including, without limitation, any expenses arising out of the enforcement of the repurchase obligation, each such Person's right to reimbursement pursuant to this clause (viii) with respect to any Mortgage Loan being limited to that portion of the Purchase Price paid for such Mortgage Loan that represents such expense in accordance with clause (iv) of the definition of Purchase Price;

          (ix) in accordance with Section 2.03(d), to reimburse itself, the Special Servicer or the Trustee, as the case may be, out of general collections on the Mortgage Loans and REO Properties for any unreimbursed expense reasonably incurred by such Person in connection with the enforcement of the Mortgage Loan Seller's obligations under Section 3 of the Mortgage Loan Purchase Agreement, but only to the extent that such expenses are not reimbursable pursuant to clause (viii) above or otherwise;

          (x) to pay for costs and expenses incurred by the Trust Fund pursuant to Section 3.09(c) out of general collections on the Mortgage Loans and REO Properties;

          (xi) to pay itself, as additional servicing compensation in accordance with Section 3.11(a), (A) interest and investment income earned in respect of amounts relating to the Trust Fund held in the Certificate Account as provided in Section 3.06(b) (but only to the extent of the Net Investment Earnings with respect to the Certificate Account for any period from any Distribution Date to the immediately succeeding P&I Advance Date), and (B) Penalty Charges on Mortgage Loans (other than Specially Serviced Mortgage Loans) but only to the extent collected from the related Mortgagor and to the extent that all amounts then due and payable with respect to the related Mortgage Loan have been paid; and to pay the Special Servicer, as additional servicing compensation in accordance with the second paragraph of Section 3.11(b), Penalty Charges on Specially Serviced Mortgage Loans (but only to the extent collected from the related Mortgagor and to the extent that all amounts then due and payable with respect to the related Specially Serviced Mortgage Loan have been paid);

          (xii) to pay for the cost of an Independent appraiser or other expert in real estate matters retained pursuant to Section 3.09(a) or 3.18(e);

          (xiii) to recoup any amounts deposited in the Certificate Account in error;

          (xiv) to pay itself, the Special Servicer, the REMIC Administrator, the Depositor, the Extension Adviser or any of their respective directors, officers, employees and agents, as the case may be, any amounts payable to any such Person pursuant to Section 6.03;

          (xv) to pay for (A) the cost of the Opinions of Counsel contemplated by Sections 3.09(b)(ii), 3.16(a), 3.17(b) and, to the extent payable out of the Trust Fund, 10.01(f), (B) the cost of any Opinion of Counsel contemplated by Sections 11.01(a) or (c) in connection with an amendment to this Agreement requested by the Trustee or the Master Servicer, which amendment is in furtherance of the rights and interests of
     Certificateholders, and (C) the cost of obtaining the REO Extension contemplated by Section 3.16(a);

          (xvi) to pay out of general collections on the Mortgage Loans and REO Properties any and all federal, state and local taxes imposed on the Upper-Tier REMIC, the Lower-Tier REMIC or either of their assets or transactions, together with all incidental costs and expenses, to the extent that none of the Master Servicer, the Special Servicer, the REMIC Administrator or the Trustee is not liable therefor pursuant to Section 10.01(g);

          (xvii) to reimburse the REMIC Administrator out of general collections on the Mortgage Loans and REO Properties for expenses incurred by and reimbursable to it by the Trust Fund pursuant to Section 10.01(c);

          (xviii) to pay itself, the Special Servicer, or the Mortgage Loan Seller, as the case may be, with respect to each Mortgage Loan, if any, previously purchased by such Person pursuant to this Agreement, all amounts received thereon subsequent to the date of purchase; and

          (xix)  to  clear  and  terminate  the   Certificate   Account  at  the
     termination of this Agreement pursuant to Section 9.01.

          The Master Servicer shall keep and maintain separate accounting records, on a loan-by-loan and property-by-property basis when appropriate, for the purpose of justifying any withdrawal from the Certificate Account.

          (b) The Trustee may, from time to time, make withdrawals from the Lower-Tier Distribution Account for any of the following purposes:

          (i) to make deposits of the Lower-Tier Distribution Amount and the amount of any Prepayment Premiums and Yield Maintenance Charges distributable pursuant to Section 4.01(d) in the Upper-Tier Distribution Account;

          (ii) to pay the Master Servicer, as additional servicing compensation in accordance with the second paragraph of Section 3.11(a), interest and investment income earned in respect of amounts relating to the Trust Fund held in the Lower-Tier Distribution Account as provided in Section 3.06(b) (but only to the extent of the Net Investment Earnings with respect to the Lower-Tier Distribution Account for any period from any Distribution Date to the immediately succeeding P&I Advance Date);

          (iii) to pay itself the Trustee's Fee for each Distribution Date pursuant to Section 8.05(a);

          (iv) to pay itself or any of its directors, officers, employees and agents, as the case may be, any amounts payable or reimbursable to any such Person pursuant to Section 8.05(b);

          (v) to pay for (A) the cost of the Opinion of Counsel  contemplated by
     Section 11.01(c) in connection with any amendment to this Agreement requested by the Trustee, and (B) the cost of the Opinion of Counsel contemplated by Section 11.02(a) in connection with any recordation of this Agreement; and

          (vi) to clear and terminate the Lower-Tier Distribution Account at the termination of this Agreement pursuant to Section 9.01.

          (c) The Trustee may make withdrawals from the Upper-Tier Distribution Account for any of the following purposes:

          (i) to make distributions to Certificateholders (other than Holders of the Class LR Certificates) on each Distribution Date pursuant to Section
     4.01 or 9.01, as applicable;

          (ii) to pay the Master Servicer, as additional servicing compensation in accordance with the second paragraph of Section 3.11(a), interest and investment income earned in respect of amounts held in the Upper-Tier Distribution Account as provided in Section 3.06(b) (but only to the extent of the Net Investment Earnings with respect to the Upper-Tier Distribution Account for any period from any Distribution Date to the immediately succeeding P&I Advance Date); and

          (iii) to clear and terminate the Upper-Tier Distribution Account at the termination of this Agreement pursuant to Section 9.01.

          SECTION 3.06. Investment of Funds in the Certificate Account, the Distribution Accounts and the REO Account.
                         -------------------------------------------------------

          (a) The Master Servicer may direct any depository institution maintaining the Certificate Account, the Upper-Tier Distribution Account or the Lower-Tier Distribution Account (each, for purposes of this Section 3.06, an "Investment Account") and the Special Servicer may direct any depository institution maintaining the REO Account (also for purpose of this Section 3.06, an "Investment Account") to invest, or if it is such depository institution, may itself invest, the funds held therein in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand,
(i) no later than the Business Day immediately preceding the next succeeding date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if a Person other than the depository institution maintaining such account is the obligor thereon, and (ii) no later than the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if the depository institution maintaining such account is the obligor thereon. All such Permitted Investments shall be held to maturity, unless payable on demand. Any investment of funds in an Investment Account shall be made in the name of the Trustee (in its capacity as such). The Master Servicer (in the case of the Certificate Account) or the Special Servicer (in the case of the REO Account), on behalf of the Trustee, shall maintain continuous possession of any Permitted Investment of amounts in the Certificate Account or REO Account that is either (i) a "certificated security", as such term is defined in the UCC, or (ii) other property in which a secured party may perfect its security interest by possession under the UCC or any other applicable law. Possession of any such Permitted Investment by the Master Servicer or the Special Servicer shall constitute possession by a person designated by the Trustee for purposes of Section 8-313 of the UCC and possession by the Trustee, as secured party, for purposes of Section 9-305 of the UCC and any other applicable law. The Trustee shall have sole control (except with respect to investment direction) over Permitted Investments of amounts in the Distribution Accounts. In the event amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the Master Servicer (in the case of the Certificate Account), the Special Servicer (in the case of the REO Account) or the Trustee (in the case of the Distribution Account) shall:

          (i) consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

          (ii) demand payment of all amounts due thereunder promptly upon determination by the Master Servicer, Special Servicer or Trustee, as the case may be, that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the Investment Account.

          (b) Interest and investment income realized on funds deposited in each of the Certificate Account and the Distribution Accounts, to the extent of the Net Investment Earnings, if any, with respect to such account for each period from any Distribution Date to the immediately succeeding P&I Advance Date, shall be for the sole and exclusive benefit of the Master Servicer and shall be subject to its withdrawal, or withdrawal at its direction, in accordance with
Section 3.05(a), 3.05(b) or 3.05(c), as the case may be. Interest and investment income realized on funds deposited in the REO Account, to the extent of the Net Investment Earnings, if any, with respect to such account for each period from any Distribution Date to the immediately succeeding P&I Advance Date, shall be for the sole and exclusive benefit of the Special Servicer and shall be subject to its withdrawal in accordance with Section 3.16(b). In the event that any loss shall be incurred in respect of any Permitted Investment on deposit in any of the Certificate Account, the Distribution Accounts or the REO Account, the Master Servicer (in the case of the Certificate Account and the Distribution Accounts) or the Special Servicer (in the case of the REO Account) shall deposit therein, no later than the P&I Advance Date, without right of reimbursement, the amount of the Net Investment Loss, if any, with respect to such account for the period from the immediately preceding Distribution Date to such P&I Advance Date.

          (c) Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment, the Trustee may and, subject to Section 8.02, upon the request of Holders of Certificates entitled to a majority of the Voting Rights allocated to any Class shall, take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings.

          SECTION 3.07. Maintenance of Insurance Policies; Errors and Omissions and Fidelity Coverage.
                         -------------------------------------------------------

          (a) The Master Servicer shall use its reasonable best efforts to cause the Mortgagor to maintain, to the extent required by the terms of the related Mortgage Note, or if the Mortgagor does not so maintain, shall itself maintain, for each Mortgage Loan all Insurance Policy coverage as is required under the related Mortgage (to the extent the Trustee has an insurable interest and such Insurance Policy coverage is available at commercially reasonable rates, consistent with the Servicing Standard); provided that if any Mortgage permits the holder thereof to dictate to the Mortgagor the Insurance Policy coverage to be maintained on such Mortgaged Property, the Master Servicer shall impose such insurance requirements as are consistent with the Servicing Standards. Subject to Section 3.17(a), the Special Servicer shall maintain for each REO Property no less Insurance Policy coverage than was previously required of the Mortgagor under the related Mortgage Loan. All such Insurance Policies shall (i) contain a "standard" mortgagee clause, with loss payable to the Master Servicer (in the case of insurance maintained in respect of Mortgage Loans other than REO Properties), (ii) be in the name of the Special Servicer (in the case of insurance maintained in respect of REO Properties) on behalf of the Trustee,
(iii) include coverage in an amount not less than the lesser of the full replacement cost of the REO Property or the outstanding principal balance owing on the related REO Loan, (iv) include a Replacement Cost Endorsement providing no deduction for depreciation (unless such endorsement is not permitted under the related Mortgage Loan documents), and (v) be issued by a Qualified Insurer authorized under applicable law to issue such Insurance Policies. Any amounts collected by the Master Servicer or the Special Servicer under any such Insurance Policies (other than amounts to be applied to the restoration or repair of the related Mortgaged Property or REO Property or amounts to be released to the related Mortgagor, in each case in accordance with the Servicing Standards) shall be deposited in the Certificate Account, subject to withdrawal pursuant to Section 3.05(a). Any cost incurred by the Master Servicer in maintaining any such Insurance Policies in respect of Mortgage Loans (other than REO Properties) (i) if the Mortgagor defaults on its obligation to do so, shall be advanced by the Master Servicer as a Servicing Advance and will be charged to the related Mortgagor, and (ii) shall not, for purposes hereof, including, without limitation, calculating monthly distributions to Certificateholders, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit. Any cost incurred by the Special Servicer in maintaining any such Insurance Policies with respect to REO Properties shall be an expense of the Trust payable out of the related REO Account pursuant to Section 3.16(c) or, if the amount on deposit therein is insufficient therefor, advanced by the Master Servicer as a Servicing Advance.

          (b)(i) If the Master Servicer or the Special Servicer shall obtain and maintain a blanket Insurance Policy insuring against fire and hazard losses on all of the Mortgage Loans or REO Properties, as the case may be, required to be serviced and administered hereunder, then, to the extent such Insurance Policy provides protection equivalent to the individual policies otherwise required, the Master Servicer or the Special Servicer shall conclusively be deemed to have satisfied its obligation to cause fire and hazard insurance to be maintained on the related Mortgaged Properties or REO Properties. Such Insurance Policy may contain a deductible clause, in which case the Master Servicer or the Special Servicer shall, if there shall not have been maintained on the related Mortgaged Property or REO Property a fire and hazard Insurance Policy complying with the requirements of Section 3.07(a), and there shall have been one or more losses which would have been covered by such Insurance Policy, promptly deposit into the Certificate Account from its own funds the amount of such loss or losses that would have been covered under the individual policy but are not covered under the blanket Insurance Policy because of such deductible clause to the extent that any such deductible exceeds the deductible limitation that pertained to the related Mortgage Loan, or in the absence of such deductible limitation, the deductible limitation which is consistent with the Servicing Standard. In connection with its activities as administrator and servicer of the Mortgage Loans, the Master Servicer agrees to prepare and present, on behalf of itself, the Trustee and Certificateholders, claims under any such blanket Insurance Policy in a timely fashion in accordance with the terms of such policy.

          (ii) If the Master Servicer or the Special Servicer shall cause any Mortgaged Property or REO Property to be covered by a master single interest insurance policy naming the Master Servicer or the Special Servicer on behalf of the Trustee as the loss payee, then to the extent such Insurance Policy provides protection equivalent to the individual policies otherwise required, the Master Servicer or the Special Servicer shall conclusively be deemed to have satisfied its obligation to cause such insurance to be maintained on the related Mortgage Properties and REO Properties. In the event the Master Servicer or the Special Servicer shall cause any Mortgaged Property or REO Property to be covered by such master single interest insurance policy, the incremental costs of such insurance applicable to such Mortgaged Property or REO Property (i.e., other than any minimum or standby premium payable for such policy whether or not any Mortgaged Property or REO Property is covered thereby) shall be paid by the Master Servicer as a Servicing Advance. Such master single interest policy may contain a deductible clause, in which case the Master Servicer or the Special Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property or REO Property a policy otherwise complying with the provisions of Section 3.07(a), and there shall have been one or more losses which would have been covered by such policy had it been maintained, deposit into the Certificate Account from its own funds the amount not otherwise payable under the master single interest policy because of such deductible clause, to the extent that any such deductible exceeds the deductible limitation that pertained to the related Mortgage Loan, or, in the absence of any such deductible limitation, the deductible limitation which is consistent with the Servicing Standard.

          (c) Each of the Master Servicer and the Special Servicer shall obtain and maintain at its own expense and keep in full force and effect throughout the term of this Agreement a blanket fidelity bond and an errors and omissions Insurance Policy with a Qualified Insurer covering the Master Servicer's and the Special Servicer's, as applicable, officers and employees and other persons acting on behalf of the Master Servicer and the Special Servicer in connection with its activities under this Agreement. The amount of coverage shall be at least equal to the coverage that would be required by FNMA or FHLMC, whichever is greater, with respect to the Master Servicer or the Special Servicer if the Master Servicer or the Special Servicer, as applicable, were servicing and administering the Mortgage Loans or Specially Serviced Mortgage Loans, as applicable, for FNMA or FHLMC. Coverage of the Master Servicer or the Special Servicer under a policy or bond obtained by an Affiliate of the Master Servicer or the Special Servicer and providing the coverage required by this Section 3.07(c) shall satisfy the requirements of this Section 3.07(c).

          (d) During all such times as any Mortgaged Property shall be in a federally designated special flood hazard area (and such flood insurance has been made available), the Master Servicer will use its reasonable best efforts to cause the related Mortgagor (in accordance with applicable law and the terms of the Mortgage Loan documents) to maintain, and, if the related Mortgagor shall default in its obligation to so maintain, shall itself maintain to the extent available at commercially reasonable rates (as determined by the Master Servicer in accordance with the Servicing Standards), flood insurance in respect thereof, but only to the extent the related Mortgage Loan permits the mortgagee to require such coverage and the maintenance of such coverage is consistent with the Servicing Standards. Such flood insurance shall be in an amount equal to the lesser of (i) the unpaid principal balance of the related Mortgage Loan, and
(ii) the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended. If the cost of any insurance described above is not borne by the Mortgagor, the Master Servicer shall promptly make a Servicing Advance for such costs, subject to Section 3.03(c).

          (e) During all such times as any REO Property shall be located in a federally designated special flood hazard area, the Special Servicer will cause to be maintained, to the extent available at commercially reasonable rates (as determined by the Special Servicer in accordance with the Servicing Standards), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage not less than the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended. The cost of any such flood insurance with respect to an REO Property shall be an expense of the Trust payable out of the related REO Account pursuant to Section 3.16(c) or, if the amount on deposit therein is insufficient therefor, paid by the Master Servicer as a Servicing Advance.


          SECTION 3.08.  Enforcement of Due-On-Sale Clauses; Assumption
                         Agreements.
                         ----------------------------------------------

          (a) As to each Mortgage Loan which contains a provision in the nature of a "due-on-sale" clause, which by its terms:

          (i) provides that such Mortgage Loan shall (or may at the mortgagee's option) become due and payable upon the sale or other transfer of an interest in the related Mortgaged Property; or

          (ii) provides that such Mortgage Loan may not be assumed without the consent of the mortgagee in connection with any such sale or other transfer,

then, for so long as such Mortgage Loan is included in the Trust Fund, the Special Servicer, in the case of Specially Serviced Mortgage Loans, and the Master Servicer, in the case of all other Mortgage Loans, on behalf of the Trustee as the mortgagee of record, shall exercise (or waive its right to exercise) any right it may have with respect to such Mortgage Loan (x) to accelerate the payments thereon, or (y) to withhold its consent to any such sale or other transfer, in a manner consistent with the Servicing Standards.

          (b) As to each Mortgage Loan which contains a provision in the nature of a "due-on-encumbrance" clause, which by its terms:

          (i) provides that such Mortgage Loan shall (or may at the mortgagee's option) become due and payable upon the creation of any additional lien or other encumbrance on the related Mortgaged Property; or

          (ii) requires the consent of the mortgagee to the creation of any such additional lien or other encumbrance on the related Mortgaged Property,

then, for so long as such Mortgage Loan is included in the Trust Fund, the Special Servicer, in the case of Specially Serviced Mortgage Loans, and the Master Servicer, in the case of all other Mortgage Loans, on behalf of the Trustee as the mortgagee of record, shall exercise (or waive its right to exercise) any right it may have with respect to such Mortgage Loan (x) to accelerate the payments thereon, or (y) to withhold its consent to the creation of any such additional lien or other encumbrance, in a manner consistent with the Servicing Standards.

          (c) Nothing in this Section 3.08 shall constitute a waiver of the Trustee's right, as the mortgagee of record, to receive notice of any assumption of a Mortgage Loan, any sale or other transfer of the related Mortgaged Property or the creation of any additional lien or other encumbrance with respect to such Mortgaged Property.

          (d) Except as otherwise permitted by Section 3.20, neither the Master Servicer nor the Special Servicer shall agree to modify, waive or amend any term of any Mortgage Loan in connection with the taking of, or the failure to take, any action pursuant to this Section 3.08.


          SECTION 3.09. Realization Upon Defaulted Mortgage Loans.
                        -----------------------------------------

          (a) The Special Servicer shall, subject to subsections (b) through (d) of this Section 3.09 and Section 3.25(a), exercise reasonable efforts, consistent with the Servicing Standards, to foreclose upon or otherwise comparably convert (which may include an REO Acquisition) the ownership of property securing such Mortgage Loans, as come into and continue in default as to which no satisfactory arrangements can be made for collection of delinquent payments, and which are not released from the Trust Fund pursuant to any other provision hereof. The foregoing is subject to the provision that, in any case in which a Mortgaged Property shall have suffered damage from an Uninsured Cause, the Master Servicer shall not be required to make a Servicing Advance and expend funds toward the restoration of such property unless it shall determine in its reasonable discretion and in consultation with the Special Servicer that (i) such restoration will increase the net proceeds of liquidation of such Mortgaged Property to Certificateholders after reimbursement to itself for such Servicing Advance, and (ii) such Servicing Advance will be recoverable by the Master Servicer out of the proceeds of liquidation of such Mortgaged Property, as contemplated in Section 3.05(a). The Special Servicer shall be responsible for all other costs and expenses incurred by it in any such proceedings (such costs and expenses to be advanced by the Master Servicer to the Special Servicer), provided that, in each case, such cost or expense would not, if incurred, constitute a Nonrecoverable Servicing Advance. Nothing contained in this Section
3.09 shall be construed so as to require the Master Servicer or Special Servicer, on behalf of the Trust, to make a bid on any Mortgaged Property at a foreclosure sale or similar proceeding that is in excess of the fair market value of such property, as determined by the Master Servicer or Special Servicer in its reasonable and good faith judgment taking into account the factors described in Section 3.18(e) and the results of any Appraisal obtained pursuant to the following sentence, all such bids to be made in a manner consistent with the Servicing Standards. If and when the Special Servicer or the Master Servicer deems it necessary and prudent for purposes of establishing the fair market value of any Mortgaged Property securing a Defaulted Mortgage Loan, whether for purposes of bidding at foreclosure or otherwise, the Special Servicer or the Master Servicer, as the case may be, is authorized at the expense of the Trust Fund to have an Appraisal performed with respect to such property by an Independent MAI-designated appraiser.

          (b) The Special Servicer shall not acquire any personal property pursuant to this Section 3.09 unless either:

          (i) such personal property is incident to real property (within the meaning of Section 856(e)(1) of the Code) so acquired by the Special Servicer; or

          (ii) the Special Servicer shall have obtained an Opinion of Counsel (the cost of which may be withdrawn from the Certificate Account pursuant to Section 3.05(a)) to the effect that the holding of such personal property by the Trust Fund will not cause the imposition of a tax on the Lower-Tier REMIC or the Upper-Tier REMIC under the REMIC Provisions or cause the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC at any time that any Uncertificated Lower-Tier Interest or Certificate is outstanding.

          (c) Notwithstanding the foregoing provisions of this Section 3.09, neither the Special Servicer nor the Master Servicer shall, on behalf of the Trustee, obtain title to a Mortgaged Property in lieu of foreclosure or otherwise, or take any other action with respect to any Mortgaged Property, if, as a result of any such action, the Trustee, on behalf of the Certificateholders, would be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of such Mortgaged Property within the meaning of CERCLA or any comparable law, unless (as evidenced by an Officer's Certificate to such effect delivered to the Trustee) the Special Servicer has previously determined in accordance with the Servicing Standards, based on an Environmental Assessment of such Mortgaged Property performed by an Independent Person who regularly conducts Environmental Assessments, that:

          (i) the Mortgaged Property is in compliance with applicable environmental laws and regulations or, if not, that taking such actions as are necessary to bring the Mortgaged Property in compliance therewith is reasonably likely to produce a greater recovery on a present value basis than not taking such actions; and

          (ii) there are no circumstances or conditions present at the Mortgaged Property relating to the use, management or disposal of Hazardous Materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations or, if such circumstances or conditions are present for which any such action could be required, that taking such actions with respect to such Mortgaged Property is reasonably likely to produce a greater recovery on a present value basis than not taking such actions.

          The cost of any such Environmental Assessment, as well as the cost of any remedial, corrective or other further action contemplated by clause (i) and/or clause (ii) of the preceding sentence, may be withdrawn from the Certificate Account at the direction of the Special Servicer as an expense of the Trust Fund pursuant to Section 3.05(a)(ix); and if any such Environmental Assessment so warrants, the Special Servicer shall, at the expense of the Trust Fund, perform such additional environmental testing as it deems necessary and prudent to determine whether the conditions described in clauses (i) and (ii) of the preceding sentence have been satisfied.

          (d) If (i) the environmental testing contemplated by subsection (c) above establishes that either of the conditions set forth in clauses (i) and
(ii) of the first sentence thereof has not been satisfied with respect to any Mortgaged Property securing a Defaulted Mortgage Loan, and (ii) there has been no breach of any of the representations and warranties set forth in or required to be made pursuant to Section 2 of the Mortgage Loan Purchase Agreement for which the Mortgage Loan Seller could be required to repurchase such Defaulted Mortgage Loan pursuant to Section 3 of the Mortgage Loan Purchase Agreement, then the Special Servicer shall take such action as it deems to be in the best economic interest of the Trust Fund (other than proceeding to acquire title to the Mortgaged Property) and is hereby authorized at such time as it deems appropriate to release such Mortgaged Property from the lien of the related Mortgage.

          (e) The Special Servicer shall provide written reports and a copy of any Environmental Assessments to the Trustee and the Master Servicer monthly regarding any actions taken by the Special Servicer with respect to any Mortgaged Property securing a defaulted Mortgage Loan as to which the environmental testing contemplated in subsection (c) above has revealed that either of the conditions set forth in clauses (i) and (ii) of the first sentence thereof has not been satisfied, in each case until the earliest to occur of satisfaction of both such conditions, repurchase of the related Mortgage Loan by the Mortgage Loan Seller and release of the lien of the related Mortgage on such Mortgaged Property. The Trustee shall forward all such reports to the Certificateholders and each Rating Agency promptly following the receipt thereof. In addition, the Master Servicer will deliver to the Class F, Class G, Class H and Class UR Certificateholders a copy of any such written reports and any Environmental Assessments within 15 days after receipt of such written reports and Environmental Assessments from the Special Servicer.

          (f) The Special Servicer shall report to the Internal Revenue Service and the related Mortgagor, in the manner required by applicable law, the information required to be reported regarding any Mortgaged Property which is abandoned or foreclosed and the Special Servicer shall report, via Form 1099C, all forgiveness of indebtedness. The Special Servicer shall deliver a copy of any such report to the Trustee and the Master Servicer.

          (g) The Special Servicer shall have the right to determine, in accordance with the Servicing Standards, the advisability of the maintenance of an action to obtain a deficiency judgment if the state in which the Mortgaged Property is located and the terms of the Mortgage Loan permit such an action.

          (h) The Special Servicer shall maintain accurate records, prepared by a Servicing Officer, of each Final Recovery Determination in respect of a Defaulted Mortgage Loan or REO Property and the basis thereof. Each Final Recovery Determination shall be evidenced by an Officer's Certificate delivered to the Trustee and the Master Servicer no later than the next succeeding P&I Advance Determination Date.


          SECTION 3.10.  Trustee to Cooperate; Release of Mortgage Files.
                         -----------------------------------------------
          (a) Upon the payment in full of any Mortgage Loan, or the receipt by the Master Servicer of a notification that payment in full shall be escrowed in a manner customary for such purposes, the Master Servicer will immediately notify the Trustee and request delivery of the related Mortgage File. Any such notice and request shall be in the form of a Request for Release signed by a Servicing Officer and shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Certificate Account pursuant to Section 3.04(a) have been or will be so deposited. Within seven Business Days (or within such shorter period as release can reasonably be accomplished if the Master Servicer notifies the Trustee of an exigency) of receipt of such notice and request, the Trustee shall release, or cause any related Custodian to release, the related Mortgage File to the Master Servicer. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Certificate Account.

          (b) From time to time as is appropriate for servicing or foreclosure of any Mortgage Loan, the Master Servicer or the Special Servicer shall deliver the Trustee a Request for Release signed by a Servicing Officer. Upon receipt of the foregoing, the Trustee shall deliver or cause the related Custodian to deliver, the Mortgage File or any document therein to the Master Servicer or the Special Servicer, as the case may be. Upon return of such Mortgage File or such document to the Trustee or the related Custodian, or the delivery to the Trustee of a certificate of a Servicing Officer of the Master Servicer or the Special Servicer, as the case may be, stating that such Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation which are required to be deposited into the Certificate Account pursuant to
Section 3.04(a) have been or will be so deposited, or that such Mortgage Loan has become an REO Property, a copy of the Request for Release shall be released by the Trustee to the Master Servicer or the Special Servicer, as the case may be, with the original being released upon termination of the Trust.

          (c) Within seven Business Days (or within such shorter period as delivery can reasonably be accomplished if the Special Servicer notifies the Trustee of an exigency) of receipt thereof, the Trustee shall execute and deliver to the Special Servicer any court pleadings, requests for trustee's sale or other documents necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity. The Special Servicer shall be responsible for the preparation of all such documents and pleadings. When submitted to the Trustee for signature, such documents or pleadings shall be accompanied by a certificate of a Servicing Officer requesting that such pleadings or documents be executed by the Trustee and certifying as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale.


          SECTION 3.11.  Servicing Compensation.
                         ----------------------

          (a) As compensation for its activities hereunder, the Master Servicer shall be entitled to receive the Master Servicing Fee with respect to each Mortgage Loan and REO Loan. As to each Mortgage Loan and REO Loan, the Master Servicing Fee shall accrue from time to time at the Master Servicing Fee Rate (in accordance with the same terms of the related Mortgage Note as are applicable to the accrual of interest at the Mortgage Rate) and shall be computed on the basis of the Stated Principal Balance of such Mortgage Loan and for the same period respecting which any related interest payment due on such Mortgage Loan or deemed to be due on such REO Loan is computed. The Master Servicing Fee with respect to any Mortgage Loan or REO Loan shall cease to accrue if a Liquidation Event occurs in respect thereof. The Master Servicing Fee shall be payable monthly, on a loan-by-loan basis, from payments of interest on each Mortgage Loan and REO Revenues allocable as interest on each REO Loan. The Master Servicer shall be entitled to recover unpaid Master Servicing Fees in respect of any Mortgage Loan or REO Loan out of that portion of related payments, Insurance Proceeds, Liquidation Proceeds and REO Revenues (in the case of an REO Loan) allocable as recoveries of interest, to the extent permitted by
Section 3.05(a). The right to receive the Master Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Master Servicer's responsibilities and obligations under this Agreement.

          Additional servicing compensation in the form of assumption and modification fees (other than those received on Specially Serviced Mortgage Loans), not to exceed 1.0% of the unpaid principal balance of the related Mortgage Loan, and only to the extent that all amounts then due and payable with respect to the related Mortgage Loan have been paid, and charges for beneficiary statements or demands and amounts collected for checks returned for insufficient funds, in each case only to the extent actually paid by the related Mortgagor, shall be retained by the Master Servicer and shall not be required to be deposited in the Certificate Account pursuant to Section 3.04(a). The Master Servicer shall also be entitled to additional servicing compensation in the form of: (i) Penalty Charges received on the Mortgage Loans (other than Specially Serviced Mortgage Loans), but only to the extent actually paid by the related Mortgagor and to the extent that all amounts then due and payable with respect to the related Mortgage Loan have been paid; (ii) interest or other income earned on deposits relating to the Trust Fund in the Certificate Account and the Distribution Accounts in accordance with Section 3.06(b) (but only to the extent of the Net Investment Earnings, if any, with respect to each such account for each period from any Distribution Date to the immediately succeeding P&I Advance
Date); and (iii) interest earned on deposits in the Servicing Account which are not required by applicable law or the related Mortgage Loan to be paid to the Mortgagor. The Master Servicer shall be required to pay out of its own funds all expenses incurred by it in connection with its servicing activities hereunder (including, without limitation, payment of any amounts due and owing to any of its Sub-Servicers and the premiums for any blanket Insurance Policy insuring against hazard losses pursuant to Section 3.07), if and to the extent such expenses are not payable directly out of the Certificate Account, and the Master Servicer shall not be entitled to reimbursement therefor except as expressly provided in this Agreement.

          (b) As compensation for its activities hereunder, the Special Servicer shall be entitled to receive the Special Servicing Fee with respect to each Specially Serviced Mortgage Loan and REO Loan. As to each Specially Serviced Mortgage Loan and REO Loan, the Special Servicing Fee shall accrue from time to time at the applicable Special Servicing Fee Rate (in accordance with the same terms of the related Mortgage Note as are applicable to the accrual of interest at the Mortgage Rate) and shall be computed on the basis of the Stated Principal Balance of such Specially Serviced Mortgage Loan and for the same period respecting which any related interest payment due on such Specially Serviced Mortgage Loan or deemed to be due on such REO Loan is computed. The Special Servicing Fee with respect to any Specially Serviced Mortgage Loan or REO Loan shall cease to accrue if a Liquidation Event occurs in respect thereof. The Special Servicing Fee shall be payable monthly, on a loan-by-loan basis, from payments of interest on each Specially Serviced Mortgage Loan and REO Revenues allocable as interest on each REO Loan. The Special Servicer shall be entitled to recover unpaid Special Servicing Fees in respect of any Mortgage Loan or REO Loan out of that portion of related Insurance Proceeds or Liquidation Proceeds allocable as recoveries of interest, to the extent permitted by Section 3.05(a). The right to receive the Special Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Special Servicer's responsibilities and obligations under this Agreement.

          Additional servicing compensation in the form of assumption and modification fees received on Specially Serviced Mortgage Loans, not to exceed 1.0% of the unpaid principal balance of the related Specially Serviced Mortgage Loan and only to the extent actually collected from the related Mortgagor and to the extent that all amounts then due and payable with respect to the related Mortgage Loan have been paid, shall be promptly paid to the Special Servicer by the Master Servicer and shall not be required to be deposited in the Certificate Account pursuant to Section 3.04(a). The Special Servicer shall also be entitled to additional servicing compensation in the form of: (i) (x) a fee (a "Modification Fee") equal to (A) 0.25% of the Stated Principal Balance of any Specially Serviced Mortgage Loan whose maturity date is extended for a period of one year or less, or (B) 0.50% of the Stated Principal Balance of any Specially Serviced Mortgage Loan whose maturity date is extended for a period of more than one year, in either case computed on the basis of the Stated Principal Balance of such Specially Serviced Mortgage Loan on the date of such extension; (y) a fee (a "Loan Disposition Fee") equal to (A) 1.00% of the Liquidation Proceeds received with respect to any Mortgage Loan that is not, at the time of its disposition, an REO Loan, if the Stated Principal Balance of such Mortgage Loan is $5,000,000 or less, or (B) 0.50% of the Liquidation Proceeds received with respect to any Mortgage Loan that is not, at the time of its disposition, an REO Loan, if the Stated Principal Balance of such Mortgage Loan exceeds $5,000,000;
(z) a fee (an "REO Disposition Fee") equal to 0.75% of the Liquidation Proceeds received with respect to any REO Loan; provided, however, that in no event shall the aggregate amount of Modification Fees, Loan Disposition Fees and REO Disposition Fees payable to the Special Servicer as additional compensation with respect to any Mortgage Loan or REO Loan exceed 1.25% of the Stated Principal Balance of such Mortgage Loan or REO Loan; (ii) Penalty Charges on Specially Serviced Mortgage Loans (but only to the extent actually collected from the related Mortgagor and to the extent that all amounts then due and payable with respect to the related Mortgage Loan have been paid); and (iii) interest or other income earned on deposits in the REO Account, if established, in accordance with Section 3.06(b) (but only to the extent of the Net Investment Earnings, if any, with respect to such account for each period from any Distribution Date to the immediately succeeding P&I Advance Date). The Special Servicer shall be required to pay out of its own funds all expenses incurred by it in connection with its servicing activities hereunder (including, without limitation, payment of any amounts, other than management fees in respect of REO Properties, due and owing to any of its Sub-Servicers and the premiums for any blanket Insurance Policy obtained by it insuring against hazard losses pursuant to Section 3.07), if and to the extent such expenses are not payable directly out of the Certificate Account or the REO Account, and the Special Servicer shall not be entitled to reimbursement therefor except as expressly provided in this Agreement.

          SECTION 3.12.  Inspections; Collection of Financial Statements.
                         -----------------------------------------------

          (a) The Master Servicer shall perform (at its own expense), or shall cause each Sub-Servicer to perform (at its own expense), a physical inspection of each Mortgaged Property at such times and in such manner as are consistent with the Servicing Standards, but in any event shall inspect each Mortgaged
Property securing a Mortgage Note with a Stated Principal Balance of (A) $2,000,000 or more at least once every 12 months and (B) less than $2,000,000 at least once every 24 months, in each case commencing in the calendar year 1998; provided, however, that if any scheduled payment becomes more than 60 days delinquent on the related Mortgage Loan, the Special Servicer shall inspect the related Mortgaged Property as soon as practicable thereafter. The cost of such inspection by the Special Servicer shall be an expense of the Trust Fund. The Special Servicer, the Master Servicer or each Sub-Servicer, as applicable, shall prepare a written report of each such inspection detailing the condition of the Mortgaged Property and specifying the existence of (i) any vacancy in the Mortgaged Property that the preparer of such report deems material, (ii) any sale, transfer or abandonment of the Mortgaged Property, (iii) any adverse change in the condition or value of the Mortgaged Property that the preparer of such report deems material, or (iv) any waste committed on the Mortgaged Property. The Special Servicer, the Master Servicer or each Sub-Servicer, as applicable, shall deliver to the Trustee and each Rating Agency and the Special Servicer, Master Servicer or applicable Sub-Servicer, as the case may be, and each Holder of a Class F, Class G, Class H and Class UR Certificate, a copy of each such written report within 60 days of its preparation.

          (b) The Special Servicer or Master Servicer, as applicable, shall make reasonable efforts to collect promptly from each Mortgagor annual operating statements and rent rolls of the related Mortgaged Property, and financial statements of such Mortgagor, if delivery of such items is required pursuant to the terms of the related Mortgage. The Special Servicer or Master Servicer, as applicable, shall promptly: (i) review all such items as may be collected; (ii) prepare written reports based on such reviews identifying the Debt Service Coverage Ratios for the related Mortgage Loans; and (iii) deliver copies of the collected items, and of the written reports prepared in respect thereof, to the Trustee, the Rating Agencies and each Holder of a Class F, Class G, Class H and Class UR Certificate, via diskette or other electronic transmission and by written report to follow, in each case within 30 days of its receipt or preparation, as applicable.


          SECTION 3.13.  Annual Statement as to Compliance.
                         ---------------------------------

          Each of the Master Servicer and the Special Servicer will deliver to the Trustee, with a copy to the Depositor, on or before April 30th of each year, beginning April 30, 1997, an Officer's Certificate stating, as to each signer thereof, that (i) a review of the activities of the Master Servicer or the Special Servicer, as the case may be, during the preceding calendar year and of its performance under this Agreement has been made under such officer's supervision, (ii) to the best of such officer's knowledge, based on such review, the Master Servicer or the Special Servicer, as the case may be, has fulfilled in all material respects its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof, and (iii) the Master Servicer or the Special Servicer, as the case may be, has received no notice regarding qualification, or challenging the status, of either the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC from the Internal Revenue Service or any other governmental agency or body or, if it has received any such notice, specifying the details thereof. A copy of such Officer's Certificate may be obtained by Certificateholders upon written request to the Trustee pursuant to Section 8.12 hereof.

          SECTION 3.14.  Reports by Independent Public Accountants.
                         -----------------------------------------

          The Master Servicer at its expense shall cause a nationally recognized firm of independent certified public accountants to furnish to the Master Servicer, the Trustee and each Rating Agency, on or before April 30 of each year, commencing with April 30, 1997, a report stating that (i) it has obtained from the Master Servicer a letter of representation regarding certain matters from the management of the Master Servicer which includes an assertion that the Master Servicer has complied with certain minimum mortgage loan servicing standards (to the extent applicable to commercial and multifamily mortgage loans), identified in the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America, with respect to the Master Servicer's servicing of commercial and multifamily mortgage loans during the most recently completed calendar year and (ii) on the basis of an examination conducted by such firm in accordance with standards established by the American Institute of Certified Public Accountants, such representation is fairly stated in all material respects, subject to such exceptions and other qualifications that, in the opinion of such firm, such standards require it to report. In rendering its report such firm may rely, as to the matters relating to the direct servicing of commercial and multifamily mortgage loans by Sub-Servicers, upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards (rendered within one year of such statement) with respect to those Sub-Servicers. On or before April 30 of each year, commencing with April 30, 1997, the Master Servicer shall furnish a copy of such report to the Trustee and each Rating Agency.


          SECTION 3.15.  Access to Certain Information.
                         -----------------------------

          Each of the Master Servicer and the Special Servicer shall provide or cause to be provided to any Certificateholder or Certificate Owner that is, or is affiliated with, a federally insured financial institution, the Trustee, the Depositor, each Rating Agency, to the Master Servicer, or to the Special Servicer, as applicable, and to the OTS, the FDIC, the Federal Reserve Board and the supervisory agents and examiners of such boards and such corporations, and any other federal or state banking or insurance regulatory authority that may exercise authority over any Certificateholder, and each Holder of a Class F, Class G, Class H and Class UR Certificate, access to any documentation regarding the Mortgage Loans and the Trust Fund within its control which may be required by this Agreement or by applicable law. Such access shall be afforded without charge but only upon reasonable prior written request and during normal business hours at the offices of the Master Servicer or the Special Servicer, as the case may be, designated by it; provided, however, that the Class F, Class G, Class H and Class UR Certificateholders shall be required to pay a reasonable and customary fee for access to the aforementioned information, shall pay their own photocopying costs and execute a reasonable and customary confidentiality agreement with respect to such information. Nothing in this Section 3.15 shall detract from the obligation of the Master Servicer and the Special Servicer to observe any applicable law prohibiting disclosure of information with respect to the Mortgagors, and the failure of the Master Servicer or the Special Servicer to provide access as provided in this Section 3.15 as a result of such obligation shall not constitute a breach of this Section 3.15. The Master Servicer and the Special Servicer may each deny any of the foregoing persons access to confidential information or any intellectual property which the Master Servicer or the Special Servicer is restricted by license or contract from disclosing. Notwithstanding the foregoing, the Master Servicer and the Special Servicer shall maintain separate from such confidential information and intellectual property, all documentation regarding the Mortgage Loans that is not confidential.

          SECTION 3.16.  Title to REO Property; REO Account.
                         ----------------------------------

          (a) If title to any REO Property is acquired, the deed or certificate of sale shall be issued to the Trustee on behalf of the Certificateholders. The Special Servicer, on behalf of the Trust Fund, shall sell any REO Property within two years after the Trust Fund acquires ownership of such REO Property for purposes of Section 860G(a)(8) of the Code, unless the Special Servicer either (i) is granted an extension of time (an "REO Extension") by the Internal Revenue Service to sell such REO Property or (ii) obtains for the Trustee and the REMIC Administrator an Opinion of Counsel, addressed to the Trustee and the REMIC Administrator, to the effect that the holding by the Trust Fund of such REO Property subsequent to the second anniversary of such acquisition will not result in the imposition of taxes on "prohibited transactions" of the Trust Fund or the Lower-Tier REMIC or Upper-Tier REMIC as defined in Section 860F of the Code or cause either the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC at any time that any Uncertificated Lower-Tier Interests or Certificates are outstanding. If the Special Servicer is granted the REO Extension contemplated by clause (i) of the immediately preceding sentence or obtains the Opinion of Counsel contemplated by clause (ii) of the immediately preceding sentence, the Special Servicer shall sell such REO Property within such period longer than two years as is permitted by such REO Extension or such Opinion of Counsel, as the case may be. Any expense incurred by the Special Servicer in connection with its being granted the REO Extension contemplated by clause (i) of the second preceding sentence or its obtaining the Opinion of Counsel contemplated by clause (ii) of the second preceding sentence, shall be an expense of the Trust Fund payable out of the Certificate Account pursuant to
Section 3.05(a).

          (b) The Special Servicer shall segregate and hold all funds collected and received in connection with any REO Property separate and apart from its own funds and general assets. If an REO Acquisition shall occur, the Special Servicer shall establish and maintain one or more accounts (collectively, the "REO Account"), held on behalf of the Trustee in trust for the benefit of the Certificateholders, for the retention of revenues and other proceeds derived from each REO Property. The REO Account shall be an Eligible Account. The Special Servicer shall deposit, or cause to be deposited, in the REO Account, within one Business Day after receipt, all REO Revenues, Insurance Proceeds and Liquidation Proceeds received in respect of an REO Property. Funds in the REO Account may be invested in Permitted Investments in accordance with Section
3.06. The Special Servicer shall be entitled to make withdrawals from the REO Account to pay itself, as additional servicing compensation in accordance with the second paragraph of Section 3.11(b), interest and investment income earned in respect of amounts held in the REO Account as provided in Section 3.06(b) (but only to the extent of the Net Investment Earnings with respect to the REO Account for any period from any Distribution Date to the immediately succeeding P&I Advance Date). The Special Servicer shall give notice to the Trustee and the Master Servicer of the location of the REO Account when first established and of the new location of the REO Account prior to any change thereof.

                  (c) The Special  Servicer  shall withdraw from the REO Account funds necessary for the proper operation, management, maintenance and disposition of any REO Property, but only to the extent of amounts on deposit in the REO Account relating to such REO Property. On each Determination Date, the Special Servicer shall withdraw from the REO Account and deposit into the Certificate Account the aggregate of all amounts received in respect of each REO Property during the most recently ended Due Period, net of any withdrawals made out of such amounts pursuant to the preceding sentence; provided, however, that the Special Servicer may retain in such REO Account, in accordance with the Servicing Standards, such portion of such balance as may be necessary to maintain a reasonable reserve for repairs, replacements and other related expenses for the related REO Property.

          (d) The Special Servicer shall keep and maintain separate records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, the REO Account pursuant to Section 3.16(b) or (c).


           SECTION 3.17. Management of REO Property.
                         --------------------------

          (a) If title to any REO Property is acquired, the Special Servicer shall manage, conserve, protect and operate such REO Property for the benefit of the Certificateholders solely for the purpose of its prompt disposition and sale in a manner that does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or result in the receipt by the Trust Fund of any "income from non-permitted assets" within the meaning of Section 860F(a)(2)(B) of the Code. Subject to the foregoing, however, the Special Servicer shall have full power and authority to do any and all things in connection therewith as are in the best interests of and for the benefit of the Certificateholders (as determined by the Special Servicer in its good faith and reasonable judgment) and, consistent therewith, shall withdraw from the REO Account, to the extent of amounts on deposit therein with respect to such REO Property, funds necessary for the proper operation, management and maintenance of such REO Property, including, without limitation:

          (i) all insurance premiums due and payable in respect of such REO Property;

          (ii) all real estate taxes and assessments in respect of such REO Property that may result in the imposition of a lien thereon;

          (iii) any ground rents in respect of such REO Property; and

          (iv) all costs and expenses necessary to maintain such REO Property.

          To the extent that amounts on deposit in the REO Account in respect of any REO Property are insufficient for the purposes set forth in clauses (i) -
(iv) above with respect to such REO Property, the Master Servicer shall advance from its own funds such amount as is necessary for such purposes unless (as evidenced by an Officer's Certificate delivered to the Trustee), the Master Servicer would not make such advances if the Master Servicer owned such REO Property or if such advances would, if made, constitute Nonrecoverable Servicing Advances. The Special Servicer shall give the Master Servicer not less than five Business Days' notice before the date on which the Master Servicer is requested to make any Servicing Advance with respect to an REO Property; provided, however, that only two Business Days' notice shall be required in respect of Servicing Advances required to be made on an urgent or emergency basis (which may include, without limitation, Servicing Advances required to make tax or insurance payments).

          (b) Without limiting the generality of the foregoing, the Special Servicer shall not:

          (i) permit the Trust Fund to enter into, renew or extend any New Lease with respect to any REO Property, if the New Lease by its terms will give rise to any income that does not constitute Rents from Real Property;

          (ii) permit any amount to be received or accrued under any New Lease other than amounts that will constitute Rents from Real Property;

          (iii) authorize or permit any construction on any REO Property, other than the completion of a building or other improvement thereon, and then only if more than ten percent of the construction of such building or other improvement was completed before default on the related Mortgage Loan became imminent, all within the meaning of Section 856(e)(4)(B) of the Code; or

          (iv) Directly Operate, or allow any other Person to Directly Operate, any REO Property on any date more than 90 days after its Acquisition Date;

unless, in any such case, the Special Servicer has obtained an Opinion of Counsel (the cost of which may be withdrawn from the Certificate Account pursuant to Section 3.05(a)) to the effect that such action will not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of
Section 860G(a)(8) of the Code at any time that it is held by the Trust Fund, in which case the Special Servicer may take such actions as are specified in such Opinion of Counsel. Except as limited above and by Section 3.17(c), the Special Servicer shall be permitted to cause the Trust Fund to earn "net income from foreclosure property," subject to the standard of Section 4.01(a).

          (c)  The  Special   Servicer  shall  contract  with  any   Independent
Contractor for the operation and management of any REO Property within 90 days of the Acquisition Date thereof, provided that:

          (i) the terms and conditions of any such contract may not be inconsistent herewith and shall reflect an agreement reached at arm's length;

          (ii) the fees of such Independent Contractor (which shall be an expense of the Trust Fund) shall be reasonable and customary in light of the nature and locality of the Mortgaged Property;

          (iii) any such contract shall require, or shall be administered to require, that the Independent Contractor (A) pay all costs and expenses incurred in connection with the operation and management of such REO Property, including, without limitation, those listed in subsection (a) hereof, and (B) remit all related revenues collected (net of its fees and such costs and expenses) to the Special Servicer upon receipt;

          (iv) none of the provisions of this Section 3.17(c) relating to any such contract or to actions taken through any such Independent Contractor shall be deemed to relieve the Special Servicer of any of its duties and obligations hereunder with respect to the operation and management of any such REO Property; and

          (v) the Special Servicer shall be obligated with respect thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such REO Property.

          The Special Servicer shall be entitled to enter into any agreement with any Independent Contractor performing services for it related to its duties and obligations hereunder for indemnification of the Special Servicer by such Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification.


           SECTION 3.18.  Sale of Defaulted Mortgage Loans and REO Properties.
                          ---------------------------------------------------

          (a) Each of the Master Servicer and the Special Servicer may sell or purchase, or permit the sale or purchase of, a Mortgage Loan or REO Property only on the terms and subject to the conditions set forth in this Section 3.18 or as otherwise expressly provided in or contemplated by Section 2.03(b) and, in the case of the Master Servicer, 9.01.

          (b) In the event that any Mortgage Loan becomes a Defaulted Mortgage Loan and the Special Servicer has determined in good faith that such Defaulted Mortgage Loan will become subject to foreclosure proceedings, the Special Servicer shall promptly so notify in writing the Trustee and the Master Servicer. The Special Servicer or the Master Servicer may at its option purchase such Defaulted Mortgage Loan from the Trust Fund, at a price equal to the Purchase Price. The Purchase Price for any Defaulted Mortgage Loan purchased hereunder shall be deposited into the Certificate Account, and the Trustee, upon receipt of an Officer's Certificate from the Special Servicer to the effect that such deposit has been made, shall release or cause to be released to the Special Servicer or the Master Servicer, as the case may be, the related Mortgage File, and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the Special Servicer or the Master Servicer, as the case may be, such Defaulted Mortgage Loan.

          (c) The Special Servicer may offer to sell any Defaulted Mortgage Loan not otherwise purchased by the Special Servicer or the Master Servicer pursuant to subsection (b) above, if and when the Special Servicer determines, consistent with the Servicing Standards, that such a sale would produce a greater recovery on a present value basis than would liquidation of the related Mortgaged Property. Such offering shall be made in a commercially reasonable manner for a period of not less than 10 days or more than 90 days. The Special Servicer shall accept the highest cash bid received from any Person for such Defaulted Mortgage Loan in an amount at least equal to the Purchase Price therefor; provided that in the absence of any such bid, the Special Servicer shall accept the highest cash bid received from any Person that is determined by the Special Servicer to be a fair price for such Defaulted Mortgage Loan. In the absence of any bid determined as provided below to be fair, the Special Servicer shall proceed with respect to such Defaulted Mortgage Loan in accordance with Section 3.09.

          The Special Servicer shall use reasonable efforts to solicit bids for each REO Property in such manner as will be reasonably likely to realize a fair price within the time period provided for by Section 3.16(a). The Special Servicer shall accept the first (and, if multiple bids are contemporaneously received, highest) cash bid received from any Person for such REO Property in an amount at least equal to the Purchase Price therefor; provided that in the absence of any such bid, the Special Servicer shall accept the highest cash bid received from any Person that is determined by the Special Servicer to be a fair price for such REO Property. If the Special Servicer reasonably believes that it will be unable to realize a fair price for any REO Property within the time constraints imposed by Section 3.16(a), then the Special Servicer shall dispose of such REO Property upon such terms and conditions as the Special Servicer shall deem necessary and desirable to maximize the recovery thereon under the circumstances and, in connection therewith, shall accept the highest outstanding cash bid, regardless of from whom received. Notwithstanding the foregoing, the Special Servicer shall not be obligated by the foregoing or otherwise to accept the highest bid if the Special Servicer determines, in accordance with the Servicing Standards, that rejection of such bid would be in the best interests of the Certificateholders. In the event that the Special Servicer determines with respect to any REO Property that the offers being made with respect thereto are not in the best interests of the Certificateholders and that the end of the two-year period referred to in Section 3.16(a) with respect to such REO Property is approaching, the Special Servicer shall seek an extension of such two-year period in the manner described in Section 3.16(a); provided, however, that the Special Servicer shall use its best efforts, consistent with the Servicing Standards, to sell any REO Property prior to two years prior to the Rated Final Distribution Date.

          The Special Servicer shall give the Trustee and the Master Servicer not less than three Business Days' prior written notice of its intention to sell any Defaulted Mortgage Loan or REO Property. No Interested Person shall be obligated to submit a bid to purchase any Defaulted Mortgage Loan or REO
Property, and notwithstanding anything to the contrary herein, neither the Trustee, in its individual capacity, nor any of its Affiliates may bid for or purchase any Defaulted Mortgage Loan or any REO Property pursuant hereto.

          (d) Whether any cash bid constitutes a fair price for any Defaulted Mortgage Loan or REO Property, as the case may be, for purposes of Section 3.18(b), shall be determined by the Special Servicer, if the highest bidder is a Person other than an Interested Person, and by the Trustee, if the highest bidder is an Interested Person. In determining whether any bid received from an Interested Person represents a fair price for any Defaulted Mortgage Loan or any REO Property, the Trustee may conclusively rely on the opinion of an Independent MAI-designated appraiser or other expert in real estate matters retained by the Special Servicer at the expense of the Trust Fund. In determining whether any bid constitutes a fair price for any Defaulted Mortgage Loan or any REO Property, such appraiser or other expert in real estate matters shall be instructed to take into account, as applicable, among other factors, the period and amount of any delinquency on the affected Defaulted Mortgage Loan, the occupancy level and physical condition of the Mortgaged Property or REO Property, the state of the local economy and the obligation to dispose of any REO Property within the time period specified in Section 3.16(a). The Purchase Price for any Defaulted Mortgage Loan or REO Property shall in all cases be deemed a fair price.

          (e) Subject to subsections (a) through (d) above, the Special Servicer shall act on behalf of the Trustee in negotiating and taking any other action necessary or appropriate in connection with the sale of any Defaulted Mortgage Loan or REO Property, and the collection of all amounts payable in connection therewith. Any sale of a Defaulted Mortgage Loan or any REO Property shall be final and without recourse to the Trustee or the Trust Fund, and if such sale is consummated in accordance with the terms of this Agreement, neither the Special Servicer nor the Trustee shall have any liability to any Certificateholder with respect to the purchase price therefor accepted by the Special Servicer or the Trustee.


          SECTION 3.19. Additional Obligations of the Master Servicer.
                        ---------------------------------------------
          [Reserved]

          SECTION 3.20.  Modifications, Waivers, Amendments and Consents.
                         -----------------------------------------------

          (a) Except as set forth in Section 3.08(a) and (b) and this Section 3.20, the Master Servicer shall not agree to any modification, waiver or amendment of a Mortgage Loan, provided that the Master Servicer may agree to extend the maturity date of a Mortgage Loan for twelve months or less from or after the original maturity date of such Mortgage Loan, if: (i) the Master Servicer determines that such extension is in the best interests of the Trust Fund; (ii) a payment default has occurred at maturity of such Mortgage Loan or, in the judgment of the Master Servicer, as evidenced by an Officers' Certificate, is imminent at maturity of the Mortgage Loan and will not be cured within 60 days from the maturity date; (iii) the Master Servicer has received from the related Mortgagor operating statements for the related Mortgaged Property for the most recent full calendar year for which operating statements are available and for the current year to date and, based on such operating statements, the Debt Service Coverage Ratio of such Mortgage Loan has been and, in the reasonable judgment of the Master Servicer, is expected to continue to be during the ensuing twelve months greater than or equal to 1.25x (or 1.15x for LIHTC Mortgage Loans); (iv) except as contemplated in clause (ii) above, no payment (including Escrow Payments) due from the Mortgagor on such Mortgage Loan has been 30 or more days delinquent within the past twelve months; (v) the Master Servicer has performed an inspection of the related Mortgaged Property within the last three months or performs a new inspection of the related Mortgaged Property prior to the contemplated extension; (vi) the Master Servicer has received from the related Mortgagor the last annual rent roll for the related Mortgaged Property and a current rent roll for the related Mortgaged Property, both certified by the related Mortgagor as being true and correct;
(vii) the Master Servicer expressly notifies the related Mortgagor in writing that such extension is a one time option and diligently discusses exit strategies with the related Mortgagor; and (viii) the Special Servicer consents to such extension. The Special Servicer shall determine whether or not to direct the Master Servicer to agree to such extension and shall use its best reasonable efforts to provide or withhold its consent within ten days after the Special Servicer is notified in writing by the Master Servicer of such request for extension and has received sufficient information from the Master Servicer to make an informed decision. The Special Servicer shall so notify the Master Servicer of its decision by a certificate of a Servicing Officer. The Master Servicer shall promptly provide the Special Servicer with such information as is reasonably requested by the Special Servicer in order to make such decision. The Special Servicer shall be entitled to rely, absent manifest error, on the information provided by the Master Servicer, without any independent investigation. No extension entered into pursuant to this Section 3.20(a) shall be for a period of more than twelve months from the original maturity date of such Mortgage Loan or shall extend the maturity date beyond the earlier of (i) two years prior to the Rated Final Distribution Date and (ii) in the case of a Mortgage Loan secured by a leasehold estate, the date ten years prior to the termination of such leasehold estate. No more than one such extension may be granted by the Master Servicer with respect to any particular Mortgage Loan.

          (b) If, but only if, the Special Servicer determines that a modification, waiver or amendment (including, without limitation, the forgiveness or deferral of interest or principal or the substitution or release of collateral or the pledge of additional collateral) of the terms of a Specially Serviced Mortgage Loan with respect to which a payment default or other material default has occurred or a payment default is, in the Special Servicer's judgment, reasonably foreseeable (as evidenced by an Officer's Certificate of the Special Servicer), is reasonably likely to produce a greater recovery on a present value basis (the relevant discounting to be performed at the related Mortgage Rate) than liquidation of such Specially Serviced Mortgage Loan, then the Special Servicer may, but is not required to, with the approval or deemed approval of the Extension Adviser, in the case of an extension of the maturity of a Specially Serviced Mortgage Loan beyond the third anniversary of such Mortgage Loan's original maturity date, agree to a modification, waiver or amendment of such Specially Serviced Mortgage Loan, subject to the provisions of this Section 3.20(b).

          The Special Servicer shall not agree to a modification, waiver or amendment of any term of any Specially Serviced Mortgage Loan if such modification, waiver or amendment would:

          (i) extend the maturity date of any such Specially Serviced Mortgage Loan to a date occurring later than the earlier of (A) two years prior to the Rated Final Distribution Date and (B) if such Specially Serviced Mortgage Loan is secured by a leasehold estate, the date occurring ten years prior to the termination of such leasehold; or

          (ii) reduce the Net Mortgage Rate on any such Specially Serviced Mortgage Loan to less than the lesser of (A) the original Net Mortgage Rate or (B) 7.830 % per annum; or

          (iii) reduce any Prepayment Premium, Yield Maintenance Charge or Lock-out Period on any such Specially Serviced Mortgage Loan.

          (c) Any provision of this Section 3.20 to the contrary notwithstanding, no fee described in this paragraph shall be collected by any Master Servicer or Special Servicer from a Mortgagor (or on behalf of the Mortgagor) in conjunction with any consent or any modification, waiver or amendment of a Mortgage Loan (unless the amount thereof is specified in the related Mortgage Note) if the collection of such fee would cause such consent, modification, waiver or amendment to be a "significant modification" of the Mortgage Note within the meaning of Treasury Regulations Section 1.860G-2(b).

          (d) Notwithstanding anything to the contrary in this Agreement, the Master Servicer may agree to any waiver, modification or amendment that would not be a "significant modification" of the Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b), provided that the proposed modification, amendment or waiver will not cause (x) either the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC for purposes of the Code, or (y) either the Lower-Tier REMIC or the Upper-Tier REMIC to be subject to any tax under the REMIC Provisions. With respect to all modifications, amendments and waivers entered into by the Master Servicer pursuant to this Section 3.20(d), the Master Servicer shall provide the Trustee with an Opinion of Counsel (at the expense of the related Mortgagor or such other Person requesting such modification or, if such expense cannot be collected from the related Mortgagor or such other Person, at the expense of the Trust Fund) to the effect that the contemplated, waiver, modification or amendment (i) will not be a "significant modification" of the Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b) and (ii) will not cause either clause (x) or (y) of this Section 3.20(d) to occur (it being understood that no such Opinion of Counsel is required for any extension permitted pursuant to Section 3.20(a)).

          (e) Any payment of interest, which is deferred pursuant to any modification, waiver or amendment permitted hereunder, shall not, for purposes hereof, including, without limitation, calculating monthly distributions to Certificateholders, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan or such modification, waiver or amendment so permit or that such interest may actually be capitalized.

          (f) Notwithstanding anything to the contrary herein, neither the Master Servicer nor the Special Servicer shall modify, waive or amend any term of a Mortgage Loan that requires the payment of a Prepayment Premium or Yield Maintenance Charge in connection with any Principal Prepayment in full thereon.

          (g) Subject to Section 3.20(c), the Master Servicer and the Special Servicer each may, as a condition to its granting any request by a Mortgagor for consent, modification, waiver or indulgence or any other matter or thing, the granting of which is within the Master Servicer's or the Special Servicer's, as the case may be, discretion pursuant to the terms of the instruments evidencing or securing the related Mortgage Loan and is permitted by the terms of this Agreement, require that such Mortgagor pay to the Master Servicer or the Special Servicer, as the case may be, as additional servicing compensation, a reasonable or customary fee (not to exceed 1.0% of the unpaid principal balance of the related Mortgage Loan), for the additional services performed in connection with such request.

          (h) All modifications, waivers and amendments of the Mortgage Loans entered into pursuant to this Section 3.20 shall be in writing, signed by the Master Servicer or the Special Servicer, as the case may be, and the related Mortgagor (and by any guarantor of the related Mortgage Loan).

          (i) Each of the Master Servicer and the Special Servicer shall notify the Trustee, the other such party, in writing, of any modification, waiver or amendment of any term of any Mortgage Loan and the date thereof, and shall deliver to the Trustee or the related Custodian for deposit in the related
Mortgage File, an original counterpart of the agreement relating to such modification, waiver or amendment, promptly (and in any event within 10 Business
Days) following the execution thereof. Within 15 days of the Master Servicer's or Special Servicer's delivery of the aforesaid modification, waiver or amendment to the Trustee, the Master Servicer or Special Servicer, as applicable, shall forward a copy thereof to each Holder of a Class F, Class G, Class H and Class UR Certificate.

          SECTION 3.21. Transfer  of  Servicing  Between  Master  Servicer   and
                        Special Servicer; Record Keeping; Asset Strategy Report.
                        --------------------------------------------------------

          (a) Upon determining that a Servicing Transfer Event has occurred with respect to any Mortgage Loan, the Master Servicer shall immediately give notice thereof, and shall deliver the related Mortgage File and Credit File to the Special Servicer and shall use its best efforts to provide the Special Servicer with all information, documents and records (including records stored electronically on computer tapes, magnetic discs and the like) relating to the Mortgage Loan and reasonably requested by the Special Servicer to enable it to assume its functions hereunder with respect thereto without acting through a Sub-Servicer. The Master Servicer shall use its best efforts to comply with the preceding sentence within five Business Days of the occurrence of each related
Servicing Transfer Event and in any event shall continue to act as Master Servicer and administrator of such Mortgage Loan until the Special Servicer has commenced the servicing of such Mortgage Loan. The Master Servicer shall deliver to each Holder of a Class F, Class G, Class H and Class UR Certificate a copy of the notice of such Servicing Transfer Event provided by the Master Servicer to the Special Servicer pursuant to this Section.

          Upon determining that a Specially Serviced Mortgage Loan (other than an REO Loan) has become current and has remained current for three consecutive Monthly Payments, and that no other Servicing Transfer Event is continuing with respect thereto, the Special Servicer shall immediately give notice thereof, and shall return the related Mortgage File and Credit File to the Master Servicer and upon giving such notice, and returning such Mortgage File and Credit File to the Master Servicer, the Special Servicer's obligation to service such Mortgage Loan shall terminate and the obligations of the Master Servicer to service and administer such Mortgage Loan shall re-commence.

          (b) In servicing any Specially Serviced Mortgage Loans, the Special Servicer will provide to the Trustee originals of documents included within the definition of "Mortgage File" for inclusion in the related Mortgage File (with a copy of each such original to the Master Servicer), and provide the Master Servicer with copies of any additional related Mortgage Loan information including correspondence with the related Mortgagor.

          (c) On or before each Determination Date, the Special Servicer shall deliver to the Master Servicer a written statement describing, on a loan-by-loan and property-by-property basis, (1) the information described in clause (vi) of
Section 4.02(a) with respect to each Specially Serviced Mortgage Loan and the information described in clause (vii) of Section 4.02(a) with respect to each REO Property, (2) the amount of all payments, Insurance Proceeds and Liquidation Proceeds received with respect to each Specially Serviced Mortgage Loan during the related Due Period, and the amount of all REO Revenues, Insurance Proceeds and Liquidation Proceeds received with respect to each REO Property during the related Due Period, (3) the amount, purpose and date of all Servicing Advances made by the Master Servicer with respect to each Specially Serviced Mortgage Loan and REO Property during the related Due Period, and (4) such additional information relating to the Specially Serviced Mortgage Loans and REO Properties as the Master Servicer reasonably requests to enable it to perform its responsibilities under this Agreement.

          (d) Notwithstanding the provisions of the preceding clause (c), the Master Servicer shall maintain ongoing payment records with respect to each of the Specially Serviced Mortgage Loans and REO Properties and shall provide the Special Servicer with any information in its possession required by the Special Servicer to perform its duties under this Agreement.

          (e) No later than thirty (30) days after a Servicing Transfer Event for a Mortgage Loan, the Special Servicer shall deliver to the Trustee, the Master Servicer, each Rating Agency, each Class F, Class G, Class H and Class UR Certificateholder, and the Directing Certificateholder a report (the "Asset Strategy Report") with respect to such Mortgage Loan and the related Mortgaged Property. Such Asset Strategy Report shall set forth the following information to the extent reasonably determinable:

          (i) summary of the status of such Specially Serviced Mortgage Loan and any negotiations with the related Mortgagor;

          (ii) a discussion of the legal and environmental considerations reasonably known to the Special Servicer, consistent with the Servicing Standards, that are applicable to the exercise of remedies as aforesaid and to the enforcement of any related guaranties or other collateral for the related Mortgage Loan and whether outside legal counsel has been retained;

          (iii) the most current rent roll and income or operating statement available for the related Mortgaged Property;

          (iv) the Special Servicer's recommendations on how such Specially Serviced Mortgage Loan might be returned to performing status and returned to the Master Servicer for regular servicing or otherwise realized upon;

          (v) the Appraised Value of the Mortgaged Property together with the assumptions used in the calculation thereof; and

          (vi) such other information as the Special Servicer deems relevant in light of the Servicing Standards.

          If within ten (10) Business Days of receiving an Asset Strategy Report, the Directing Certificateholder does not disapprove such Asset Strategy Report in writing, the Special Servicer shall implement the recommended action as outlined in such Asset Strategy Report; provided, however, that the Special Servicer may not take any action that is contrary to applicable law or the terms of the applicable Mortgage Loan documents. If the Directing Certificateholder disapproves such Asset Strategy Report, the Special Servicer will revise such Asset Strategy Report and deliver to the Trustee, the Directing Certificateholder and the Master Servicer a new Asset Strategy Report as soon as practicable. The Special Servicer shall revise such Asset Strategy Report as described above in this Section 3.21(e) until the Directing Certificateholder shall fail to disapprove such revised Asset Strategy Report in writing within ten (10) Business Days of receiving such revised Asset Strategy Report. The Special Servicer may, from time to time, modify any Asset Strategy Report it has previously delivered and implement such report, provided such report shall have been prepared, reviewed and not rejected pursuant to the terms of this Section. Notwithstanding the foregoing, the Special Servicer (i) may following the occurrence of an extraordinary event with respect to the related Mortgaged Property, take any action set forth in such Asset Strategy Report before the expiration of a ten (10) Business Day period if the Special Servicer has reasonably determined that failure to take such action would materially and adversely affect the interests of the Certificateholders and it has made a reasonable effort to contact the Directing Certificateholder and (ii) in any case, shall determine whether such disapproval is not in the best interest of all the Certificateholders pursuant to the Servicing Standards. Upon making such determination, the Special Servicer shall notify the Trustee of such rejection and deliver to the Trustee a proposed notice to Certificateholders which shall include a copy of the Asset Strategy Report, and the Trustee shall send such notice to all Certificateholders. If the majority of such Certificateholders, as determined by Voting Rights, fail, within five (5) days of the Trustee's sending such notice, to reject such Asset Strategy Report, the Special Servicer shall implement the same. If the Asset Strategy Report is rejected by the Certificateholders, the Special Servicer shall revise such Asset Strategy Report as described above in this Section 3.21(e). The Trustee shall be entitled to reimbursement from the Trust Fund for the reasonable expenses of providing such notices.

          The Special Servicer shall have the authority to meet with the Mortgagor for any Specially Serviced Mortgage Loan and take such actions consistent with the Servicing Standards and the related Asset Strategy Report. The Special Servicer shall not take any action inconsistent with the related Asset Strategy Report, unless such action would be required in order to act in accordance with the Servicing Standards.

          Upon request of any Certificateholder (or any Certificate Owner, if applicable, which shall have provided the Trustee with evidence satisfactory to the Special Servicer and the Trustee of its interest in a Certificate), the Trustee shall mail, without charge, to the address specified in such request a copy of the most current Asset Strategy Report for any Specially Serviced Mortgage Loan or REO Property. Prior to delivering an Asset Strategy Report to any such Certificateholder, the Trustee shall have obtained an acknowledgment from the recipient thereof that United States securities law may restrict the use of the information in the Asset Strategy Report.

          No direction of the Directing Certificateholder shall (A) require or cause the Special Servicer to violate the terms of a Specially Serviced Mortgage Loan, applicable law or any provision of this Agreement, including the Special Servicer's obligation to act in accordance with the Servicing Standards and to maintain the REMIC status of each REMIC, or (B) result in the imposition of a "prohibited transaction" or "prohibited contribution" tax under the REMIC Provisions, or (C) expose the Master Servicer, the Special Servicer, the Depositor, the Mortgage Loan Seller, the Trust Fund, the Trustee or their officers, directors, employees or agents to any claim, suit or liability, or (D) materially expand the scope of the Special Servicer's or the Master Servicer's responsibilities under this Agreement.


          SECTION 3.22.  Sub-Servicing Agreements.
                         ------------------------

          (a) The Master Servicer and the Special Servicer may enter into Sub-Servicing Agreements to provide for the performance by third parties of any or all of their respective obligations under Articles III and IV hereof; provided that, in each case, the Sub-Servicing Agreement: (i) is consistent with this Agreement in all material respects and requires the Sub-Servicer to comply with all of the applicable conditions of this Agreement; (ii) provides that if the Master Servicer or the Special Servicer, as the case may be, shall for any reason no longer act in such capacity hereunder (including, without limitation, by reason of an Event of Default), the Trustee or its designee may thereupon assume all of the rights and, except to the extent they arose prior to the date of assumption, obligations of the Master Servicer or the Special Servicer, as the case may be, under such agreement, or, alternatively, may act in accordance with Section 7.02 hereof under the circumstances described therein; (iii) provides that the Trustee for the benefit of the Certificateholders shall be a third party beneficiary under such agreement, but that (except to the extent the Trustee or its designee assumes the obligations of the Master Servicer or the Special Servicer, as the case may be, thereunder as contemplated by the immediately preceding clause (ii)) none of the Trust Fund, the Trustee, any successor Master Servicer or Special Servicer, as the case may be, or any Certificateholder shall have any duties under such agreement or any liabilities arising therefrom; (iv) permits any purchaser of a Mortgage Loan pursuant to this Agreement to terminate such agreement with respect to such purchased Mortgage Loan at its option and without penalty; (v) does not permit the Sub-Servicer to enter into or consent to any modification, waiver or amendment or otherwise take any action on behalf of the Special Servicer contemplated by
Section 3.20 hereof without the consent of such Special Servicer; and (vi) does not permit the Sub-Servicer any direct rights of indemnification that may be satisfied out of assets of the Trust Fund. In addition, each Sub-Servicing
Agreement entered into by the Master Servicer may provide that the obligations of the Sub-Servicer thereunder shall terminate with respect to any Mortgage Loan serviced thereunder at the time such Mortgage Loan becomes a Specially Serviced Mortgage Loan, and each Sub-Servicing Agreement entered into by the Special
Servicer shall relate only to Specially Serviced Mortgage Loans, and the obligations of the Sub-Servicer thereunder shall terminate with respect to any such Mortgage Loan which ceases to be a Specially Serviced Mortgage Loan; provided, however, that the Sub-Servicing Agreement may provide that the Sub-Servicer will continue to make all calculations and prepare all reports required under the Sub-Servicing Agreement with respect to Specially Serviced Mortgage Loans as if no Servicing Transfer Event had occurred and with respect to REO Properties (and the related REO Loans) as if no REO Acquisition had occurred and to render such incidental services with respect to such Specially Serviced Mortgage Loans and REO Properties as are specifically provided for in such Sub-Servicing Agreement. The Master Servicer and the Special Servicer each shall deliver to the Trustee copies of all Sub-Servicing Agreements, and any amendments thereto and modifications thereof, entered into by it promptly upon its execution and delivery of such documents. References in this Agreement to actions taken or to be taken by the Master Servicer or the Special Servicer include actions taken or to be taken by a Sub-Servicer on behalf of the Master Servicer or the Special Servicer, as the case may be; and, in connection therewith, all amounts advanced by any Sub-Servicer to satisfy the obligations of the Master Servicer hereunder to make Servicing Advances shall be deemed to have been advanced by the Master Servicer out of its own funds and, accordingly, such Servicing Advances shall be recoverable by such Sub-Servicer in the same manner and out of the same funds as if such Sub-Servicer were the Master Servicer, and, for so long as they are outstanding, such Servicing Advances shall accrue interest in accordance with Section 3.03(d), such interest to be allocable between the Master Servicer and such Sub-Servicer pursuant to the terms of the Sub-Servicing Agreement. For purposes of this Agreement, the Master Servicer and the Special Servicer each shall be deemed to have received any payment when a Sub-Servicer retained by it receives such payment. The Master Servicer and the Special Servicer each shall notify the other such party, the Trustee and the Depositor in writing promptly of the appointment by it of any Sub-Servicer.

          (b) Each Sub-Servicer shall be authorized to transact business in the state or states in which the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law.

          (c) As part of its servicing activities hereunder, each of the Master Servicer and the Special Servicer, for the benefit of the Trustee and the Certificateholders, shall (at no expense to the Trustee, the Certificateholders or the Trust Fund) monitor the performance and enforce the obligations of each Sub-Servicer under the related Sub-Servicing Agreement. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Sub-Servicing Agreements in accordance with their respective terms and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer or the Special Servicer, as applicable, would require were it the owner of the Mortgage Loans. The Master Servicer and the Special Servicer shall have the right to remove a Sub-Servicer retained by it in accordance with the terms of the related Sub-Servicing Agreement.

          (d) In the event the Trustee or its designee assumes the rights and obligations of the Master Servicer or the Special Servicer under any Sub-Servicing Agreement, the Master Servicer or the Special Servicer, as applicable, at its expense shall, upon request of the Trustee, deliver to the assuming party all documents and records relating to such Sub-Servicing
Agreement and the Mortgage Loans then being serviced thereunder and an accounting of amounts collected and held on behalf of it thereunder, and otherwise use reasonable efforts to effect the orderly and efficient transfer of the Sub-Servicing Agreement to the assuming party.

          (e) Notwithstanding any Sub-Servicing Agreement, the Master Servicer and the Special Servicer shall remain obligated and liable to the Trustee and the Certificateholders for the performance of their respective obligations and duties under this Agreement in accordance with the provisions hereof to the same extent and under the same terms and conditions as if each alone were servicing and administering the Mortgage Loans for which it is responsible, and the Master Servicer and the Special Servicer shall pay the fees of any Sub-Servicer thereunder from their own funds. In no event shall the Trust Fund bear any termination fee required to be paid to any Sub-Servicer as a result of such Sub-Servicer's termination under any Sub-Servicing Agreement.

          (f) The Trustee shall furnish to any Sub-Servicer any powers of attorney and other documents necessary or appropriate to enable such Sub-Servicer to carry out its servicing and administrative duties under any Sub-Servicing Agreement; provided, however, that the Trustee shall not be held liable for any negligence with respect to, or misuse of, any such power of attorney by a Sub-Servicer.


          SECTION 3.23.  Representations and Warranties of the Master Servicer.
                         -----------------------------------------------------
          (a) The Master Servicer hereby represents and warrants to the Trustee, for its own benefit and the benefit of the Certificateholders, and to the Depositor, the Special Servicer and the REMIC Administrator, as of the Closing Date, that:

          (i) The Master Servicer is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas, and the Master Servicer is in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement.

          (ii) The  execution  and  delivery  of this  Agreement  by the  Master
     Servicer, and the performance and compliance with the terms of this Agreement by the Master Servicer, will not violate the Master Servicer's charter and by-laws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Master Servicer or its property is subject.

          (iii) This Agreement, assuming due authorization, execution and delivery by the Trustee and the Depositor, constitutes a valid, legal and binding obligation of the Master Servicer, enforceable against the Master Servicer in accordance with the terms hereof, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

          (iv) The Master Servicer is not in default with respect to any order or decree of any court, or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Master Servicer or its properties or might have consequences that would materially and adversely affect its ability to perform its duties and obligations hereunder.

          (v) No litigation is pending or, to the best of the Master Servicer's knowledge, threatened against the Master Servicer which would prohibit the Master Servicer from entering into this Agreement or, in the Master Servicer's good faith and reasonable judgment, is likely to materially and adversely affect the ability of the Master Servicer to perform its obligations under this Agreement.

          (vi) No information, certificate of an officer, statement furnished in writing or report delivered to the Depositor, any Affiliate of the Depositor or the Trustee by the Master Servicer will, to the knowledge of the Master Servicer, contain any untrue statement of a material fact or omit a material fact necessary to make the information, certificate, statement or report not misleading.

          (vii) The Master Servicer has examined each existing, and will examine each new, Sub-Servicing Agreement and is or will be familiar with the terms thereof. The terms of each existing Sub-Servicing Agreement and each designated Sub-Servicer are acceptable to the Master Servicer and any new Sub-Servicing Agreements will comply with the provisions of Section 3.22.


          (viii) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Master Servicer, or compliance by the Master Servicer with, this Agreement or the consummation of the transactions contemplated by this Agreement, except for any consent, approval, authorization or order which has not been obtained or cannot be obtained prior to the actual performance by the Master Servicer of its obligations under this Agreement, and which, if not obtained would not have a materially adverse effect on the ability of the Master Servicer to perform its obligations hereunder.

          (b) The representations and warranties set forth in paragraph (a) above shall survive the execution and delivery of the Agreement. The Master Servicer shall indemnify the Trustee and the Trust Fund and hold each of them harmless against any losses, damages, penalties, fines, forfeitures, and legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion arising from, or resulting from a material breach of the Master Servicer's representations and warranties contained in paragraph (a) above. Such indemnification shall survive any termination or resignation of the Master Servicer, and any termination of the Agreement.


          SECTION 3.24.  Representations and Warranties of the Special Servicer.
                         ------------------------------------------------------

          (a) The Special Servicer hereby represents and warrants to the Trustee, for its own benefit and the benefit of the Certificateholders, and to the Depositor, the Master Servicer and the REMIC Administrator, as of the Closing Date, that:

          (i) The Special Servicer is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas, and the Special Servicer is in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement.

          (ii) The  execution  and  delivery  of this  Agreement  by the Special
     Servicer, and the performance and compliance with the terms of this Agreement by the Special Servicer, will not violate the Special Servicer's charter and by-laws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Special Servicer or its property is subject.

          (iii) The Special Servicer has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

          (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Special Servicer, enforceable against the Special Servicer in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

          (v) The Special Servicer is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Special Servicer's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Special Servicer to perform its obligations under this Agreement or the financial condition of the Special Servicer.

          (vi) No litigation is pending or, to the best of the Special Servicer's knowledge, threatened against the Special Servicer which would prohibit the Special Servicer from entering into this Agreement or, in the Special Servicer's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Special Servicer to perform its obligations under this Agreement or the financial condition of the Special Servicer.

          (vii) Each officer, director, employee, consultant or advisor of the Special Servicer that has or, following the occurrence of a Servicing Transfer Event, would have responsibilities concerning the servicing and administration of Mortgage Loans is covered by errors and omissions insurance in the amounts and with the coverage required by Section 3.07(c). Neither the Special Servicer nor any of its officers, directors, employees, consultants or advisors that is or, following the occurrence of a Servicing Transfer Event, would be involved in the servicing or administration of Mortgage Loans has been refused such coverage or insurance.

          (viii) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Special Servicer, or compliance by the Special Servicer with, this Agreement or the consummation of the transactions contemplated by this Agreement, except for any consent, approval, authorization or order which has not been obtained or cannot be obtained prior to the actual performance by the Special Servicer of its obligations under this Agreement, and which, if not obtained would not have a materially adverse effect on the ability of the Special Servicer to perform its obligations hereunder.

          (b) The representations and warranties set forth in paragraph (a) above will survive the execution and delivery of the Agreement. The Special Servicer shall indemnify the Trustee and the Trust Fund and hold them harmless against any losses, damages, penalties, fines, forfeitures, legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from a material breach of the Special Servicer's representations and warranties contained in paragraph (a) above. Such indemnification shall survive any termination of the Special Servicer, and any termination of the Agreement.

          SECTION 3.25.  Duties of the Extension Adviser.
                         -------------------------------

          (a) The Special Servicer may not extend the maturity of any Specially Serviced Mortgage Loan beyond the third anniversary of such Mortgage Loan's original maturity date, unless the Extension Adviser elected pursuant to Section
3.26 shall have approved such extension in writing within ten days after receiving from the Special Servicer the information, analysis and certification required by Section 3.25(b). If a written objection to such extension from the Extension Adviser has not been received by the Special Servicer within said ten-day period, then the Extension Adviser's approval shall be deemed to have been given.

          (b) The Special Servicer shall, with respect to any proposed extension of a Specially Serviced Mortgage Loan beyond the third anniversary of such Mortgage Loan's original maturity date, prepare and deliver to the Extension Adviser, a summary of such proposed extension and an analysis summarizing the bases of its conclusion that such extension is reasonably likely to produce a greater recovery on a present value basis (the relevant discounting to be performed at the related Net Mortgage Rate) than liquidation of such Mortgage Loan. Such analysis shall specify the basis on which the Special Servicer has made such determination, including the status of any existing material default or the grounds for concluding that a payment default is imminent. The Special Servicer shall promptly provide the Extension Adviser with such information as is requested by the Extension Adviser (including, without limitation, operating statements, rents rolls, appraisals, environmental reports, inspection reports and financial statements of the applicable Mortgagor) in connection with any proposed extension. The Extension Adviser shall be entitled to rely on the information provided by the Special Servicer without any independent investigation or verification on the part of the Extension Adviser. In addition, the Special Servicer, in connection with each request for extension, shall provide to the Extension Adviser an Officer's Certificate confirming that all conditions precedent to the granting of any such extension set forth in this Agreement (other than the approval of the Extension Adviser) have been satisfied.

          (c) No direction of the Extension Adviser shall (A) require or cause the Special Servicer to violate the terms of a Specially Serviced Mortgage Loan, applicable law or any provision of this Agreement, including the Special Servicer's obligation to act in accordance with the Servicing Standards and to maintain the REMIC status of each REMIC, or (B) result in the imposition of a "prohibited transaction" or "prohibited contribution" tax under the REMIC Provisions, or (C) expose the Master Servicer, the Special Servicer, the Depositor, the Mortgage Loan Seller, the Trust Fund, the Trustee or their officers, directors, employees or agents to any claim, suit or liability, or (D) materially expand the scope of the Special Servicer's or the Master Servicer's responsibilities under this Agreement.

          (d) As compensation for performing its duties set forth in this Agreement, the Extension Adviser shall be entitled to reimbursement of its reasonable out-of-pocket expenses and payment of a commercially reasonable fee (which fee shall not exceed $1,500 per extension proposal reviewed by the Extension Adviser), which amounts shall be paid out of the Trust Fund.


          SECTION 3.26.  Extension Adviser; Elections.
                         ----------------------------

          (a) The Class A, Class B, Class C and Class D Certificateholders will be entitled to elect, and shall be deemed to have elected, the Trustee or a designee of the Trustee as their representative (the "Extension Adviser") as provided in this Section 3.26. The Trustee (or any other Person duly elected as Extension Advisor) may resign as Extension Advisor at any time for any reason or no reason upon not less than 5 Business Days' written notice to the Depositor, the Trustee, the Special Servicer, the Master Servicer and each Class A, Class B, Class C and Class D Certificateholder. Upon (i) the receipt by the Trustee of written requests for an election of an Extension Adviser from such Certificateholders representing more than 50% of the Voting Rights of all the Class A, Class B, Class C and Class D Certificates, or (ii) the resignation or removal of the Person acting as Extension Adviser, an election of a successor Extension Adviser shall be held commencing as soon as practicable thereafter. The Extension Adviser shall be elected for the purpose of approving certain actions of the Special Servicer specified herein in respect of extending the maturity of any Specially Serviced Mortgage Loan beyond the third anniversary of its original maturity date.

          (b) After any such receipt, resignation, removal or determination contemplated by Section 3.26(a), the Trustee shall call a meeting of the Holders of the Class A, Class B, Class C and Class D Certificates, if any, for the purpose of electing an Extension Adviser. Notice of any such meeting of such Holders shall be mailed or delivered to each Holder not less than 10 days nor more than 60 days prior to the meeting. The notice shall state the place and the time of the meeting, which may be held by telephone. Certificateholders representing a majority (by Certificate Balance) of the Certificates of the applicable Class or Classes, present in person or represented by proxy, shall constitute a quorum for the nomination of an Extension Adviser. At the meeting, each such Holder shall be entitled to nominate one Person to act as Extension Adviser. The Trustee shall cause the election of the Extension Adviser to be held as soon thereafter as convenient.

          (c) Each Holder of a Class A, Class B, Class C and Class D Certificate shall be entitled to vote in each election of the Extension Adviser. The voting in each election of the Extension Adviser shall be in writing mailed, delivered or sent by courier and actually received by the Trustee on or prior to the date of such election. Immediately upon receipt by the Trustee of votes (which have not been rescinded) from the Holders of such Certificates representing more than 50% of the Voting Rights of all the Class A, Class B, Class C and Class D Certificates, which votes are cast for a single Person, such Person shall be, upon such Person's acceptance, the Extension Adviser. In the event that after the Closing Date an Extension Adviser shall have resigned or been removed and a successor Extension Adviser shall not have been elected, there shall be no Extension Adviser. Notwithstanding anything to the contrary contained herein, the Special Servicer shall not have any right or obligation to consult with or to seek and/or obtain approval or direction from an Extension Adviser, and provisions of this Agreement relating thereto shall be of no effect, in any event during any such period that there is no Extension Adviser.

          (d) The Extension Adviser may be removed at any time by the written vote, copies of which must be delivered to the Trustee, of Holders of such Certificates representing more than 50% of the Voting Rights of all the Class A, Class B, Class C and Class D Certificates.

          (e) The Trustee shall act as judge of each election of an Extension Adviser, and, absent manifest error, the determination of the results of any such election by the Trustee shall be conclusive. Notwithstanding any other provisions of this Section 3.26, the Trustee may make such reasonable regulations as it may deem advisable for any such election. Upon election of a successor Extension Adviser, the Trustee shall promptly mail notice thereof by first class mail to the Depositor, the Master Servicer, the Special Servicer, the Mortgage Loan Seller and each of the Rating Agencies.


          SECTION 3.27.  Limitation on Liability of Extension Adviser.
                         --------------------------------------------

          The Extension Adviser will be acting solely as a representative of the interests of the Class A, Class B, Class C and Class D Certificateholders, and shall not have any responsibility or liability to the Trust Fund or any other Class or Classes of Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Extension Adviser against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations or duties hereunder. By its acceptance of a Certificate, each Certificateholder confirms its understanding that the Extension Adviser may take actions that favor the interests of one or more Classes of the Certificates over other Classes of the Certificates and that the Extension Adviser may have special relationships and interests that conflict with those of Holders of some Classes of the Certificates and, absent willful misfeasance, bad faith, negligence or negligent disregard of obligations or duties on the part of the Extension Adviser, agrees to take no action against the Extension Adviser or any of its officers, directors, employees, principals or agents as a result of such a special relationship or conflict.

                              [End of Article III]

                                   ARTICLE IV

                         PAYMENTS TO CERTIFICATEHOLDERS


           SECTION 4.01.  Distributions.
                          -------------

          (a) On each Distribution Date, to the extent of the Available Distribution Amount for such Distribution Date, the Trustee shall transfer the Lower-Tier Distribution Amount from the Lower-Tier Distribution Account to the Upper-Tier Distribution Account in the amounts and priorities set forth in
Section 4.01(b) with respect to each Class of Uncertificated Lower-Tier Interest, and immediately thereafter, shall make distributions thereof from the Upper-Tier Distribution Account in the following order of priority, satisfying in full, to the extent required and possible, each priority before making any distribution with respect to any succeeding priority:

          (i) first, to the Holders of the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates and the Class IO Certificates, pro rata, in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Classes of Certificates for such Distribution Date;

          (ii) second, (A) to the Holders of the Class A-1 Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount, until the outstanding Certificate Balance of the Class A-1 Certificates has been reduced to zero;

          (B) after the Certificate  Balance of the Class A-1  Certificates  has
     been reduced to zero, to the Holders of the Class A-2 Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after any distributions in respect of the Class A-1 Certificates on such Distribution
     Date), until the outstanding Certificate Balance of the Class A-2 Certificates has been reduced to zero.

          (C) after the Certificate Balances of the Class A-1 and Class A-2 Certificates have been reduced to zero, to the Holders of the Class A-3 Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after any distributions in respect of the Class A-1 and Class A-2 Certificates on such Distribution Date), until the outstanding Certificate Balance of the Class A-3 Certificates has been reduced to zero.

          (iii) third, to the Holders of the Class A-1 Certificates, the Class A-2 Certificates and the Class A-3 Certificates, pro rata, for the unreimbursed amounts of Collateral Support Deficit, if any, an amount equal to the aggregate of such unreimbursed Collateral Support Deficit previously allocated to such Classes of Certificates;

          (iv) fourth, to the Holders of the Class B Certificates, in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date;

          (v) fifth, after the Certificate Balances of the Class A-1, Class A-2 and Class A-3 Certificates have been reduced to zero, to the Holders of the Class B Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after any distributions in respect of the Class A Certificates on such Distribution Date), until the outstanding Certificate Balance of the Class B Certificates has been reduced to zero;

          (vi) sixth, to the Holders of the Class B Certificates, for the unreimbursed amounts of Collateral Support Deficit, if any, an amount equal to the aggregate of such unreimbursed Collateral Support Deficit previously allocated to such Class of Certificates;

          (vii) seventh, to the Holders of the Class C Certificates, in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date;

          (viii) eighth, after the Certificate Balances of the Class A-1, Class A-2, Class A-3 and Class B Certificates have been reduced to zero, to the Holders of the Class C Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after any distributions in respect of the Class A and Class B Certificates on such Distribution Date), until the outstanding Certificate Balance of the Class C Certificates has been reduced to zero;

          (ix) ninth, to the Holders of the Class C Certificates, for the unreimbursed amounts of Collateral Support Deficit, if any, an amount equal to the aggregate of such unreimbursed Collateral Support Deficit previously allocated to such Class of Certificates;

          (x) tenth, to the Holders of the Class D Certificates, in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date;

          (xi) eleventh, after the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class B and Class C Certificates have been reduced to zero, to the Holders of the Class D Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after any distributions in respect of the Class A, Class B and Class C Certificates on such Distribution Date), until the outstanding Certificate Balance of the Class D Certificates has been reduced to zero;

          (xii) twelfth, to the Holders of the Class D Certificates, for the unreimbursed amounts of Collateral Support Deficit, if any, an amount equal to the aggregate of such unreimbursed Collateral Support Deficit previously allocated to such Class of Certificates;

          (xiii) thirteenth, to the Holders of the Class E Certificates, in respect of interest, up to an amount equal to the aggregate Interest
     Distribution Amount in respect of such Class of Certificates for such Distribution Date;

          (xiv) fourteenth, after the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class B, Class C and Class D Certificates have been reduced to zero, to the Holders of the Class E Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after any distributions in respect of the Class A, Class B, Class C and Class D Certificates on such Distribution Date), until the outstanding Certificate Balance of the Class E Certificates has been reduced to zero;

          (xv) fifteenth, to the Holders of the Class E Certificates, for the unreimbursed amounts of Collateral Support Deficit, if any, an amount equal to the aggregate of such unreimbursed Collateral Support Deficit previously allocated to such Class of Certificates;

          (xvi) sixteenth, to the Holders of the Class F Certificates, in respect of interest, up to an amount equal to the aggregate Interest
     Distribution Amount in respect of such Class of Certificates for such Distribution Date;

          (xvii) seventeenth, after the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D and Class E Certificates have been reduced to zero, to the Holders of the Class F Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after any distributions in respect of the Class A, Class B, Class C, Class D and Class E Certificates on such Distribution Date), until the outstanding Certificate Balance of the Class F Certificates has been reduced to zero;

          (xviii) eighteenth, to the Holders of the Class F Certificates, for the unreimbursed amounts of Collateral Support Deficit, if any, an amount equal to the aggregate of such unreimbursed Collateral Support Deficit previously allocated to such Class of Certificates;

          (xix) nineteenth, to the Holder of the Class G Certificates in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date;

          (xx) twentieth, after the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E and Class F Certificates have been reduced to zero, to the Holders of the Class G Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after any distributions in respect of the Class A, Class B, Class C, Class D, Class E and Class F Certificates on such Distribution Date), until the outstanding Certificate Balance of the Class G Certificates has been reduced to zero;

          (xxi) twenty-first, to the Holder of the Class G Certificates, for the unreimbursed amounts of Collateral Support Deficit, if any, an amount equal to the aggregate of such unreimbursed Collateral Support Deficit previously allocated to such Class of Certificates;

          (xxii) twenty-second, to the Holders of the Class H Certificates, in respect of interest, up to an amount equal to the aggregate Interest
     Distribution Amount in respect of such Class of Certificates for such Distribution Date;

          (xxiii) twenty-third, after the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F and Class G Certificates have been reduced to zero, to the Holders of the Class H Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after any distributions in respect of the Class A, Class B, Class C, Class D, Class E, Class F and Class G Certificates on such Distribution
     Date), until the outstanding Certificate Balance of the Class H Certificates has been reduced to zero;

          (xxiv) twenty-fourth, to the Holders of the Class H Certificates, for the unreimbursed amounts of Collateral Support Deficit, if any, an amount equal to the aggregate of such unreimbursed Collateral Support Deficit previously allocated to such Class of Certificates;

          (xxv) twenty-fifth, to the Holders of the Class UR Certificates in respect of interest, up to an amount equal to the aggregate Interest
     Distribution Amount in respect of such Class of Certificates for such Distribution Date;

          (xxvi) twenty-sixth, after the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates have been reduced to zero, to the Holders of the Class UR Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after any distributions in respect of the Class A, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates on such Distribution Date), until the outstanding Certificate Balance of the Class UR Certificates has been reduced to zero;

          (xxvii) twenty-seventh, to the Holders of the Class UR Certificates, for the unreimbursed amounts of Collateral Support Deficit, if any, an amount equal to the aggregate of such unreimbursed Collateral Support Deficit previously allocated to such Class of Certificates;

          (xxviii) twenty-eighth, to the Class R Certificates, the amount, if any, remaining in the Upper-Tier Distribution Account with respect to such Distribution Date, but only to the extent of the Available Distribution Amount for such Distribution Date.

          (b) (i) The initial principal amounts, the amounts of principal of, and interest rates on, each of the Uncertificated Lower-Tier Interests shall be derived from the principal and interest on the Classes of REMIC Regular Certificates in the manner set forth in the following table:


Uncertificated         Initial                                  Per Annum
 Lower-Tier          Lower-Tier            Lower-Tier            Rate of
  Interest        Principal Amount     Principal Amount[FN1]     Interest
- --------------    ----------------     ------------------       ---------

  Class LA-1        $7,098.0719          0.01% x A-1             7.533%

  Class LA-2        $9,679.1890          0.01% x A-2             7.515%

  Class LA-3        $5,162.2341          0.01% x A-3             7.830%

  Class LB          $1,613.1981          0.01% x B               7.690%

  Class LC          $1,935.8378          0.01% x C               7.690%

  Class LD          $1,774.5179          0.01% x D               7.690%

  Class LE          $1,451.8783          0.01% x E               7.690%

  Class LF          $1,408.5788          0.01% x F               7.350%

  Class LG           $564.6193           0.01% x G               7.350%

  Class LH           $967.9189           0.01% x H               7.350%

  Class LUR          $967.9194           0.01% x UR              6.800%

  Class LWAC           99.99% x         99.99% x SPB[FN2]         [FN3]
                    initial SPB[FN2]

[FN1] The designations A-1, A-2, A-3, B, C, D, E, F, G, H and UR in this column refer to 100% of the Certificate Balance of the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class UR Certificates, respectively, as of any applicable date.

[FN2] The Class LWAC Uncertificated Interest has a Lower-Tier Principal Amount equal to 99.99% of the SPB. As of any Distribution Date, the "SPB" is the aggregate of the Stated Principal Balances of the Mortgage Loans as of the preceding Distribution Date (after giving effect to the distribution of principal on such Distribution Date) or the Cut-off Date in the case of the first Distribution Date.

[FN3] Interest will accrue on the Class LWAC Uncertificated Interest during each Interest Accrual Period at the weighted average Effective Net Mortgage Rates of the Mortgage Loans, weighted on the basis of their respective Stated Principal Balances as of the preceding Distribution Date (after giving affect to the distribution of principal on such Distribution Date) or, in the case of the first Distribution Date, the Cut-off Date.

          (ii) On each Distribution Date, the Uncertificated Lower-Tier Interests shall receive distributions of interest, principal and other amounts in the following order of priority, based on the amounts distributable to the Classes of REMIC Regular Certificates:

               (1) amounts distributable as interest to the Class A-1 Certificates pursuant to Section 4.01(a)(i) shall be allocated 0.01% to the Class LA-1 Uncertificated Interest and 99.99% to the Class LWAC Uncertificated Interest;

               (2) amounts distributable as principal to the Class A-1 Certificates pursuant to Section 4.01(a)(ii)(a) or Section 4.01(c) shall be allocated 0.01% to the Class LA-1
                    Uncertificated Interest and 99.99% to the Class LWAC Uncertificated Interest;

               (3) amounts distributable for unreimbursed amounts of Collateral Support Deficit previously allocated to the Class A-1 Certificates pursuant to Section 4.01(a)(iii) shall be allocated 0.01% to the Class LA-1 Uncertificated Interest and 99.99% to the Class LWAC Uncertificated Interest;

               (4) amounts distributable as interest to the Class A-2 Certificates pursuant to Section 4.01(a)(i) shall be allocated 0.01% to the Class LA-2 Uncertificated Interest and 99.99% to the Class LWAC Uncertificated Interest;

               (5) amounts distributable as principal to the Class A-2 Certificates pursuant to Section 4.01(a)(ii)(b) or Section 4.01(c) shall be allocated 0.01% to the Class LA-2
                    Uncertificated Interest and 99.99% to the Class LWAC Uncertificated Interest;

               (6) amounts distributable for unreimbursed amounts of Collateral Support Deficit previously allocated to the Class A-2 Certificates pursuant to Section 4.01(a)(iii) shall be allocated 0.01% to the Class LA-2 Uncertificated Interest and 99.99% to the Class LWAC Uncertificated Interest;

               (7) amounts distributable as interest to the Class A-3 Certificates pursuant to Section 4.01(a)(i) shall be allocated 0.01% to the Class LA-3 Uncertificated Interest and 99.99% to the Class LWAC Uncertificated Interest;

               (8) amounts distributable as principal to the Class A-3 Certificates pursuant to Section 4.01(a)(ii)(c) or Section 4.01(c) shall be allocated 0.01% to the Class LA-3
                    Uncertificated Interest and 99.99% to the Class LWAC Uncertificated Interest;

               (9) amounts distributable for unreimbursed amounts of Collateral Support Deficit previously allocated to the Class A-3 Certificates pursuant to Section 4.01(a)(iii) shall be allocated 0.01% to the Class LA-3 Uncertificated Interest and 99.99% to the Class LWAC Uncertificated Interest;

               (10) amounts   distributable   as   interest   to  the   Class  B
                    Certificates pursuant to Section 4.01(a)(iv) shall be allocated 0.01% to the Class LB Uncertificated Interest and 99.99% to the Class LWAC Uncertificated Interest;

               (11) amounts   distributable   as   principal   to  the  Class  B
                    Certificates pursuant to Section 4.01(a)(v) shall be allocated 0.01% to the Class LB Uncertificated Interest and 99.99% to the Class LWAC Uncertificated Interest;

               (12) amounts distributable for unreimbursed amounts of Collateral
                    Support Deficit previously allocated to the Class B Certificates pursuant to Section 4.01(a)(vi) shall be allocated 0.01% to the Class LB Uncertificated Interest and 99.99% to the Class LWAC Uncertificated Interest;

               (13) amounts   distributable   as   interest   to  the   Class  C
                    Certificates pursuant to Section 4.01(a)(vii) shall be allocated 0.01% to the Class LC Uncertificated Interest and 99.99% to the Class LWAC Uncertificated Interest;

               (14) amounts   distributable   as   principal   to  the  Class  C
                    Certificates pursuant to Section 4.01(a)(viii) shall be allocated 0.01% to the Class LC Uncertificated Interest and 99.99% to the Class LWAC Uncertificated Interest;

               (15) amounts distributable for unreimbursed amounts of Collateral
                    Support Deficit previously allocated to the Class C Certificates pursuant to Section 4.01(a)(ix) shall be allocated 0.01% to the Class LC Uncertificated Interest and 99.99% to the Class LWAC Uncertificated Interest;

               (16) amounts   distributable   as   interest   to  the   Class  D
                    Certificates pursuant to Section 4.01(a)(x) shall be allocated 0.01% to the Class LD Uncertificated Interest and 99.99% to the Class LWAC Uncertificated Interest;

               (17) amounts   distributable   as   principal   to  the  Class  D
                    Certificates pursuant to Section 4.01(a)(xi) shall be allocated 0.01% to the Class LD Uncertificated Interest and 99.99% to the Class LWAC Uncertificated Interest;

               (18) amounts distributable for unreimbursed amounts of Collateral
                    Support Deficit previously allocated to the Class D Certificates pursuant to Section 4.01(a)(xii) shall be allocated 0.01% to the Class LD Uncertificated Interest and 99.99% to the Class LWAC Uncertificated Interest;

               (19) amounts   distributable   as   interest   to  the   Class  E
                    Certificates pursuant to Section 4.01(a)(xiii) shall be allocated 0.01% to the Class LE Uncertificated Interest and 99.99% to the Class LWAC Uncertificated Interest;

               (20) amounts   distributable   as   principal   to  the  Class  E
                    Certificates pursuant to Section 4.01(a)(xiv) shall be allocated 0.01% to the Class LE Uncertificated Interest and 99.99% to the Class LWAC Uncertificated Interest;

               (21) amounts distributable for unreimbursed amounts of Collateral
                    Support Deficit previously allocated to the Class E Certificates pursuant to Section 4.01(a)(xv) shall be allocated 0.01% to the Class LE Uncertificated Interest and 99.99% to the Class LWAC Uncertificated Interest;

               (22) amounts   distributable   as   interest   to  the   Class  F
                    Certificates pursuant to Section 4.01(a)(xvi) shall be allocated 0.01% to the Class LF Uncertificated Interest and 99.99% to the Class LWAC Uncertificated Interest;

               (23) amounts   distributable   as   principal   to  the  Class  F
                    Certificates pursuant to Section 4.01(a)(xvii) shall be allocated 0.01% to the Class LF Uncertificated Interest and 99.99% to the Class LWAC Uncertificated Interest.

               (24) amounts distributable for unreimbursed amounts of Collateral
                    Support Deficit previously allocated to the Class F Certificates pursuant to Section 4.01(a)(xviii) shall be allocated 0.01% to the Class LF Uncertificated Interest and 99.99% to the Class LWAC Uncertificated Interest;

               (25) amounts   distributable   as   interest   to  the   Class  G
                    Certificates pursuant to Section 4.01(a)(xix) shall be allocated 0.01% to the Class LF Uncertificated Interest and 99.99% to the Class LWAC Uncertificated Interest;

               (26) amounts   distributable   as   principal   to  the  Class  G
                    Certificates pursuant to Section 4.01(a)(xx) shall be allocated 0.01% to the Class LF Uncertificated Interest and 99.99% to the Class LWAC Uncertificated Interest.

               (27) amounts distributable for unreimbursed amounts of Collateral
                    Support Deficit previously allocated to the Class G Certificates pursuant to Section 4.01(a)(xxi) shall be allocated 0.01% to the Class LG Uncertificated Interest and 99.99% to the Class LWAC Uncertificated Interest;

               (28) amounts   distributable   as   interest   to  the   Class  H
                    Certificates pursuant to Section 4.01(a)(xxii) shall be allocated 0.01% to the Class LF Uncertificated Interest and 99.99% to the Class LWAC Uncertificated Interest;

               (29) amounts   distributable   as   principal   to  the  Class  H
                    Certificates pursuant to Section 4.01(a)(xxiii) shall be allocated 0.01% to the Class LF Uncertificated Interest and 99.99% to the Class LWAC Uncertificated Interest.

               (30) amounts distributable for unreimbursed amounts of Collateral
                    Support Deficit previously allocated to the Class H Certificates pursuant to Section 4.01(a)(xxiv) shall be allocated 0.01% to the Class LH Uncertificated Interest and 99.99% to the Class LWAC Uncertificated Interest;

               (31) amounts   distributable   as   interest   to  the  Class  UR
                    Certificates pursuant to Section 4.01(a)(xxv) shall be allocated 0.01% to the Class LUR Uncertificated Interest and 99.99% to the Class LWAC Uncertificated Interest; and

               (32) amounts   distributable   as   principal  to  the  Class  UR
                    Certificates pursuant to Section 4.01(a)(xxvi) shall be allocated 0.01% to the Class LUR Uncertificated Interest and 99.99% to the Class LWAC Uncertificated Interest.

               (33) amounts distributable for unreimbursed amounts of Collateral
                    Support Deficit previously allocated to the Class UR Certificates pursuant to Section 4.01(a)(xxvii) shall be allocated 0.01% to the Class LUR Uncertificated Interest and 99.99% to the Class LWAC Uncertificated Interest; and

               (34) amounts   distributable   as   interest   to  the  Class  IO
                    Certificates pursuant to Section 4.01(a)(i) shall be allocated 100.00% to the Class LWAC Uncertificated Interest.

          (iii) The amounts  distributable  pursuant to clauses  (ii)(1) through
(34) above constitute the "Lower-Tier Distribution Amount." Subject to the penultimate paragraph of Section 4.01(a), any amount that remains in the Lower-Tier Distribution Account on each Distribution Date after distribution of the Lower-Tier Distribution Amount shall be distributed to the Holders of the Class LR Certificates (but only to the extent of the Available Distribution Amount for such Distribution Date remaining in the Lower-Tier Distribution Account, if any).

          (c) On and after the Distribution Date on which the Certificate Balances of the Subordinate Certificates have all been reduced to zero, the Principal Distribution Amount will be distributed, pro rata, among the Classes of Class A Certificates without regard to the priorities set forth in Section 4.01(a).

          (d) On each Distribution Date, the Trustee shall withdraw from the Lower-Tier Distribution Account an aggregate amount equal to all Prepayment Premiums and Yield Maintenance Charges actually collected on the Mortgage Loans or any REO Loans during the related Due Period and shall distribute such amount in respect of the Class LA-1 Uncertificated Interest by depositing such amount in the Upper-Tier Distribution Account.

          (e) On each Distribution Date, until the Certificate Balances of the Class A-1, Class A-2, Class A-3 and Class B Certificates have each been reduced to zero, the Trustee shall withdraw any amounts on deposit in the Upper-Tier Distribution Account that represent Prepayment Premiums and Yield Maintenance Charges actually collected on Mortgage Loans or REO Loans during the related Due Period and remitted in respect of the Class LA-1 Uncertificated Interest pursuant to Section 4.01(d), and shall distribute (i) 80% of such amount to the Class IO Certificates until the outstanding Notional Amount thereof has been reduced to zero; and (ii) the remaining 20% of such Prepayment Premiums and Yield Maintenance Charges, pro rata among the Class A-1, Class A-2, Class A-3 and Class B Certificates that are entitled to distributions of the Principal Distribution Amount on such Distribution Date, in accordance with the portion of the Principal Distribution Amount to which such Class is entitled relative to such other Class A and Class B Certificates on such Distribution Date. Following the reduction of the Certificate Balances of the Class A-1, Class A-2, Class A-3 and Class B Certificates to zero, the Trustee shall distribute 100% of any Yield Maintenance Charges and Prepayment Premiums actually received during the related Due Period with respect to such Mortgage Loans and remitted in respect of the Class LA-1 Uncertificated Interest pursuant to Section 4.01(d) to the Class IO Certificates.

          (f) (i) On each Distribution Date, to the extent any amount on a Mortgage Loan with respect to which an Appraisal Reduction was required is recovered from Liquidation Proceeds or other final payment with respect to such Mortgage Loan in excess of the Adjusted Principal Balance (after giving effect to all other amounts previously collected with respect thereto after such Appraisal Reduction), an amount equal to the lesser of such excess or the sum of the Appraisal Reduction Amounts with respect to such Mortgage Loan will be distributed on each Class of Certificates to which such Appraisal Reductions have been allocated, in the order in which such Appraisal Reductions were so allocated, up to the aggregate Appraisal Reduction Amounts allocated to such Class with respect to such Mortgage Loan pursuant to Section 4.05(a). Such distribution shall be treated as a distribution of principal, to the extent such Appraisal Reduction was allocated to increase the Certificate Balance of such Class of Certificates, or as a distribution of Class Unpaid Interest Shortfall with respect to such class, as if the Distributable Certificate Interest for such Class had not been reduced by such Appraisal Reduction Amount for which such distribution is made. The excess of the unpaid principal balance of such Mortgage Loan over the Appraisal Reduction related to such Mortgage Loan is referred to herein as the "Adjusted Principal Balance."

          (ii) With respect to any Distribution Date, amounts distributed pursuant to Section 4.01(f)(i) with respect to such Distribution Date shall be distributed on the Uncertificated Lower-Tier Interests and shall be allocated as follows: (A) as between (i) the Class LB, Class LC, Class LD, Class LE, Class LF, Class LG, Class LH and Class LUR Uncertificated Interests and (ii) the Class LWAC Uncertificated Interest, in the proportions in which principal to the extent treated as a principal distribution in Section 4.01(f)(i) and in the proportions in which interest is distributed thereto as set forth in Section 4.01(b)(ii) to the extent treated as a distribution of Class Unpaid Interest Shortfall in Section 4.01(f)(i) is distributed thereto as set forth in Section 4.01(b)(ii) and (B) as among the Class LB, Class LC, Class LD, Class LE, Class LF, Class LG, Class LH and Class LUR Uncertificated Interests, in the same priority as the amount distributed to its Class of Related Certificates pursuant to Section 4.01(f)(i).

          (g) All distributions made with respect to each Class on each Distribution Date shall be allocated pro rata among the outstanding Certificates in such Class based on their respective Percentage Interests. Except as otherwise specifically provided in Sections 4.01(h), 4.01(i) and 9.01, all such distributions with respect to each Class on each Distribution Date shall be made to the Certificateholders of the respective Class of record at the close of business on the related Record Date and shall be made by wire transfer of immediately available funds to the account of any such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent Distribution Dates) and is the registered owner of Certificates with an aggregate initial Certificate Balance or Notional Amount, as applicable, of at least $5,000,000, or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. The final distribution on each Certificate (determined without regard to any possible future reimbursement of Collateral Support Deficit previously allocated to such Certificate) will be made in like manner, but only upon presentation and surrender of such Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

          Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, as Holder thereof, and the Depository shall be responsible for crediting the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents. None of the Trustee, the Certificate Registrar, the Depositor, the Master Servicer, the Special Servicer or the REMIC Administrator shall have any responsibility therefor except as otherwise provided by this Agreement or applicable law.

          (h) Except as otherwise provided in Section 9.01, whenever the Trustee expects that the final distribution with respect to any Class of Certificates (determined without regard to any possible future reimbursement of any amount of Collateral Support Deficit previously allocated to such Class of Certificates) will be made on the next Distribution Date, the Trustee shall, no later than the related Determination Date, mail to each Holder on such date of such Class of Certificates a notice to the effect that:

          (i) the Trustee expects that the final distribution with respect to such Class of Certificates will be made on such Distribution Date but only upon presentation and surrender of such Certificates at the offices of the Certificate Registrar or such other location therein specified, and

          (ii) no interest shall accrue on such Certificates from and after such Distribution Date.

          Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 4.01(h) shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it shall deem appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust hereunder by the Trustee as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with this Section 4.01(h).

          (i) Distributions in reimbursement of Collateral Support Deficit previously allocated to the REMIC Regular Certificates shall be made in the amounts and manner specified in Section 4.01(a) to the Holders of the respective Class otherwise entitled to distributions of interest and principal on such Class on the relevant Distribution Date; provided that all distributions in reimbursement of Collateral Support Deficit previously allocated to a Class of Certificates which has since been retired shall be to the prior Holders that surrendered the Certificates of such Class upon retirement thereof and shall be made by check mailed to the address of each such prior Holder last shown in the Certificate Register. Notice of any such distribution to a prior Holder shall be made in accordance with Section 11.05 at such last address. The amount of the distribution to each such prior Holder shall be based upon the aggregate Percentage Interest evidenced by the Certificates surrendered thereby. If the check mailed to any such prior Holder is returned uncashed, then the amount thereof shall be set aside and held uninvested in trust for the benefit of such prior Holder, and the Trustee shall attempt to contact such prior Holder in the manner contemplated by Section 4.01(h) as if such Holder had failed to surrender its Certificates.

          (j) For purposes of determining the outstanding Certificate Balance of a Class of Certificates under any clause of Section 4.01(a) or the Lower-Tier Principal Balance of any Class of Uncertificated Lower-Tier Interests under any clause of Section 4.01(b) on any Distribution Date, the distributions of principal to be made on each Class of Certificates or Uncertificated Lower-Tier Interests, as the case may be, on such Distribution Date pursuant to Section 4.01(a) or Section 4.01(b) shall be deemed to have been made in the sequence set forth in such Sections.


          SECTION 4.02.  Statements to Certificateholders; Collection Reports.
                         ----------------------------------------------------

          (a) On each Distribution Date, the Trustee shall forward by mail to all of the Holders of each Class of Certificates and to the Master Servicer a statement as to the distributions made on such Distribution Date setting forth:

          (i) the amount of the distribution on such Distribution Date to the Holders of such Class of Certificates in reduction of the Certificate Balance thereof;

          (ii) the amount of the distribution on such  Distribution  Date to the
     Holders  of  such  Class  of   Certificates   allocable  to   Distributable
     Certificate Interest;

          (iii) the aggregate amount of P&I Advances made in respect of such Distribution Date;

          (iv) the aggregate amount of servicing compensation paid to the Master Servicer during the Due Period for such Distribution Date;

          (v) the aggregate Stated Principal Balance of the Mortgage Loans and any REO Loans outstanding immediately before and immediately after such Distribution Date;

          (vi)  the  number,  aggregate  principal  balance,   weighted  average
     remaining term to maturity and weighted average Mortgage Rate of the Mortgage Loans as of the end of the Due Period for such Distribution Date;

          (vii) the number and aggregate principal balance of Mortgage Loans (A) delinquent one month, (B) delinquent two months, (C) delinquent three or more months, and (D) as to which foreclosure proceedings have been commenced;

          (viii) the value of any REO Property included in the Trust Fund as of the end of the Due Period for such Distribution Date, based on the most recent Appraisal or valuation;

          (ix) the Available Distribution Amount for such Distribution Date;

          (x) the Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date, separately identifying any portion of any Appraisal Reduction Amounts for such Distribution Date allocated to such Class of Certificates;

          (xi) the amount of the distribution on such Distribution Date to the Holders of such Class of Certificates allocable to Prepayment Premiums and Yield Maintenance Charges;

          (xii) the Pass-Through Rate for such Class of Certificates for such Distribution Date and the next succeeding Distribution Date;

          (xiii) the Scheduled Principal Distribution Amount and the Unscheduled Principal Distribution Amount for such Distribution Date;

          (xiv) the Certificate Balance of each Class of Certificates immediately before and immediately after such Distribution Date, separately identifying any reduction therein as a result of the allocation of any Collateral Support Deficit on such Distribution Date;

          (xv)  the   Certificate   Factor  for  each  Class  of  REMIC  Regular
     Certificates immediately following such Distribution Date;

          (xvi) the amount of any Appraisal Reductions effected in connection with such Distribution Date on a loan-by-loan basis, the total Appraisal Reduction effected in connection with such Distribution Date, the total Appraisal Reduction Amounts as of such Distribution Date on a loan-by-loan basis, and the amount of any Appraisal Reduction Amounts distributed on such Distribution Date to the Holders of such Class of Certificates pursuant to Section 4.01(f)(i);

          (xvii) the amount of any remaining Class Unpaid Interest Shortfall for such Class; and

          (xviii) in the case of the Residual Certificates, the amount of any distributions on such Certificates pursuant to Sections 4.01(a) and (b).

          In the case of  information  furnished  pursuant to clauses (i), (ii),
(xi) and (xviii) above, the amounts shall be expressed as a dollar amount in the aggregate for all Certificates of each applicable Class and per Definitive Certificate.

          Within a reasonable period of time after the end of each calendar year, the Trustee shall furnish to each Person who at any time during the calendar year was a Holder of a Certificate a statement containing the information set forth in clauses (i), (ii) and (xvi) above as to the applicable Class, aggregated for such calendar year or applicable portion thereof during which such person was a Certificateholder, together with such other information as the Trustee determines to be necessary to enable Certificateholders to prepare their tax returns for such calendar year. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Code as from time to time are in force.

          On each Distribution Date, the Trustee shall forward to the Depositor, to each Rating Agency, to each Holder of a Residual Certificate, to the Master Servicer, to the Special Servicer, to the REMIC Administrator and any other party that the Depository may designate, a copy of the reports forwarded to the Holders of the REMIC Regular Certificates on such Distribution Date.

          (b) With respect to each Distribution Date, the Master Servicer shall furnish to the Trustee, the Depositor and each Rating Agency (i) a preliminary Collection Report no later than the related Determination Date, and (ii) an accurate and complete Collection Report no later than the related P&I Advance Date, in each case containing the following information:

          (i) the information to be provided to Certificateholders on such Distribution Date pursuant to clauses (iii) through (viii) of Section 4.02(a); and

          (ii) such other information in the Master Servicer's possession regarding the Mortgage Loans and any REO Properties as the Trustee may reasonably request to perform its duties hereunder.

          The Collection Report may be in the form of more than one report (if necessary and appropriate), and shall be provided by the Master Servicer to the Trustee in such format(s) as the Master Servicer and the Trustee may agree. Neither the Trustee nor the Depositor shall have any obligation to recompute, verify or recalculate the information provided thereto by the Master Servicer in the Collection Report. Unless the Trustee has actual knowledge that any

Collection Report contains erroneous information, the Trustee is authorized to rely thereon in calculating and making distributions to Certificateholders in accordance with Section 4.01, preparing the statements to Certificateholders required by Section 4.02(a), and allocating Collateral Support Deficit to the Certificates in accordance with Section 4.04.

          (c) As soon as reasonably practicable, upon the written request of any Certificateholder, the Trustee shall provide the requesting Certificateholder with such information that is in the Trustee's possession or can reasonably be obtained by the Trustee as is requested by such Certificateholder, for purposes of satisfying applicable reporting requirements under Rule 144A under the Securities Act. In addition, pursuant to Section 8.12(b), the Master Servicer shall provide a financial market publisher (which shall initially be Bloomberg, L.P.) and shall make available through the Internet, certain current information with respect to the Mortgaged Properities.

          (d) Based upon reports, documents and other information provided to the Trustee by the Master Servicer pursuant to this Agreement, the Trustee shall file with the Commission, in respect of the Trust Fund, the Uncertificated Lower-Tier Interests and the Certificates, copies of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) required to be filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act (including Distribution Date statements issued pursuant to Section 4.02(a) by means of Current Report on Form 8-K and an Annual Report on Form 10-K). In the event that the Depositor determines that electronic filing through the EDGAR System is required for any reports, the Depositor may either (x) request that the Trustee process such filing, or (y) cause the filing to be processed by the Depositor or its designee upon receipt from the Trustee of the reports, documents and other information described above. Notwithstanding the foregoing, the Depositor shall file with the Commission, within fifteen days after the Closing Date, a Current Report on Form 8-K together with this Agreement.


          SECTION 4.03.  P&I Advances.
                         ------------

          (a) On or before 12:30 p.m., New York City time, on each P&I Advance Date, the Master Servicer shall either (i) deposit into the Lower-Tier Distribution Account from its own funds an amount equal to the aggregate amount of P&I Advances, if any, to be made in respect of the related Distribution Date,
(ii) apply amounts held in the Certificate Account for future distribution to Certificateholders in subsequent months in discharge of any such obligation to make P&I Advances, or (iii) make P&I Advances in the form of any combination of
(i) and (ii) aggregating the total amount of P&I Advances to be made. Any amounts held in the Certificate Account for future distribution and so used to make P&I Advances shall be appropriately reflected in the Master Servicer's records and replaced by the Master Servicer by deposit in the Certificate Account on or before the next succeeding P&I Advance Determination Date (to the extent not previously replaced through the deposit of Late Collections of the delinquent principal and/or interest in respect of which such P&I Advances were made). The Master Servicer shall notify the Trustee by a certificate of the Servicing Officer, of (i) the aggregate amount of P&I Advances for a Distribution Date, and (ii) the amount of any Nonrecoverable Advances for such Distribution Date, on or before three Business Days prior to such Distribution Date. If the Master Servicer fails to make a P&I Advance by 12:30 p.m., New York City time, on any P&I Advance Date, an Event of Default as set forth in clause
(a)(i) of Section 7.01 shall occur and the Trustee shall make such P&I Advance pursuant to Section 7.05.

                  (b) Subject to Section 4.03(c) and (e) below, the aggregate amount of P&I Advances to be made by the Master Servicer with respect to any Distribution Date shall equal the aggregate of: (i) all Monthly Payments (in each case, net of related Servicing Fees) other than Balloon Payments, that were due during the related Due Period and delinquent as of the close of business on the Business Day preceding the related P&I Advance Date; and (ii) with respect to each Mortgage Loan as to which the related Balloon Payment was due during or prior to the related Due Period and was delinquent as of the close of business on the Business Day preceding the related P&I Advance Date (including any REO Loan as to which the Balloon Payment would have been past due), an amount equal to the Assumed Scheduled Payment therefor. Subject to subsection (c) below, the obligation of the Master Servicer to make such P&I Advances is mandatory, and with respect to any Mortgage Loan or REO Loan, shall continue until the Distribution Date on which the proceeds, if any, received in connection with a Liquidation Event with respect thereto are to be distributed.

          (c) Notwithstanding anything herein to the contrary, no P&I Advance shall be required to be made hereunder if such P&I Advance would, if made, constitute a Nonrecoverable P&I Advance.

          (d) In connection with the recovery of any P&I Advance out of the Certificate Account pursuant to Section 3.05(a), the Master Servicer shall be entitled to pay itself or the Trustee, as the case may be, out of any amounts then on deposit in the Certificate Account, interest at the Reimbursement Rate in effect from time to time, accrued on the amount of such P&I Advance from the date made to but not including the date of reimbursement. The Master Servicer shall reimburse itself or the Trustee, as the case may be, for any outstanding P&I Advance as soon as practicably possible after funds available for such purpose are deposited in the Certificate Account.

          (e) Notwithstanding the foregoing, (i) the Master Servicer shall not be required to make an advance for Penalty Charges, Prepayment Premiums or Yield Maintenance Charges and (ii) the amount required to be advanced in respect of delinquent Monthly Payments or Assumed Scheduled Payments on Mortgage Loans that have been subject to an Appraisal Reduction Event will equal with respect to any Distribution Date the amount that would be required to be advanced by the Master Servicer without giving effect to the Appraisal Reduction less any Appraisal Reduction Amount for such Distribution Date.


          SECTION 4.04.  Allocation of Collateral Support Deficit.
                         ----------------------------------------

          (a) On each Distribution Date, immediately following the distributions to be made on such date pursuant to Section 4.01, the Trustee shall calculate the amount, if any, by which (i) the aggregate Stated Principal Balance of the Mortgage Loans and any REO Loans expected to be outstanding immediately following such Distribution Date, is less than (ii) the then aggregate Certificate Balance of the REMIC Regular Certificates after giving effect to distributions of principal on such Distribution Date (any such deficit, the

"Collateral Support Deficit"). Any allocation of Collateral Support Deficit to a Class of REMIC Regular Certificates shall be made by reducing the Certificate Balance thereof by the amount so allocated. Any Collateral Support Deficit allocated to a Class of REMIC Regular Certificates shall be allocated among the respective Certificates of such Class in proportion to the Percentage Interests evidenced thereby. The allocation of Collateral Support Deficit shall constitute an allocation of losses and other shortfalls experienced by the Trust Fund. Reimbursement of previously allocated Collateral Support Deficit will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the Class of Certificates in respect of which any such reimbursement is made.

          (b) On each Distribution Date, the Certificate Balances of the REMIC Regular Certificates will be reduced without distribution as a write-off to the extent of any Collateral Support Deficit, if any, allocable to such Certificates with respect to such Distribution Date. Any such write-off shall be allocated among the respective Certificates as follows: first, to the Class UR Certificates; second, to the Class H Certificates; third, to the Class G
Certificates;  fourth,  to the  Class  F  Certificates;  fifth,  to the  Class E
Certificates;  sixth,  to the  Class D  Certificates;  seventh,  to the  Class C
Certificates; eighth, to the Class B Certificates, in each case, until the remaining Certificate Balance of each such Class of Certificates has been reduced to zero; and ninth, to the Class A-1 Certificates, the Class A-2 Certificates and the Class A-3 Certificates, pro rata, until the remaining Certificate Balances of such Classes of Certificates have been reduced to zero.

          (c) With respect to any Distribution Date, any Collateral Support Deficit allocated pursuant to Section 4.04(b) with respect to such Distribution Date shall reduce the Lower-Tier Principal Amounts of the Uncertificated Lower-Tier Interests as a write-off and shall be allocated as follows: (A) as between (i) the Class LA-1, Class LA-2, Class LA-3, Class LB, Class LC, Class LD, Class LE, Class LF, Class LG, Class LH and Class LUR Uncertificated Interests and (ii) the Class LWAC Uncertificated Interest, in the proportions in which principal is distributed thereto as set forth in Section 4.01(b)(ii) and
(B) as among the Class LA-1, Class LA-2, Class LA-3, Class LB, Class LC, Class LD, Class LE, Class LF, Class LG, Class LH and Class LUR Uncertificated Interests, in the same priority as its Class of Related Certificates pursuant to
Section 4.04(b).

          SECTION 4.05.  Appraisal Reductions.
                         --------------------

          (a) The aggregate Appraisal Reduction will generally be allocated on each Distribution Date, for purposes of determining Distributable Certificate Interest on such Distribution Date, to the Certificate Balance of the Class UR, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates, in that order, up to the amount of their respective Certificate Balances, as well as for purposes of determining the identity of the Controlling Class and Voting Rights and the amount of P&I Advances with respect to the related Mortgage Loan. For so long as any more senior Class of Certificates is outstanding, the amount of Accrued Certificate Interest on such Distribution Date for each Class of Certificates to which an Appraisal Reduction is allocated on such Distribution Date will be reduced, for purposes of determining the Distributable Certificate Interest with respect to such Class, by the amount of interest accrued at the applicable Pass-Through Rate on the portion of the Certificate Balance of such Class equal to such Appraisal Reduction allocated to such Class or Classes for such Distribution Date. On any Distribution Date, an Appraisal Reduction that otherwise would be allocated to a Class of Certificates will be allocated to the next most subordinate Class to the extent that the Distributable Certificate Interest on such Distribution Date for such Class of Certificates (prior to taking the Appraisal Reduction Amount into account) is less than the Appraisal Reduction Amount for such Distribution Date. On each Distribution Date the Appraisal Reduction Amount will be added to the Certificate Balances of the related Class UR, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates, as the case may be, and, with respect to any affected Mortgage Loan, the related Appraisal Reduction Amount will be included in the Principal Distribution Amount for such Distribution Date. Notwithstanding any of the foregoing, the total amount of Appraisal Reduction Amount so added to the Certificate Balances of each such Class of Subordinate Certificates and the total amount of Appraisal Reduction Amount included in the Principal Distribution Amount shall not exceed the Distributable Certificate Interest received with respect to the related Mortgage Loan prior to the receipt of Liquidation Proceeds or any other final payment thereon that would otherwise be distributed on such Subordinate Certificate.

                  (b) With respect to any Distribution Date, any Appraisal Reduction Amount with respect to such Distribution Date allocated pursuant to
Section 4.05(a) shall be allocated in reduction of the amount of interest distributable to the Uncertificated Lower-Tier Interests and as a distribution of principal in reduction of the Lower-Tier Principal Amount of the Uncertificated Lower-Tier Interests as follows: (A) as between (i) the Class
LUR, Class LH, Class LG, Class LF, Class LE, Class LD, Class LC and Class LB Uncertificated Interests, and (ii) the Class LWAC Uncertificated Interest, in the proportions in which interest is distributed thereto as set forth in Section 4.01(b)(ii) and, (B) as among the Class LUR, Class LH, Class LG, Class LF, Class LE, Class LD, Class LC and Class LB Uncertificated Interests, in the same priority as its Class of Related Certificates as set forth in Section 4.05(a). On each Distribution Date, to the extent provided in Section 4.05(a), the Appraisal Reduction Amount will be added to the Lower-Tier Principal Amount of the related Class LUR, Class LH, Class LG, Class LF, Class LE, Class LD, Class LC, Class LB and Class LWAC Uncertificated Interests in the same manner as the interest thereon was reduced pursuant to the preceding sentence.


                              [End of Article IV]

                                    ARTICLE V

                                THE CERTIFICATES




          SECTION 5.01.  The Certificates.
                        ----------------

          (a) The Certificates will be substantially in the respective forms annexed hereto as Exhibits A-1 through and including A-14. The Certificates will be issuable in registered form only; provided, however, that in accordance with
Section 5.03 beneficial ownership interests in the REMIC Regular Certificates shall initially be held and transferred through the book-entry facilities of the Depository. The Class R and Class LR Certificates will each be issuable in one or more registered, definitive physical certificates (each, a "Definitive Certificate") substantially in the form of Certificates of each Class and with such applicable legends as are set forth in the Exhibits hereto corresponding to such Class. Each Certificate will share ratably in all rights of the related Class. The Class A Certificates will be issuable only in minimum Denominations of authorized initial Certificate Balance of not less than $10,000 and in integral multiples of $1,000 in excess thereof. The Class IO Certificates will be issuable only in minimum Denominations of authorized initial Notional Amount of not less than $1,000,000 and in integral multiples of $1,000 in excess thereof. The Subordinate Certificates will be issuable only in minimum Denominations of authorized initial Certificate Balance or Notional Amount, as applicable, of not less than $250,000, and in integral multiples of $1,000 in excess thereof. If the Original Certificate Balance or initial Notional Amount, as applicable, of any Class does not equal an integral multiple of $1,000, then a single additional Certificate of such Class may be issued in a minimum denomination of authorized initial Certificate Balance or initial Notional Amount, as applicable, that includes the excess of (i) the Original Certificate Balance or initial Notional Amount, as applicable, of such Class over (ii) the largest integral multiple of $1,000 that does not exceed such amount. The Class R and Class LR Certificates will be issuable only in one or more Definitive Certificates in denominations representing Percentage Interests of not less than 20%. With respect to any Certificate or any beneficial interest in a Certificate, the "Denomination" thereof shall be (i) the amount (A) set forth on the face thereof or (B) in the case of any Book-Entry Certificate, set forth on a schedule attached thereto or, in the case of any beneficial interest in a Book-Entry Certificate, the product of the Percentage Interest represented by such beneficial interest and the Denomination of the related Book-Entry Certificate, (ii) expressed in terms of initial Certificate Balance or Notional Amount, as applicable, and (iii) be in an authorized denomination, as set forth above. The Book-Entry Certificates will be issued as one or more certificates registered in the name of a nominee designated by the Depository, and Certificate Owners will hold interests in the Book-Entry Certificates through the book-entry facilities of the Depository in the minimum Denominations and aggregate Denominations as set forth in the above. No Certificate Owner of a Book-Entry Certificate of any Class thereof will be entitled to receive a
Definitive Certificate representing its interest in such Class, except as provided in Section 5.03 herein. Unless and until Definitive Certificates are issued in respect of a Class of Book-Entry Certificates, beneficial ownership interests in such Class of Certificates will be maintained and transferred on the book-entry records of the Depository and Depository Participants, and all references to actions by Holders of such Class of Certificates will refer to action taken by the Depository upon instructions received from the related registered Holders of Certificates through the Depository Participants in accordance with the Depository's procedures and, except as otherwise set forth herein, all references herein to payments, notices, reports and statements to Holders of such Class of Certificates will refer to payments, notices, reports and statements to the Depository or its nominee as the registered Holder thereof, for distribution to the related registered Holders of Certificates through the Depository Participants in accordance with the Depository's procedures.

          (b) The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee in its capacity as trustee hereunder by an authorized officer. Certificates bearing the manual or facsimile signatures of individuals who were at any time the authorized officers of the Trustee shall be entitled to all benefits under this Agreement, subject to the following sentence, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, however, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by the Certificate Registrar by manual signature, and such certificate of authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

          (c) Any of the Certificates may be issued with appropriate insertions, omissions, substitutions and variations, and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Agreement, as may be required to comply with any law or with rules or regulations pursuant thereto, or with the rules of any securities market in which the Certificates are admitted to trading, or to conform to general usage.


          SECTION 5.02.  Registration of Transfer and Exchange of Certificates.
                        -----------------------------------------------------

          (a) At all times during the term of this Agreement, there shall be maintained at the office of the Certificate Registrar a Certificate Register in which, subject to such reasonable regulations as the Certificate Registrar may prescribe, the Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee is hereby initially appointed (and hereby agrees to act in accordance with the terms hereof) as Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided. The Certificate Registrar may appoint, by a written instrument delivered to the Depositor, the Master Servicer, the Special Servicer and the REMIC Administrator, any other bank or trust company to act as Certificate Registrar under such conditions as the predecessor Certificate Registrar may prescribe, provided that the predecessor Certificate Registrar shall not be relieved of any of its duties or responsibilities hereunder by reason of such appointment. If the Trustee resigns or is removed in accordance with the terms hereof, the successor trustee shall immediately succeed to its predecessor's duties as Certificate Registrar. The Depositor, the Master Servicer, the Special Servicer and the REMIC Administrator shall have the right to inspect the Certificate Register or to obtain a copy thereof at all reasonable times, and to rely conclusively upon a certificate of the Certificate Registrar as to the information set forth in the Certificate Register. The names and addresses of all Certificateholders and the names and addresses of the transferees of any Certificates shall be registered in the Certificate Register; provided, however, in no event shall the Certificate Registrar be required to maintain in the Certificate Register the names of Certificate Owners. The Person in whose name any Certificate is so registered shall be deemed and treated as the sole owner and Holder thereof for all purposes of this Agreement and the Certificate Registrar, the Master Servicer, the Trustee, the Special Servicer and any agent of any of them shall not be affected by any notice or knowledge to the contrary. A Definitive Certificate is transferable or exchangeable only upon the surrender of such Certificate to the Certificate Registrar at the Corporate Trust Office together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the requirements of Sections 5.02(b), (c) and
(d).

          (b) No transfer of any Non-Registered Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If a transfer (other than one by the Depositor to an Affiliate thereof) is to be made in reliance upon an exemption from the Securities Act, and under the applicable state securities laws, then either: (i) the Certificate Registrar shall require that the transferee deliver to the Certificate Registrar an investment representation letter (the "Investment Representation Letter") substantially in the form of Exhibit C attached hereto, which Investment Representation Letter shall certify, among other things, that the transferee is an institutional "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act (an "Institutional Accredited Investor") or a "qualified institutional buyer" as defined in Rule 144A under the Securities Act (a "Qualified Institutional Buyer"), and the Certificate Registrar may also require that the transferee deliver to the Certificate Registrar an Opinion of Counsel if such transferee is not a Qualified Institutional Buyer; or (ii) if the certifications described in the preceding clause (i) cannot be provided (A) the Certificate Registrar shall require an Opinion of Counsel reasonably satisfactory to the Certificate Registrar and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from registration or qualification under the Securities Act, applicable state securities laws and other relevant laws, which Opinion of Counsel shall not be an expense of the Trust Fund, the Certificate Registrar, the Depositor or the Trustee, and (B) the Certificate Registrar shall require the transferor to execute a certification in form and substance satisfactory to the Certificate Registrar setting forth the facts surrounding such transfer; provided, however, that a transfer of a Non-Registered Certificate of any such Class may be made to a trust if the transferor provides to the Trustee a certification that interests in such trust may only be transferred subject to requirements substantially to the effect set forth in this Section 5.02. The Trustee will furnish, or cause to be furnished, upon the request of any Holder of Non-Registered Certificates, to a prospective purchaser of such Non-Registered Certificates who is a Qualified Institutional Buyer, such information as is specified in paragraph (d)(4) of

Rule 144A with respect to the Trust Fund, unless, at the time of such request, the entity with respect to which such information is to be provided is subject to the reporting requirements of Section 15(d) of the Exchange Act. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify any Class of Non-Registered Certificates under the Securities Act or any other securities law or to take any action not otherwise required under this Agreement to permit the transfer of any Non-Registered Certificate without registration or qualification. Any Holder of a Non-Registered Certificate desiring to effect such a transfer shall, and does hereby agree to, indemnify the Depositor, the Trustee and the Certificate Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws. Unless the Trustee determines otherwise in accordance with applicable law and the rules and procedures of, or applicable to, the Depository (the "Depository Rules"), transfers of a beneficial interest in a Book-Entry Certificate representing an interest in a Non-Registered Certificate that is not rated in one of the top four categories by a nationally recognized statistical rating organization to (i) an Institutional Accredited Investor will require delivery in the form of a Definitive Certificate and the Certificate Registrar shall register such transfer only upon compliance with the foregoing provisions of this Section 5.02(b) or (ii) a Qualified Institutional Buyer may only be effectuated by means of an "SRO Rule 144A System" approved for such purpose by the Commission.

          Unless the Non-Registered Certificates have been registered under the Securities Act, each of the Non-Registered Certificates shall bear a legend substantially to the following effect:

          THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

          THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT,
          (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

          THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR AN ACCREDITED INSTITUTIONAL INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

          (c) With respect to the Subordinate Certificates and Residual Certificates, no sale, transfer, pledge or other disposition by any Holder of any such Certificate shall be made unless the Trustee shall have received either
(i) a representation letter from the proposed purchaser or transferee of such Certificate substantially in the form of Exhibit G attached hereto, to the effect that such proposed purchaser or transferee is not (A)(1) an employee benefit plan subject to the fiduciary responsibility provisions of ERISA, (2) a plan subject to Section 4975 of the Code or (3) any governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (a "Plan"), (B) a collective investment fund in which such Plans are invested, (C) an insurance company using assets of separate accounts or general accounts which include assets of Plans (or which are deemed pursuant to ERISA or any Similar Law to include assets of Plans) or (D) a person or entity acting on behalf of a Plan or using the assets of a Plan, other than an insurance company using assets of its general account under circumstances whereby the purchase of Subordinate Certificates or Residual Certificates by such insurance company (1) would not constitute a prohibited transaction within the meaning of Section 406 or 407 of ERISA, Section 4975 of the Code, or a materially similar characterization under any Similar Law or (2) satisfies a "prohibited transaction exemption" ("PTE"), such as Section III of PTE 95-60 or
(ii) if such Certificate is presented for registration in the name of a purchaser or transferee that is any of the foregoing an Opinion of Counsel in form and substance satisfactory to the Trustee and the Depositor to the effect that the acquisition and holding of such Certificate by such purchaser or transferee (without regard to the identity or nature of the other Holders of Certificates of any Class) will not constitute or result in a "prohibited transaction" within the meaning of Section 406 or 407 of ERISA or Section 4975 of the Code, and will not subject the Trustee, the Certificate Registrar, the Master Servicer, the Special Servicer, the Extension Adviser, the Underwriter or the Depositor to any obligation or liability under ERISA or Section 4975 of the Code. The Certificate Registrar shall not register the sale, transfer, pledge or other disposition of any such Certificate unless the Certificate Registrar has received notification from the Trustee that it has received either the representation letter described in clause (i) above or the Opinion of Counsel described in clause (ii) above. The costs of any of the foregoing representation letters or Opinions of Counsel shall not be borne by any of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Trust Fund. Each Certificate Owner of a Subordinate Certificate shall be deemed to represent that it is not a Person specified in clauses (A), (B), (C) or (D) above. Any transfer, sale, pledge or other disposition of any such Certificates that would constitute or result in a prohibited transaction under Section 406 of ERISA or
Section 4975 of the Code or otherwise violate the provisions of this Section 5.02(c) shall be deemed absolutely null and void ab initio, to the extent permitted under applicable law.

          So long as any of the Class of Certificates remains outstanding, the Master Servicer will make available, or cause to be made available, upon request, to any Holder and any Person to whom any such Certificate of any such Class of Certificates may be offered or sold, transferred, pledged or otherwise disposed of by such Holder, information with respect to the Master Servicer, the Special Servicer or the Mortgage Loans necessary to the provision of an Opinion of Counsel described in this Section 5.02(c).

          (d) (i) Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Trustee under clause (ii) below to deliver payments to a Person other than such Person. The rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

               (A) No Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Disqualified Organization or agent thereof (including a nominee, middleman or similar person) (an "Agent") or a Non-U.S. Person and shall promptly notify the Master Servicer, the Trustee and the REMIC Administrator of any change or impending change to such status.

               (B) In connection with any proposed Transfer of any Ownership Interest in a Residual Certificate, the Certificate Registrar shall require delivery to it, and no Transfer of any Residual Certificate shall be registered until the Certificate Registrar receives, an affidavit substantially in the form attached hereto as Exhibit D-1 (a "Transfer Affidavit") from the proposed Transferee, in form and substance satisfactory to the Certificate Registrar, representing and warranting, among other things, that such Transferee is not a Disqualified Organization or Agent thereof or a Non-U.S. Person, and that it has reviewed the provisions of this Section 5.02(d) and agrees to be bound by them.

               (C) Notwithstanding the delivery of a Transfer Affidavit by a proposed Transferee under clause (B) above, if the Certificate Registrar has actual knowledge that the proposed Transferee is a Disqualified Organization, an Agent thereof or a Non-U.S. Person, no Transfer of an Ownership Interest in a Residual Certificate to such proposed Transferee shall be effected.

               (D) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall agree (1) to require a Transfer Affidavit from any prospective Transferee to whom such Person attempts to transfer its Ownership Interest in such Residual Certificate and (2) not to transfer its Ownership Interest in such Residual Certificate unless it provides to the Certificate Registrar a letter substantially in the form attached hereto as Exhibit D-2 (a "Transferor Letter") certifying that, among other things, it has no actual knowledge that such prospective Transferee is a Disqualified Organization, an Agent thereof or a Non-U.S. Person.

          (ii) If any purported Transferee shall become a Holder of a Residual Certificate in violation of the provisions of this Section 5.02(d), then the last preceding Holder of such Residual Certificate that was in compliance with the provisions of this Section 5.02(d) shall be restored, to the extent permitted by law, to all rights as Holder thereof retroactive to the date of registration of such Transfer of such Residual Certificate. None of the Trustee, the Master Servicer, the REMIC Administrator or the Certificate Registrar shall be under any liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by this Section 5.02(d) or for making any payments due on such Certificate to the Holder thereof or for taking any other action with respect to such Holder under the provisions of this Agreement.

          (iii) The REMIC Administrator shall make available to the Internal Revenue Service and those Persons specified by the REMIC Provisions, upon written request of the Trustee, all information necessary to compute any tax imposed as a result of the Transfer of an Ownership Interest in a Residual Certificate to any Person who is a Disqualified Organization or Agent thereof, including the information described in Treasury regulations sections 1.860D-1(b)(5) and 1.860E-2(a)(5) with respect to the "excess inclusions" of such Residual Certificate.

          (e) Subject to the restrictions on transfer and exchange set forth in this Section 5.02 the Holder of any Definitive Certificate may transfer or exchange the same in whole or in part (with a Denomination equal to any authorized denomination) by surrendering such Certificate at the Corporate Trust Office or at the office of any successor Certificate Registrar or transfer agent appointed by the Certificate Registrar, together with an instrument of assignment or transfer (executed by the Holder or its duly authorized attorney), in the case of transfer, and a written request for exchange in the case of exchange. Subject to the restrictions on transfer set forth in this Section 5.02 and Depository Rules, any Certificate Owner may cause the Depository to notify the Certificate Registrar in writing of a request for transfer or exchange of such Certificate Owner's beneficial interest in a Book-Entry for a Definitive Certificate or Certificates. Following a proper request for transfer or exchange, the Certificate Registrar shall, within five Business Days of such request if made at such Corporate Trust Office, or within ten Business Days if made at the office of a transfer agent (other than the Certificate Registrar), execute and deliver at such Corporate Trust Office or at the office of such transfer agent, as the case may be, to the transferee (in the case of transfer) or Holder (in the case of exchange) or send by first class mail (at the risk of the transferee in the case of transfer or Holder in the case of exchange) to such address as the transferee or Holder, as applicable, may request, a Definitive Certificate or Certificates, as the case may require, for a like aggregate Denomination and in such Denomination or Denominations as may be requested. The presentation for transfer or exchange of any Definitive Certificate shall not be valid unless made at the Corporate Trust Office or at the office of a transfer agent by the registered Holder in person, or by a duly authorized attorney-in-fact. The Certificate Registrar may decline to accept any request for an exchange or registration of transfer of any Certificate during the period of 15 days preceding any Distribution Date.

          (f) In the event a Responsible Officer of the Certificate Registrar becomes aware that a Definitive Certificate (other than a Definitive Certificate issued in exchange for a Certificate representing an interest in the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D or Class E Certificates) or a beneficial interest in a Book-Entry Certificate representing a Non-Registered Certificate is being held by or for the benefit of a Person who is not an Eligible Investor, or that such holding is unlawful under the laws of a relevant jurisdiction, then the Certificate Registrar shall have the right to void such transfer, if permitted under applicable law, or to require the investor to sell such Definitive Certificate or beneficial interest in such Book-Entry Certificate to an Eligible Investor within 14 days after notice of such determination and each Certificateholder by its acceptance of a Certificate authorizes the Certificate Registrar to take such action.

          (g) The Certificate Registrar shall be required to provide notice to the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor of each transfer of a Certificate and to provide each such Person with an updated copy of the Certificate Register on or about January 1 and July 1 of each year, commencing July 1, 1996.

          (h) No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in this Section 5.02 except as provided below. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided herein) incurred by the Certificate Registrar in connection with such transfer. With respect to any transfer or exchange of any Certificate, the Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

          (i) All Certificates surrendered for transfer and exchange shall be physically canceled by the Certificate Registrar, and the Certificate Registrar shall hold such canceled Certificates in accordance with its standard procedures.


          SECTION 5.03. Book-Entry Certificates.
                        -----------------------

          (a) The REMIC Regular Certificates shall initially be issued as one or more Certificates registered in the name of the Depository or its nominee and, except as provided in subsection (c) below, transfer of such Certificates may not be registered by the Certificate Registrar unless such transfer is to a successor Depository that agrees to hold such Certificates for the respective Certificate Owners with Ownership Interests therein. Such Certificate Owners shall hold and transfer their respective Ownership Interests in and to such Certificates through the book-entry facilities of the Depository and, except as provided in subsection (c) below, shall not be entitled to Definitive
Certificates in respect of such Ownership Interests. All transfers by Certificate Owners of their respective Ownership Interests in the Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner. Each Depository Participant shall only transfer the Ownership Interests in the Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

          (b) The Trustee, the Master Servicer, the Special Servicer, the REMIC Administrator, the Depositor and the Certificate Registrar may for all purposes, including the making of payments due on the Book-Entry Certificates, deal with the Depository as the authorized representative of the Certificate Owners with respect to such Certificates for the purposes of exercising the rights of Certificateholders hereunder. The rights of Certificate Owners with respect to the Book-Entry Certificates shall be limited to those established by law and agreements between such Certificate Owners and the Depository Participants and brokerage firms representing such Certificate Owners. Multiple requests and directions from, and votes of, the Depository as Holder of the Book-Entry Certificates with respect to any particular matter shall not be deemed inconsistent if they are made with respect to different Certificate Owners. The Trustee may establish a reasonable record date in connection with solicitations of consents from or voting by Certificateholders and shall give notice to the Depository of such record date.

          (c) If (i)(A) the Depositor advises the Trustee and the Certificate Registrar in writing that the Depository is no longer willing or able to properly discharge its responsibilities with respect to the Book-Entry Certificates, and (B) the Depositor is unable to locate a qualified successor, or (ii) the Depositor at its option advises the Trustee and the Certificate Registrar in writing that it elects to terminate the book-entry system through the Depository, the Trustee shall notify the affected Certificate Owners, through the Depository with respect to all, any Class or any portion of any Class of the Certificates, or (iii) the Trustee determines that Definitive Certificates are required in accordance with the provisions of Section 5.03(e), of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners requesting the same. Upon surrender to the Certificate Registrar of the Book-Entry Certificates by the Depository or any custodian acting on behalf of the Depository, accompanied by registration instructions from the Depository for registration of transfer, the Trustee shall execute, and the Certificate Registrar shall authenticate and deliver, within five Business Days of such request if made at the corporate trust office of the Certificate Registrar, or within ten Business Days if made at the office of a transfer agent (other than the Certificate Registrar), the Definitive Certificates to the Certificate Owners identified in such instructions. None of the Depositor, the Master Servicer, the Trustee, the Special Servicer, the REMIC Administrator or the Certificate Registrar shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates for purposes of evidencing ownership of the Senior Certificates, the registered holders of the Definitive Certificates shall be recognized as Certificateholders hereunder and, accordingly, shall be entitled directly to receive payments on, to exercise Voting Rights with respect to, and to transfer and exchange such Definitive Certificates.

          (d) The Book-Entry Certificates shall be delivered by the Certificate Registrar to the Depository, or pursuant to the Depository's instructions, and shall be registered in the name of Cede & Co., and (ii) shall bear a legend substantially to the following effect:

          "Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Certificate Registrar for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein."

          The  Book-Entry   Certificates   may  be  deposited  with  such  other
Depository as the Certificate Registrar may from time to time designate, and shall bear such legend as may be appropriate.

          (e) If the Trustee has  instituted  or has been  directed to institute any judicial proceeding in a court to enforce the rights of the Certificateholders under the Certificates, and the Trustee has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the Trustee to obtain possession of all or any portion of the Certificates evidenced by Book-Entry Certificates, the Trustee may in its sole discretion determine that such Certificates shall no longer be represented by such Book-Entry Certificates. In such event, the Trustee will execute and authenticate and the Certificate Registrar will deliver, in exchange for such Book-Entry Certificates, Definitive Certificates in a Denomination equal to the aggregate Denomination of such Book-Entry-Certificates to the party so requesting such Definitive Certificates. In such event, the Trustee shall notify the affected Certificate Owners and make appropriate arrangements for the effectuation of the purpose of this clause.

          (f) Upon acceptance for exchange or transfer of a beneficial interest in a Book-Entry Certificate for a Definitive Certificate, as provided herein, the Certificate Registrar shall endorse on a schedule affixed to the related Book-Entry Certificate (or on a continuation of such schedule affixed to such Book-Entry Certificate and made a part thereof) an appropriate notation evidencing the date of such exchange or transfer and a decrease in the Denomination of such Book-Entry Certificate equal to the Denomination of such Definitive Certificate issued in exchange therefor or upon transfer thereof.

          (g) If a Holder of a Definitive Certificate wishes at any time to transfer such Certificate to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Book-Entry Certificate, such transfer may be effected only in accordance with Depository Rules and this Section 5.03(g). Upon receipt by the Certificate Registrar at the Corporate Trust Office of (i) the Definitive Certificate to be transferred with an assignment and transfer pursuant to Section 5.02(a), (ii) written instructions given in accordance with Depository Rules directing the Certificate Registrar to credit or cause to be credited to another account a beneficial interest in the related Book-Entry Certificate, in an amount equal to the Denomination of the Definitive Certificate to be so transferred, (iii) a written order given in accordance with the Depository Rules containing information regarding the account to be credited with such beneficial interest, and (iv), if the affected Certificate in a
Non-Registered Certificate an Investment Representation Letter from the transferee to the effect that such transferee is a Qualified Institutional Buyer, the Certificate Registrar shall cancel such Definitive Certificate, execute and deliver a new Definitive Certificate for the Denomination of the Definitive Certificate not so transferred, registered in the name of the Holder or the Holder's transferee (as instructed by the Holder), and the Certificate Registrar shall instruct the Depository or the custodian holding such Book-Entry Certificate on behalf of the Depository to increase the Denomination of the related Book-Entry Certificate by the Denomination of the Definitive Certificate to be so transferred, and to credit or cause to be credited to the account of the Person specified in such instructions a corresponding Denomination of such Book-Entry Certificate.

          SECTION 5.04.  Mutilated, Destroyed, Lost or Stolen Certificates.
                         -------------------------------------------------

          If (i) any mutilated Certificate is surrendered to the Certificate Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Trustee and the Certificate Registrar such security or indemnity as may be required by them to save each of them harmless, then, in the absence of actual notice to the Trustee or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute, and the Certificate Registrar shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of the same Class and like Percentage Interest. Upon the issuance of any new Certificate under this Section, the Trustee and the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Certificate Registrar) connected therewith. Any replacement Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.


          SECTION 5.05.  Persons Deemed Owners.
                         ---------------------

          Prior to due presentation of a Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the person in whose name such Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to
Section 4.01 and for all other purposes whatsoever, except as and to the extent provided in the definition of "Certificateholder", and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any agent of any of them shall be affected by notice to the contrary except as provided in Section 5.02(d).

                               [End of Article V]

                                   ARTICLE VI

                       THE DEPOSITOR, THE MASTER SERVICER,
                            THE SPECIAL SERVICER AND
                             THE REMIC ADMINISTRATOR


          SECTION 6.01. Liability of the Depositor, the Master Servicer, the Special Servicer and the REMIC Administrator.
                         -------------------------------------------------------

          The Depositor, the Master Servicer, the Special Servicer and the REMIC Administrator shall be liable in accordance herewith only to the extent of the respective obligations specifically imposed upon and undertaken by the Depositor, the Master Servicer, the Special Servicer and the REMIC Administrator herein.

          SECTION 6.02. Merger, Consolidation or Conversion of the Depositor, the Master Servicer, the Special Servicer or the REMIC Administrator.
                         -------------------------------------------------------


          (a) Subject to subsection (b) below, the Depositor, the Master Servicer, the Special Servicer and the REMIC Administrator each will keep in full effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation, and each will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

          (b) The Depositor, the Master Servicer, the Special Servicer or the REMIC Administrator may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets to any Person, in which case any Person resulting from any merger or consolidation to which the Depositor, the Master Servicer, the Special Servicer or the REMIC Administrator shall be a party, or any Person succeeding to the business of the Depositor, the Master Servicer, the Special Servicer or the REMIC Administrator, shall be the successor of the Depositor, the Master Servicer, the Special Servicer and the REMIC Administrator, as the case may be, hereunder, without the execution or filing of any paper (other than an assumption agreement wherein the successor shall agree to perform the obligations of and serve as Depositor, Master Servicer, Special Servicer or REMIC Administrator, as the case may be, in accordance with the terms of this Agreement) or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that such merger, consolidation or succession will not result in a withdrawal, downgrading or qualification of the then-current ratings of the Classes of Certificates that have been so rated (as evidenced by a letter to such effect from each Rating Agency).

          SECTION 6.03. Limitation on Liability of the Depositor, the Master Servicer, the Special Servicer, the REMIC Administrator and Others.
                         ----------------------------------------------------


          (a) Neither the Depositor, the Master Servicer, the Special Servicer, the REMIC Administrator, the Extension Adviser nor any of the directors, officers, employees or agents of any of the foregoing shall be under any liability to the Trust or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Master Servicer, the Special Servicer, the REMIC Administrator, the Extension Adviser or any such Person against any breach of warranties or representations made herein or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations and duties hereunder. The Depositor, the Master Servicer, the Special Servicer, the REMIC Administrator, the Extension Adviser and any director, officer, employee or agent of the Depositor, the Master Servicer, the Special Servicer, the REMIC Administrator or the Extension Adviser may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor, the Master Servicer, the Special Servicer, the REMIC Administrator, the Extension Adviser and any director, officer, employee or agent of any of the foregoing shall be indemnified and held harmless by the Trust against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense: (i) specifically required to be borne thereby pursuant to the terms hereof; (ii) incurred in connection with any breach of a representation, warranty or covenant made by it herein; (iii) incurred by reason of bad faith, willful misconduct or negligence in the performance of its obligations or duties hereunder, or by reason of negligent disregard of such obligations or duties; or (iv) in the case of the Depositor and any of its directors, officers, employees and agents, incurred in connection with any violation by any of them of any state or federal securities law.

          (b) Neither the Depositor, the Master Servicer, the Special Servicer, the Extension Adviser nor the REMIC Administrator shall be under any obligation to appear in, prosecute or defend any legal or administrative action, proceeding, hearing or examination that is not incidental to its respective duties under this Agreement and which in its opinion may involve it in any expense or liability; provided, however, that the Depositor, the Master Servicer, the Special Servicer, the Extension Adviser or the REMIC Administrator may in its discretion undertake any such action, proceeding, hearing or examination that it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action, proceeding, hearing or examination and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Depositor, the Master Servicer, the Special Servicer, the Extension Adviser and the REMIC Administrator shall be entitled to be reimbursed therefor out of amounts attributable to the Mortgage Loans on deposit in the Certificate Account as provided by Section 3.05(a).

          SECTION 6.04. Depositor, Master Servicer, Special Servicer and REMIC Administrator Not to Resign.
                         ------------------------------------------------------

          Subject to the provisions of Section 6.02, none of the Depositor, the Master Servicer, the Special Servicer or the REMIC Administrator shall resign from its respective obligations and duties hereby imposed on it except upon determination that its duties hereunder are no longer permissible under applicable law. Any such determination permitting the resignation of the Depositor, the Master Servicer, the Special Servicer or the REMIC Administrator shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee. No such resignation by the Master Servicer or the Special Servicer shall become effective until the Trustee or a successor servicer shall have assumed the Master Servicer's or Special Servicer's, as applicable, responsibilities and obligations in accordance with Section 7.02.

          SECTION 6.05. Rights of the Depositor in Respect of the Master Servicer, the Special Servicer and the REMIC Administrator.
                          ------------------------------------------------------

          The Depositor may, but is not obligated to, enforce the obligations of the Master Servicer, the Special Servicer and the REMIC Administrator hereunder and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Master Servicer, the Special Servicer and the REMIC Administrator, hereunder or exercise the rights of the Master Servicer or Special Servicer, as applicable, hereunder; provided, however, that the Master Servicer, the Special Servicer and the REMIC Administrator shall not be relieved of any of its obligations hereunder by virtue of such performance by the Depositor or its designee. The Depositor shall not have any responsibility or liability for any action or failure to act by the Master Servicer, the Special Servicer and the REMIC Administrator and is not obligated to supervise the performance of the Master Servicer, the Special Servicer and the REMIC Administrator under this Agreement or otherwise.

                               [End of Article VI]

                                   ARTICLE VII

                                     DEFAULT



          SECTION 7.01. Events of Default;  Master Servicer and Special Servicer
                        Termination.
                        --------------------------------------------------------

          (a) "Event of Default", wherever used herein, means any one of the following events:

          (i) any failure by the Special Servicer to deposit into, or to remit to the Master Servicer for deposit into, or the Master Servicer to make a required deposit to the Certificate Account or the REO Account, if any, or to deposit into, or to remit to the Trustee for deposit into, the Lower-Tier Distribution Account any amount required to be so deposited or remitted by the Master Servicer or the Special Servicer, as the case may be, pursuant to, and at the time specified by, the terms of this Agreement; or

          (ii) any failure on the part of the Master Servicer or the Special Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer or the Special Servicer contained in this Agreement which continues unremedied for a period of 30 days (15 days in the case of a failure to pay the premium for any insurance policy required to be maintained hereunder) after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer or the Special Servicer, as the case may be, by any other party hereto, or to the Master Servicer, the Special Servicer, the Depositor and the Trustee by the Holders of Certificates of any Class evidencing, as to such Class, Percentage Interests aggregating not less than 25%; or

          (iii) any failure on the part of the REMIC Administrator duly to observe or perform in any material respect any of the covenants or agreements thereof contained in this Agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the REMIC Administrator by any other party hereto, or to the REMIC Administrator, with a copy to each other party hereto, by the Holders of Certificates entitled to at least 25% of the Voting Rights; or

          (iv)  any  breach  on the part of the  Master  Servicer,  the  Special
     Servicer or the REMIC Administrator of any representation or warranty contained in Section 3.23, Section 3.24 or Section 10.05, as applicable, which materially and adversely affects the interests of any Class of Certificateholders and which continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied, shall have been given to the Master Servicer, the Special Servicer or the REMIC Administrator, as the case may be, by the Depositor or the Trustee, or to the Master Servicer, the Special Servicer, the REMIC Administrator, the Depositor and the Trustee by the Holders of Certificates of any Class evidencing, as to such Class, Percentage Interests aggregating not less than 25%; or

          (v) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer, the Special Servicer or the REMIC Administrator and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or


          (vi) the Master Servicer, the Special Servicer or the REMIC Administrator shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Master Servicer, the Special Servicer or the REMIC Administrator or of or relating to all or substantially all of its property; or

          (vii)  the  Master  Servicer,   the  Special  Servicer  or  the  REMIC
     Administrator shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing; or

          (viii) any change in the status of the Master Servicer or Special Servicer, as the case may be, that would result, in and of itself, in a downgrading, qualification or withdrawal of the then current rating on any Class of Certificates that are rated by a Rating Agency if the Master Servicer or Special Servicer, as the case may be, is not replaced.

          (b) If any Event of Default with respect to the Master Servicer or the Special Servicer (in either case, for purposes of this Section 7.01(b), the "Defaulting Party") shall occur and be continuing, then, and in each and every such case, so long as such Event of Default shall not have been remedied, the Trustee may, and at the written direction of the Holders of Certificates entitled to at least 51% of the Voting Rights, shall, terminate, by notice in writing to the Defaulting Party, with a copy of such notice to the Depositor, all of the rights and obligations of the Defaulting Party under this Agreement and in and to the Mortgage Loans and the proceeds thereof; provided, however, that the Defaulting Party shall be entitled to the payment of accrued and unpaid compensation and reimbursement through the date of such termination as provided for under this Agreement for services rendered and expenses incurred. From and after the receipt by the Defaulting Party of such written notice, all authority and power of the Defaulting Party under this Agreement, whether with respect to the Certificates (other than as a Holder of any Certificate) or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section, and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of and at the expense of the Defaulting Party, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. The Master Servicer and Special Servicer each agree that if it is terminated pursuant to this Section 7.01(b), it shall promptly (and in any event no later than ten Business Days subsequent to its receipt of the notice of termination) provide the Trustee with all documents and records requested by it to enable it to assume the Master Servicer's or Special Servicer's, as the case may be, functions hereunder, and shall cooperate with the Trustee in effecting the termination of the Master Servicer's or Special Servicer's, as the case may be, responsibilities and rights hereunder, including, without limitation, the transfer within two Business Days to the Trustee for administration by it of all cash amounts which shall at the time be or should have been credited by the Master Servicer to the Certificate Account or any Servicing Account (if it is the Defaulting Party) or by the Special
Servicer to the REO Account (if it is the Defaulting Party) or thereafter be received with respect to the Mortgage Loans or any REO Property (provided, however, that the Master Servicer and the Special Servicer each shall, if terminated pursuant to this Section 7.01(b), continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the date of such termination, whether in respect of Advances (in the case of the Master Servicer) or otherwise, and it and its directors, officers, employees and agents shall continue to be entitled to the benefits of Section 6.03 notwithstanding any such termination).

          (c) If any Event of Default with respect to the REMIC Administrator shall occur and be continuing, then, and in each and every such case, so long as the Event of Default shall not have been remedied, the Trustee may, and at the written direction of the Holders of Certificates entitled to at least 51% of the Voting Rights, shall, terminate, by notice in writing to the REMIC Administrator (with a copy to each of the other parties hereto), all of the rights and obligations of the REMIC Administrator under this Agreement. From and after the receipt by the REMIC Administrator of such written notice, all authority and power of the REMIC Administrator under this Agreement shall pass to and be vested in the Trustee pursuant to and under this Section, and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of and at the expense of the REMIC Administrator, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination. The REMIC Administrator agrees promptly (and in any event no later than ten Business Days subsequent to its receipt of the notice of the termination) to provide the Trustee with all documents and records requested thereby to enable the Trustee to assume the REMIC Administrator's functions hereunder, and to cooperate with the Trustee in effecting the termination of the REMIC Administrator's responsibilities and rights hereunder (provided, however, that the REMIC Administrator and its directors, officers, employees and agents shall continue to be entitled to the benefits of Section 6.03 notwithstanding any such termination).

          (d) The Holder or Holders of more than 50% of the aggregate Certificate Balance of the then Controlling Class shall be entitled to terminate the rights and obligations of the Special Servicer under this Agreement, with or without cause, upon ten Business Days notice to the Special Servicer, the Master Servicer and the Trustee, and to appoint a successor Special Servicer; provided, however, that (i) such successor will meet the requirements set forth in Section 7.02, and (ii) as evidenced in writing by each of the Rating Agencies, the proposed successor of such Special Servicer will not result in a downgrading, withdrawal or qualification of the then current ratings provided by the Rating Agencies in respect to any Class of then outstanding Certificates that is rated.

          (e) In the event that S&P does not approve the Master Servicer as a Master Servicer by August 31, 1996, and has not extended such date, the Depositor shall terminate the rights and obligations of the Master Servicer under this Agreement on that date, and shall appoint a successor Master Servicer; provided, however, that (i) such successor will meet the requirements set forth in Section 7.02, and (ii) as evidenced in writing by each of the Rating Agencies, the proposed successor of such Master Servicer will not result in a downgrading, withdrawal or qualification of the then current ratings provided by the Rating Agencies in respect to any Class of then outstanding Certificates that is rated. In the event that AMRESCO is terminated pursuant to this Section 7.01, AMRESCO will be obligated to pay all expenses associated with a transfer of the servicing to a successor Master Servicer under this Agreement.

          (f) The Master Servicer and Special Servicer shall, from time to time, take all such actions as are required by them in order to maintain their respective status as an approved master servicer and special servicer, as applicable, with each of the Rating Agencies.

          SECTION 7.02.  Trustee to Act; Appointment of Successor.
                         ----------------------------------------

          On and after the time the Master Servicer, the Special Servicer or the REMIC Administrator resigns pursuant to first sentence of Section 6.04 or receives a notice of termination pursuant to Section 7.01, the Trustee shall be the successor in all respects to the Master Servicer, the Special Servicer or the REMIC Administrator, as the case may be, in its capacity as such under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto and arising thereafter placed on the Master Servicer, the Special Servicer or the REMIC Administrator, as the case may be, by the terms and provisions hereof, including, without limitation, if the Master Servicer is the resigning or terminated party, the Master Servicer's obligation to make P&I Advances; provided that any failure to perform such duties or responsibilities caused by the Master Servicer's, the Special Servicer's or the REMIC Administrator's, as the case may be, failure to provide information or monies required by Section
7.01 shall not be considered a default by the Trustee hereunder. The Trustee shall not be liable for any of the representations and warranties of the resigning or terminated party or for any losses incurred by the resigning or terminated party pursuant to Section 3.06 hereunder nor shall the Trustee be required to purchase any Mortgage Loan hereunder. As compensation therefor, the Trustee shall be entitled to all fees and other compensation which the resigning or terminated party would have been entitled to if the resigning or terminated party had continued to act hereunder. Notwithstanding the above, the Trustee may, if it shall be unwilling to so act, or shall, if it is unable to so act or if the Holders of Certificates entitled to at least 51% of the Voting Rights so request in writing to the Trustee or if the Trustee is not approved as a Master Servicer or Special Servicer by the Rating Agencies, promptly appoint, or petition a court of competent jurisdiction to appoint, any established institution (i) that has a net worth of not less than $25,000,000, in the case of a successor to the Master Servicer, or $15,000,000, in the case of a successor to the Special Servicer or REMIC Administrator; and (ii) for which each Rating Agency shall have given written confirmation that the appointment of such institution would not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates, as the successor to the Master Servicer, the Special Servicer or the REMIC Administrator, as the case may be, hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer, the Special Servicer or the REMIC Administrator, as the case may be, hereunder. In such event, recognizing that the Trustee's first obligation is its fiduciary duty to Certificateholders, the Trustee shall use its reasonable efforts to appoint a successor Master Servicer that (i) will agree to succeed to AMRESCO's rights and obligations as Master Servicer under any existing Subservicing Agreements and (ii) will be compensated for its services as Master Servicer (exclusive of any subservicing fees payable by the Master Servicer to such Sub-Servicers) at the rate of 0.039% per annum. In the event the Trustee is unable to appoint a successor Master Servicer pursuant to the prior sentence within a reasonable period of time, the Trustee shall use its reasonable efforts to appoint a successor Master Servicer that will agree to succeed to AMRESCO's rights and obligations as Master Servicer under any existing Subservicing Agreements and (ii) will be compensated for its services as Master Servicer (exclusive of any subservicing fees payable by the Master Servicer to such Sub-Servicers) at a rate that is not in excess of 0.093% per annum. In the event the Trustee is unable to appoint a successor Master Servicer pursuant to the prior sentence within a further reasonable period of time, the Trustee shall use its reasonable efforts to appoint a successor Master Servicer that will agree to be compensated for its services as Master Servicer (exclusive of any subservicing fees payable by the Master Servicer to such Sub-Servicers) at a rate that is not in excess of 0.093% per annum, and in such circumstances shall have the right under the terms of the Sub-Servicing Agreements to terminate any existing Sub-Servicing Agreements without cause and without the payment of any penalty or termination fee. Except with respect to an appointment provided below, no appointment of a successor to the Master Servicer, the Special Servicer or the REMIC Administrator hereunder shall be effective until the assumption of the successor to such party of all its responsibilities, duties and liabilities hereunder. Pending appointment of a successor to the Master Servicer, the Special Servicer or the REMIC Administrator hereunder, the Trustee shall act in such capacity as hereinabove provided. Notwithstanding the above, the Trustee shall, if the Master Servicer is the resigning or terminated party, and the Trustee is no longer permitted under applicable law from performing its duties hereunder, promptly appoint any established mortgage loan servicing institution (i) that has a net worth of not less than $25,000,000 and (ii) for which each Rating Agency shall have given written confirmation that the appointment of such institution would not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates, as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder (including, without limitation, the obligation to make P&I Advances pursuant to Section 4.03), which appointment will become effective immediately. In connection with any such appointment and assumption described herein, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans or otherwise as it and such successor shall agree. The Depositor, the Trustee, such successor and each other party hereto shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.




          SECTION 7.03.  Notification to Certificateholders.
                         ----------------------------------

          (a) Upon any resignation of the Master Servicer, the Special Servicer or the REMIC Administrator pursuant to Section 6.04, any termination of the Master Servicer, the Special Servicer or the REMIC Administrator pursuant to
Section 7.01 or any appointment of a successor to the Master Servicer, the Special Servicer or the REMIC Administrator pursuant to Section 7.02, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register.

          (b) Not later than the later of (i) 60 days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default and (ii) five days after the Trustee would be deemed to have notice of the occurrence of such an event in accordance with
Section 8.02(vii), the Trustee shall transmit by mail to the Depositor and all Certificateholders notice of such occurrence, unless such default shall have been cured.


          SECTION 7.04.  Waiver of Events of Default.
                         ---------------------------

          The Holders of Certificates representing at least 66% of the Voting Rights allocated to the Classes of Certificates affected by any Event of Default hereunder may waive such Event of Default; provided, however, that an Event of Default under clause (i) of Section 7.01 may be waived only by all of the Certificateholders of the affected Classes. Upon any such waiver of an Event of Default, such Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose hereunder. No such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereon except to the extent expressly so waived. Notwithstanding any other provisions of this Agreement, for purposes of waiving any Event of Default pursuant to this
Section 7.04, Certificates registered in the name of the Depositor or any Affiliate of the Depositor shall be entitled to the same Voting Rights with respect to the matters described above as they would if any other Person held such Certificates.

          SECTION 7.05.  Trustee as Maker of Advances.
                         ----------------------------

          In the event that the Master Servicer fails to fulfill its obligations hereunder to make any Advances, the Trustee shall perform such obligations (x) within one Business Day of such failure by the Master Servicer with respect to Servicing Advances, and, (y) by no later than 5:00 p.m. (New York City time) on the related P&I Advance Date with respect to P&I Advances, and, with respect to any such Advances made by the Trustee, the Trustee shall succeed to all of the Master Servicer's rights with respect to Advances hereunder, including, without limitation, the Master Servicer's rights of reimbursement and interest at the Reimbursement Rate, and rights to make a determination that an Advance is a Nonrecoverable Advance; provided, however, that if Advances made by both the Trustee and the Master Servicer shall at any time be outstanding, or any interest on Advances shall be accrued and unpaid, all amounts available to repay such Advances and interest on Advances hereunder shall be applied entirely to the Advances outstanding to the Trustee, until such Advances shall have been repaid in full, together with all accrued interest on such Advances. In connection with making any Advances hereunder, the Trustee shall be entitled to conclusively rely on any determination by the Master Servicer of a Nonrecoverable Advance.


          SECTION 7.06.  Advance Collateral Fund for Trustee.
                         -----------------------------------

          (a) Pursuant to the terms of the Collateral Fund Custodial Agreement, for so long as the Trustee's implied long-term senior debt rating by the Rating Agencies is not in at least the second highest rating category of each such Rating Agency, the Trustee shall establish and maintain with the Custodian the Advance Collateral Fund to secure the Trustee's obligations to make P&I Advances pursuant to the terms of this Agreement. Pursuant to Section 3.03 of the Collateral Fund Custodial Agreement, the Trustee shall grant a security interest in the Advance Collateral Fund to the Collateral Fund Custodian for the benefit of the Certificateholders.

          (b) If at any time that the Trustee is the successor Master Servicer or is otherwise obligated to make P&I Advances and the Trustee for any reason does not make a P&I Advance required to be made by the Trustee pursuant to this Agreement, then by 1:30 p.m., New York City time, on the related P&I Advance Date, pursuant to Section 2.02 of the Collateral Fund Custodial Agreement, the Trustee shall deliver a notice to the Collateral Fund Custodian to withdraw the necessary amount from the Advance Collateral Fund and deposit such funds into the Lower-Tier Distribution Account.

          (c) In accordance with the provisions of the Collateral Fund Custodial Agreement, at any time, the Trustee may substitute a surety bond, letter of credit, insurance policy or other security arrangement (the "Substitute Collateral") for the Advance Collateral Fund and amounts on deposit therein or any substitute therefor; provided that it has received written confirmation from each Rating Agency that such action would not result in the downgrade, qualification or withdrawal of the rating then assigned by any Rating Agency to any Class of Certificates. In addition, prior to any such substitution, the Trustee shall have received an Opinion of Counsel to the effect that such Substitute Collateral is an enforceable obligation of the issuer thereof.

          (d) If the arrangements for the Advance Collateral Fund have been terminated because the Trustee's implied long-term senior debt rating by the Rating Agencies was upgraded to at least the second highest category of each such Rating Agency and, subsequent to such termination of the Advance Collateral Fund, the Trustee's implied long-term senior debt rating by the Rating Agencies shall have been downgraded below the second highest category of each such Rating Agency, then the Trustee shall be required to enter into an agreement similar to the Collateral Fund Custodial Agreement that is acceptable to the Rating Agencies. If such substitute arrangement is not made within 60 days of such downgrade, then such failure by the Trustee will render the Trustee ineligible under Section 8.06.

          (e) The Advance Collateral Fund shall be an "outside reserve fund" within the meaning of the REMIC Provisions and shall not be an asset of either the Upper-Tier REMIC or Lower-Tier REMIC. The Advance Collateral Fund shall be beneficially owned by the Trustee for federal income tax purposes, and the Trustee shall report all income, gain, loss or deduction with respect thereto. Any reimbursement from the Trust Fund to the Advance Collateral Fund shall be treated as paid to the Trustee in its capacity as beneficial owner of the Advance Collateral Fund.


                              [End of Article VII]

                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE




          SECTION 8.01.  Duties of Trustee.
                         -----------------

          (a) The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If an Event of Default occurs and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. Any permissive right of the Trustee contained in this Agreement shall not be construed as a duty.

          (b) The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement (other than the Mortgage Files, the review of which is specifically governed by the terms of Article II), shall examine them to determine whether they conform to the requirements of this Agreement. If any such instrument is found not to conform to the requirements of this Agreement in a material manner, the Trustee shall take such action as it deems appropriate to have the instrument corrected. The Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Depositor, the Master Servicer, the Special Servicer or the REMIC Administrator, and accepted by the Trustee in good faith, pursuant to this Agreement.

          (c) No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

          (i) Prior to the occurrence of an Event of Default, and after the curing of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

          (ii) The Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

          (iii) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Holders of Certificates entitled to at least 25% of the Voting Rights relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement (unless a higher percentage of Voting Rights is required for such action).


          SECTION 8.02.  Certain Matters Affecting the Trustee.
                         -------------------------------------

          Except as otherwise provided in Section 8.01:

          (i) The Trustee may rely upon and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, Appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (ii) The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance therewith;

          (iii) The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to make any investigation of matters arising hereunder or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; the Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default which has not been cured, to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs;

          (iv) The Trustee shall not be personally liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

          (v) Prior to the occurrence of an Event of Default hereunder and after the curing of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Certificates entitled to at least 50% of the Voting Rights; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability as a condition to taking any such action. The reasonable expense of every such reasonable examination shall be paid by the Master Servicer or, if paid by the Trustee, shall be repaid by the Master Servicer upon demand;

          (vi) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys; provided, however, that the appointment of such agents or attorneys shall not relieve the Trustee of its duties or obligations hereunder;

          (vii) For all purposes under this Agreement, the Trustee shall not be deemed to have notice of any Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office, and such notice references the Certificates or this Agreement; and

          (viii) The Trustee shall not be responsible for any act or omission of the Master Servicer, the Special Servicer, the Extension Adviser or the REMIC Administrator (unless the Trustee is acting as Master Servicer, Special Servicer, Extension Adviser or the REMIC Administrator, as the case may be) or of the Depositor.

          SECTION 8.03. Trustee Not Liable for Validity or Sufficiency of Certificates or Mortgage Loans.
                         -------------------------------------------------------

          The recitals contained herein and in the Certificates, other than the statements attributed to the Trustee in Sections 2.02 and 2.04 and the signature of the Trustee set forth on each outstanding Certificate, shall be taken as the statements of the Depositor, the Master Servicer, the Special Servicer or the REMIC Administrator, as the case may be, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Agreement or of any Certificate (other than as to the signature of the Trustee set forth thereon) or of any Mortgage Loan or related document. The Trustee shall not be accountable for the use or application by the Depositor of any of the Certificates issued to it or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor in respect of the assignment of the Mortgage Loans to the Trust Fund, or any funds deposited in or withdrawn from the Certificate Account or any other account by or on behalf of the Depositor, the Master Servicer, the Special Servicer, the Extension Adviser or the REMIC Administrator. The Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Depositor, the Master Servicer, the Special Servicer, the Extension Adviser or the REMIC Administrator, and accepted by the Trustee in good faith, pursuant to this Agreement.

          SECTION 8.04.  Trustee May Own Certificates.
                         ----------------------------

          The Trustee, in its individual or any other capacity, may become the owner or pledgee of Certificates with the same rights it would have if it were not Trustee.

          SECTION  8.05.  Fees  and  Expenses  of  Trustee;  Indemnification  of
                          Trustee.
                          ------------------------------------------------------

          (a) Monthly on each Distribution Date, the Trustee shall be entitled to withdraw from the Lower-Tier Distribution Account, prior to any distributions being made from such account on such date to Certificateholders, the Trustee Fee for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates. The Trustee Fee (which shall not be limited to any provision of law in regard to the compensation of a trustee of an express trust) shall constitute the Trustee's sole form of compensation for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties of the Trustee hereunder.

          (b) The Trustee and any director, officer, employee or agent of the Trustee shall be entitled to be indemnified and held harmless by the Trust Fund (to the extent of amounts on deposit in the Lower-Tier Distribution Account from time to time) against any loss, liability or expense (including, without limitation, costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) arising out of, or incurred in connection with, any act or omission of the Trustee relating to the exercise and performance of any of the powers and duties of the Trustee hereunder; provided, that neither the Trustee nor any of the other above specified Persons shall be entitled to indemnification pursuant to this Section 8.05(b) for (i) allocable overhead, (ii) expenses or disbursements incurred or made by or on behalf of the Trustee in the normal course of the Trustee's performing its duties in accordance with any of the provisions hereof, which are not "unanticipated expenses of the REMIC" within the meaning of Treasury Regulations Section 1.860G-1(b)(3)(ii), (iii) any expense or liability specifically required to be borne thereby pursuant to the terms hereof, or (iv) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of the Trustee's obligations and duties hereunder, or by reason of negligent disregard of such obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the Trustee made herein. The provisions of this Section 8.05(b) shall survive any resignation or removal of the Trustee and appointment of a successor trustee.

          SECTION 8.06. Eligibility Requirements for Trustee.
                        ------------------------------------

          The Trustee hereunder shall at all times be an association or a corporation organized and doing business under the laws of the United States of America or any State thereof or the District of Columbia, authorized under such laws to exercise trust powers, having a combined capital and surplus of at least $100,000,000, subject to supervision or examination by federal or state authority and having a minimum long-term debt rating by DCR of "A" and by S&P of "AA," provided, however, that, to the extent it is otherwise ineligible hereunder, The Chase Manhattan Bank, N.A. shall be deemed to be eligible with respect to the S&P criteria so long as it complies with Section 7.06 hereof. If such association or corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such association or corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07. The corporation or association serving as Trustee may have normal banking and trust relationships with the Depositor, the Master Servicer, the Special Servicer, the REMIC Administrator and their respective Affiliates.


          SECTION 8.07. Resignation and Removal of the Trustee.
                        --------------------------------------

          (a) The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor, the Master Servicer, the Special Servicer, the REMIC Administrator and to all Certificateholders. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor trustee acceptable to the Master Servicer by written instrument, in duplicate, which instrument shall be delivered to the resigning Trustee and to the successor trustee. A copy of such instrument shall be delivered to the Master Servicer, the Special Servicer, the REMIC
Administrator and the Certificateholders by the Depositor. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

          (b) If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Depositor or the Master Servicer, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor may remove the Trustee and appoint a successor trustee acceptable to the Master Servicer by written instrument, in duplicate, which instrument shall be delivered to the Trustee so removed and to the successor trustee. A copy of such instrument shall be delivered to the Master Servicer, the Special Servicer, the REMIC Administrator and the Certificateholders by the Depositor.

          (c) The Holders of Certificates entitled to at least 51% of the Voting Rights may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Master Servicer, one complete set to the Trustee so removed and one complete set to the successor so appointed. A copy of such instrument shall be delivered to the Depositor, the Special Servicer, the REMIC Administrator and the remaining Certificateholders by the Master Servicer.

          (d) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 8.07 shall not become effective until acceptance of appointment by the successor trustee as provided in Section 8.08.


          SECTION 8.08.  Successor Trustee.
                         -----------------

          (a) Any successor trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Depositor, the Master Servicer, the Special Servicer, the REMIC Administrator and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein. The predecessor trustee shall deliver to the successor trustee all Mortgage Files and related documents and statements held by it hereunder (other than any Mortgage Files at the time held on its behalf by a Custodian, which Custodian shall become the agent of the successor trustee), and the Depositor, the Master Servicer, the Special Servicer, the REMIC Administrator and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and certainly vest and confirm in the successor trustee all such rights, powers, duties and obligations, and to enable the successor trustee to perform its obligations hereunder.

          (b) No successor trustee shall accept  appointment as provided in this
Section 8.08 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 8.06.

          (c) Upon acceptance of appointment by a successor trustee as provided in this Section 8.08, the Master Servicer shall mail notice of the succession of such trustee hereunder to the Depositor and the Certificateholders. If the Master Servicer fails to mail such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Master Servicer.

          SECTION 8.09. Merger or Consolidation of Trustee.
                        ----------------------------------

          Any entity into which the Trustee may be merged or converted or with which it may be consolidated or any entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any entity succeeding to the business of the Trustee, shall be the successor of the Trustee hereunder, provided such entity shall be eligible under the provisions of Section 8.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.


          SECTION 8.10.  Appointment of Co-Trustee or Separate Trustee.
                         ---------------------------------------------

          (a) Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the Master Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable. If the Master Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request to do so, or in case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 hereunder and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 8.08 hereof.

          (b) In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10, all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer, the Special Servicer or the REMIC Administrator hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

          (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

          (d) Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

          (e) The  appointment  of a co-trustee  or separate  trustee under this
Section 8.10 shall not relieve the Trustee of its duties and responsibilities hereunder.


          SECTION 8.11. Appointment of Custodians.
                        -------------------------

          The Trustee may, with the consent of the Master Servicer, appoint one or more Custodians to hold all or a portion of the Mortgage Files as agent for the Trustee. Each Custodian shall be a depository institution subject to supervision by federal or state authority, shall have combined capital and surplus of at least $15,000,000, shall be qualified to do business in the jurisdiction in which it holds any Mortgage File and shall not be the Depositor or any Affiliate of the Depositor. Each Custodian shall be subject to the same obligations and standard of care as would be imposed on the Trustee hereunder in connection with the retention of Mortgage Files directly by the Trustee. The appointment of one or more Custodians shall not relieve the Trustee from any of its obligations hereunder, and the Trustee shall remain responsible for all acts and omissions of any Custodian.

          SECTION 8.12. Access to Certain Information.
                        -----------------------------

         (a) On or prior to the date of the first sale of any Non-Registered Certificate to an Independent third party, the Depositor shall provide to the Trustee three copies of any private placement memorandum or other disclosure document used by the Depositor or its Affiliate in connection with the offer and sale of the Class of Certificates to which such Non-Registered Certificate belongs. In addition, if any such private placement memorandum or disclosure document is revised, amended or supplemented at any time following the delivery thereof to the Trustee, the Depositor promptly shall inform the Trustee of such event and shall deliver to the Trustee three copies of the private placement memorandum or disclosure document, as revised, amended or supplemented. The Trustee shall maintain at its offices primarily responsible for administering the Trust Fund and shall, upon reasonable advance notice, make available during normal business hours for review by any Holder of a Certificate, the Depositor, the Master Servicer, the Special Servicer, the Extension Adviser, any Rating Agency or any other Person to whom the Trustee believes such disclosure is appropriate, originals or copies of the following items: (i) in the case of a Holder or prospective transferee of a Non-Registered Certificate, any private placement memorandum or other disclosure document relating to the Class of Certificates to which such Non-Registered Certificate belongs, in the form most recently provided to the Trustee; and (ii) in all cases, (A) this Agreement and any amendments hereto entered into pursuant to Section 11.01, (B) all statements required to be delivered to Certificateholders of the relevant Class pursuant to
Section 4.02 since the Closing Date, (C) all Officer's Certificates delivered to the Trustee since the Closing Date pursuant to Section 3.13, (D) all accountants' reports delivered to the Trustee since the Closing Date pursuant to
Section 3.14, (E) any inspection report prepared by the Master Servicer, Sub-Servicer or Special Servicer, as applicable, and delivered to the Trustee and Master Servicer in respect of each Mortgaged Property pursuant to Section 3.12(a), (F) as to each Mortgage Loan pursuant to which the related Mortgagor is required to deliver such items or the Special Servicer has otherwise acquired such items, the most recent annual operating statement and rent roll of the related Mortgaged Property and financial statements of the related Mortgagor collected by the Master Servicer, Sub-Servicer or Special Servicer, as applicable, and delivered to the Trustee pursuant to Section 3.12(b), together with the accompanying written reports to be prepared by the Special Servicer and delivered to the Trustee pursuant to Section 3.12(b), (G) any and all notices, reports and Environmental Assessments delivered to the Trustee with respect to any Mortgaged Property securing a Defaulted Mortgage Loan as to which the environmental testing contemplated by Section 3.09(c) revealed that either of the conditions set forth in clauses (i) and (ii) of the first sentence thereof was not satisfied (but only for so long as such Mortgaged Property or the related Mortgage Loan are part of the Trust Fund), (H) any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Master Servicer or the Special Servicer and delivered to the Trustee pursuant to Section 3.20 (but only for so long as the affected Mortgage Loan is part of the Trust Fund), (I) any and all Officer's Certificates delivered to the Trustee to support the Master Servicer's determination that any P&I Advance or Servicing Advance was or, if made, would be a Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance, as the case may be, (J) any and all of the Mortgage Loan documents contained in the Mortgage File, (K) any and all Appraisals obtained pursuant to the definition of "Appraisal Reduction" herein,
(L) information regarding the occurrence of Servicing Transfer Events as to the Mortgage Loans, (M) any and all Sub-Servicing Agreements and any amendments thereto and modifications thereof, and (N) any Asset Strategy Report. Copies of any and all of the foregoing items will be available from the Trustee upon request; provided, that the Trustee shall be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing such copies, except in the case of copies provided to the Rating Agencies, which shall be free of charge. In addition, without limiting the generality of the foregoing, any Class F, Class G, Class H and Class UR Certificateholder may upon request from the Trustee obtain a copy of any factual report (including the Asset Strategy Report) delivered to the Rating Agencies under this Agreement.

          (b) The Master Servicer shall provide a financial market publisher, which initially shall be Bloomberg, L.P., and shall make available through the Internet at the Master Servicer's site thereon, on a quarterly basis, on a computerized database accessible by modem, current information regarding the items listed on Schedule 1 hereto with respect to the Mortgaged Properties, to the extent such information due from Mortgagors has been received from the Mortgagors. If any such information is provided on or before August 15, 1996, the Master Servicer shall provide to Bloomberg, L.P. and make available through the Internet as aforesaid, the Prospectus.


          SECTION 8.13. Representations and Warranties of the Trustee.
                        ---------------------------------------------

          The Trustee hereby represents and warrants to the Depositor, the Master Servicer, the Special Servicer and the REMIC Administrator and for the benefit of the Certificateholders, as of the Closing Date, that:

          (i) The Trustee is a national banking association, duly organized, validly existing and in good standing under the laws of the United States.

          (ii) The execution and delivery of this Agreement by the Trustee, and the performance and compliance with the terms of this Agreement by the Trustee, will not violate the Trustee's charter and by-laws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets.

          (iii) The Trustee has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

          (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Trustee, enforceable against the Trustee in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and the rights of creditors of national banking associations specifically, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

          (v) The Trustee is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Trustee's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Trustee to perform its obligations under this Agreement or the financial condition of the Trustee.

          (vi) No litigation is pending or, to the best of the Trustee's knowledge, threatened against the Trustee which would prohibit the Trustee from entering into this Agreement or, in the Trustee's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Trustee to perform its obligations under this Agreement or the financial condition of the Trustee.

          (vii) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Trustee, or compliance by the Trustee with, this Agreement or the consummation of the transactions contemplated by this Agreement, except for any consent, approval, authorization or order which has not been obtained or cannot be obtained prior to the actual performance by the Trustee of its obligations under this Agreement, and which, if not obtained would not have a materially adverse effect on the ability of the Trustee to perform its obligations hereunder.


                              [End of Article VIII]

                                   ARTICLE IX

                                   TERMINATION




          SECTION 9.01. Termination Upon Repurchase or Liquidation of All Mortgage Loans.
                          ------------------------------------------------------

          Subject to Section 9.02, the Trust Fund and the respective obligations and responsibilities under this Agreement of the Depositor, the Master Servicer, the Special Servicer, the REMIC Administrator and the Trustee (other than the obligations of the Trustee to provide for and make payments to Certificateholders as hereafter set forth) shall terminate upon payment (or provision for payment) to the Certificateholders of all amounts held by or on behalf of the Trustee and required hereunder to be so paid on the Distribution Date following the earlier to occur of (i) the purchase by the Master Servicer or the Depositor of all the Mortgage Loans and each REO Property remaining in the Trust Fund at a price equal to the greater of (A) the aggregate fair market value (as determined by an Appraisal) of the Mortgage Loans and all other property in the Trust Fund (including REO Properties) as of the last day of the calendar month preceding the Distribution Date upon which the Trust Fund is anticipated to terminate, and (B) (a) the sum of (i) the aggregate Purchase Price of all the Mortgage Loans (exclusive of REO Loans) included in the Trust Fund, and (ii) the Appraised Value of each REO Property, if any, included in the Trust Fund (such Appraisals in clauses (A) and (B)(a)(ii) to be conducted by an Independent MAI-designated appraiser selected and mutually agreed upon by the Master Servicer and the Trustee, and approved by more than 50% of the Voting Rights of the Classes of Certificates then outstanding (other than the Class UR Certificates unless the Class UR Certificates are the only Certificates then outstanding), minus (b) solely in the case where the Master Servicer is effecting such purchase, the aggregate amount of unreimbursed Advances, together with any interest accrued and payable to the Master Servicer in respect of such Advances in accordance with Sections 3.03(d) and 4.03(d) and any unpaid Master Servicing Fees, remaining outstanding (which items shall be deemed to have been paid or reimbursed to the Master Servicer in connection with such purchase), and
(ii) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund; provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James's, living on the date hereof.

          The Master Servicer or the Depositor may, at its option, elect to purchase all of the Mortgage Loans and each REO Property remaining in the Trust Fund as contemplated by clause (i) of the preceding paragraph by giving written notice to the other parties hereto no later than 60 days prior to the anticipated date of purchase; provided, however, that the Master Servicer or the Depositor may so elect to purchase all of the Mortgage Loans and each REO Property remaining in the Trust Fund only on or after the first Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is less than 5% of the aggregate Cut-off Date Principal Balance of the Mortgage Loans set forth in the Preliminary Statement. In the event that the Master Servicer or the Depositor purchases all of the Mortgage Loans and each REO Property remaining in the Trust Fund in accordance with the preceding sentence, the Master Servicer or the Depositor, as applicable, shall deposit in the Lower-Tier Distribution Account not later than the P&I Advance Date relating to the Distribution Date on which the final distribution on the Certificates is to occur, an amount in immediately available funds equal to the above-described purchase price (exclusive of any portion thereof payable to any Person other than the Certificateholders pursuant to Section 3.05(a), which portion shall be deposited in the Certificate Account). In addition, the Master Servicer shall transfer to the Lower-Tier Distribution Account all amounts required to be transferred thereto on such P&I Advance Date from the Certificate Account pursuant to the first paragraph of
Section 3.04(b), together with any other amounts on deposit in the Certificate Account that would otherwise be held for future distribution. Upon confirmation that such final deposits have been made, the Trustee shall release or cause to be released to the Master Servicer or the Depositor, as applicable, the Mortgage Files for the remaining Mortgage Loans and shall execute all assignments, endorsements and other instruments furnished to it by the Master Servicer or the Depositor, as applicable, as shall be necessary to effectuate transfer of the Mortgage Loans and REO Properties remaining in the Trust Fund.

          Notice of any termination shall be given promptly by the Trustee by letter to Certificateholders and each Rating Agency and, if not previously notified pursuant to the preceding paragraph, to the other parties hereto mailed
(a) in the event such notice is given in connection with the Master Servicer's or the Depositor's purchase of all of the Mortgage Loans and each REO Property remaining in the Trust Fund, not earlier than the 15th day and not later than the 25th day of the month next preceding the month of the final distribution on the Certificates, or (b) otherwise during the month of such final distribution on or before the Determination Date in such month, in each case specifying (i) the Distribution Date upon which the Trust Fund will terminate and final payment of the Certificates will be made, (ii) the amount of any such final payment and
(iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the offices of the Certificate Registrar or such other location therein designated.

          After transferring the Lower-Tier Distribution Amount and the amount of any Prepayment Premiums and Yield Maintenance Charges distributable pursuant to Section 4.01(d) to the Upper-Tier Distribution Account pursuant to Section 3.04(b) and upon presentation and surrender of the Certificates by the Certificateholders on the final Distribution Date, the Trustee shall distribute to each Certificateholder so presenting and surrendering its Certificates such Certificateholder's Percentage Interest of that portion of the amounts then on deposit in the Upper-Tier Distribution Account that are allocable to payments on the Class of Certificates so presented and surrendered. Amounts on deposit in the Upper-Tier Distribution Account as of the final Distribution Date (exclusive of any portion of such amounts payable or reimbursable to any Person pursuant to clauses (ii)-(iv) of Section 3.05(b)) shall be allocated for the purposes, in the amounts and in accordance with the priority set forth in Section 4.01(a) and 4.01(e) and shall be distributed in termination and liquidation of the Uncertificated Lower-Tier Interests and the Class LR Certificates in accordance with Section 4.01(b) and 4.01(d). Any funds not distributed on such Distribution Date shall be set aside and held uninvested in trust for the benefit of Certificateholders not presenting and surrendering their Certificates in the aforesaid manner, and shall be disposed of in accordance with this Section 9.01 and Section 4.01(d).


          SECTION 9.02. Additional Termination Requirements.
                        -----------------------------------

          In the event the Master Servicer or the Depositor purchases all of the Mortgage Loans and each REO Property remaining in the Trust Fund as provided in
Section 9.01, the Trust Fund shall be terminated in accordance with the following additional requirements, which are intended to meet the definition of a "qualified liquidation" in Section 860F(a)(4) of the Code:

          (i) the REMIC Administrator shall specify the first day in the 90-day liquidation period in a statement attached to each of the Upper-Tier REMIC's and the Lower-Tier REMIC's final Tax Return pursuant to Treasury regulation Section 1.860F-1 and shall satisfy all requirements of a qualified liquidation under Section 860F of the Code and any regulations thereunder;

          (ii) during such 90-day liquidation period and at or prior to the time of making of the final payment on the Certificates, the Trustee shall sell all of the assets of the Trust Fund to the Master Servicer or the Depositor, as applicable, for cash; and

          (iii) immediately following the making of the final payment on the Uncertificated Lower-Tier Interests and the Certificates, the Trustee shall distribute or credit, or cause to be distributed or credited, to the Holders of the Class LR Certificates (in the case of the Lower-Tier REMIC) and the Class R Certificates (in the case of the Upper-Tier REMIC) all cash on hand (other than cash retained to meet claims), and the Trust Fund and each of the Lower-Tier REMIC and the Upper-Tier REMIC shall terminate at that time.

                               [End of Article IX]

                                    ARTICLE X

                           ADDITIONAL REMIC PROVISIONS




          SECTION 10.01. REMIC Administration.
                         --------------------

          (a) The REMIC Administrator shall make an election to treat each of the Lower-Tier REMIC and the Upper-Tier REMIC as a REMIC under the Code and, if necessary, under applicable state law. Such election will be made on Form 1066 or other appropriate federal tax or information return (including Form 8811) or any appropriate state return for the taxable year ending on the last day of the calendar year in which the Certificates are issued. For the purposes of the REMIC election in respect of the Upper-Tier REMIC, each Class of the REMIC Regular Certificates shall be designated as the "regular interests" and the Class R Certificates shall be designated as the sole class of "residual interests" in the Upper-Tier REMIC. For purposes of the REMIC election in respect of the Lower-Tier REMIC, each Class of Uncertificated Lower-Tier Interests shall be designated as the "regular interests" and the Class LR Certificates shall be designated as the sole class of "residual interests" in the Lower-Tier REMIC. None of the Master Servicer, the Special Servicer, the REMIC Administrator or the Trustee shall permit the creation of any "interests" (within the meaning of Section 860G of the Code) in the Lower-Tier REMIC or the Upper-Tier REMIC other than the foregoing interests.

          (b) The Closing Date is hereby designated as the "startup day" of each of the Lower-Tier REMIC and the Upper-Tier REMIC within the meaning of Section 860G(a)(9) of the Code.

          (c) The REMIC Administrator shall act on behalf of each REMIC in relation to any tax matter or controversy involving either REMIC and shall represent each REMIC in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority with respect thereto. The legal expenses, including without limitation attorneys' or accountants' fees, and costs of any such proceeding and any liability resulting therefrom shall be expenses of the Trust Fund and the REMIC Administrator shall be entitled to reimbursement therefor out of amounts attributable to the Mortgage Loans and any REO Properties on deposit in the Certificate Account as provided by Section 3.05(a) unless such legal expenses and costs are incurred by reason of the REMIC Administrator's willful misfeasance, bad faith or negligence. The Holder of the largest Percentage Interest in each of the Class R and Class LR Certificates shall be designated, in the manner provided under Treasury Regulations Section 1.860F-4(d) and temporary Treasury Regulations Section 301.6231(a)(7)-IT, as the "tax matters person" of the Upper-Tier REMIC and the Lower-Tier REMIC, respectively. By their acceptance thereof, the Holders of the largest Percentage Interest in each of the Class R and Class LR Certificates hereby agrees to irrevocably appoint the REMIC Administrator as their agent to perform all of the duties of the "tax matters person" for the Upper-Tier REMIC and the Lower-Tier REMIC, respectively.

          (d) The REMIC Administrator shall prepare or cause to be prepared all of the Tax Returns that it determines are required with respect to each of the Lower-Tier REMIC and the Upper-Tier REMIC created hereunder and deliver such Tax Returns in a timely manner to the Trustee and the Trustee shall sign and file such Tax Returns in a timely manner. The expenses of preparing such returns shall be borne by the REMIC Administrator without any right of reimbursement therefor. The REMIC Administrator agrees to indemnify and hold harmless the Trustee with respect to any tax or liability arising from the Trustee's signing of Tax Returns that contain errors or omissions.

          (e) The REMIC Administrator shall provide (i) to any Transferor of a Class R Certificate or Class LR Certificate such information as is necessary for the application of any tax relating to the transfer of such Class R Certificate or Class LR Certificate to any Person who is a Disqualified Organization, or in the case of a Transfer to an Agent thereof, to such Agent, (ii) to the Trustee and the Trustee shall forward to the Certificateholders such information or reports as are required by the Code or the REMIC Provisions including reports relating to interest, original issue discount and market discount or premium (using the Prepayment Assumption) and (iii) to the Internal Revenue Service the name, title, address and telephone number of the "tax matters person" who will serve as the representative of each of the Lower-Tier REMIC and the Upper-Tier REMIC created hereunder.

          (f) The REMIC Administrator shall take such actions and shall cause the Trust Fund to take such actions as are reasonably within the REMIC Administrator's control and the scope of its duties more specifically set forth herein as shall be necessary to maintain the status of each of the Lower-Tier REMIC and the Upper-Tier REMIC as a REMIC under the REMIC Provisions (and the Trustee shall assist the REMIC Administrator, to the extent reasonably requested by the REMIC Administrator to do so). None of the Master Servicer, the Special Servicer or the REMIC Administrator shall knowingly or intentionally take any action, cause the Trust Fund to take any action or fail to take (or fail to cause to be taken) any action reasonably within its control and the scope of duties more specifically set forth herein, that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of either the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC or (ii) result in the imposition of a tax upon either the Lower-Tier REMIC or the Upper-Tier REMIC or the Trust Fund (including but not limited to the tax on "prohibited transactions" as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code, but not including the tax on "net income from foreclosure property") (either such event, an "Adverse REMIC Event") unless the REMIC Administrator receives an Opinion of Counsel (at the expense of the party seeking to take such action or, if such party fails to pay such expense, and the REMIC Administrator determines that taking such action is in the best interest of the Trust Fund and the Certificateholders, at the expense of the Trust Fund, but in no event at the expense of the REMIC Administrator or the Trustee) to the effect that the contemplated action will not, with respect to the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC created hereunder, endanger such status or, unless the REMIC Administrator determines in its sole discretion to indemnify the Trust Fund against such tax, result in the imposition of such a tax (not including a tax on "net income from foreclosure property"). The Trustee shall not take or fail to take any action (whether or not authorized hereunder) as to which the REMIC Administrator has advised it in writing that it has received an Opinion of Counsel to the effect that an Adverse REMIC Event could occur with respect to such action. In addition, prior to taking any action with respect to the Trust Fund either the Lower-Tier REMIC or the Upper-Tier REMIC or any of its assets, or causing the Trust Fund or either the Lower-Tier REMIC or the Upper-Tier REMIC to take any action, which is not expressly permitted under the terms of this Agreement, the Trustee will consult with the REMIC Administrator or its designee, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to the Trust Fund or either the Lower-Tier REMIC or the Upper-Tier REMIC and the Trustee shall not take any such action or cause the Trust Fund or either the Lower-Tier REMIC or the Upper-Tier REMIC to take any such action as to which the REMIC Administrator has advised it in writing that an Adverse REMIC Event could occur. The REMIC Administrator may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not expressly permitted by this Agreement, but in no event at the expense of the REMIC Administrator. At all times as may be required by the Code, the REMIC Administrator will to the extent within its control and the scope of its duties more specifically set forth herein, maintain substantially all of the assets of each of the Lower-Tier REMIC and the Upper-Tier REMIC as "qualified mortgages" as defined in Section
860G(a)(3) of the Code and "permitted investments" as defined in Section 860G(a)(5) of the Code.

          (g) In the event that any applicable federal, state or local tax, including interest, penalties or assessments, additional amounts or additions to tax, is imposed on either the Lower-Tier REMIC or the Upper-Tier REMIC, such tax shall be charged against amounts otherwise distributable to the Holders of the Certificates, except as provided in the last sentence of this Section 10.01(g); provided, that with respect to the estimated amount of tax imposed on any "net income from foreclosure property" pursuant to Code Section 860G(d) or any similar tax imposed by a state or local tax authority, the Special Servicer shall retain in the related REO Account a reserve for the payment of such taxes in such amounts and at such times as it shall deem appropriate (or as advised by the REMIC Administrator in writing), and shall remit to the REMIC Administrator such reserved amounts as the REMIC Administrator shall request in order to pay such taxes. Except as provided in the preceding sentence, the Master Servicer shall pay to the REMIC Administrator upon request from the Certificate Account sufficient funds to pay or provide for the payment of, and to actually pay, such tax as is estimated to be legally owed by either the Lower-Tier REMIC or the Upper-Tier REMIC (but such authorization shall not prevent the REMIC Administrator from contesting, at the expense of the Trust Fund (other than as a consequence of a breach of its obligations under this Agreement), any such tax in appropriate proceedings, and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings). The REMIC Administrator is hereby authorized to and shall segregate, into a separate non-interest bearing account, the net income from any "prohibited transaction" under Code Section 860F(a) or the amount of any taxable contribution to the Lower-Tier REMIC or Upper-Tier REMIC after the Startup Day that is subject to tax under Code Section 860G(d) and use such income or amount, to the extent necessary, to pay such prohibited transactions tax. To the extent that any such tax (other than any such tax paid in respect of "net income from foreclosure property") is paid to the Internal Revenue Service or applicable state or local tax authorities, the REMIC Administrator shall retain an equal amount from future amounts otherwise distributable to the Holders of Residual Certificates (as applicable) and shall distribute such retained amounts, (x) in the case of the Lower-Tier REMIC, to the Holders of the Uncertificated Lower-Tier Interests to the extent they are fully reimbursed for any Collateral Support Deficit arising therefrom and then to the Holders of the Class LR Certificates in the manner specified in Section 4.01(b) and (y) in the case of the Upper-Tier REMIC, to the Holders of Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class UR and
Class IO  Certificates,  as  applicable,  in the  manner  specified  in  Section
4.01(a), to the extent they are fully reimbursed for any Collateral Support Deficit arising therefrom and then to the Holders of the Class R Certificates. The Trustee, the REMIC Administrator, the Master Servicer or the Special Servicer shall not be responsible for any taxes imposed on either the Lower-Tier REMIC or the Upper-Tier REMIC except to the extent such taxes arise as a consequence of a breach of their respective obligations under this Agreement.

          (h) The Trustee and the REMIC Administrator shall, for federal income tax purposes, maintain books and records with respect to each of the Lower-Tier REMIC and the Upper-Tier REMIC on a calendar year and on an accrual basis or as otherwise may be required by the REMIC Provisions.

          (i) Following the Startup Day, neither the REMIC Administrator nor the Trustee shall accept any contributions of assets to the Lower-Tier REMIC and the Upper-Tier REMIC unless the REMIC Administrator and the Trustee shall have received an Opinion of Counsel (at the expense of the party seeking to make such contribution) to the effect that the inclusion of such assets in the Lower-Tier REMIC or the Upper-Tier REMIC will not (i) cause either the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC at any time that any Uncertificated Lower-Tier Interests or Certificates are outstanding; or (ii) subject either the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC to any tax under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

          (j) Neither the REMIC Administrator nor the Trustee shall enter into any arrangement by which the Trust Fund or either the Lower-Tier REMIC or the Upper-Tier REMIC will receive a fee or other compensation for services nor permit the Trust Fund or either the Lower-Tier REMIC or the Upper-Tier REMIC to receive any income from assets other than "qualified mortgages" as defined in
Section 860G(a)(3) of the Code or "permitted investments" as defined in Section 860G(a)(5) of the Code.

          (k) Solely for the purposes of Section 1.860G-1(a)(4)(iii) of the Treasury Regulations, the "latest possible maturity date" by which the Certificate Balance of each Class of Certificates representing a "regular interest" in the Upper-Tier REMIC and by which the Lower-Tier Principal Amount of each Class of Uncertificated Lower-Tier Interests representing a "regular interest" in the Lower-Tier REMIC, would be reduced to zero is November 20, 2015, which is the Distribution Date immediately following the latest scheduled maturity of any Mortgage Loan.

          (l) Within 30 days after the Closing Date, the REMIC Administrator shall prepare and file with the Internal Revenue Service Form 8811, "Information Return for Real Estate Mortgage Investment Conduits (REMIC) and Issuers of Collateralized Debt Obligations" for the Upper-Tier REMIC.

          (m) Neither the Trustee nor the REMIC Administrator shall sell, dispose of or substitute for any of the Mortgage Loans (except in connection with (i) the default, imminent default or foreclosure of a Mortgage Loan, including but not limited to, the acquisition or sale of a Mortgaged Property acquired by deed in lieu of foreclosure, (ii) the bankruptcy of the Trust Fund,
(iii) the termination of the Trust Fund pursuant to Article IX of this Agreement or (iv) a purchase of Mortgage Loans pursuant to Article II or III of this Agreement) or acquire any assets for the Trust Fund or either the Lower-Tier REMIC or Upper-Tier REMIC or sell or dispose of any investments in the Certificate Account, the Distribution Accounts or the REO Account for gain unless it has received an Opinion of Counsel that such sale, disposition or substitution will not (a) affect adversely the status of either the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC or (b) unless the REMIC Administrator has determined in its sole discretion to indemnify the Trust Fund against such tax, cause the Trust Fund or either the Lower-Tier REMIC or Upper-Tier REMIC to be subject to a tax on "prohibited transactions" pursuant to the REMIC Provisions.

          SECTION 10.02. Depositor, Master Servicer, Special Servicer and Trustee to Cooperate with REMIC Administrator.
                           -----------------------------------------------------

          (a) The Depositor shall provide or cause to be provided to the REMIC Administrator, within ten (10) days after the Closing Date, all information or data that the REMIC Administrator reasonably determines to be relevant for tax purposes as to the valuations and Issue Prices of the Certificates, including, without limitation, the price, yield, Prepayment Assumption and projected cash flow of the Certificates.

          (b) The Master Servicer, the Special Servicer and the Trustee shall each furnish such reports, certifications and information, and access to such books and records maintained thereby, as may relate to the Certificates or the Trust Fund and as shall be reasonably requested by the REMIC Administrator in order to enable it to perform its duties hereunder.


          SECTION 10.03.  Fees and Expenses of the REMIC Administrator.
                          --------------------------------------------

          [Reserved]


          SECTION 10.04. Use of Agents.
                         -------------

          The REMIC Administrator may execute any of its obligations and duties hereunder either directly or by or through agents or attorneys. The REMIC Administrator shall not be relieved of any of its duties or obligations hereunder by virtue of the appointment of any such agents or attorneys.

          SECTION 10.05.  Representations   and   Warranties   of  the  REMIC
                          Administrator.
                          ---------------------------------------------------

          The REMIC Administrator hereby represents and warrants to the Trustee, for its own benefit and the benefit of the Certificateholders, and to the Depositor, the Master Servicer and the Special Servicer, as of the Closing Date, that:

          (i) The REMIC Administrator is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas.

          (ii) The execution and delivery of this Agreement by the REMIC Administrator, and the performance and compliance with the terms of this Agreement by the REMIC Administrator, will not violate the REMIC Administrator's charter and by-laws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets.

          (iii) The REMIC Administrator has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

          (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the REMIC Administrator, enforceable against the REMIC Administrator in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

          (v) The REMIC Administrator is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the REMIC Administrator's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the REMIC Administrator to perform its obligations under this Agreement or the financial condition of the REMIC Administrator.

          (vi) No litigation is pending or, to the best of the REMIC Administrator's knowledge, threatened against the REMIC Administrator which would prohibit the REMIC Administrator from entering into this Agreement or, in the REMIC Administrator's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the REMIC Administrator to perform its obligations under this Agreement or the financial condition of the REMIC Administrator.

          (vii) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the REMIC Administrator, or compliance by the REMIC Administrator with, this Agreement or the consummation of the transactions contemplated by this Agreement, except for any consent, approval, authorization or order which has not been obtained or cannot be obtained prior to the actual performance by the REMIC Administrator of its obligations under this Agreement, and which, if not obtained would not have a materially adverse effect on the ability of the REMIC Administrator to perform its obligations hereunder.


                               [End of Article X]

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

                  SECTION 11.01. Amendment.
                                 ---------

          (a) This Agreement may be amended from time to time by the parties hereto, without the consent of any of the Certificateholders:

          (i) to cure any ambiguity,

          (ii) to correct or supplement any provisions herein or therein, which may be inconsistent with any other provisions herein or therein or to correct any error,

          (iii) to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of either the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC at all times that any Uncertificated Lower-Tier Interest or Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund or Lower-Tier REMIC or Upper-Tier REMIC pursuant to the Code that would be a claim against the Trust Fund or Lower-Tier REMIC or Upper-Tier REMIC, provided that the Trustee has received an Opinion of Counsel to the effect that (A) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax, (B) such action will not adversely affect in any material respect the interests of any Certificateholder, and (C) such change shall not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates, as evidenced by a letter from each Rating Agency to such effect,

          (iv) to change the timing and/or nature of deposits into the Certificate Account or the Distribution Accounts or to change the name in which the Certificate Account is maintained, provided that (A) the P&I Advance Date shall in no event be later than the related Distribution Date,
     (B) such change shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder and
     (C)  such  change  shall  not  result  in  the  withdrawal,   downgrade  or
     qualification  of  the  then-current   rating  assigned  to  any  Class  of
     Certificates, as evidenced by a letter from each Rating Agency to such effect,

          (v) to modify, eliminate or add to the provisions of Section 5.02(d) or any other provision hereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," provided that (A) such change shall not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates, as evidenced by a letter from each Rating Agency to such effect, and (B) such change shall not, as evidenced by an Opinion of Counsel, cause either the Trust Fund, the Lower-Tier REMIC, the Upper-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person,

          (vi) to make any other provisions with respect to matters or questions arising under this Agreement which shall not be materially inconsistent with the provisions of this Agreement, provided that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder not consenting thereto, and

          (vii) to amend or supplement any provision hereof to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency.

          (b) This Agreement may also be amended from time to time by the parties hereto with the consent of the Holders of Certificates evidencing in the aggregate not less than 66% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall:

          (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, or

          (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, in any such case without the consent of the Holders of all Certificates of such Class then outstanding.

          (c) Notwithstanding the foregoing, the Trustee will not be entitled to consent to any amendment hereto without having first received an Opinion of Counsel to the effect that such amendment or the exercise of any power granted to the Master Servicer, the Depositor, the Special Servicer, the REMIC Administrator, the Trustee or any other specified person in accordance with such amendment will not result in the imposition of a tax on the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC or cause the Lower-Tier REMIC or Upper-Tier REMIC to fail to qualify as a REMIC.

          (d) Promptly after the execution of any such amendment, the Trustee shall furnish a statement describing the amendment to each Certificateholder and each Rating Agency.

          (e) It shall not be necessary for the consent of Certificateholders under this Section 11.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

          (f) The Trustee may, but shall not be obligated to, enter into any amendment pursuant to this Section that affects its rights, duties and immunities under this Agreement or otherwise.

          (g) The cost of any  Opinion of Counsel to be  delivered  pursuant  to
Section 11.01(a) or (c) shall be borne by the Person seeking the related amendment, except that if the Master Servicer or the Trustee requests any amendment of this Agreement in furtherance of the rights and interests of Certificateholders, the cost of any Opinion of Counsel required in connection therewith pursuant to Section 11.01(a) or (c) shall be payable out of the Certificate Account.


          SECTION 11.02. Recordation of Agreement; Counterparts.
                         --------------------------------------

          (a) To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer at the expense of the Depositor on direction by the Trustee, but only upon direction accompanied by an Opinion of Counsel (the cost of which shall be paid by the Depositor) to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

          (b) For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.


          SECTION 11.03. Limitation on Rights of Certificateholders.
                         ------------------------------------------

          (a) The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

          (b) No Certificateholder shall have any right to vote (except as expressly provided for herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

          (c) No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement or any Mortgage Loan, unless, with respect to any suit, action or proceeding upon or under or with respect to this Agreement, such Holder previously shall have given to the Trustee a written notice of default hereunder, and of the continuance thereof, as hereinbefore provided, and unless also (except in the case of a default by the Trustee) the Holders of Certificates of any Class evidencing not less than 25% of the related Percentage Interests in such Class shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it hereunder or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Holders of Certificates unless such Holders have offered to the Trustee reasonable security against the costs, expenses and liabilities which may be incurred therein or hereby. It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatsoever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, which priority or preference is not otherwise provided for herein, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 11.03(c), each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.


          SECTION 11.04.  Governing Law.
                          -------------

          This Agreement and the Certificates shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

          SECTION 11.05.  Notices.
                          -------

          Any communications provided for or permitted hereunder shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid (except for notices to the Trustee which shall be deemed to have been duly given only when received), to: (i) in the case of the Depositor, NationsLink Funding Corporation, NationsBank Corporate Center, 100 North Tryon Street, Charlotte, North Carolina 28255, Attention: S. Trezevant Moore, Jr., with a copy to Robert W. Long, Esq., telecopy number: (704) 386-6453; (ii) in the case of the Master Servicer, AMRESCO Management, Inc., 235 Peachtree Street, Suite 900, Atlanta, Georgia 30303, Attention: Henry B. Garmon, telecopy number:
(404) 654-2478; (iii) in the case of the Special Servicer, AMRESCO Management, Inc., 1845 Woodall Rodgers Freeway, Suite 1700, Dallas, Texas 75201, Attention:
Tom Goodson, telecopy number: (214) 969-5478; (iv) in the case of the REMIC Administrator, NationsBanc Mortgage Capital Corporation, NationsBank Corporate Center, 100 North Tryon Street, Charlotte, North Carolina 28255, Attention: S. Trezevant Moore, Jr., with a copy to Robert W. Long, Esq., telecopy number:
(704) 386-6453; (v) in the case of the Trustee, The Chase Manhattan Bank, N.A., 4 Chase MetroTech Center, Third Floor, Brooklyn, New York 11245, Attention:
Global Trust Services, telecopy number: (718) 242-3529; and (iv) in the case of the Rating Agencies, (A) Duff & Phelps Credit Rating Co., 55 East Monroe Street, Chicago, Illinois 60603, Attention: Structured Finance-Commercial Real Estate Monitoring, telecopy number: (312) 263-2852, and (B) Standard & Poor's Ratings Services, 26 Broadway, New York, New York 10004, Attention: Commercial Mortgage Surveillance Group, telecopy number: (212) 412-0539; or as to each such Person such other address as may hereafter be furnished by such Person to the parties hereto in writing. Any communication required or permitted to be delivered to a Certificateholder shall be deemed to have been duly given when mailed first class, postage prepaid, to the address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.


          SECTION 11.06. Severability of Provisions.
                         --------------------------

          If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

          SECTION 11.07. Grant of a Security Interest.
                         ----------------------------

          The Depositor intends that the conveyance of the Depositor's right, title and interest in and to the Mortgage Loans pursuant to this Agreement shall constitute a sale and not a pledge of security for a loan. If such conveyance is deemed to be a pledge of security for a loan, however, the Depositor intends that the rights and obligations of the parties to such loan shall be established pursuant to the terms of this Agreement. The Depositor also intends and agrees that, in such event, (i) the Depositor shall be deemed to have granted to the Trustee (in such capacity) a first priority security interest in the Depositor's entire right, title and interest in and to the assets comprising the Trust Fund, including without limitation, the Mortgage Loans, all principal and interest received or receivable with respect to the Mortgage Loans (other than principal and interest payments due and payable prior to the Cut-off Date and Principal Prepayments received prior to the Cut-off Date), all amounts held from time to time in the Certificate Account, the Distribution Accounts and, if established the REO Account, and all reinvestment earnings on such amounts, and all of the Depositor's right, title and interest in and to the proceeds of any title, hazard or other Insurance Policies related to such Mortgage Loans, and (ii) this Agreement shall constitute a security agreement under applicable law. The Depositor shall file or cause to be filed, as a precautionary filing, a Form UCC-1 substantially in the form attached as Exhibit E hereto in all appropriate locations promptly following the initial issuance of the Certificates, and the Master Servicer shall prepare and file at each such office, and the Trustee shall execute, continuation statements thereto, in each case within six months prior to the fifth anniversary of the immediately preceding filing. The Depositor shall cooperate in a reasonable manner with the Trustee and the Master Servicer in preparing and filing such continuation statements. This Section
11.07 shall constitute notice to the Trustee pursuant to any of the requirements of the applicable UCC.


          SECTION 11.08. Successors and Assigns; Beneficiaries.
                         -------------------------------------


          The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Certificateholders. No other person, including, without limitation, any Mortgagor, shall be entitled to any benefit or equitable right, remedy or claim under this Agreement.






          SECTION 11.09.  Article and Section Headings.
                          ----------------------------

          The article and section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

          SECTION 11.10. Notices to the Rating Agencies.

          (a) The Trustee shall use reasonable efforts promptly to provide notice to each Rating Agency with respect to each of the following of which it has actual knowledge:

          (i) any material change or amendment to this Agreement;

          (ii) the occurrence of any Event of Default that has not been cured;

          (iii) the resignation or termination of the Master Servicer, the Special Servicer or the REMIC Administrator;

          (iv) any change in the location of the Distribution Accounts;

          (v) the repurchase of Mortgage Loans by the Mortgage Loan Seller pursuant to Section 3 of the Mortgage Loan Purchase Agreement; and

          (vi) the final payment to any Class of Certificateholders.

          (b) The Master Servicer shall use reasonable efforts promptly to provide notice to each Rating Agency with respect to each of the following of which it has actual knowledge:

          (i) the resignation or removal of the Trustee;

          (ii) any change in the location of the Certificate Account; and

          (iii) any event that would result in the voluntary or involuntary termination of any insurance of the accounts of the Trustee.

          (c) Each of the Master Servicer and the Special Servicer shall promptly furnish to each Rating Agency copies of the following:

          (i)  each of its  annual  statements  as to  compliance  described  in
     Section 3.13;

          (ii) inspection reports and other items delivered to each of the Master Servicer and Special Servicer pursuant to Section 3.12(a) and 3.12(b);

          (iii) each of its annual independent public accountants' servicing reports described in Section 3.14;

          (iv) a Collection Report with respect to each Distribution Date required to be delivered pursuant to Section 4.02(b); and

          (v) each waiver and consent provided pursuant to Section 3.08.

          (d) The Trustee shall promptly furnish to each Rating Agency a copy of the statement to Certificateholders distributed pursuant to Section 4.02(a).

                               [End of Article XI]




                     [SIGNATURES COMMENCE ON FOLLOWING PAGE]

                  IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective officers thereunto duly authorized, in each case as of the day and year first above written.


                                       NATIONSLINK FUNDING CORPORATION
                                         Depositor


                                         By:-------------------------------
                                         Name:-----------------------------
                                         Title:----------------------------


                                        AMRESCO MANAGEMENT, INC.
                                          Master Servicer

                                          By:-------------------------------
                                          Name:-----------------------------
                                          Title:----------------------------


                                        AMRESCO MANAGEMENT, INC.
                                          Special Servicer

                                          By:-------------------------------
                                          Name:-----------------------------
                                          Title:----------------------------


                                        THE CHASE MANHATTAN BANK, N.A.
                                          Trustee

                                          By:-------------------------------
                                          Name:-----------------------------
                                          Title:----------------------------


                                        NATIONSBANC MORTGAGE CAPITAL CORPORATION
                                          REMIC Administrator

                                          By:--------------------------------
                                          Name:------------------------------
                                          Title:-----------------------------

STATE OF NEW YORK  )
                   ) ss.:
COUNTY OF NEW YORK )


          On the  ----  day of  -------------------,  1996  before me, a notary public in and for said State, personally appeared ----------------------- known to me to be a --------------------- of NationsLink Funding Corporation one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of such corporation, and acknowledged to me that such corporation executed the within instrument.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                              ------------------------------
                                  Notary Public

[Notarial Seal]

STATE OF ------------- )
                       )  ss.:
COUNTY OF ------------ )


          On the ----- day of ------------, 1996, before me, a notary public in and for said State, personally appeared ----------------------------- known to me to be a ----------------------- of AMRESCO Management, Inc., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of such corporation, and acknowledged to me that such corporation executed the within instrument.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                               ------------------------------
                                                         Notary Public



[Notarial Seal]

STATE OF ------------)
                     )  ss.:
COUNTY OF -----------)

          On the ---- day of -------------, 1996 before me, a notary public in and for said State, personally appeared ------------------- known to me to be a
- --------- of AMRESCO Management, Inc., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of such corporation, and acknowledged to me that such corporation executed the within instrument.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                                ------------------------------
                                                       Notary Public



[Notarial Seal]

STATE OF ------------)
                     )  ss.:
COUNTY OF -----------)


          On the ---- day of -------------, 1996 before me, a notary public in and for said State, personally appeared ------------------ known to me to be a
- ------ of The Chase Manhattan Bank, N.A., the national banking association that executed the within instrument, and also known to me to be the person who executed it on behalf of such national banking association, and acknowledged to me that such national banking association executed the within instrument.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                               ------------------------------
                                                        Notary Public



[Notarial Seal]

STATE OF--------------)
                      )  ss.:
COUNTY OF ------------)


          On the ---- day of -------------, 1996 before me, a notary public in and for said State, personally appeared ------------------- known to me to be a
- ----- of NationsBanc Mortgage Capital Corporation, one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of such corporation, and acknowledged to me that such corporation executed the within instrument.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                              ------------------------------
                                                     Notary Public



[Notarial Seal]

                                   Schedule 1


                        Computerized Database Information


                                      Field
                                      Loan Number
                                      Property Type
                                      Property City and State
                                      Year Built
                                      Year Renovated
                                      Most recent occupancy (estimate)
                                      Net Rentable Area (SF)
                                      Number of units  (beds)
                                      Original Principal Balance
                                      Anticipated Loan Balance at Maturity
                                      Prepayment Penalty
                                      Current Interest Rate
                                      Current Monthly Debt Service
                                      Current DSCR
                                      Appraised Value  (MAI)
                                      Original Balance  LTV  (MAI)
                                      End of Term Balance LTV (MAI)
                                      Reserve Fund Balance (Current)
                                      Origination Date
                                      Maturity Date
                                      (Original) Loan Balance Per SF
                                         or Per  Unit
                                      Current Unpaid Principal Balance





                                   EXHIBIT A-1

                         NATIONSLINK FUNDING CORPORATION

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                            SERIES 1996-1, CLASS A-1

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS
CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE TRUSTEE. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

[Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Certificate Registrar for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]1

PASS-THROUGH RATE: 7.533%                      APPROXIMATE AGGREGATE SCHEDULED PRINCIPAL BALANCE OF THE
                                               MORTGAGE LOANS AFTER DEDUCTING PAYMENTS DUE AND PREPAYMENTS
DENOMINATION:  [$____________]2                RECEIVED ON OR BEFORE CUT-OFF DATE: $322,639,635
               [Set forth on Schedule A]3
                                               MASTER SERVICER:  AMRESCO MANAGEMENT, INC.

DATE OF POOLING AND SERVICING AGREEMENT: AS
OF MAY 1, 1996                                 SPECIAL SERVICER:  AMRESCO MANAGEMENT, INC.

CUT-OFF DATE: MAY 1, 1996, EXCEPT AS           TRUSTEE:  THE CHASE MANHATTAN BANK, N.A.
DESCRIBED IN THE POOLING AND SERVICING
AGREEMENT                                      REMIC ADMINISTRATOR:  NATIONSBANC MORTGAGE CAPITAL CORPORATION

CLOSING DATE:  MAY 16, 1996                    CUSIP NO. 63859CAA1

FIRST DISTRIBUTION DATE:                       CERTIFICATE NO.:  A-1-1
JUNE 20, 1996

APPROXIMATE AGGREGATE
CERTIFICATE BALANCE
OF THE CLASS A-1 CERTIFICATES
AS OF THE CLOSING DATE:  $70,980,719

1 If this Certificate represents a Book-Entry Certificate registered in the name of Cede & Co., it shall have this legend.

2 If this Certificate represents a Definitive Certificate, the Denomination shall be specified on the face hereof.

3 If this Certificate represents a Book-Entry Certificate, its Denomination shall be set forth on Schedule A attached hereto.

                              CLASS A-1 CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of fixed rate commercial and multifamily mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-Off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, and the REO Accounts, formed and sold by

                         NATIONSLINK FUNDING CORPORATION

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN NATIONSLINK FUNDING CORPORATION, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE REMIC ADMINISTRATOR OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT ----------------

is the registered owner of the interest evidenced by this Certificate in the Class A-1 Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of May 1, 1996 (the "Pooling and Servicing Agreement"), among NationsLink Funding Corporation (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Special Servicer, the Master Servicer and the REMIC Administrator. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

     This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate [set forth on Schedule A attached hereto]4 [specified on the face hereof]5, by the aggregate initial Certificate Balance of the Class A-1 Certificates. The Certificates are designated as the NationsLink Funding Corporation, Commercial Mortgage Pass-Through Certificates, Series 1996-1 and are issued in fourteen Classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

     This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.
- ----------
4 If this Certificate represents a Book-Entry Certificate, its Denomination shall be set forth on Schedule A attached hereto.

5 If this Certificate represents a Definitive Certificate, the Denomination shall be specified on the face hereof.

     This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

     Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Prepayment Premiums and Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

     Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class A-1 Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

     Collateral Support Deficit on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

     The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held in the name of the Trustee on behalf of the holders of Certificates specified in the Pooling and Servicing Agreement and the Master Servicer (with respect to the Certificate Account) or the Trustee (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Eligible Investments. Interest or other income earned on funds in the Certificate Account and Distribution Accounts will be paid to the Master Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the master servicing of the Mortgage Loans and administration of the Trust Fund.

     All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder (1) has provided the Trustee with wire instructions in writing as least five Business Days prior to the related Record Date and (2) is the Holder of Certificates with an original Certificate Balance or Notional Amount, as applicable, of at least $5,000,000, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the Corporate Trust Office or such other location specified in the notice to Certificateholders of such final distribution.

     Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(h) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(h) of the Pooling and Servicing Agreement.

     As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Trustee or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

     Subject to the terms of the Pooling and Servicing Agreement, the Class A Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $10,000 initial Certificate Balance and in integral multiples of $1,000 in excess thereof, with one Certificate of such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Class IO Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $1,000,000 initial Notional Amount and in integral multiples of $1,000 in excess thereof, with one Certificate of such Class evidencing an additional amount equal to the remainder of the initial Notional Amount of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class UR Certificates will be issued in book-entry form through the facilities of DTC in Denominations of $250,000 initial Certificate Balance, and in integral multiples of $1,000 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class R and Class LR Certificates will be issued in fully registered, certificated form, in Denominations representing Percentage Interests of not less than 20%.

     No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

     The Depositor, the Trustee, the REMIC Administrator, the Master Servicer, the Special Servicer, and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Master Servicer, the Special Servicer, the REMIC Administrator, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

     The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Master Servicer, the Special Servicer, the REMIC Administrator and the Trustee, without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions herein or therein that may be inconsistent with any other provisions herein or therein or to correct any error; to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of the Upper-Tier REMIC or the Lower-Tier REMIC to avoid or minimize the imposition of any tax, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to avoid such tax and such action will not result in the withdrawal, downgrade or qualification of the then-current rating by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to change the timing and/or nature of deposits into the Certificate Account or Distribution Accounts or to change the name in which the Certificate Account is maintained, provided, however, that the P&I Advance Date shall not be later than the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(d) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," provided that such change shall not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates, as evidenced by a letter from each Rating Agency to such effect, and such change shall not, as evidenced by an Opinion of Counsel, cause either the Trust Fund, the Lower-Tier REMIC, the Upper-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; and to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto.

     The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Special Servicer, the REMIC Administrator and the Trustee with the consent of the Holders of Certificates representing not less than 66% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

               (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of such Certificateholder; or

               (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class then outstanding.

     No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment will not cause either the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or result in the imposition of a tax on either the Upper-Tier REMIC, the Lower-Tier REMIC or the Trust Fund.

     Any of the Master Servicer or the Depositor will have the option, upon 60 days' prior notice given to the Trustee, each of the other parties to the Pooling and Servicing Agreement and the Rating Agencies, which notice the Trustee is required to forward to Certificateholders in the manner set forth in the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 5% of the aggregate Cut-Off Date Principal Balance of all the Mortgage Loans.

     The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

     Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Trustee has executed this Certificate on behalf of the Trust Fund as Trustee under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

     THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under this official seal.

                                            THE CHASE MANHATTAN BANK,  N.A., not
                                            in  its   individual   capacity  but
                                            solely as Trustee  under the Pooling
                                            and Servicing Agreement.




                                             By:  ___________________________
                                                  AUTHORIZED OFFICER

Dated:  May 16, 1996


                          CERTIFICATE OF AUTHENTICATION

     THIS  IS  ONE  OF  THE  CLASS   A-1   CERTIFICATES   REFERRED   TO  IN  THE
WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                                 THE CHASE MANHATTAN BANK, N.A.,
                                                 CERTIFICATE REGISTRAR




                                                  By: __________________________
                                                      AUTHORIZED SIGNATORY

                                   Schedule A


             Certificate Balance of
             Definitive Certificates
             exchanged  or  transferred
             for, or issued in  exchange
             for or upon transfer of,      Remaining Principal
             an interest in  this          Amount  of Book-          Notation
Date         Book-Entry Certificate        Entry Certificate         Made By
- ----         ----------------------        -------------------       -------

- ---------    ----------------------        -------------------       --------

- ---------    ----------------------        -------------------       --------

- ---------    ----------------------        -------------------       --------

- ---------    ----------------------        -------------------       --------

- ---------    ----------------------        -------------------       --------

- ---------    ----------------------        -------------------       --------

- ---------    ----------------------        -------------------       --------

- ---------    ----------------------        -------------------       --------

- ---------    ----------------------        -------------------       --------

- ---------    ----------------------        -------------------       --------

- ---------    ----------------------        -------------------       --------

- ---------    ----------------------        -------------------       --------

- ---------    ----------------------        -------------------       --------

- ---------    ----------------------        -------------------       --------

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common             UNIF GIFT MIN ACT __________ Custodian
TEN ENT - as tenants by the entireties                         (Cust)
JT TEN  - as joint tenants with rights
          of Under Uniform Gifts to
          Minors survivorship and not
          as tenants in common             Act __________________________
                                                        (State)

    Additional abbreviations may also be used though not in the above list.


                                FORM OF TRANSFER

  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

- --------------------------------------------------------------------------------
     (Please insert Social Security or other identifying number of Assignee)


- --------------------------------------------------------------------------------
            (Please print or typewrite name and address of assignee)

- --------------------------------------------------------------------------------

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


                        --------------------------------------------------------
Dated:-----------       NOTICE:   The   signature   to  this   assignment   must
                        correspond  with  the name as  written  upon the face of
                        this Certificate in every particular  without alteration
                        or enlargement or any change whatever.
- --------------------
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:

     Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of
__________________________________  account number _______________ or, if mailed by  check,  to  _______________________________________.  Statements  should  be mailed to _______________________________________________________________.  This
information is provided by assignee named above, or ______________________________ , as its agent.

                                   EXHIBIT A-2
                         NATIONSLINK FUNDING CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                            SERIES 1996-1, CLASS A-2

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS
CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE TRUSTEE. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

[Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Certificate Registrar for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]1


PASS-THROUGH RATE: 7.515%                        APPROXIMATE AGGREGATE SCHEDULED PRINCIPAL BALANCE OF THE
                                                 MORTGAGE LOANS AFTER DEDUCTING PAYMENTS DUE AND
DENOMINATION:  [$_____________]2                 PREPAYMENTS RECEIVED ON OR BEFORE CUT-OFF DATE:
       Set forth on Schedule A]3                 $322,639,635

DATE OF POOLING AND SERVICING AGREEMENT: AS OF   MASTER SERVICER:  AMRESCO MANAGEMENT, INC.
MAY 1, 1996
                                                 SPECIAL SERVICER:  AMRESCO MANAGEMENT, INC.
CUT-OFF DATE: MAY 1, 1996, EXCEPT AS DESCRIBED
IN THE POOLING AND SERVICING AGREEMENT           TRUSTEE:  THE CHASE MANHATTAN BANK, N.A.

CLOSING DATE:  MAY 16, 1996                      REMIC ADMINISTRATOR:  NATIONSBANC MORTGAGE CAPITAL
                                                 CORPORATION
FIRST DISTRIBUTION DATE:
JUNE 20, 1996                                    CUSIP NO. 63859CAB9

APPROXIMATE AGGREGATE                            CERTIFICATE NO.:  A-2-1
CERTIFICATE BALANCE
OF THE CLASS A-2 CERTIFICATES
AS OF THE CLOSING DATE:  $96,791,890

1 If this Certificate represents a Book-Entry Certificate registered in the name of Cede & Co., it shall have this legend.

2 If this Certificate represents a Definitive Certificate, the Denomination shall be specified on the face hereof.

3 If this Certificate represents a Book-Entry Certificate, its Denomination shall be set forth on Schedule A attached hereto.

                              CLASS A-2 CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of fixed rate commercial and multifamily mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-Off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, and the REO Accounts, formed and sold by

                         NATIONSLINK FUNDING CORPORATION

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN NATIONSLINK FUNDING CORPORATION, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE REMIC ADMINISTRATOR OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT ------------------

is the registered owner of the interest evidenced by this Certificate in the Class A-2 Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of May 1, 1996 (the "Pooling and Servicing Agreement"), among NationsLink Funding Corporation (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Special Servicer, the Master Servicer and the REMIC Administrator. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

     This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate [set forth on Schedule A attached hereto]4 [specified on the face hereof]5, by the aggregate initial Certificate Balance of the Class A-2 Certificates. The Certificates are designated as the NationsLink Funding Corporation, Commercial Mortgage Pass-Through Certificates, Series 1996-1 and are issued in fourteen Classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

     This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.
- ----------
4 If this Certificate represents a Book-Entry Certificate, its Denomination shall be set forth on Schedule A attached hereto.

5 If this Certificate represents a Definitive Certificate, the Denomination shall be specified on the face hereof.

     This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

     Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Prepayment Premiums and Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

     Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class A-2 Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

     Collateral Support Deficit on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

     The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held in the name of the Trustee on behalf of the holders of Certificates specified in the Pooling and Servicing Agreement and the Master Servicer (with respect to the Certificate Account) or the Trustee (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Eligible Investments. Interest or other income earned on funds in the Certificate Account and Distribution Accounts will be paid to the Master Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the master servicing of the Mortgage Loans and administration of the Trust Fund.

     All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder (1) has provided the Trustee with wire instructions in writing as least five Business Days prior to the related Record Date and (2) is the Holder of Certificates with an original Certificate Balance or Notional Amount, as applicable, of at least $5,000,000, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the Corporate Trust Office or such other location specified in the notice to Certificateholders of such final distribution.

     Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(h) of the  Pooling  and Se  rvicing  Agreement  shall  not have been  surrendered  for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(h) of the Pooling and Servicing Agreement.

     As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Trustee or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

     Subject to the terms of the Pooling and Servicing Agreement, the Class A Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $10,000 initial Certificate Balance and in integral multiples of $1,000 in excess thereof, with one Certificate of such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Class IO Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $1,000,000 initial Notional Amount and in integral multiples of $1,000 in excess thereof, with one Certificate of such Class evidencing an additional amount equal to the remainder of the initial Notional Amount of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class UR Certificates will be issued in book-entry form through the facilities of DTC in Denominations of $250,000 initial Certificate Balance, and in integral multiples of $1,000 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class R and Class LR Certificates will be issued in fully registered, certificated form, in Denominations representing Percentage Interests of not less than 20%.

     No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

     The Depositor, the Trustee, the REMIC Administrator, the Master Servicer, the Special Servicer, and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Master Servicer, the Special Servicer, the REMIC Administrator, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

     The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Master Servicer, the Special Servicer, the REMIC Administrator and the Trustee, without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions herein or therein that may be inconsistent with any other provisions herein or therein or to correct any error; to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of the Upper-Tier REMIC or the Lower-Tier REMIC to avoid or minimize the imposition of any tax, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to avoid such tax and such action will not result in the withdrawal, downgrade or qualification of the then-current rating by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to change the timing and/or nature of deposits into the Certificate Account or Distribution Accounts or to change the name in which the Certificate Account is maintained, provided, however, that the P&I Advance Date shall not be later than the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(d) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," provided that such change shall not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates, as evidenced by a letter from each Rating Agency to such effect, and such change shall not, as evidenced by an Opinion of Counsel, cause either the Trust Fund, the Lower-Tier REMIC, the Upper-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; and to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto.

     The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Special Servicer, the REMIC Administrator and the Trustee with the consent of the Holders of Certificates representing not less than 66% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

               (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of such Certificateholder; or

               (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class then outstanding.

     No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment will not cause either the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or result in the imposition of a tax on either the Upper-Tier REMIC, the Lower-Tier REMIC or the Trust Fund.

     Any of the Master Servicer or the Depositor will have the option, upon 60 days' prior notice given to the Trustee, each of the other parties to the Pooling and Servicing Agreement and the Rating Agencies, which notice the Trustee is required to forward to Certificateholders in the manner set forth in the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 5% of the aggregate Cut-Off Date Principal Balance of all the Mortgage Loans.

     The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

     Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Trustee has executed this Certificate on behalf of the Trust Fund as Trustee under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

     THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed u nder this official seal.

                                            THE CHASE MANHATTAN BANK,  N.A., not
                                            in  its   individual   capacity  but
                                            solely as Trustee  under the Pooling
                                            and Servicing Agreement.




                                             By:  ___________________________
                                                  AUTHORIZED OFFICER






Dated:  May 16, 1996


                          CERTIFICATE OF AUTHENTICATION

     THIS  IS  ONE  OF  THE  CLASS   A-2   CERTIFICATES   REFERRED   TO  IN  THE
WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                                 THE CHASE MANHATTAN BANK, N.A.,
                                                 CERTIFICATE REGISTRAR




                                                 By: ___________________________
                                                     AUTHORIZED SIGNATORY

                                   Schedule A


             Certificate Balance of
             Definitive Certificates
             exchanged  or  transferred
             for, or issued in  exchange
             for or upon transfer of,      Remaining Principal
             an interest in  this          Amount  of Book-          Notation
Date         Book-Entry Certificate        Entry Certificate         Made By
- ----         ----------------------        -------------------       -------

- ---------    ----------------------        -------------------       --------

- ---------    ----------------------        -------------------       --------

- ---------    ----------------------        -------------------       --------

- ---------    ----------------------        -------------------       --------

- ---------    ----------------------        -------------------       --------

- ---------    ----------------------        -------------------       --------

- ---------    ----------------------        -------------------       --------

- ---------    ----------------------        -------------------       --------

- ---------    ----------------------        -------------------       --------

- ---------    ----------------------        -------------------       --------

- ---------    ----------------------        -------------------       --------

- ---------    ----------------------        -------------------       --------

- ---------    ----------------------        -------------------       --------

- ---------    ----------------------        -------------------       --------

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common             UNIF GIFT MIN ACT __________ Custodian
TEN ENT - as tenants by the entireties                         (Cust)
JT TEN  - as joint tenants with rights of Under Uniform Gifts to Minors survivorship and not as tenants
          in common                       Act __________________________
                                                        (State)

    Additional abbreviations may also be used though not in the above list.


                                FORM OF TRANSFER

  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

- --------------------------------------------------------------------------------
     (Please insert Social Security or other identifying number of Assignee)


- --------------------------------------------------------------------------------
            (Please print or typewrite name and address of assignee)

- --------------------------------------------------------------------------------

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


                        --------------------------------------------------------
Dated: NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.
- --------------------
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:

     Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of
__________________________________  account number _______________ or, if mailed by  check,  to  _______________________________________.  Statements  should  be mailed to _______________________________________________________________.  This
information is provided by assignee named above, or ______________________________ , as its agent.

                                   EXHIBIT A-3
                         NATIONSLINK FUNDING CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                            SERIES 1996-1, CLASS A-3

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS
CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE TRUSTEE. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

[Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Certificate Registrar for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]1




PASS-THROUGH RATE: 7.830%                          APPROXIMATE AGGREGATE SCHEDULED PRINCIPAL BALANCE OF THE
                                                   MORTGAGE LOANS AFTER DEDUCTING PAYMENTS DUE AND
DENOMINATION: [$____________]2                     PREPAYMENTS RECEIVED ON OR BEFORE CUT-OFF DATE:
    [Set forth on Schedule A]3                     $322,639,635

DATE OF POOLING AND SERVICING AGREEMENT: AS OF     MASTER SERVICER:  AMRESCO MANAGEMENT, INC.
MAY 1, 1996
                                                   SPECIAL SERVICER:  AMRESCO MANAGEMENT, INC.
CUT-OFF DATE: MAY 1, 1996, EXCEPT AS DESCRIBED
IN THE POOLING AND SERVICING AGREEMENT             TRUSTEE:  THE CHASE MANHATTAN BANK, N.A.

CLOSING DATE:  MAY 16, 1996                        REMIC ADMINISTRATOR:  NATIONSBANC MORTGAGE CAPITAL
                                                   CORPORATION
FIRST DISTRIBUTION DATE:
JUNE 20, 1996                                      CUSIP NO. 63859CAC7

APPROXIMATE AGGREGATE                              CERTIFICATE NO.:  A-3-1
CERTIFICATE BALANCE
OF THE CLASS A-3 CERTIFICATES
AS OF THE CLOSING DATE:  $51,622,341

1 If this Certificate represents a Book-Entry Certificate registered in the name of Cede & Co., it shall have this legend.

2 If this Certificate represents a Definitive Certificate, the Denomination shall be specified on the face hereof.

3 If this Certificate represents a Book-Entry Certificate, its Denomination shall be set forth on Schedule A attached hereto.

                              CLASS A-3 CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of fixed rate commercial and multifamily mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-Off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, and the REO Accounts, formed and sold by

                         NATIONSLINK FUNDING CORPORATION

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN NATIONSLINK FUNDING CORPORATION, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE REMIC ADMINISTRATOR OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT -------------

is the registered owner of the interest evidenced by this Certificate in the Class A-3 Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of May 1, 1996 (the "Pooling and Servicing Agreement"), among NationsLink Funding Corporation (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Special Servicer, the Master Servicer and the REMIC Administrator. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

     This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate [set forth on Schedule A attached hereto]4 [specified on the face hereof]5, by the aggregate initial Certificate Balance of the Class A-3 Certificates. The Certificates are designated as the NationsLink Funding Corporation, Commercial Mortgage Pass-Through Certificates, Series 1996-1 and are issued in fourteen Classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

     This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.
- ----------
4 If this Certificate represents a Book-Entry Certificate, its Denomination shall be set forth on Schedule A attached hereto.

5 If this Certificate represents a Definitive Certificate, the Denomination shall be specified on the face hereof.

     This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

     Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Prepayment Premiums and Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

     Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class A-3 Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

     Collateral Support Deficit on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

     The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held in the name of the Trustee on behalf of the holders of Certificates specified in the Pooling and Servicing Agreement and the Master Servicer (with respect to the Certificate Account) or the Trustee (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Eligible Investments. Interest or other income earned on funds in the Certificate Account and Distribution Accounts will be paid to the Master Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the master servicing of the Mortgage Loans and administration of the Trust Fund.

     All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder (1) has provided the Trustee with wire instructions in writing as least five Business Days prior to the related Record Date and (2) is the Holder of Certificates with an original Certificate Balance or Notional Amount, as applicable, of at least $5,000,000, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the Corporate Trust Office or such other location specified in the notice to Certificateholders of such final distribution.

     Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(h) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(h) of the Pooling and Servicing Agreement.

     As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Trustee or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

     Subject to the terms of the Pooling and Servicing Agreement, the Class A Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $10,000 initial Certificate Balance and in integral multiples of $1,000 in excess thereof, with one Certificate of such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Class IO Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $1,000,000 initial Notional Amount and in integral multiples of $1,000 in excess thereof, with one Certificate of such Class evidencing an additional amount equal to the remainder of the initial Notional Amount of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class UR Certificates will be issued in book-entry form through the facilities of DTC in Denominations of $250,000 initial Certificate Balance, and in integral multiples of $1,000 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class R and Class LR Certificates will be issued in fully registered, certificated form, in Denominations representing Percentage Interests of not less than 20%.

     No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

     The Depositor, the Trustee, the REMIC Administrator, the Master Servicer, the Special Servicer, and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Master Servicer, the Special Servicer, the REMIC Administrator, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

     The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Master Servicer, the Special Servicer, the REMIC Administrator and the Trustee, without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions herein or therein that may be inconsistent with any other provisions herein or therein or to correct any error; to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of the Upper-Tier REMIC or the Lower-Tier REMIC to avoid or minimize the imposition of any tax, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to avoid such tax and such action will not result in the withdrawal, downgrade or qualification of the then-current rating by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to change the timing and/or nature of deposits into the Certificate Account or Distribution Accounts or to change the name in which the Certificate Account is maintained, provided, however, that the P&I Advance Date shall not be later than the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(d) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," provided that such change shall not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates, as evidenced by a letter from each Rating Agency to such effect, and such change shall not, as evidenced by an Opinion of Counsel, cause either the Trust Fund, the Lower-Tier REMIC, the Upper-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; and to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto.

     The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Special Servicer, the REMIC Administrator and the Trustee with the consent of the Holders of Certificates representing not less than 66% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

               (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of such Certificateholder; or

               (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class then outstanding.

     No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment will not cause either the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or result in the imposition of a tax on either the Upper-Tier REMIC, the Lower-Tier REMIC or the Trust Fund.

     Any of the Master Servicer or the Depositor will have the option, upon 60 days' prior notice given to the Trustee, each of the other parties to the Pooling and Servicing Agreement and the Rating Agencies, which notice the Trustee is required to forward to Certificateholders in the manner set forth in the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 5% of the aggregate Cut-Off Date Principal Balance of all the Mortgage Loans.

     The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

     Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Trustee has executed this Certificate on behalf of the Trust Fund as Trustee under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

     THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under this official seal.

                                            THE CHASE MANHATTAN BANK,  N.A., not
                                            in  its   individual   capacity  but
                                            solely as Trustee  under the Pooling
                                            and Servicing Agreement.




                                             By:  ___________________________
                                                  AUTHORIZED OFFICER






Dated:  May 16, 1996


                          CERTIFICATE OF AUTHENTICATION

     THIS  IS  ONE  OF  THE  CLASS   A-3   CERTIFICATES   REFERRED   TO  IN  THE
WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                                 THE CHASE MANHATTAN BANK, N.A.,
                                                 CERTIFICATE REGISTRAR




                                                 By: ___________________________
                                                     AUTHORIZED SIGNATORY

                                   Schedule A


             Certificate Balance of
             Definitive Certificates
             exchanged  or  transferred
             for, or issued in  exchange
             for or upon transfer of,      Remaining Principal
             an interest in  this          Amount  of Book-          Notation
Date         Book-Entry Certificate        Entry Certificate         Made By
- ----         ----------------------        -------------------       -------

- ---------    ----------------------        -------------------       --------

- ---------    ----------------------        -------------------       --------

- ---------    ----------------------        -------------------       --------

- ---------    ----------------------        -------------------       --------

- ---------    ----------------------        -------------------       --------

- ---------    ----------------------        -------------------       --------

- ---------    ----------------------        -------------------       --------

- ---------    ----------------------        -------------------       --------

- ---------    ----------------------        -------------------       --------

- ---------    ----------------------        -------------------       --------

- ---------    ----------------------        -------------------       --------

- ---------    ----------------------        -------------------       --------

- ---------    ----------------------        -------------------       --------

- ---------    ----------------------        -------------------       --------

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common             UNIF GIFT MIN ACT __________ Custodian
TEN ENT - as tenants by the entireties                         (Cust)
JT TEN  - as joint tenants with rights
          of Under Uniform Gifts to
          Minors survivorship and not
          as tenants in common             Act __________________________
                                                        (State)

    Additional abbreviations may also be used though not in the above list.


                                FORM OF TRANSFER

  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

- --------------------------------------------------------------------------------
     (Please insert Social Security or other identifying number of Assignee)


- --------------------------------------------------------------------------------
            (Please print or typewrite name and address of assignee)

- --------------------------------------------------------------------------------

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


                        --------------------------------------------------------
Dated:----------        NOTICE:   The   signature   to  this   assignment   must
                        correspond  with  the name as  written  upon the face of
                        this Certificate in every particular  without alteration
                        or enlargement or any change whatever.
- --------------------
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:

     Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of
__________________________________  account number _______________ or, if mailed by  check,  to  _______________________________________.  Statements  should  be mailed to _______________________________________________________________.  This
information is provided by assignee named above, or ______________________________ , as its agent.

                                   EXHIBIT A-4
                         NATIONSLINK FUNDING CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                             SERIES 1996-1, CLASS B

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS
CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE TRUSTEE. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

[Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Certificate Registrar for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]1

THIS  CERTIFICATE  MAY NOT BE PURCHASED BY OR  TRANSFERRED  TO A PERSON WHICH IS
(A)(1) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR (2) A PLAN SUBJECT TO SECTION 4975 OF THE CODE, OR A GOVERNMENTAL PLAN AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), OR (B) A COLLECTIVE INVESTMENT FUND IN WHICH SUCH PLANS ARE INVESTED, OR (C) AN INSURANCE COMPANY USING ASSETS OF SEPARATE ACCOUNTS OR GENERAL ACCOUNTS WHICH INCLUDE ASSETS OF PLANS (OR WHICH ARE DEEMED PURSUANT TO ERISA OR ANY SIMILAR LAW TO INCLUDE ASSETS OF PLANS), OR
(D) A PERSON OR ENTITY ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE SUCH CERTIFICATE UNLESS IT IS PURCHASING THE CERTIFICATE WITH THE ASSETS OF AN INSURANCE COMPANY GENERAL ACCOUNT AND (1) THE EXEMPTIVE RELIEF AFFORDED UNDER SECTION III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 IS AVAILABLE FOR THE PURCHASE AND HOLDING OF THE CERTIFICATE BY SUCH PURCHASER OR (2) THE PURCHASE WOULD NOT CONSTITUTE A "PROHIBITED TRANSACTION" WITHIN THE MEANING OF SECTION 406 OR 407 OF ERISA, SECTION 4975 OF THE CODE OR A MATERIALLY SIMILAR CHARACTERIZATION UNDER ANY SIMILAR LAW. EACH CERTIFICATE OWNER SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON SPECIFIED IN CLAUSES
(A), (B), (C), OR (D) ABOVE. TRANSFEREES OF THIS CERTIFICATE TAKING DELIVERY IN CERTIFICATED FORM SHALL BE REQUIRED EITHER (i) TO DELIVER A LETTER IN THE FORM OF EXHIBIT G TO THE POOLING AND SERVICING AGREEMENT TO THE EFFECT THAT IT IS NOT A PERSON SPECIFIED IN CLAUSES (A), (B), (C) OR (D) ABOVE, OR (ii) IN THE EVENT THE TRANSFEREE IS SUCH AN ENTITY SPECIFIED IN (A), (B), (C) OR (D) ABOVE, SUCH ENTITY SHALL PROVIDE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR THAT THE PURCHASE OR HOLDING OF THE CERTIFICATES BY OR ON BEHALF OF A PLAN WILL NOT CONSTITUTE OR RESULT IN A "PROHIBITED TRANSACTION" WITHIN THE MEANING OF SECTION 406 OR 407 OF ERISA OR
SECTION 4975 OF THE CODE, AND WILL NOT SUBJECT THE MASTER SERVICER, THE SPECIAL SERVICER, THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE EXTENSION ADVISER OR THE UNDERWRITER TO ANY OBLIGATION OR LIABILITY UNDER ERISA OR SECTION 4975 OF THE CODE.




PASS-THROUGH RATE: 7.690%                   APPROXIMATE AGGREGATE SCHEDULED PRINCIPAL BALANCE OF THE
                                            MORTGAGE LOANS AFTER DEDUCTING PAYMENTS DUE AND
DENOMINATION: [$____________]2              PREPAYMENTS RECEIVED ON OR BEFORE CUT-OFF DATE:
    [Set forth on Schedule A]3              $322,639,635
                                            MASTER SERVICER:  AMRESCO MANAGEMENT, INC.
DATE OF POOLING AND SERVICING AGREEMENT:
AS OF MAY 1, 1996                           SPECIAL SERVICER:  AMRESCO MANAGEMENT, INC.

CUT-OFF DATE: MAY 1, 1996, EXCEPT AS        TRUSTEE:  THE CHASE MANHATTAN BANK, N.A.
DESCRIBED IN THE POOLING AND SERVICING
AGREEMENT                                   REMIC ADMINISTRATOR:  NATIONSBANC MORTGAGE CAPITAL
                                            CORPORATION
CLOSING DATE:  MAY 16, 1996
                                            CUSIP NO. 63859CAD5
FIRST DISTRIBUTION DATE:
JUNE 20, 1996                               CERTIFICATE NO.:  B-1

APPROXIMATE AGGREGATE
CERTIFICATE BALANCE
OF THE CLASS B CERTIFICATES
AS OF THE CLOSING DATE:  $16,131,981

1 If this Certificate represents a Book-Entry Certificate registered in the name of Cede & Co., it shall have this legend.

2 If this Certificate represents a Definitive Certificate, the Denomination shall be specified on the face hereof.

3 If this Certificate represents a Book-Entry Certificate, its Denomination shall be set forth on Schedule A attached hereto.

                               CLASS B CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of fixed rate commercial and multifamily mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-Off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, and the REO Accounts, formed and sold by

                         NATIONSLINK FUNDING CORPORATION

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN NATIONSLINK FUNDING CORPORATION, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE REMIC ADMINISTRATOR OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT ---------

is the registered owner of the interest evidenced by this Certificate in the Class B Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of May 1, 1996 (the "Pooling and Servicing Agreement"), among NationsLink Funding Corporation (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Special Servicer, the Master Servicer and the REMIC Administrator. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

     This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate [set forth on Schedule A attached hereto]4 [specified on the face hereof]5, by the aggregate initial Certificate Balance of the Class B Certificates. The Certificates are designated as the NationsLink Funding Corporation, Commercial Mortgage Pass-Through Certificates, Series 1996-1 and are issued in fourteen Classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

     This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

- ----------
4 If this Certificate represents a Book-Entry Certificate, its Denomination shall be set forth on Schedule A attached hereto.

5 If this Certificate represents a Definitive Certificate, the Denomination shall be specified on the face hereof.

     This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

     Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Prepayment Premiums and Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

     Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class B Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

     Collateral Support Deficit and Appraisal Reduction Amounts on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit and Appraisal Reduction Amounts on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

     The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held in the name of the Trustee on behalf of the holders of Certificates specified in the Pooling and Servicing Agreement and the Master Servicer (with respect to the Certificate Account) or the Trustee (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Eligible Investments. Interest or other income earned on funds in the Certificate Account and Distribution Accounts will be paid to the Master Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the master servicing of the Mortgage Loans and administration of the Trust Fund.

     All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder (1) has provided the Trustee with wire instructions in writing as least five Business Days prior to the related Record Date and (2) is the Holder of Certificates with an original Certificate Balance or Notional Amount, as applicable, of at least $5,000,000, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the Corporate Trust Office or such other location specified in the notice to Certificateholders of such final distribution.

     Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(h) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(h) of the Pooling and Servicing Agreement.

     As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Trustee or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

     Subject to the terms of the Pooling and Servicing Agreement, the Class A Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $10,000 initial Certificate Balance and in integral multiples of $1,000 in excess thereof, with one Certificate of such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Class IO Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $1,000,000 initial Notional Amount and in integral multiples of $1,000 in excess thereof, with one Certificate of such Class evidencing an additional amount equal to the remainder of the initial Notional Amount of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class UR Certificates will be issued in book-entry form through the facilities of DTC in Denominations of $250,000 initial Certificate Balance, and in integral multiples of $1,000 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class R and Class LR Certificates will be issued in fully registered, certificated form, in Denominations representing Percentage Interests of not less than 20%.

     No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

     The Depositor, the Trustee, the REMIC Administrator, the Master Servicer, the Special Servicer, and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Master Servicer, the Special Servicer, the REMIC Administrator, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

     The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Master Servicer, the Special Servicer, the REMIC Administrator and the Trustee, without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions herein or therein that may be inconsistent with any other provisions herein or therein or to correct any error; to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of the Upper-Tier REMIC or the Lower-Tier REMIC to avoid or minimize the imposition of any tax, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to avoid such tax and such action will not result in the withdrawal, downgrade or qualification of the then-current rating by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to change the timing and/or nature of deposits into the Certificate Account or Distribution Accounts or to change the name in which the Certificate Account is maintained, provided, however, that the P&I Advance Date shall not be later than the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(d) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," provided that such change shall not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates, as evidenced by a letter from each Rating Agency to such effect, and such change shall not, as evidenced by an Opinion of Counsel, cause either the Trust Fund, the Lower-Tier REMIC, the Upper-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; and to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto.

     The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Special Servicer, the REMIC Administrator and the Trustee with the consent of the Holders of Certificates representing not less than 66% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

               (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of such Certificateholder; or

               (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class then outstanding.

     No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment will not cause either the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or result in the imposition of a tax on either the Upper-Tier REMIC, the Lower-Tier REMIC or the Trust Fund.

     Any of the Master Servicer or the Depositor will have the option, upon 60 days' prior notice given to the Trustee, each of the other parties to the Pooling and Servicing Agreement and the Rating Agencies, which notice the Trustee is required to forward to Certificateholders in the manner set forth in the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 5% of the aggregate Cut-Off Date Principal Balance of all the Mortgage Loans.

     The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

     Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Trustee has executed this Certificate on behalf of the Trust Fund as Trustee under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

     THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under this official seal.

                                            THE CHASE MANHATTAN BANK,  N.A., not
                                            in  its   individual   capacity  but
                                            solely as Trustee  under the Pooling
                                            and Servicing Agreement.




                                             By:  ___________________________
                                                  AUTHORIZED OFFICER






Dated:  May 16, 1996


                          CERTIFICATE OF AUTHENTICATION

     THIS IS ONE OF THE CLASS B CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                                 THE CHASE MANHATTAN BANK, N.A.,
                                                 CERTIFICATE REGISTRAR




                                                 By: ___________________________
                                                     AUTHORIZED SIGNATORY

                                   Schedule A


             Certificate Balance of
             Definitive Certificates
             exchanged  or  transferred
             for, or issued in  exchange
             for or upon transfer of,      Remaining Principal
             an interest in  this          Amount  of Book-          Notation
Date         Book-Entry Certificate        Entry Certificate         Made By
- ----         ----------------------        -------------------       -------

- ---------    ----------------------        -------------------       --------

- ---------    ----------------------        -------------------       --------

- ---------    ----------------------        -------------------       --------

- ---------    ----------------------        -------------------       --------

- ---------    ----------------------        -------------------       --------

- ---------    ----------------------        -------------------       --------

- ---------    ----------------------        -------------------       --------

- ---------    ----------------------        -------------------       --------

- ---------    ----------------------        -------------------       --------

- ---------    ----------------------        -------------------       --------

- ---------    ----------------------        -------------------       --------

- ---------    ----------------------        -------------------       --------

- ---------    ----------------------        -------------------       --------

- ---------    ----------------------        -------------------       --------

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common             UNIF GIFT MIN ACT __________ Custodian
TEN ENT - as tenants by the entireties                         (Cust)
JT TEN  - as joint tenants with rights
          of Under Uniform Gifts to
          Minors survivorship and not
          as tenants in common             Act __________________________
                                                        (State)

    Additional abbreviations may also be used though not in the above list.


                                FORM OF TRANSFER

  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

- --------------------------------------------------------------------------------
     (Please insert Social Security or other identifying number of Assignee)


- --------------------------------------------------------------------------------
            (Please print or typewrite name and address of assignee)

- --------------------------------------------------------------------------------

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


                        --------------------------------------------------------
Dated:--------------    NOTICE:   The   signature   to  this   assignment   must
                        correspond  with  the name as  written  upon the face of
                        this Certificate in every particular  without alteration
                        or enlargement or any change whatever.
- --------------------
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:

     Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of
__________________________________  account number _______________ or, if mailed by  check,  to  _______________________________________.  Statements  should  be mailed to _______________________________________________________________.  This
information is provided by assignee named above, or ______________________________ , as its agent.

                                   EXHIBIT A-5
                         NATIONSLINK FUNDING CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                             SERIES 1996-1, CLASS C

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS
CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE TRUSTEE. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

[Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Certificate Registrar for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]1

THIS  CERTIFICATE  MAY NOT BE PURCHASED BY OR  TRANSFERRED  TO A PERSON WHICH IS
(A)(1) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR (2) A PLAN SUBJECT TO SECTION 4975 OF THE CODE, OR A GOVERNMENTAL PLAN AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), OR (B) A COLLECTIVE INVESTMENT FUND IN WHICH SUCH PLANS ARE INVESTED, OR (C) AN INSURANCE COMPANY USING ASSETS OF SEPARATE ACCOUNTS OR GENERAL ACCOUNTS WHICH INCLUDE ASSETS OF PLANS (OR WHICH ARE DEEMED PURSUANT TO ERISA OR ANY SIMILAR LAW TO INCLUDE ASSETS OF PLANS), OR
(D) A PERSON OR ENTITY ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE SUCH CERTIFICATE UNLESS IT IS PURCHASING THE CERTIFICATE WITH THE ASSETS OF AN INSURANCE COMPANY GENERAL ACCOUNT AND (1) THE EXEMPTIVE RELIEF AFFORDED UNDER SECTION III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 IS AVAILABLE FOR THE PURCHASE AND HOLDING OF THE CERTIFICATE BY SUCH PURCHASER OR (2) THE PURCHASE WOULD NOT CONSTITUTE A "PROHIBITED TRANSACTION" WITHIN THE MEANING OF SECTION 406 OR 407 OF ERISA, SECTION 4975 OF THE CODE OR A MATERIALLY SIMILAR CHARACTERIZATION UNDER ANY SIMILAR LAW. EACH CERTIFICATE OWNER SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON SPECIFIED IN CLAUSES
(A), (B), (C), OR (D) ABOVE. TRANSFEREES OF THIS CERTIFICATE TAKING DELIVERY IN CERTIFICATED FORM SHALL BE REQUIRED EITHER (i) TO DELIVER A LETTER IN THE FORM OF EXHIBIT G TO THE POOLING AND SERVICING AGREEMENT TO THE EFFECT THAT IT IS NOT A PERSON SPECIFIED IN CLAUSES (A), (B), (C) OR (D) ABOVE, OR (ii) IN THE EVENT THE TRANSFEREE IS SUCH AN ENTITY SPECIFIED IN (A), (B), (C) OR (D) ABOVE, SUCH ENTITY SHALL PROVIDE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR THAT THE PURCHASE OR HOLDING OF THE CERTIFICATES BY OR ON BEHALF OF A PLAN WILL NOT CONSTITUTE OR RESULT IN A "PROHIBITED TRANSACTION" WITHIN THE MEANING OF SECTION 406 OR 407 OF ERISA OR
SECTION 4975 OF THE CODE, AND WILL NOT SUBJECT THE MASTER SERVICER, THE SPECIAL SERVICER, THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE EXTENSION ADVISER OR THE UNDERWRITER TO ANY OBLIGATION OR LIABILITY UNDER ERISA OR SECTION 4975 OF THE CODE.




PASS-THROUGH RATE: 7.690%                    APPROXIMATE AGGREGATE SCHEDULED PRINCIPAL BALANCE OF
                                             THE MORTGAGE LOANS AFTER DEDUCTING PAYMENTS DUE AND
DENOMINATION: [$____________]2               PREPAYMENTS RECEIVED ON OR BEFORE CUT-OFF DATE:
    [Set forth on Schedule A]3               $322,639,635
                                             MASTER SERVICER:  AMRESCO MANAGEMENT, INC.
DATE OF POOLING AND SERVICING AGREEMENT:
AS OF MAY 1, 1996                            SPECIAL SERVICER:  AMRESCO MANAGEMENT, INC.

CUT-OFF DATE: MAY 1, 1996, EXCEPT AS         TRUSTEE:  THE CHASE MANHATTAN BANK, N.A.
DESCRIBED IN THE POOLING AND SERVICING
AGREEMENT                                    REMIC ADMINISTRATOR:  NATIONSBANC MORTGAGE CAPITAL
                                             CORPORATION
CLOSING DATE:  MAY 16, 1996
                                             CUSIP NO. 63859CAE3
FIRST DISTRIBUTION DATE:
JUNE 20, 1996                                CERTIFICATE NO.:  C-1

APPROXIMATE AGGREGATE
CERTIFICATE BALANCE
OF THE CLASS C CERTIFICATES
AS OF THE CLOSING DATE:  $19,358,378

1 If this Certificate represents a Book-Entry Certificate registered in the name of Cede & Co., it shall have this legend.

2 If this Certificate represents a Definitive Certificate, the Denomination shall be specified on the face hereof.

3 If this Certificate represents a Book-Entry Certificate, its Denomination shall be set forth on Schedule A attached hereto.

                               CLASS C CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of fixed rate commercial and multifamily mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-Off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, and the REO Accounts, formed and sold by

                         NATIONSLINK FUNDING CORPORATION

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN NATIONSLINK FUNDING CORPORATION, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE REMIC ADMINISTRATOR OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT ---------------

is the registered owner of the interest evidenced by this Certificate in the Class C Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of May 1, 1996 (the "Pooling and Servicing Agreement"), among NationsLink Funding Corporation (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Special Servicer, the Master Servicer and the REMIC Administrator. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

     This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate [set forth on Schedule A attached hereto]4 [specified on the face hereof]5, by the aggregate initial Certificate Balance of the Class C Certificates. The Certificates are designated as the NationsLink Funding Corporation, Commercial Mortgage Pass-Through Certificates, Series 1996-1 and are issued in fourteen Classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

     This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.
- ----------
4 If this Certificate represents a Book-Entry Certificate, its Denomination shall be set forth on Schedule A attached hereto.

5 If this Certificate represents a Definitive Certificate, the Denomination shall be specified on the face hereof.

     This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

     Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more described in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

     Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class C Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

     Collateral Support Deficit and Appraisal Reduction Amounts on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit and Appraisal Reduction Amounts on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

     The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held in the name of the Trustee on behalf of the holders of Certificates specified in the Pooling and Servicing Agreement and the Master Servicer (with respect to the Certificate Account) or the Trustee (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Eligible Investments. Interest or other income earned on funds in the Certificate Account and Distribution Accounts will be paid to the Master Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the master servicing of the Mortgage Loans and administration of the Trust Fund.

     All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder (1) has provided the Trustee with wire instructions in writing as least five Business Days prior to the related Record Date and (2) is the Holder of Certificates with an original Certificate Balance or Notional Amount, as applicable, of at least $5,000,000, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the Corporate Trust Office or such other location specified in the notice to Certificateholders of such final distribution.

     Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(h) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(h) of the Pooling and Servicing Agreement.

     As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Trustee or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

     Subject to the terms of the Pooling and Servicing Agreement, the Class A Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $10,000 initial Certificate Balance and in integral multiples of $1,000 in excess thereof, with one Certificate of such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Class IO Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $1,000,000 initial Notional Amount and in integral multiples of $1,000 in excess thereof, with one Certificate of such Class evidencing an additional amount equal to the remainder of the initial Notional Amount of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class UR Certificates will be issued in book-entry form through the facilities of DTC in Denominations of $250,000 initial Certificate Balance, and in integral multiples of $1,000 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class R and Class LR Certificates will be issued in fully registered, certificated form, in Denominations representing Percentage Interests of not less than 20%.

     No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

     The Depositor, the Trustee, the REMIC Administrator, the Master Servicer, the Special Servicer, and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Master Servicer, the Special Servicer, the REMIC Administrator, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

     The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Master Servicer, the Special Servicer, the REMIC Administrator and the Trustee, without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions herein or therein that may be inconsistent with any other provisions herein or therein or to correct any error; to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of the Upper-Tier REMIC or the Lower-Tier REMIC to avoid or minimize the imposition of any tax, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to avoid such tax and such action will not result in the withdrawal, downgrade or qualification of the then-current rating by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to change the timing and/or nature of deposits into the Certificate Account or Distribution Accounts or to change the name in which the Certificate Account is maintained, provided, however, that the P&I Advance Date shall not be later than the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(d) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," provided that such change shall not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates, as evidenced by a letter from each Rating Agency to such effect, and such change shall not, as evidenced by an Opinion of Counsel, cause either the Trust Fund, the Lower-Tier REMIC, the Upper-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; and to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto.

     The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Special Servicer, the REMIC Administrator and the Trustee with the consent of the Holders of Certificates representing not less than 66% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

               (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of such Certificateholder; or

               (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class then outstanding.

     No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment will not cause either the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or result in the imposition of a tax on either the Upper-Tier REMIC, the Lower-Tier REMIC or the Trust Fund.

     Any of the Master Servicer or the Depositor will have the option, upon 60 days' prior notice given to the Trustee, each of the other parties to the Pooling and Servicing Agreement and the Rating Agencies, which notice the Trustee is required to forward to Certificateholders in the manner set forth in the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 5% of the aggregate Cut-Off Date Principal Balance of all the Mortgage Loans.

     The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

     Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Trustee has executed this Certificate on behalf of the Trust Fund as Trustee under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

     THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under this official seal.

                                            THE CHASE MANHATTAN BANK,  N.A., not
                                            in  its   individual   capacity  but
                                            solely as Trustee  under the Pooling
                                            and Servicing Agreement.




                                             By:  ___________________________
                                                  AUTHORIZED OFFICER







                                                            Dated:  May 16, 1996


                          CERTIFICATE OF AUTHENTICATION

     THIS IS ONE OF THE CLASS C CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                                 THE CHASE MANHATTAN BANK, N.A.,
                                                 CERTIFICATE REGISTRAR




                                                 By: ___________________________
                                                     AUTHORIZED SIGNATORY

                                   Schedule A


             Certificate Balance of
             Definitive Certificates
             exchanged  or  transferred
             for, or issued in  exchange
             for or upon transfer of,      Remaining Principal
             an interest in  this          Amount  of Book-          Notation
Date         Book-Entry Certificate        Entry Certificate         Made By
- ----         ----------------------        -------------------       -------

- ---------    ----------------------        -------------------       --------

- ---------    ----------------------        -------------------       --------

- ---------    ----------------------        -------------------       --------

- ---------    ----------------------        -------------------       --------

- ---------    ----------------------        -------------------       --------

- ---------    ----------------------        -------------------       --------

- ---------    ----------------------        -------------------       --------

- ---------    ----------------------        -------------------       --------

- ---------    ----------------------        -------------------       --------

- ---------    ----------------------        -------------------       --------

- ---------    ----------------------        -------------------       --------

- ---------    ----------------------        -------------------       --------

- ---------    ----------------------        -------------------       --------

- ---------    ----------------------        -------------------       --------

                                   ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common             UNIF GIFT MIN ACT __________ Custodian
TEN ENT - as tenants by the entireties                         (Cust)
JT TEN  - as joint tenants with rights
          of Under Uniform Gifts to
          Minors survivorship and not
          as tenants in common             Act __________________________
                                                        (State)

    Additional abbreviations may also be used though not in the above list.


                                FORM OF TRANSFER

  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

- --------------------------------------------------------------------------------
     (Please insert Social Security or other identifying number of Assignee)


- --------------------------------------------------------------------------------
            (Please print or typewrite name and address of assignee)

- --------------------------------------------------------------------------------

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


                        --------------------------------------------------------
Dated:-----------       NOTICE:   The   signature   to  this   assignment   must
                        correspond  with  the name as  written  upon the face of
                        this Certificate in every particular  without alteration
                        or enlargement or any change whatever.
- --------------------
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:

     Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of
__________________________________  account number _______________ or, if mailed by  check,  to  _______________________________________.  Statements  should  be mailed to _______________________________________________________________.  This
information is provided by assignee named above, or ______________________________ , as its agent.

                                   EXHIBIT A-6
                         NATIONSLINK FUNDING CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                             SERIES 1996-1, CLASS D

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS
CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE TRUSTEE. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

[Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Certificate Registrar for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]1

THIS  CERTIFICATE  MAY NOT BE PURCHASED BY OR  TRANSFERRED  TO A PERSON WHICH IS
(A)(1) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR (2) A PLAN SUBJECT TO SECTION 4975 OF THE CODE, OR A GOVERNMENTAL PLAN AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), OR (B) A COLLECTIVE INVESTMENT FUND IN WHICH SUCH PLANS ARE INVESTED, OR (C) AN INSURANCE COMPANY USING ASSETS OF SEPARATE ACCOUNTS OR GENERAL ACCOUNTS WHICH INCLUDE ASSETS OF PLANS (OR WHICH ARE DEEMED PURSUANT TO ERISA OR ANY SIMILAR LAW TO INCLUDE ASSETS OF PLANS), OR
(D) A PERSON OR ENTITY ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE SUCH CERTIFICATE UNLESS IT IS PURCHASING THE CERTIFICATE WITH THE ASSETS OF AN INSURANCE COMPANY GENERAL ACCOUNT AND (1) THE EXEMPTIVE RELIEF AFFORDED UNDER SECTION III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 IS AVAILABLE FOR THE PURCHASE AND HOLDING OF THE CERTIFICATE BY SUCH PURCHASER OR (2) THE PURCHASE WOULD NOT CONSTITUTE A "PROHIBITED TRANSACTION" WITHIN THE MEANING OF SECTION 406 OR 407 OF ERISA, SECTION 4975 OF THE CODE OR A MATERIALLY SIMILAR CHARACTERIZATION UNDER ANY SIMILAR LAW. EACH CERTIFICATE OWNER SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON SPECIFIED IN CLAUSES
(A), (B), (C), OR (D) ABOVE. TRANSFEREES OF THIS CERTIFICATE TAKING DELIVERY IN CERTIFICATED FORM SHALL BE REQUIRED EITHER (i) TO DELIVER A LETTER IN THE FORM OF EXHIBIT G TO THE POOLING AND SERVICING AGREEMENT TO THE EFFECT THAT IT IS NOT A PERSON SPECIFIED IN CLAUSES (A), (B), (C) OR (D) ABOVE, OR (ii) IN THE EVENT THE TRANSFEREE IS SUCH AN ENTITY SPECIFIED IN (A), (B), (C) OR (D) ABOVE, SUCH ENTITY SHALL PROVIDE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR THAT THE PURCHASE OR HOLDING OF THE CERTIFICATES BY OR ON BEHALF OF A PLAN WILL NOT CONSTITUTE OR RESULT IN A "PROHIBITED TRANSACTION" WITHIN THE MEANING OF SECTION 406 OR 407 OF ERISA OR
SECTION 4975 OF THE CODE, AND WILL NOT SUBJECT THE MASTER SERVICER, THE SPECIAL SERVICER, THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE EXTENSION ADVISER OR THE UNDERWRITER TO ANY OBLIGATION OR LIABILITY UNDER ERISA OR SECTION 4975 OF THE CODE.

THIS CERTIFICATE IS ISSUED ON MAY 16, 1996, AND BASED ON ITS ISSUE PRICE OF 96.51782%, INCLUDING ACCRUED INTEREST, AND A STATED REDEMPTION PRICE AT MATURITY EQUAL TO ITS INITIAL PRINCIPAL BALANCE, IS ISSUED WITH ORIGINAL ISSUE DISCOUNT ("OID") FOR FEDERAL INCOME TAX PURPOSES. ASSUMING THAT THIS CERTIFICATE PAYS IN ACCORDANCE WITH PROJECTED CASH FLOWS REFLECTING THE PREPAYMENT ASSUMPTION OF 0% CPR (AS DEFINED IN THE PROSPECTUS SUPPLEMENT DATED MAY 2, 1996 WITH RESPECT TO THE OFFERING OF THE CLASS A CERTIFICATES, CLASS B CERTIFICATES, CLASS C CERTIFICATES, CLASS D CERTIFICATES AND CLASS E CERTIFICATES) USED TO PRICE THIS
CERTIFICATE: (I) THE AMOUNT OF OID AS A PERCENTAGE OF THE INITIAL PRINCIPAL BALANCE OF THIS CERTIFICATE IS APPROXIMATELY 3.48218333%; AND (II) THE ANNUAL YIELD TO MATURITY OF THIS CERTIFICATE, COMPOUNDED MONTHLY, IS APPROXIMATELY 8.20%. THERE IS NO SHORT FIRST ACCRUAL PERIOD.




PASS-THROUGH RATE: 7.690%                   APPROXIMATE AGGREGATE SCHEDULED PRINCIPAL BALANCE OF
                                            THE MORTGAGE LOANS AFTER DEDUCTING PAYMENTS DUE AND
DENOMINATION: [$____________]2              PREPAYMENTS RECEIVED ON OR BEFORE CUT-OFF DATE:
    [Set forth on Schedule A]3              $322,639,635
                                            MASTER SERVICER:  AMRESCO MANAGEMENT, INC.
DATE OF POOLING AND SERVICING AGREEMENT:
AS OF MAY 1, 1996                           SPECIAL SERVICER:  AMRESCO MANAGEMENT, INC.

CUT-OFF DATE: MAY 1, 1996, EXCEPT AS        TRUSTEE:  THE CHASE MANHATTAN BANK, N.A.
DESCRIBED IN THE POOLING AND SERVICING
AGREEMENT                                   REMIC ADMINISTRATOR:  NATIONSBANC MORTGAGE CAPITAL
                                            CORPORATION
CLOSING DATE:  MAY 16, 1996
                                            CUSIP NO. 63859CAF0
FIRST DISTRIBUTION DATE:
JUNE 20, 1996                               CERTIFICATE NO.:  D-1

APPROXIMATE AGGREGATE
CERTIFICATE BALANCE
OF THE CLASS D CERTIFICATES
AS OF THE CLOSING DATE:  $17,745,179

1 If this Certificate represents a Book-Entry Certificate registered in the name of Cede & Co., it shall have this legend.

2 If this Certificate represents a Definitive Certificate, the Denomination shall be specified on the face hereof.

3 If this Certificate represents a Book-Entry Certificate, its Denomination shall be set forth on Schedule A attached hereto.

                               CLASS D CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of fixed rate commercial and multifamily mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-Off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, and the REO Accounts, formed and sold by

                         NATIONSLINK FUNDING CORPORATION

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN NATIONSLINK FUNDING CORPORATION, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE REMIC ADMINISTRATOR OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT ------------------

is the registered owner of the interest evidenced by this Certificate in the Class D Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of May 1, 1996 (the "Pooling and Servicing Agreement"), among NationsLink Funding Corporation (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Special Servicer, the Master Servicer and the REMIC Administrator. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

     This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate [set forth on Schedule A attached hereto]4 [specified on the face hereof]5, by the aggregate initial Certificate Balance of the Class D Certificates. The Certificates are designated as the NationsLink Funding Corporation, Commercial Mortgage Pass-Through Certificates, Series 1996-1 and are issued in fourteen Classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

     This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.
- ----------
4 If this Certificate represents a Book-Entry Certificate, its Denomination shall be set forth on Schedule A attached hereto.

5 If this Certificate represents a Definitive Certificate, the Denomination shall be specified on the face hereof.

     This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

     Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more described in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

     Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class D Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

     Collateral Support Deficit and Appraisal Reduction Amounts on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit and Appraisal Reduction Amounts on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

     The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held in the name of the Trustee on behalf of the holders of Certificates specified in the Pooling and Servicing Agreement and the Master Servicer (with respect to the Certificate Account) or the Trustee (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Eligible Investments. Interest or other income earned on funds in the Certificate Account and Distribution Accounts will be paid to the Master Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the master servicing of the Mortgage Loans and administration of the Trust Fund.

     All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder (1) has provided the Trustee with wire instructions in writing as least five Business Days prior to the related Record Date and (2) is the Holder of Certificates with an original Certificate Balance or Notional Amount, as applicable, of at least $5,000,000, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the Corporate Trust Office or such other location specified in the notice to Certificateholders of such final distribution.

     Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(h) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(h) of the Pooling and Servicing Agreement.

     As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Trustee or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

     Subject to the terms of the Pooling and Servicing Agreement, the Class A Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $10,000 initial Certificate Balance and in integral multiples of $1,000 in excess thereof, with one Certificate of such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Class IO Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $1,000,000 initial Notional Amount and in integral multiples of $1,000 in excess thereof, with one Certificate of such Class evidencing an additional amount equal to the remainder of the initial Notional Amount of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class UR Certificates will be issued in book-entry form through the facilities of DTC in Denominations of $250,000 initial Certificate Balance, and in integral multiples of $1,000 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class R and Class LR Certificates will be issued in fully registered, certificated form, in Denominations representing Percentage Interests of not less than 20%.

     No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

     The Depositor, the Trustee, the REMIC Administrator, the Master Servicer, the Special Servicer, and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Master Servicer, the Special Servicer, the REMIC Administrator, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

     The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Master Servicer, the Special Servicer, the REMIC Administrator and the Trustee, without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions herein or therein that may be inconsistent with any other provisions herein or therein or to correct any error; to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of the Upper-Tier REMIC or the Lower-Tier REMIC to avoid or minimize the imposition of any tax, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to avoid such tax and such action will not result in the withdrawal, downgrade or qualification of the then-current rating by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to change the timing and/or nature of deposits into the Certificate Account or Distribution Accounts or to change the name in which the Certificate Account is maintained, provided, however, that the P&I Advance Date shall not be later than the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(d) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," provided that such change shall not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates, as evidenced by a letter from each Rating Agency to such effect, and such change shall not, as evidenced by an Opinion of Counsel, cause either the Trust Fund, the Lower-Tier REMIC, the Upper-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; and to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto.

     The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Special Servicer, the REMIC Administrator and the Trustee with the consent of the Holders of Certificates representing not less than 66% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

               (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of such Certificateholder; or

               (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class then outstanding.

     No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment will not cause either the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or result in the imposition of a tax on either the Upper-Tier REMIC, the Lower-Tier REMIC or the Trust Fund.

     Any of the Master Servicer or the Depositor will have the option, upon 60 days' prior notice given to the Trustee, each of the other parties to the Pooling and Servicing Agreement and the Rating Agencies, which notice the Trustee is required to forward to Certificateholders in the manner set forth in the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 5% of the aggregate Cut-Off Date Principal Balance of all the Mortgage Loans.

     The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

     Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Trustee has executed this Certificate on behalf of the Trust Fund as Trustee under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

     THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under this official seal.

                                            THE CHASE MANHATTAN BANK,  N.A., not
                                            in  its   individual   capacity  but
                                            solely as Trustee  under the Pooling
                                            and Servicing Agreement.




                                             By:  ___________________________
                                                  AUTHORIZED OFFICER






Dated: May 16, 1996


                          CERTIFICATE OF AUTHENTICATION

     THIS IS ONE OF THE CLASS D CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                                 THE CHASE MANHATTAN BANK, N.A.,
                                                 CERTIFICATE REGISTRAR




                                                 By: ___________________________
                                                     AUTHORIZED SIGNATORY

                                   Schedule A


             Certificate Balance of
             Definitive Certificates
             exchanged  or  transferred
             for, or issued in  exchange
             for or upon transfer of,      Remaining Principal
             an interest in  this          Amount  of Book-          Notation
Date         Book-Entry Certificate        Entry Certificate         Made By
- ----         ----------------------        -------------------       -------

- ---------    ----------------------        -------------------       --------

- ---------    ----------------------        -------------------       --------

- ---------    ----------------------        -------------------       --------

- ---------    ----------------------        -------------------       --------

- ---------    ----------------------        -------------------       --------

- ---------    ----------------------        -------------------       --------

- ---------    ----------------------        -------------------       --------

- ---------    ----------------------        -------------------       --------

- ---------    ----------------------        -------------------       --------

- ---------    ----------------------        -------------------       --------

- ---------    ----------------------        -------------------       --------

- ---------    ----------------------        -------------------       --------

- ---------    ----------------------        -------------------       --------

- ---------    ----------------------        -------------------       --------

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common             UNIF GIFT MIN ACT __________ Custodian
TEN ENT - as tenants by the entireties                         (Cust)
JT TEN  - as joint tenants with rights
          of Under Uniform Gifts to
          Minors survivorship and not
          as tenants in common            Act __________________________
                                                        (State)

    Additional abbreviations may also be used though not in the above list.


                                FORM OF TRANSFER

  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

- --------------------------------------------------------------------------------
     (Please insert Social Security or other identifying number of Assignee)


- --------------------------------------------------------------------------------
            (Please print or typewrite name and address of assignee)

- --------------------------------------------------------------------------------

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


                        --------------------------------------------------------
Dated:-------------     NOTICE:   The   signature   to  this   assignment   must
                        correspond  with  the name as  written  upon the face of
                        this Certificate in every particular  without alteration
                        or enlargement or any change whatever.
- --------------------
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:

     Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of
__________________________________  account number _______________ or, if mailed by  check,  to  _______________________________________.  Statements  should  be mailed to _______________________________________________________________.  This
information is provided by assignee named above, or ______________________________ , as its agent.

                                   EXHIBIT A-7
                         NATIONSLINK FUNDING CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                             SERIES 1996-1, CLASS E

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS
CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE TRUSTEE. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

[Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Certificate Registrar for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]1

THIS  CERTIFICATE  MAY NOT BE PURCHASED BY OR  TRANSFERRED  TO A PERSON WHICH IS
(A)(1) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR (2) A PLAN SUBJECT TO SECTION 4975 OF THE CODE, OR A GOVERNMENTAL PLAN AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), OR (B) A COLLECTIVE INVESTMENT FUND IN WHICH SUCH PLANS ARE INVESTED, OR (C) AN INSURANCE COMPANY USING ASSETS OF SEPARATE ACCOUNTS OR GENERAL ACCOUNTS WHICH INCLUDE ASSETS OF PLANS (OR WHICH ARE DEEMED PURSUANT TO ERISA OR ANY SIMILAR LAW TO INCLUDE ASSETS OF PLANS), OR
(D) A PERSON OR ENTITY ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE SUCH CERTIFICATE UNLESS IT IS PURCHASING THE CERTIFICATE WITH THE ASSETS OF AN INSURANCE COMPANY GENERAL ACCOUNT AND (1) THE EXEMPTIVE RELIEF AFFORDED UNDER SECTION III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 IS AVAILABLE FOR THE PURCHASE AND HOLDING OF THE CERTIFICATE BY SUCH PURCHASER OR (2) THE PURCHASE WOULD NOT CONSTITUTE A "PROHIBITED TRANSACTION" WITHIN THE MEANING OF SECTION 406 OR 407 OF ERISA, SECTION 4975 OF THE CODE OR A MATERIALLY SIMILAR CHARACTERIZATION UNDER ANY SIMILAR LAW. EACH CERTIFICATE OWNER SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON SPECIFIED IN CLAUSES
(A), (B), (C), OR (D) ABOVE. TRANSFEREES OF THIS CERTIFICATE TAKING DELIVERY IN CERTIFICATED FORM SHALL BE REQUIRED EITHER (i) TO DELIVER A LETTER IN THE FORM OF EXHIBIT G TO THE POOLING AND SERVICING AGREEMENT TO THE EFFECT THAT IT IS NOT A PERSON SPECIFIED IN CLAUSES (A), (B), (C) OR (D) ABOVE, OR (ii) IN THE EVENT THE TRANSFEREE IS SUCH AN ENTITY SPECIFIED IN (A), (B), (C) OR (D) ABOVE, SUCH ENTITY SHALL PROVIDE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR THAT THE PURCHASE OR HOLDING OF THE CERTIFICATES BY OR ON BEHALF OF A PLAN WILL NOT CONSTITUTE OR RESULT IN A "PROHIBITED TRANSACTION" WITHIN THE MEANING OF SECTION 406 OR 407 OF ERISA OR
SECTION 4975 OF THE CODE, AND WILL NOT SUBJECT THE MASTER SERVICER, THE SPECIAL SERVICER, THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE EXTENSION ADVISER OR THE UNDERWRITER TO ANY OBLIGATION OR LIABILITY UNDER ERISA OR SECTION 4975 OF THE CODE.

THIS CERTIFICATE IS ISSUED ON MAY 16, 1996, AND BASED ON ITS ISSUE PRICE OF 91.63282%, INCLUDING ACCRUED INTEREST, AND A STATED REDEMPTION PRICE AT MATURITY EQUAL TO ITS INITIAL PRINCIPAL BALANCE, IS ISSUED WITH ORIGINAL ISSUE DISCOUNT ("OID") FOR FEDERAL INCOME TAX PURPOSES. ASSUMING THAT THIS CERTIFICATE PAYS IN ACCORDANCE WITH PROJECTED CASH FLOWS REFLECTING THE PREPAYMENT ASSUMPTION OF 0% CPR (AS DEFINED IN THE PROSPECTUS SUPPLEMENT DATED MAY 2, 1996 WITH RESPECT TO THE OFFERING OF THE CLASS A CERTIFICATES, CLASS B CERTIFICATES, CLASS C CERTIFICATES, CLASS D CERTIFICATES AND CLASS E CERTIFICATES) USED TO PRICE THIS
CERTIFICATE: (I) THE AMOUNT OF OID AS A PERCENTAGE OF THE INITIAL PRINCIPAL BALANCE OF THIS CERTIFICATE IS APPROXIMATELY 8.36718333%; AND (II) THE ANNUAL YIELD TO MATURITY OF THIS CERTIFICATE, COMPOUNDED MONTHLY, IS APPROXIMATELY 8.97%. THERE IS NO SHORT FIRST ACCRUAL PERIOD.


PASS-THROUGH RATE: 7.690%                   APPROXIMATE AGGREGATE SCHEDULED PRINCIPAL BALANCE OF
                                            THE MORTGAGE LOANS AFTER DEDUCTING PAYMENTS DUE AND
DENOMINATION: [$____________]2              PREPAYMENTS RECEIVED ON OR BEFORE CUT-OFF DATE:
    [Set forth on Schedule A]3              $322,639,635

                                            MASTER SERVICER:  AMRESCO MANAGEMENT, INC.
DATE OF POOLING AND SERVICING AGREEMENT:
AS OF MAY 1, 1996                           SPECIAL SERVICER:  AMRESCO MANAGEMENT, INC.

CUT-OFF DATE: MAY 1, 1996, EXCEPT AS        TRUSTEE:  THE CHASE MANHATTAN BANK, N.A.
DESCRIBED IN THE POOLING AND SERVICING
AGREEMENT                                   REMIC ADMINISTRATOR:  NATIONSBANC MORTGAGE CAPITAL
                                            CORPORATION
CLOSING DATE:  MAY 16, 1996
                                            CUSIP NO. 63859CAG8
FIRST DISTRIBUTION DATE:
JUNE 20, 1996                               CERTIFICATE NO.:  E-1

APPROXIMATE AGGREGATE
CERTIFICATE BALANCE
OF THE CLASS E CERTIFICATES
AS OF THE CLOSING DATE:  $14,518,783

1 If this Certificate represents a Book-Entry Certificate registered in the name of Cede & Co., it shall have this legend.

2 If this Certificate represents a Definitive Certificate, the Denomination shall be specified on the face hereof.

3 If this Certificate represents a Book-Entry Certificate, its Denomination shall be set forth on Schedule A attached hereto.

                               CLASS E CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of fixed rate commercial and multifamily mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-Off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, and the REO Accounts, formed and sold by

                         NATIONSLINK FUNDING CORPORATION

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN NATIONSLINK FUNDING CORPORATION, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE REMIC ADMINISTRATOR OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT -----------------

is the registered owner of the interest evidenced by this Certificate in the Class E Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of May 1, 1996 (the "Pooling and Servicing Agreement"), among NationsLink Funding Corporation (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Special Servicer, the Master Servicer and the REMIC Administrator. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

     This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate [set forth on Schedule A attached hereto]4 [specified on the face hereof]5, by the aggregate initial Certificate Balance of the Class E Certificates. The Certificates are designated as the NationsLink Funding Corporation, Commercial Mortgage Pass-Through Certificates, Series 1996-1 and are issued in fourteen Classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

     This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.
- ----------
4 If this Certificate represents a Book-Entry Certificate, its Denomination shall be set forth on Schedule A attached hereto.

5 If this Certificate represents a Definitive Certificate, the Denomination shall be specified on the face hereof.

     This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

     Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more described in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

     Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class E Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

     Collateral Support Deficit and Appraisal Reduction Amounts on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit and Appraisal Reduction Amounts on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

     The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held in the name of the Trustee on behalf of the holders of Certificates specified in the Pooling and Servicing Agreement and the Master Servicer (with respect to the Certificate Account) or the Trustee (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Eligible Investments. Interest or other income earned on funds in the Certificate Account and Distribution Accounts will be paid to the Master Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the master servicing of the Mortgage Loans and administration of the Trust Fund.

     All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder (1) has provided the Trustee with wire instructions in writing as least five Business Days prior to the related Record Date and (2) is the Holder of Certificates with an original Certificate Balance or Notional Amount, as applicable, of at least $5,000,000, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the Corporate Trust Office or such other location specified in the notice to Certificateholders of such final distribution.

     Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(h) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(h) of the Pooling and Servicing Agreement.

     As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Trustee or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

     Subject to the terms of the Pooling and Servicing Agreement, the Class A Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $10,000 initial Certificate Balance and in integral multiples of $1,000 in excess thereof, with one Certificate of such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Class IO Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $1,000,000 initial Notional Amount and in integral multiples of $1,000 in excess thereof, with one Certificate of such Class evidencing an additional amount equal to the remainder of the initial Notional Amount of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class UR Certificates will be issued in book-entry form through the facilities of DTC in Denominations of $250,000 initial Certificate Balance, and in integral multiples of $1,000 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class R and Class LR Certificates will be issued in fully registered, certificated form, in Denominations representing Percentage Interests of not less than 20%.

     No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

     The Depositor, the Trustee, the REMIC Administrator, the Master Servicer, the Special Servicer, and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Master Servicer, the Special Servicer, the REMIC Administrator, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

     The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Master Servicer, the Special Servicer, the REMIC Administrator and the Trustee, without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions herein or therein that may be inconsistent with any other provisions herein or therein or to correct any error; to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of the Upper-Tier REMIC or the Lower-Tier REMIC to avoid or minimize the imposition of any tax, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to avoid such tax and such action will not result in the withdrawal, downgrade or qualification of the then-current rating by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to change the timing and/or nature of deposits into the Certificate Account or Distribution Accounts or to change the name in which the Certificate Account is maintained, provided, however, that the P&I Advance Date shall not be later than the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(d) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," provided that such change shall not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates, as evidenced by a letter from each Rating Agency to such effect, and such change shall not, as evidenced by an Opinion of Counsel, cause either the Trust Fund, the Lower-Tier REMIC, the Upper-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; and to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto.

     The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Special Servicer, the REMIC Administrator and the Trustee with the consent of the Holders of Certificates representing not less than 66% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

               (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of such Certificateholder; or

               (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class then outstanding.

     No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment will not cause either the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or result in the imposition of a tax on either the Upper-Tier REMIC, the Lower-Tier REMIC or the Trust Fund.

     Any of the Master Servicer or the Depositor will have the option, upon 60 days' prior notice given to the Trustee, each of the other parties to the Pooling and Servicing Agreement and the Rating Agencies, which notice the Trustee is required to forward to Certificateholders in the manner set forth in the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 5% of the aggregate Cut-Off Date Principal Balance of all the Mortgage Loans.

     The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

     Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Trustee has executed this Certificate on behalf of the Trust Fund as Trustee under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

     THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under this official seal.

                                            THE CHASE MANHATTAN BANK,  N.A., not
                                            in  its   individual   capacity  but
                                            solely as Trustee  under the Pooling
                                            and Servicing Agreement.




                                             By:  ___________________________
                                                  AUTHORIZED OFFICER






Dated: May 16, 1996


                          CERTIFICATE OF AUTHENTICATION

     THIS IS ONE OF THE CLASS E CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                                 THE CHASE MANHATTAN BANK, N.A.,
                                                 CERTIFICATE REGISTRAR




                                                 By: ___________________________
                                                     AUTHORIZED SIGNATORY

                                   Schedule A


             Certificate Balance of
             Definitive Certificates
             exchanged  or  transferred
             for, or issued in  exchange
             for or upon transfer of,      Remaining Principal
             an interest in  this          Amount  of Book-          Notation
Date         Book-Entry Certificate        Entry Certificate         Made By
- ----         ----------------------        -------------------       -------

- ---------    ----------------------        -------------------       --------

- ---------    ----------------------        -------------------       --------

- ---------    ----------------------        -------------------       --------

- ---------    ----------------------        -------------------       --------

- ---------    ----------------------        -------------------       --------

- ---------    ----------------------        -------------------       --------

- ---------    ----------------------        -------------------       --------

- ---------    ----------------------        -------------------       --------

- ---------    ----------------------        -------------------       --------

- ---------    ----------------------        -------------------       --------

- ---------    ----------------------        -------------------       --------

- ---------    ----------------------        -------------------       --------

- ---------    ----------------------        -------------------       --------

- ---------    ----------------------        -------------------       --------

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common             UNIF GIFT MIN ACT __________ Custodian
TEN ENT - as tenants by the entireties                         (Cust)
JT TEN  - as joint tenants with rights
          of Under Uniform Gifts to
          Minors survivorship and not
          as tenants in common            Act __________________________
                                                        (State)

    Additional abbreviations may also be used though not in the above list.


                                FORM OF TRANSFER

  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

- --------------------------------------------------------------------------------
     (Please insert Social Security or other identifying number of Assignee)


- --------------------------------------------------------------------------------
            (Please print or typewrite name and address of assignee)

- --------------------------------------------------------------------------------

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


                        --------------------------------------------------------
Dated:-------------     NOTICE:   The   signature   to  this   assignment   must
                        correspond  with  the name as  written  upon the face of
                        this Certificate in every particular  without alteration
                        or enlargement or any change whatever.
- --------------------
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. otarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:

     Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of
__________________________________  account number _______________ or, if mailed by  check,  to  _______________________________________.  Statements  should  be mailed to _______________________________________________________________.  This
information is provided by assignee named above, or ______________________________ , as its agent.

                                   EXHIBIT A-8
                         NATIONSLINK FUNDING CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                             SERIES 1996-1, CLASS F

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS
CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE TRUSTEE. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

[Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Certificate Registrar for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]1

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR AN ACCREDITED INSTITUTIONAL INVESTOR, AND MAY ALSO BE REQUIRED TO
DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

THIS  CERTIFICATE  MAY NOT BE PURCHASED BY OR  TRANSFERRED  TO A PERSON WHICH IS
(A)(1) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR (2) A PLAN SUBJECT TO SECTION 4975 OF THE CODE, OR A GOVERNMENTAL PLAN AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), OR (B) A COLLECTIVE INVESTMENT FUND IN WHICH SUCH PLANS ARE INVESTED, OR (C) AN INSURANCE COMPANY USING ASSETS OF SEPARATE ACCOUNTS OR GENERAL ACCOUNTS WHICH INCLUDE ASSETS OF PLANS (OR WHICH ARE DEEMED PURSUANT TO ERISA OR ANY SIMILAR LAW TO INCLUDE ASSETS OF PLANS), OR
(D) A PERSON OR ENTITY ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE SUCH CERTIFICATE UNLESS IT IS PURCHASING THE CERTIFICATE WITH THE ASSETS OF AN INSURANCE COMPANY GENERAL ACCOUNT AND (1) THE EXEMPTIVE RELIEF AFFORDED UNDER SECTION III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 IS AVAILABLE FOR THE PURCHASE AND HOLDING OF THE CERTIFICATE BY SUCH PURCHASER OR (2) THE PURCHASE WOULD NOT CONSTITUTE A "PROHIBITED TRANSACTION" WITHIN THE MEANING OF SECTION 406 OR 407 OF ERISA, SECTION 4975 OF THE CODE OR A MATERIALLY SIMILAR CHARACTERIZATION UNDER ANY SIMILAR LAW. EACH CERTIFICATE OWNER SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON SPECIFIED IN CLAUSES
(A), (B), (C), OR (D) ABOVE. TRANSFEREES OF THIS CERTIFICATE TAKING DELIVERY IN CERTIFICATED FORM SHALL BE REQUIRED EITHER (i) TO DELIVER A LETTER IN THE FORM OF EXHIBIT G TO THE POOLING AND SERVICING AGREEMENT TO THE EFFECT THAT IT IS NOT A PERSON SPECIFIED IN CLAUSES (A), (B), (C) OR (D) ABOVE, OR (ii) IN THE EVENT THE TRANSFEREE IS SUCH AN ENTITY SPECIFIED IN (A), (B), (C) OR (D) ABOVE, SUCH ENTITY SHALL PROVIDE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR THAT THE PURCHASE OR HOLDING OF THE CERTIFICATES BY OR ON BEHALF OF A PLAN WILL NOT CONSTITUTE OR RESULT IN A "PROHIBITED TRANSACTION" WITHIN THE MEANING OF SECTION 406 OR 407 OF ERISA OR
SECTION 4975 OF THE CODE, AND WILL NOT SUBJECT THE MASTER SERVICER, THE SPECIAL SERVICER, THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE EXTENSION ADVISER OR THE UNDERWRITER TO ANY OBLIGATION OR LIABILITY UNDER ERISA OR SECTION 4975 OF THE CODE.

THIS CERTIFICATE IS ISSUED ON MAY 16, 1996, AND BASED ON ITS ISSUE PRICE OF 76.07576%, INCLUDING ACCRUED INTEREST, AND A STATED REDEMPTION PRICE AT MATURITY EQUAL TO ITS INITIAL PRINCIPAL BALANCE, IS ISSUED WITH ORIGINAL ISSUE DISCOUNT ("OID") FOR FEDERAL INCOME TAX PURPOSES. ASSUMING THAT THIS CERTIFICATE PAYS IN ACCORDANCE WITH PROJECTED CASH FLOWS REFLECTING THE PREPAYMENT ASSUMPTION OF 0% CPR (AS DEFINED IN THE PROSPECTUS SUPPLEMENT DATED MAY 2, 1996 WITH RESPECT TO THE OFFERING OF THE CLASS A CERTIFICATES, CLASS B CERTIFICATES, CLASS C CERTIFICATES, CLASS D CERTIFICATES AND CLASS E CERTIFICATES) USED TO PRICE THIS
CERTIFICATE: (I) THE AMOUNT OF OID AS A PERCENTAGE OF THE INITIAL PRINCIPAL BALANCE OF THIS CERTIFICATE IS APPROXIMATELY 23.92424000%; AND (II) THE ANNUAL YIELD TO MATURITY OF THIS CERTIFICATE, COMPOUNDED MONTHLY, IS APPROXIMATELY 11.41%. THERE IS NO SHORT FIRST ACCRUAL PERIOD.


PASS-THROUGH RATE: 7.350%                      APPROXIMATE AGGREGATE SCHEDULED PRINCIPAL BALANCE
                                               OF THE MORTGAGE LOANS AFTER DEDUCTING PAYMENTS DUE
DENOMINATION: [$____________]2                 AND PREPAYMENTS RECEIVED ON OR BEFORE CUT-OFF
    [Set forth on Schedule A]3                 DATE: $322,639,635

DATE OF POOLING AND SERVICING AGREEMENT: AS    MASTER SERVICER:  AMRESCO MANAGEMENT, INC.
OF MAY 1, 1996
                                               SPECIAL SERVICER:  AMRESCO MANAGEMENT, INC.
CUT-OFF DATE: MAY 1, 1996, EXCEPT AS
DESCRIBED IN THE POOLING AND SERVICING         TRUSTEE:  THE CHASE MANHATTAN BANK, N.A.
AGREEMENT
                                               REMIC ADMINISTRATOR:  NATIONSBANC MORTGAGE CAPITAL
CLOSING DATE:  MAY 16, 1996                    CORPORATION

FIRST DISTRIBUTION DATE:                       CUSIP NO. 63859CAH6
JUNE 20, 1996
                                               CERTIFICATE NO.: F-1
APPROXIMATE AGGREGATE
CERTIFICATE BALANCE
OF THE CLASS F CERTIFICATES
AS OF THE CLOSING DATE:  $10,485,788

1 If this Certificate represents a Book-Entry Certificate registered in the name of Cede & Co., it shall have this legend.

2 If this Certificate represents a Definitive Certificate, the Denomination shall be specified on the face hereof.

3 If this Certificate represents a Book-Entry Certificate, its Denomination shall be set forth on Schedule A attached hereto.

                               CLASS F CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of fixed rate commercial and multifamily mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-Off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, and the REO Accounts, formed and sold by

                         NATIONSLINK FUNDING CORPORATION

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN NATIONSLINK FUNDING CORPORATION, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE REMIC ADMINISTRATOR OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT -----------

is the registered owner of the interest evidenced by this Certificate in the Class F Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of May 1, 1996 (the "Pooling and Servicing Agreement"), among NationsLink Funding Corporation (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Special Servicer, the Master Servicer and the REMIC Administrator. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

     This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate [set forth on Schedule A attached hereto]4 [specified on the face hereof]5, by the aggregate initial Certificate Balance of the Class F Certificates. The Certificates are designated as the NationsLink Funding Corporation, Commercial Mortgage Pass-Through Certificates, Series 1996-1 and are issued in fourteen Classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

     This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.
- ----------
4 If this Certificate represents a Book-Entry Certificate, its Denomination shall be set forth on Schedule A attached hereto.

5 If this Certificate represents a Definitive Certificate, the Denomination shall be specified on the face hereof.

     This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

     Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more described in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

     Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class F Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

     Collateral Support Deficit and Appraisal Reduction Amounts on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit and Appraisal Reduction Amounts on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

     The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held in the name of the Trustee on behalf of the holders of Certificates specified in the Pooling and Servicing Agreement and the Master Servicer (with respect to the Certificate Account) or the Trustee (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Eligible Investments. Interest or other income earned on funds in the Certificate Account and Distribution Accounts will be paid to the Master Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the master servicing of the Mortgage Loans and administration of the Trust Fund.

     All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder (1) has provided the Trustee with wire instructions in writing as least five Business Days prior to the related Record Date and (2) is the Holder of Certificates with an original Certificate Balance or Notional Amount, as applicable, of at least $5,000,000, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the Corporate Trust Office or such other location specified in the notice to Certificateholders of such final distribution.

     Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(h) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(h) of the Pooling and Servicing Agreement.

     As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Trustee or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

     Subject to the terms of the Pooling and Servicing Agreement, the Class A Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $10,000 initial Certificate Balance and in integral multiples of $1,000 in excess thereof, with one Certificate of such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Class IO Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $1,000,000 initial Notional Amount and in integral multiples of $1,000 in excess thereof, with one Certificate of such Class evidencing an additional amount equal to the remainder of the initial Notional Amount of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class UR Certificates will be issued in book-entry form through the facilities of DTC in Denominations of $250,000 initial Certificate Balance, and in integral multiples of $1,000 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class R and Class LR Certificates will be issued in fully registered, certificated form, in Denominations representing Percentage Interests of not less than 20%.

     No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

     The Depositor, the Trustee, the REMIC Administrator, the Master Servicer, the Special Servicer, and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Master Servicer, the Special Servicer, the REMIC Administrator, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

     The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Master Servicer, the Special Servicer, the REMIC Administrator and the Trustee, without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions herein or therein that may be inconsistent with any other provisions herein or therein or to correct any error; to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of the Upper-Tier REMIC or the Lower-Tier REMIC to avoid or minimize the imposition of any tax, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to avoid such tax and such action will not result in the withdrawal, downgrade or qualification of the then-current rating by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to change the timing and/or nature of deposits into the Certificate Account or Distribution Accounts or to change the name in which the Certificate Account is maintained, provided, however, that the P&I Advance Date shall not be later than the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(d) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," provided that such change shall not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates, as evidenced by a letter from each Rating Agency to such effect, and such change shall not, as evidenced by an Opinion of Counsel, cause either the Trust Fund, the Lower-Tier REMIC, the Upper-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; and to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto.

     The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Special Servicer, the REMIC Administrator and the Trustee with the consent of the Holders of Certificates representing not less than 66% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

               (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of such Certificateholder; or

               (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class then outstanding.

     No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment will not cause either the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or result in the imposition of a tax on either the Upper-Tier REMIC, the Lower-Tier REMIC or the Trust Fund.

     Any of the Master Servicer or the Depositor will have the option, upon 60 days' prior notice given to the Trustee, each of the other parties to the Pooling and Servicing Agreement and the Rating Agencies, which notice the Trustee is required to forward to Certificateholders in the manner set forth in the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 5% of the aggregate Cut-Off Date Principal Balance of all the Mortgage Loans.

     The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

     Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Trustee has executed this Certificate on behalf of the Trust Fund as Trustee under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

     THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under this official seal.

                                            THE CHASE MANHATTAN BANK,  N.A., not
                                            in  its   individual   capacity  but
                                            solely as Trustee  under the Pooling
                                            and Servicing Agreement.




                                             By:  ___________________________
                                                  AUTHORIZED OFFICER






Dated:  May 16, 1996


                          CERTIFICATE OF AUTHENTICATION

     THIS IS ONE OF THE CLASS F CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                                 THE CHASE MANHATTAN BANK, N.A.,
                                                 CERTIFICATE REGISTRAR




                                                  By:  ________________________
                                                       AUTHORIZED SIGNATORY

                                   Schedule A


             Certificate Balance of
             Definitive Certificates
             exchanged  or  transferred
             for, or issued in  exchange
             for or upon transfer of,      Remaining Principal
             an interest in  this          Amount  of Book-          Notation
Date         Book-Entry Certificate        Entry Certificate         Made By
- ----         ----------------------        -------------------       -------

- ---------    ----------------------        -------------------       --------

- ---------    ----------------------        -------------------       --------

- ---------    ----------------------        -------------------       --------

- ---------    ----------------------        -------------------       --------

- ---------    ----------------------        -------------------       --------

- ---------    ----------------------        -------------------       --------

- ---------    ----------------------        -------------------       --------

- ---------    ----------------------        -------------------       --------

- ---------    ----------------------        -------------------       --------

- ---------    ----------------------        -------------------       --------

- ---------    ----------------------        -------------------       --------

- ---------    ----------------------        -------------------       --------

- ---------    ----------------------        -------------------       --------

- ---------    ----------------------        -------------------       --------

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common             UNIF GIFT MIN ACT __________ Custodian
TEN ENT - as tenants by the entireties                         (Cust)
JT TEN  - as joint tenants with rights
          of Under Uniform Gifts to
          Minors survivorship and not
          as tenants in common             Act __________________________
                                                        (State)

    Additional abbreviations may also be used though not in the above list.


                                FORM OF TRANSFER

  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

- --------------------------------------------------------------------------------
     (Please insert Social Security or other identifying number of Assignee)


- --------------------------------------------------------------------------------
            (Please print or typewrite name and address of assignee)

- --------------------------------------------------------------------------------

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


                        --------------------------------------------------------
Dated:------------      NOTICE:   The   signature   to  this   assignment   must
                        correspond  with  the name as  written  upon the face of
                        this Certificate in every particular  without alteration
                        or enlargement or any change whatever.
- --------------------
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:

     Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of
__________________________________  account number _______________ or, if mailed by  check,  to  _______________________________________.  Statements  should  be mailed to _______________________________________________________________.  This
information is provided by assignee named above, or ______________________________ , as its agent.

                                   EXHIBIT A-9
                         NATIONSLINK FUNDING CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                             SERIES 1996-1, CLASS G

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS
CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE TRUSTEE. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

[Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Certificate Registrar for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]1

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR AN ACCREDITED INSTITUTIONAL INVESTOR, AND MAY ALSO BE REQUIRED TO
DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

THIS  CERTIFICATE  MAY NOT BE PURCHASED BY OR  TRANSFERRED  TO A PERSON WHICH IS
(A)(1) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR (2) A PLAN SUBJECT TO SECTION 4975 OF THE CODE, OR A GOVERNMENTAL PLAN AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), OR (B) A COLLECTIVE INVESTMENT FUND IN WHICH SUCH PLANS ARE INVESTED, OR (C) AN INSURANCE COMPANY USING ASSETS OF SEPARATE ACCOUNTS OR GENERAL ACCOUNTS WHICH INCLUDE ASSETS OF PLANS (OR WHICH ARE DEEMED PURSUANT TO ERISA OR ANY SIMILAR LAW TO INCLUDE ASSETS OF PLANS), OR
(D) A PERSON OR ENTITY ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE SUCH CERTIFICATE UNLESS IT IS PURCHASING THE CERTIFICATE WITH THE ASSETS OF AN INSURANCE COMPANY GENERAL ACCOUNT AND (1) THE EXEMPTIVE RELIEF AFFORDED UNDER SECTION III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 IS AVAILABLE FOR THE PURCHASE AND HOLDING OF THE CERTIFICATE BY SUCH PURCHASER OR (2) THE PURCHASE WOULD NOT CONSTITUTE A "PROHIBITED TRANSACTION" WITHIN THE MEANING OF SECTION 406 OR 407 OF ERISA, SECTION 4975 OF THE CODE OR A MATERIALLY SIMILAR CHARACTERIZATION UNDER ANY SIMILAR LAW. EACH CERTIFICATE OWNER SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON SPECIFIED IN CLAUSES
(A), (B), (C), OR (D) ABOVE. TRANSFEREES OF THIS CERTIFICATE TAKING DELIVERY IN CERTIFICATED FORM SHALL BE REQUIRED EITHER (i) TO DELIVER A LETTER IN THE FORM OF EXHIBIT G TO THE POOLING AND SERVICING AGREEMENT TO THE EFFECT THAT IT IS NOT A PERSON SPECIFIED IN CLAUSES (A), (B), (C) OR (D) ABOVE, OR (ii) IN THE EVENT THE TRANSFEREE IS SUCH AN ENTITY SPECIFIED IN (A), (B), (C) OR (D) ABOVE, SUCH ENTITY SHALL PROVIDE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR THAT THE PURCHASE OR HOLDING OF THE CERTIFICATES BY OR ON BEHALF OF A PLAN WILL NOT CONSTITUTE OR RESULT IN A "PROHIBITED TRANSACTION" WITHIN THE MEANING OF SECTION 406 OR 407 OF ERISA OR
SECTION 4975 OF THE CODE, AND WILL NOT SUBJECT THE MASTER SERVICER, THE SPECIAL SERVICER, THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE EXTENSION ADVISER OR THE UNDERWRITER TO ANY OBLIGATION OR LIABILITY UNDER ERISA OR SECTION 4975 OF THE CODE.

THIS CERTIFICATE IS ISSUED ON MAY 16, 1996, AND BASED ON ITS ISSUE PRICE OF 71.25158%, INCLUDING ACCRUED INTEREST, AND A STATED REDEMPTION PRICE AT MATURITY EQUAL TO ITS INITIAL PRINCIPAL BALANCE, IS ISSUED WITH ORIGINAL ISSUE DISCOUNT ("OID") FOR FEDERAL INCOME TAX PURPOSES. ASSUMING THAT THIS CERTIFICATE PAYS IN ACCORDANCE WITH PROJECTED CASH FLOWS REFLECTING THE PREPAYMENT ASSUMPTION OF 0% CPR (AS DEFINED IN THE PROSPECTUS SUPPLEMENT DATED MAY 2, 1996 WITH RESPECT TO THE OFFERING OF THE CLASS A-1 CERTIFICATES, CLASS A-2 CERTIFICATES, CLASS A-3 CERTIFICATES, CLASS B CERTIFICATES, CLASS C CERTIFICATES, CLASS D CERTIFICATES AND CLASS E CERTIFICATES) USED TO PRICE THIS CERTIFICATE: (I) THE AMOUNT OF OID AS A PERCENTAGE OF THE INITIAL PRINCIPAL BALANCE OF THIS CERTIFICATE IS APPROXIMATELY 28.74842000%; AND (II) THE ANNUAL YIELD TO MATURITY OF THIS CERTIFICATE, COMPOUNDED MONTHLY, IS APPROXIMATELY 12.41%. THERE IS NO SHORT FIRST ACCRUAL PERIOD.


PASS-THROUGH RATE: 7.350%                    APPROXIMATE AGGREGATE SCHEDULED PRINCIPAL BALANCE OF
                                             THE MORTGAGE LOANS AFTER DEDUCTING PAYMENTS DUE AND
DENOMINATION: [$____________]2               PREPAYMENTS RECEIVED ON OR BEFORE CUT-OFF DATE:
    [Set forth on Schedule A]3               $322,639,635
                                             MASTER SERVICER:  AMRESCO MANAGEMENT, INC.
DATE OF POOLING AND SERVICING AGREEMENT:
AS OF MAY 1, 1996                            SPECIAL SERVICER:  AMRESCO MANAGEMENT, INC.

CUT-OFF DATE: MAY 1, 1996, EXCEPT AS         TRUSTEE:  THE CHASE MANHATTAN BANK, N.A.
DESCRIBED IN THE POOLING AND SERVICING
AGREEMENT                                    REMIC ADMINISTRATOR:  NATIONSBANC MORTGAGE CAPITAL
                                             CORPORATION
CLOSING DATE:  MAY 16, 1996
                                             CUSIP NO. 63859CAJ2
FIRST DISTRIBUTION DATE:
JUNE 20, 1996                                CERTIFICATE NO.:  G-1

APPROXIMATE AGGREGATE
CERTIFICATE BALANCE
OF THE CLASS G CERTIFICATES
AS OF THE CLOSING DATE:  $5,646,193

1 If this Certificate represents a Book-Entry Certificate registered in the name of Cede & Co., it shall have this legend.

2 If this Certificate represents a Definitive Certificate, the Denomination shall be specified on the face hereof.

3 If this Certificate represents a Book-Entry Certificate, its Denomination shall be set forth on Schedule A attached hereto.

                               CLASS G CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of fixed rate commercial and multifamily mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-Off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, and the REO Accounts, formed and sold by

                         NATIONSLINK FUNDING CORPORATION

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN NATIONSLINK FUNDING CORPORATION, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE REMIC ADMINISTRATOR OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT --------------

is the registered owner of the interest evidenced by this Certificate in the Class G Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of May 1, 1996 (the "Pooling and Servicing Agreement"), among NationsLink Funding Corporation (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Special Servicer, the Master Servicer and the REMIC Administrator. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

     This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate [set forth on Schedule A attached hereto]4 [specified on the face hereof]5, by the aggregate initial Certificate Balance of the Class G Certificates. The Certificates are designated as the NationsLink Funding Corporation, Commercial Mortgage Pass-Through Certificates, Series 1996-1 and are issued in fourteen Classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

     This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.
- ----------
4 If this Certificate represents a Book-Entry Certificate, its Denomination shall be set forth on Schedule A attached hereto.

5 If this Certificate represents a Definitive Certificate, the Denomination shall be specified on the face hereof.

     This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

     Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more described in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

     Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class G Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

     Collateral Support Deficit and Appraisal Reduction Amounts on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit and Appraisal Reduction Amounts on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

     The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held in the name of the Trustee on behalf of the holders of Certificates specified in the Pooling and Servicing Agreement and the Master Servicer (with respect to the Certificate Account) or the Trustee (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Eligible Investments. Interest or other income earned on funds in the Certificate Account and Distribution Accounts will be paid to the Master Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the master servicing of the Mortgage Loans and administration of the Trust Fund.

     All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder (1) has provided the Trustee with wire instructions in writing as least five Business Days prior to the related Record Date and (2) is the Holder of Certificates with an original Certificate Balance or Notional Amount, as applicable, of at least $5,000,000, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the Corporate Trust Office or such other location specified in the notice to Certificateholders of such final distribution.

     Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(h) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(h) of the Pooling and Servicing Agreement.

     As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Trustee or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

     Subject to the terms of the Pooling and Servicing Agreement, the Class A Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $10,000 initial Certificate Balance and in integral multiples of $1,000 in excess thereof, with one Certificate of such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Class IO Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $1,000,000 initial Notional Amount and in integral multiples of $1,000 in excess thereof, with one Certificate of such Class evidencing an additional amount equal to the remainder of the initial Notional Amount of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class UR Certificates will be issued in book-entry form through the facilities of DTC in Denominations of $250,000 initial Certificate Balance, and in integral multiples of $1,000 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class R and Class LR Certificates will be issued in fully registered, certificated form, in Denominations representing Percentage Interests of not less than 20%.

     No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

     The Depositor, the Trustee, the REMIC Administrator, the Master Servicer, the Special Servicer, and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Master Servicer, the Special Servicer, the REMIC Administrator, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

     The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Master Servicer, the Special Servicer, the REMIC Administrator and the Trustee, without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions herein or therein that may be inconsistent with any other provisions herein or therein or to correct any error; to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of the Upper-Tier REMIC or the Lower-Tier REMIC to avoid or minimize the imposition of any tax, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to avoid such tax and such action will not result in the withdrawal, downgrade or qualification of the then-current rating by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to change the timing and/or nature of deposits into the Certificate Account or Distribution Accounts or to change the name in which the Certificate Account is maintained, provided, however, that the P&I Advance Date shall not be later than the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(d) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," provided that such change shall not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates, as evidenced by a letter from each Rating Agency to such effect, and such change shall not, as evidenced by an Opinion of Counsel, cause either the Trust Fund, the Lower-Tier REMIC, the Upper-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; and to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto.

     The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Special Servicer, the REMIC Administrator and the Trustee with the consent of the Holders of Certificates representing not less than 66% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

               (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of such Certificateholder; or

               (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class then outstanding.

     No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment will not cause either the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or result in the imposition of a tax on either the Upper-Tier REMIC, the Lower-Tier REMIC or the Trust Fund.

     Any of the Master Servicer or the Depositor will have the option, upon 60 days' prior notice given to the Trustee, each of the other parties to the Pooling and Servicing Agreement and the Rating Agencies, which notice the Trustee is required to forward to Certificateholders in the manner set forth in the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 5% of the aggregate Cut-Off Date Principal Balance of all the Mortgage Loans.

     The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

     Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Trustee has executed this Certificate on behalf of the Trust Fund as Trustee under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

     THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under this official seal.

                                            THE CHASE MANHATTAN BANK,  N.A., not
                                            in  its   individual   capacity  but
                                            solely as Trustee  under the Pooling
                                            and Servicing Agreement.




                                             By:  ___________________________
                                                  AUTHORIZED OFFICER






Dated:  May 16, 1996


                          CERTIFICATE OF AUTHENTICATION

     THIS IS ONE OF THE CLASS G CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                                 THE CHASE MANHATTAN BANK, N.A.,
                                                 CERTIFICATE REGISTRAR




                                                 By: ___________________________
                                                     AUTHORIZED SIGNATORY

                                   Schedule A


             Certificate Balance of
             Definitive Certificates
             exchanged  or  transferred
             for, or issued in  exchange
             for or upon transfer of,      Remaining Principal
             an interest in  this          Amount  of Book-          Notation
Date         Book-Entry Certificate        Entry Certificate         Made By
- ----         ----------------------        -------------------       -------

- ---------    ----------------------        -------------------       --------

- ---------    ----------------------        -------------------       --------

- ---------    ----------------------        -------------------       --------

- ---------    ----------------------        -------------------       --------

- ---------    ----------------------        -------------------       --------

- ---------    ----------------------        -------------------       --------

- ---------    ----------------------        -------------------       --------

- ---------    ----------------------        -------------------       --------

- ---------    ----------------------        -------------------       --------

- ---------    ----------------------        -------------------       --------

- ---------    ----------------------        -------------------       --------

- ---------    ----------------------        -------------------       --------

- ---------    ----------------------        -------------------       --------

- ---------    ----------------------        -------------------       --------

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common             UNIF GIFT MIN ACT __________ Custodian
TEN ENT - as tenants by the entireties                         (Cust)
JT TEN  - as joint tenants with rights
          of Under Uniform Gifts to
          Minors survivorship and not
          as tenants in common             Act __________________________
                                                        (State)

    Additional abbreviations may also be used though not in the above list.


                                FORM OF TRANSFER

  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

- --------------------------------------------------------------------------------
     (Please insert Social Security or other identifying number of Assignee)


- --------------------------------------------------------------------------------
            (Please print or typewrite name and address of assignee)

- --------------------------------------------------------------------------------

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


                        --------------------------------------------------------
Dated:----------        NOTICE:   The   signature   to  this   assignment   must
                        correspond  with  the name as  written  upon the face of
                        this Certificate in every particular  without alteration
                        or enlargement or any change whatever.
- --------------------
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:

     Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of
__________________________________  account number _______________ or, if mailed by  check,  to  _______________________________________.  Statements  should  be mailed to _______________________________________________________________.  This
information is provided by assignee named above, or ______________________________ , as its agent.

                                  EXHIBIT A-10
                         NATIONSLINK FUNDING CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                             SERIES 1996-1, CLASS H

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS
CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE TRUSTEE. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

[Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Certificate Registrar for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]1

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR AN ACCREDITED INSTITUTIONAL INVESTOR, AND MAY ALSO BE REQUIRED TO
DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

THIS  CERTIFICATE  MAY NOT BE PURCHASED BY OR  TRANSFERRED  TO A PERSON WHICH IS
(A)(1) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR (2) A PLAN SUBJECT TO SECTION 4975 OF THE CODE, OR A GOVERNMENTAL PLAN AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), OR (B) A COLLECTIVE INVESTMENT FUND IN WHICH SUCH PLANS ARE INVESTED, OR (C) AN INSURANCE COMPANY USING ASSETS OF SEPARATE ACCOUNTS OR GENERAL ACCOUNTS WHICH INCLUDE ASSETS OF PLANS (OR WHICH ARE DEEMED PURSUANT TO ERISA OR ANY SIMILAR LAW TO INCLUDE ASSETS OF PLANS), OR
(D) A PERSON OR ENTITY ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE SUCH CERTIFICATE UNLESS IT IS PURCHASING THE CERTIFICATE WITH THE ASSETS OF AN INSURANCE COMPANY GENERAL ACCOUNT AND (1) THE EXEMPTIVE RELIEF AFFORDED UNDER SECTION III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 IS AVAILABLE FOR THE PURCHASE AND HOLDING OF THE CERTIFICATE BY SUCH PURCHASER OR (2) THE PURCHASE WOULD NOT CONSTITUTE A "PROHIBITED TRANSACTION" WITHIN THE MEANING OF SECTION 406 OR 407 OF ERISA, SECTION 4975 OF THE CODE OR A MATERIALLY SIMILAR CHARACTERIZATION UNDER ANY SIMILAR LAW. EACH CERTIFICATE OWNER SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON SPECIFIED IN CLAUSES
(A), (B), (C), OR (D) ABOVE. TRANSFEREES OF THIS CERTIFICATE TAKING DELIVERY IN CERTIFICATED FORM SHALL BE REQUIRED EITHER (i) TO DELIVER A LETTER IN THE FORM OF EXHIBIT G TO THE POOLING AND SERVICING AGREEMENT TO THE EFFECT THAT IT IS NOT A PERSON SPECIFIED IN CLAUSES (A), (B), (C) OR (D) ABOVE, OR (ii) IN THE EVENT THE TRANSFEREE IS SUCH AN ENTITY SPECIFIED IN (A), (B), (C) OR (D) ABOVE, SUCH ENTITY SHALL PROVIDE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR THAT THE PURCHASE OR HOLDING OF THE CERTIFICATES BY OR ON BEHALF OF A PLAN WILL NOT CONSTITUTE OR RESULT IN A "PROHIBITED TRANSACTION" WITHIN THE MEANING OF SECTION 406 OR 407 OF ERISA OR
SECTION 4975 OF THE CODE, AND WILL NOT SUBJECT THE MASTER SERVICER, THE SPECIAL SERVICER, THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE EXTENSION ADVISER OR THE UNDERWRITER TO ANY OBLIGATION OR LIABILITY UNDER ERISA OR SECTION 4975 OF THE CODE.

THIS CERTIFICATE IS ISSUED ON MAY 16, 1996, AND BASED ON ITS ISSUE PRICE OF 67.33105%, INCLUDING ACCRUED INTEREST, AND A STATED REDEMPTION PRICE AT MATURITY EQUAL TO ITS INITIAL PRINCIPAL BALANCE, IS ISSUED WITH ORIGINAL ISSUE DISCOUNT ("OID") FOR FEDERAL INCOME TAX PURPOSES. ASSUMING THAT THIS CERTIFICATE PAYS IN ACCORDANCE WITH PROJECTED CASH FLOWS REFLECTING THE PREPAYMENT ASSUMPTION OF 0% CPR (AS DEFINED IN THE PROSPECTUS SUPPLEMENT DATED MAY 2, 1996 WITH RESPECT TO THE OFFERING OF THE CLASS A-1 CERTIFICATES, CLASS A-2 CERTIFICATES, CLASS A-3 CERTIFICATES, CLASS B CERTIFICATES, CLASS C CERTIFICATES, CLASS D CERTIFICATES AND CLASS E CERTIFICATES) USED TO PRICE THIS CERTIFICATE: (I) THE AMOUNT OF OID AS A PERCENTAGE OF THE INITIAL PRINCIPAL BALANCE OF THIS CERTIFICATE IS APPROXIMATELY 32.66895000%; AND (II) THE ANNUAL YIELD TO MATURITY OF THIS CERTIFICATE, COMPOUNDED MONTHLY, IS APPROXIMATELY 12.90%. THERE IS NO SHORT FIRST ACCRUAL PERIOD.




PASS-THROUGH RATE: 7.350%                   APPROXIMATE AGGREGATE SCHEDULED PRINCIPAL BALANCE OF
                                            THE MORTGAGE LOANS AFTER DEDUCTING PAYMENTS DUE AND
DENOMINATION:  [$________________]2         PREPAYMENTS RECEIVED ON OR BEFORE CUT-OFF DATE:
         [Set forth on Schedule A]3         $322,639,635

                                            MASTER SERVICER:  AMRESCO MANAGEMENT, INC.
DATE OF POOLING AND SERVICING AGREEMENT:
AS OF MAY 1, 1996                           SPECIAL SERVICER:  AMRESCO MANAGEMENT, INC.

CUT-OFF DATE: MAY 1, 1996, EXCEPT AS        TRUSTEE:  THE CHASE MANHATTAN BANK, N.A.
DESCRIBED IN THE POOLING AND SERVICING
AGREEMENT                                   REMIC ADMINISTRATOR:  NATIONSBANC MORTGAGE CAPITAL
                                            CORPORATION
CLOSING DATE:  MAY 16, 1996
                                            CUSIP NO. 63859CAK9
FIRST DISTRIBUTION DATE:
JUNE 20, 1996                               CERTIFICATE NO.:  H-1

APPROXIMATE AGGREGATE
CERTIFICATE BALANCE
OF THE CLASS H CERTIFICATES
AS OF THE CLOSING DATE:  $9,679,189

1 If this Certificate represents a Book-Entry Certificate registered in the name of Cede & Co., it shall have this legend.

2 If this Certificate represents a Definitive Certificate, the Denomination shall be specified on the face hereof.

3 If this Certificate represents a Book-Entry Certificate, its Denomination shall be set forth on Schedule A attached hereto.

                               CLASS H CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of fixed rate commercial and multifamily mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-Off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, and the REO Accounts, formed and sold by

                         NATIONSLINK FUNDING CORPORATION

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN NATIONSLINK FUNDING CORPORATION, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE REMIC ADMINISTRATOR OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT -------------------

is the registered owner of the interest evidenced by this Certificate in the Class H Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of May 1, 1996 (the "Pooling and Servicing Agreement"), among NationsLink Funding Corporation (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Special Servicer, the Master Servicer and the REMIC Administrator. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

     This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate [set forth on Schedule A attached hereto]4 [specified on the face hereof]5, by the aggregate initial Certificate Balance of the Class H Certificates. The Certificates are designated as the NationsLink Funding Corporation, Commercial Mortgage Pass-Through Certificates, Series 1996-1 and are issued in fourteen Classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

     This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.
- ----------
4 If this Certificate represents a Book-Entry Certificate, its Denomination shall be set forth on Schedule A attached hereto.

5 If this Certificate represents a Definitive Certificate, the Denomination shall be specified on the face hereof.

     This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

     Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more described in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

     Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class H Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

     Collateral Support Deficit and Appraisal Reduction Amounts on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit and Appraisal Reduction Amounts on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

     The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held in the name of the Trustee on behalf of the holders of Certificates specified in the Pooling and Servicing Agreement and the Master Servicer (with respect to the Certificate Account) or the Trustee (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Eligible Investments. Interest or other income earned on funds in the Certificate Account and Distribution Accounts will be paid to the Master Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the master servicing of the Mortgage Loans and administration of the Trust Fund.

     All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder (1) has provided the Trustee with wire instructions in writing as least five Business Days prior to the related Record Date and (2) is the Holder of Certificates with an original Certificate Balance or Notional Amount, as applicable, of at least $5,000,000, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the Corporate Trust Office or such other location specified in the notice to Certificateholders of such final distribution.

     Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(h) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(h) of the Pooling and Servicing Agreement.

     As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Trustee or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

     Subject to the terms of the Pooling and Servicing Agreement, the Class A Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $10,000 initial Certificate Balance and in integral multiples of $1,000 in excess thereof, with one Certificate of such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Class IO Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $1,000,000 initial Notional Amount and in integral multiples of $1,000 in excess thereof, with one Certificate of such Class evidencing an additional amount equal to the remainder of the initial Notional Amount of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class UR Certificates will be issued in book-entry form through the facilities of DTC in Denominations of $250,000 initial Certificate Balance, and in integral multiples of $1,000 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class R and Class LR Certificates will be issued in fully registered, certificated form, in Denominations representing Percentage Interests of not less than 20%.

     No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

     The Depositor, the Trustee, the REMIC Administrator, the Master Servicer, the Special Servicer, and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Master Servicer, the Special Servicer, the REMIC Administrator, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

     The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Master Servicer, the Special Servicer, the REMIC Administrator and the Trustee, without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions herein or therein that may be inconsistent with any other provisions herein or therein or to correct any error; to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of the Upper-Tier REMIC or the Lower-Tier REMIC to avoid or minimize the imposition of any tax, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to avoid such tax and such action will not result in the withdrawal, downgrade or qualification of the then-current rating by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to change the timing and/or nature of deposits into the Certificate Account or Distribution Accounts or to change the name in which the Certificate Account is maintained, provided, however, that the P&I Advance Date shall not be later than the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(d) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," provided that such change shall not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates, as evidenced by a letter from each Rating Agency to such effect, and such change shall not, as evidenced by an Opinion of Counsel, cause either the Trust Fund, the Lower-Tier REMIC, the Upper-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; and to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto.

     The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Special Servicer, the REMIC Administrator and the Trustee with the consent of the Holders of Certificates representing not less than 66% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

               (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of such Certificateholder; or

               (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class then outstanding.

     No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment will not cause either the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or result in the imposition of a tax on either the Upper-Tier REMIC, the Lower-Tier REMIC or the Trust Fund.

     Any of the Master Servicer or the Depositor will have the option, upon 60 days' prior notice given to the Trustee, each of the other parties to the Pooling and Servicing Agreement and the Rating Agencies, which notice the Trustee is required to forward to Certificateholders in the manner set forth in the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 5% of the aggregate Cut-Off Date Principal Balance of all the Mortgage Loans.

     The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

     Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Trustee has executed this Certificate on behalf of the Trust Fund as Trustee under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

     THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under this official seal.

                                            THE CHASE MANHATTAN BANK,  N.A., not
                                            in  its   individual   capacity  but
                                            solely as Trustee  under the Pooling
                                            and Servicing Agreement.




                                            By:  ___________________________
                                                 AUTHORIZED OFFICER






Dated:  May 16, 1996


                          CERTIFICATE OF AUTHENTICATION

     THIS IS ONE OF THE CLASS H CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                                 THE CHASE MANHATTAN BANK, N.A.,
                                                 CERTIFICATE REGISTRAR




                                                 By: ___________________________
                                                     AUTHORIZED SIGNATORY

                                   Schedule A


             Certificate Balance of
             Definitive Certificates
             exchanged  or  transferred
             for, or issued in  exchange
             for or upon transfer of,      Remaining Principal
             an interest in  this          Amount  of Book-          Notation
Date         Book-Entry Certificate        Entry Certificate         Made By
- ----         ----------------------        -------------------       -------

- ---------    ----------------------        -------------------       --------

- ---------    ----------------------        -------------------       --------

- ---------    ----------------------        -------------------       --------

- ---------    ----------------------        -------------------       --------

- ---------    ----------------------        -------------------       --------

- ---------    ----------------------        -------------------       --------

- ---------    ----------------------        -------------------       --------

- ---------    ----------------------        -------------------       --------

- ---------    ----------------------        -------------------       --------

- ---------    ----------------------        -------------------       --------

- ---------    ----------------------        -------------------       --------

- ---------    ----------------------        -------------------       --------

- ---------    ----------------------        -------------------       --------

- ---------    ----------------------        -------------------       --------

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common             UNIF GIFT MIN ACT __________ Custodian
TEN ENT - as tenants by the entireties                         (Cust)
JT TEN  - as joint tenants with rights
          of Under Uniform Gifts to
          Minors survivorship and not
          as tenants in common             Act __________________________
                                                        (State)

    Additional abbreviations may also be used though not in the above list.


                                FORM OF TRANSFER

  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

- --------------------------------------------------------------------------------
     (Please insert Social Security or other identifying number of Assignee)


- --------------------------------------------------------------------------------
            (Please print or typewrite name and address of assignee)

- --------------------------------------------------------------------------------

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


                        --------------------------------------------------------
Dated:-----------       NOTICE:   The   signature   to  this   assignment   must
                        correspond  with  the name as  written  upon the face of
                        this Certificate in every particular  without alteration
                        or enlargement or any change whatever.
- --------------------
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:

     Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of
__________________________________  account number _______________ or, if mailed by  check,  to  _______________________________________.  Statements  should  be mailed to _______________________________________________________________.  This
information is provided by assignee named above, or ______________________________ , as its agent.

                                  EXHIBIT A-11
                         NATIONSLINK FUNDING CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                             SERIES 1996-1, CLASS UR

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS
CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE TRUSTEE. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

[Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Certificate Registrar for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]1

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR AN ACCREDITED INSTITUTIONAL INVESTOR, AND MAY ALSO BE REQUIRED TO
DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

THIS  CERTIFICATE  MAY NOT BE PURCHASED BY OR  TRANSFERRED  TO A PERSON WHICH IS
(A)(1) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR (2) A PLAN SUBJECT TO SECTION 4975 OF THE CODE, OR A GOVERNMENTAL PLAN AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), OR (B) A COLLECTIVE INVESTMENT FUND IN WHICH SUCH PLANS ARE INVESTED, OR (C) AN INSURANCE COMPANY USING ASSETS OF SEPARATE ACCOUNTS OR GENERAL ACCOUNTS WHICH INCLUDE ASSETS OF PLANS (OR WHICH ARE DEEMED PURSUANT TO ERISA OR ANY SIMILAR LAW TO INCLUDE ASSETS OF PLANS), OR
(D) A PERSON OR ENTITY ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE SUCH CERTIFICATE UNLESS IT IS PURCHASING THE CERTIFICATE WITH THE ASSETS OF AN INSURANCE COMPANY GENERAL ACCOUNT AND (1) THE EXEMPTIVE RELIEF AFFORDED UNDER SECTION III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 IS AVAILABLE FOR THE PURCHASE AND HOLDING OF THE CERTIFICATE BY SUCH PURCHASER OR (2) THE PURCHASE WOULD NOT CONSTITUTE A "PROHIBITED TRANSACTION" WITHIN THE MEANING OF SECTION 406 OR 407 OF ERISA, SECTION 4975 OF THE CODE OR A MATERIALLY SIMILAR CHARACTERIZATION UNDER ANY SIMILAR LAW. EACH CERTIFICATE OWNER SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON SPECIFIED IN CLAUSES
(A), (B), (C), OR (D) ABOVE. TRANSFEREES OF THIS CERTIFICATE TAKING DELIVERY IN CERTIFICATED FORM SHALL BE REQUIRED EITHER (i) TO DELIVER A LETTER IN THE FORM OF EXHIBIT G TO THE POOLING AND SERVICING AGREEMENT TO THE EFFECT THAT IT IS NOT A PERSON SPECIFIED IN CLAUSES (A), (B), (C) OR (D) ABOVE, OR (ii) IN THE EVENT THE TRANSFEREE IS SUCH AN ENTITY SPECIFIED IN (A), (B), (C) OR (D) ABOVE, SUCH ENTITY SHALL PROVIDE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR THAT THE PURCHASE OR HOLDING OF THE CERTIFICATES BY OR ON BEHALF OF A PLAN WILL NOT CONSTITUTE OR RESULT IN A "PROHIBITED TRANSACTION" WITHIN THE MEANING OF SECTION 406 OR 407 OF ERISA OR
SECTION 4975 OF THE CODE, AND WILL NOT SUBJECT THE MASTER SERVICER, THE SPECIAL SERVICER, THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE EXTENSION ADVISER OR THE UNDERWRITER TO ANY OBLIGATION OR LIABILITY UNDER ERISA OR SECTION 4975 OF THE CODE.

THIS CERTIFICATE IS ISSUED ON MAY 16, 1996, AND BASED ON ITS ISSUE PRICE OF 29.00283%, INCLUDING ACCRUED INTEREST, AND A STATED REDEMPTION PRICE AT MATURITY EQUAL TO ITS INITIAL PRINCIPAL BALANCE, IS ISSUED WITH ORIGINAL ISSUE DISCOUNT ("OID") FOR FEDERAL INCOME TAX PURPOSES. ASSUMING THAT THIS CERTIFICATE PAYS IN ACCORDANCE WITH PROJECTED CASH FLOWS REFLECTING THE PREPAYMENT ASSUMPTION OF 0% CPR (AS DEFINED IN THE PROSPECTUS SUPPLEMENT DATED MAY 2, 1996 WITH RESPECT TO THE OFFERING OF THE CLASS A-1 CERTIFICATES, CLASS A-2 CERTIFICATES, CLASS A-3 CERTIFICATES, CLASS B CERTIFICATES, CLASS C CERTIFICATES, CLASS D CERTIFICATES AND CLASS E CERTIFICATES) USED TO PRICE THIS CERTIFICATE: (I) THE AMOUNT OF OID AS A PERCENTAGE OF THE INITIAL PRINCIPAL BALANCE OF THIS CERTIFICATE IS APPROXIMATELY 70.99716667%; AND (II) THE ANNUAL YIELD TO MATURITY OF THIS CERTIFICATE, COMPOUNDED MONTHLY, IS APPROXIMATELY 24.27%. THERE IS NO SHORT FIRST ACCRUAL PERIOD.


PASS-THROUGH RATE: 6.800%                   APPROXIMATE AGGREGATE SCHEDULED PRINCIPAL BALANCE OF
                                            THE MORTGAGE LOANS AFTER DEDUCTING PAYMENTS DUE AND
DENOMINATION: [$________________]2          PREPAYMENTS RECEIVED ON OR BEFORE CUT-OFF DATE:
        [Set forth on Schedule A]3          $322,639,635
                                            MASTER SERVICER:  AMRESCO MANAGEMENT, INC.
DATE OF POOLING AND SERVICING AGREEMENT:
AS OF MAY 1, 1996                           SPECIAL SERVICER:  AMRESCO MANAGEMENT, INC.

CUT-OFF DATE: MAY 1, 1996, EXCEPT AS        TRUSTEE:  THE CHASE MANHATTAN BANK, N.A.
DESCRIBED IN THE POOLING AND SERVICING
AGREEMENT                                   REMIC ADMINISTRATOR:  NATIONSBANC MORTGAGE CAPITAL
                                            CORPORATION
CLOSING DATE:  MAY 16, 1996
                                            CUSIP NO. 63859CAL7
FIRST DISTRIBUTION DATE:
JUNE 20, 1996                               CERTIFICATE NO.:  UR-1

APPROXIMATE AGGREGATE
CERTIFICATE BALANCE
OF THE CLASS UR CERTIFICATES
AS OF THE CLOSING DATE:  $9,679,194

1 If this Certificate represents a Book-Entry Certificate registered in the name of Cede & Co., it shall have this legend.

2 If this Certificate represents a Definitive Certificate, the Denomination shall be specified on the face hereof.

3 If this Certificate represents a Book-Entry Certificate, its Denomination shall be set forth on Schedule A attached hereto.

                              CLASS UR CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of fixed rate commercial and multifamily mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-Off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, and the REO Accounts, formed and sold by

                         NATIONSLINK FUNDING CORPORATION

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN NATIONSLINK FUNDING CORPORATION, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE REMIC ADMINISTRATOR OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT ---------------

is the registered owner of the interest evidenced by this Certificate in the Class UR Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of May 1, 1996 (the "Pooling and Servicing Agreement"), among NationsLink Funding Corporation (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Special Servicer, the Master Servicer and the REMIC Administrator. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

     This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate [set forth on Schedule A attached hereto]4 [specified on the face hereof]5, by the aggregate initial Certificate Balance of the Class UR Certificates. The Certificates are designated as the NationsLink Funding Corporation, Commercial Mortgage Pass-Through Certificates, Series 1996-1 and are issued in fourteen Classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

     This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.
- ----------
4 If this Certificate represents a Book-Entry Certificate, its Denomination shall be set forth on Schedule A attached hereto.

5 If this Certificate represents a Definitive Certificate, the Denomination shall be specified on the face hereof.

     This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

     Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more described in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

     Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class UR Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

     Collateral Support Deficit and Appraisal Reduction Amounts on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit and Appraisal Reduction Amounts on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

     The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held in the name of the Trustee on behalf of the holders of Certificates specified in the Pooling and Servicing Agreement and the Master Servicer (with respect to the Certificate Account) or the Trustee (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Eligible Investments. Interest or other income earned on funds in the Certificate Account and Distribution Accounts will be paid to the Master Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the master servicing of the Mortgage Loans and administration of the Trust Fund.

     All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder (1) has provided the Trustee with wire instructions in writing as least five Business Days prior to the related Record Date and (2) is the Holder of Certificates with an original Certificate Balance or Notional Amount, as applicable, of at least $5,000,000, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the Corporate Trust Office or such other location specified in the notice to Certificateholders of such final distribution.

     Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(h) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(h) of the Pooling and Servicing Agreement.

     As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Trustee or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

     Subject to the terms of the Pooling and Servicing Agreement, the Class A Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $10,000 initial Certificate Balance and in integral multiples of $1,000 in excess thereof, with one Certificate of such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Class IO Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $1,000,000 initial Notional Amount and in integral multiples of $1,000 in excess thereof, with one Certificate of such Class evidencing an additional amount equal to the remainder of the initial Notional Amount of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class UR Certificates will be issued in book-entry form through the facilities of DTC in Denominations of $250,000 initial Certificate Balance, and in integral multiples of $1,000 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class R and Class LR Certificates will be issued in fully registered, certificated form, in Denominations representing Percentage Interests of not less than 20%.

     No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

     The Depositor, the Trustee, the REMIC Administrator, the Master Servicer, the Special Servicer, and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Master Servicer, the Special Servicer, the REMIC Administrator, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

     The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Master Servicer, the Special Servicer, the REMIC Administrator and the Trustee, without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions herein or therein that may be inconsistent with any other provisions herein or therein or to correct any error; to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of the Upper-Tier REMIC or the Lower-Tier REMIC to avoid or minimize the imposition of any tax, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to avoid such tax and such action will not result in the withdrawal, downgrade or qualification of the then-current rating by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to change the timing and/or nature of deposits into the Certificate Account or Distribution Accounts or to change the name in which the Certificate Account is maintained, provided, however, that the P&I Advance Date shall not be later than the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(d) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," provided that such change shall not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates, as evidenced by a letter from each Rating Agency to such effect, and such change shall not, as evidenced by an Opinion of Counsel, cause either the Trust Fund, the Lower-Tier REMIC, the Upper-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; and to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto.

     The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Special Servicer, the REMIC Administrator and the Trustee with the consent of the Holders of Certificates representing not less than 66% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

               (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of such Certificateholder; or

               (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class then outstanding.

     No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment will not cause either the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or result in the imposition of a tax on either the Upper-Tier REMIC, the Lower-Tier REMIC or the Trust Fund.

     Any of the Master Servicer or the Depositor will have the option, upon 60 days' prior notice given to the Trustee, each of the other parties to the Pooling and Servicing Agreement and the Rating Agencies, which notice the Trustee is required to forward to Certificateholders in the manner set forth in the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 5% of the aggregate Cut-Off Date Principal Balance of all the Mortgage Loans.

     The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

     Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Trustee has executed this Certificate on behalf of the Trust Fund as Trustee under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

     THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under this official seal.

                                            THE CHASE MANHATTAN BANK,  N.A., not
                                            in  its   individual   capacity  but
                                            solely as Trustee  under the Pooling
                                            and Servicing Agreement.




                                             By:  ___________________________
                                                  AUTHORIZED OFFICER






Dated:  May 16, 1996


                          CERTIFICATE OF AUTHENTICATION

     THIS  IS  ONE  OF  THE   CLASS   UR   CERTIFICATES   REFERRED   TO  IN  THE
WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                                 THE CHASE MANHATTAN BANK, N.A.,
                                                 CERTIFICATE REGISTRAR




                                                 By: ___________________________
                                                     AUTHORIZED SIGNATORY

                                   Schedule A


             Certificate Balance of
             Definitive Certificates
             exchanged  or  transferred
             for, or issued in  exchange
             for or upon transfer of,      Remaining Principal
             an interest in  this          Amount  of Book-          Notation
Date         Book-Entry Certificate        Entry Certificate         Made By
- ----         ----------------------        -------------------       -------

- ---------    ----------------------        -------------------       --------

- ---------    ----------------------        -------------------       --------

- ---------    ----------------------        -------------------       --------

- ---------    ----------------------        -------------------       --------

- ---------    ----------------------        -------------------       --------

- ---------    ----------------------        -------------------       --------

- ---------    ----------------------        -------------------       --------

- ---------    ----------------------        -------------------       --------

- ---------    ----------------------        -------------------       --------

- ---------    ----------------------        -------------------       --------

- ---------    ----------------------        -------------------       --------

- ---------    ----------------------        -------------------       --------

- ---------    ----------------------        -------------------       --------

- ---------    ----------------------        -------------------       --------

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common             UNIF GIFT MIN ACT __________ Custodian
TEN ENT - as tenants by the entireties                         (Cust)
JT TEN  - as joint tenants with rights
          of Under Uniform Gifts to
          Minors survivorship and not
          as tenants in common            Act __________________________
                                                        (State)

    Additional abbreviations may also be used though not in the above list.


                                FORM OF TRANSFER

  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

- --------------------------------------------------------------------------------
     (Please insert Social Security or other identifying number of Assignee)


- --------------------------------------------------------------------------------
            (Please print or typewrite name and address of assignee)

- --------------------------------------------------------------------------------

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


                        --------------------------------------------------------
Dated:------------      NOTICE:   The   signature   to  this   assignment   must
                        correspond  with  the name as  written  upon the face of
                        this Certificate in every particular  without alteration
                        or enlargement or any change whatever.
- --------------------
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:

     Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of
__________________________________  account number _______________ or, if mailed by  check,  to  _______________________________________.  Statements  should  be mailed to _______________________________________________________________.  This
information is provided by assignee named above, or ______________________________ , as its agent.

                                  EXHIBIT A-12
                         NATIONSLINK FUNDING CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                             SERIES 1996-1, CLASS IO


THE NOTIONAL AMOUNT ON WHICH THE INTEREST PAYABLE TO THE HOLDERS OF THE CLASS IO CERTIFICATES IS BASED, WILL BE REDUCED AS A RESULT OF PRINCIPAL PAYMENTS AND LOSSES ON THE MORTGAGE LOANS. ACCORDINGLY, THE INTEREST PAYABLE PURSUANT TO THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

[Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Certificate Registrar for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]1

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR AN ACCREDITED INSTITUTIONAL INVESTOR, AND MAY ALSO BE REQUIRED TO
DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

THIS CERTIFICATE IS ISSUED ON MAY 16, 1996, AT AN ISSUE PRICE OF 2.56933% OF THE INITIAL NOTIONAL AMOUNT OF THE CLASS IO CERTIFICATES, INCLUDING ACCRUED INTEREST, AND A STATED REDEMPTION PRICE AT MATURITY EQUAL TO ALL INTEREST DISTRIBUTIONS HEREON, AND IS ISSUED WITH ORIGINAL ISSUE DISCOUNT ("OID") FOR FEDERAL INCOME TAX PURPOSES. ASSUMING (A) THAT THIS CERTIFICATE PAYS IN ACCORDANCE WITH PROJECTED CASH FLOWS REFLECTING THE PREPAYMENT ASSUMPTION OF 0% CPR (AS DEFINED IN THE PROSPECTUS SUPPLEMENT DATED MAY 2, 1996 WITH RESPECT TO THE OFFERING OF THE CLASS A-1 CERTIFICATES, CLASS A-2 CERTIFICATES, CLASS A-3 CERTIFICATES, CLASS B CERTIFICATES, CLASS C CERTIFICATES, CLASS D CERTIFICATES AND CLASS E CERTIFICATES) USED TO PRICE THIS CERTIFICATE AND (B) THAT THE INTEREST RATE AT WHICH DISTRIBUTIONS OF INTEREST ON THIS CERTIFICATE ACTUALLY WILL BE MADE WILL BE DETERMINED AS THOUGH THE PASS-THROUGH RATE ON THIS CERTIFICATE APPLICABLE TO THE FIRST DISTRIBUTION DATE WILL CHANGE AS THE RELATED MORTGAGE LOANS MATURE IN ACCORDANCE WITH THE PREPAYMENT ASSUMPTION: (I) THE AMOUNT OF OID AS A PERCENTAGE OF THE INITIAL CLASS IO NOTIONAL AMOUNT IS APPROXIMATELY 1.78980154%; AND (II) THE ANNUAL YIELD TO MATURITY OF THIS CERTIFICATE, COMPOUNDED MONTHLY, IS APPROXIMATELY 12.23%. THERE IS NO SHORT FIRST ACCRUAL PERIOD.


PASS-THROUGH RATE: With respect to any         APPROXIMATE INITIAL
Distribution Date, a rate per annum, rounded   NOTIONAL AMOUNT
to five decimal places, equal to the excess,   OF THE CLASS IO CERTIFICATES
if any, of (a) the weighted average of the     AS OF THE CLOSING DATE:  $322,607,371
Effective Net Mortgage Rates of the Mortgage
Loans, weighted on the basis of their          APPROXIMATE AGGREGATE SCHEDULED PRINCIPAL BALANCE
respective Stated Principal Balances as of     OF THE MORTGAGE LOANS AFTER DEDUCTING PAYMENTS DUE
the preceding Distribution Date (after         AND PREPAYMENTS RECEIVED ON OR BEFORE CUT-OFF
giving effect to the distribution of           DATE: $322,639,635
principal on such Distribution Date), or, in
the case of the first Distribution Date, the   MASTER SERVICER:  AMRESCO MANAGEMENT, INC.
Cut-off Date, over (b) the weighted average
of the Pass-Through Rates on all of the        SPECIAL SERVICER:  AMRESCO MANAGEMENT, INC.
other Certificates, weighted on the basis of
their respective Certificate Balances          TRUSTEE:  THE CHASE MANHATTAN BANK, N.A.
immediately prior to such Distribution Date.

DENOMINATION: [$________________]2
        [Set forth on Schedule A]3             REMIC ADMINISTRATOR:  NATIONSBANC MORTGAGE CAPITAL
                                               CORPORATION

DATE OF POOLING AND SERVICING AGREEMENT: AS    CUSIP NO. 63859CAM5
OF MAY 1, 1996
                                               CERTIFICATE NO.: IO-__
CUT-OFF DATE: MAY 1, 1996, EXCEPT AS
DESCRIBED IN THE POOLING AND SERVICING
AGREEMENT

CLOSING DATE:  MAY 16, 1996

FIRST DISTRIBUTION DATE:
JUNE 20, 1996

1 If this Certificate represents a Book-Entry Certificate registered in the name of Cede & Co., it shall have this legend.

2 If this Certificate represents a Definitive Certificate, the Denomination shall be specified on the face hereof.

3 If this Certificate represents a Book-Entry Certificate, its Denomination shall be set forth on Schedule A attached hereto.

                              CLASS IO CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of fixed rate commercial and multifamily mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-Off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, and the REO Accounts, formed and sold by

                         NATIONSLINK FUNDING CORPORATION

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN NATIONSLINK FUNDING CORPORATION, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE REMIC ADMINISTRATOR OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT -------------------

is the registered owner of the interest evidenced by this Certificate in the Class IO Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of May 1, 1996 (the "Pooling and Servicing Agreement"), among NationsLink Funding Corporation (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Special Servicer, the Master Servicer and the REMIC Administrator. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

     This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate [set forth on Schedule A attached hereto]4 [specified on the face hereof]5, by the aggregate initial Notional Amount of the Class IO Certificates. The Certificates are designated as the NationsLink Funding Corporation, Commercial Mortgage Pass-Through Certificates, Series 1996-1 and are issued in fourteen Classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

     This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.
- ----------
4 If this Certificate represents a Book-Entry Certificate, its Denomination shall be set forth on Schedule A attached hereto.

5 If this Certificate represents a Definitive Certificate, the Denomination shall be specified on the face hereof.

     This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

     Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more described in the Pooling and Servicing Agreement. Holders of this Certificate will not be entitled to distributions in respect of principal. Holders of this Certificate may be entitled to Prepayment Premiums and Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

     Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class IO Pass-Through Rate specified above on the Notional Amount of this Certificate immediately prior to each Distribution Date. Interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Interest Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

     The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held in the name of the Trustee on behalf of the holders of Certificates specified in the Pooling and Servicing Agreement and the Master Servicer (with respect to the Certificate Account) or the Trustee (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Eligible Investments. Interest or other income earned on funds in the Certificate Account and Distribution Accounts will be paid to the Master Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the master servicing of the Mortgage Loans and administration of the Trust Fund.

     All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder (1) has provided the Trustee with wire instructions in writing as least five Business Days prior to the related Record Date and (2) is the Holder of Certificates with an original Certificate Balance or Notional Amount, as applicable, of at least $5,000,000, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the Corporate Trust Office or such other location specified in the notice to Certificateholders of such final distribution.

     Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(h) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(h) of the Pooling and Servicing Agreement.

     As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Trustee or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

     Subject to the terms of the Pooling and Servicing Agreement, the Class A Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $10,000 initial Certificate Balance and in integral multiples of $1,000 in excess thereof, with one Certificate of such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Class IO Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $1,000,000 initial Notional Amount and in integral multiples of $1,000 in excess thereof, with one Certificate of such Class evidencing an additional amount equal to the remainder of the initial Notional Amount of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class UR Certificates will be issued in book-entry form through the facilities of DTC in Denominations of $250,000 initial Certificate Balance, and in integral multiples of $1,000 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class R and Class LR Certificates will be issued in fully registered, certificated form, in Denominations representing Percentage Interests of not less than 20%.

     No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

     The Depositor, the Trustee, the REMIC Administrator, the Master Servicer, the Special Servicer, and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Master Servicer, the Special Servicer, the REMIC Administrator, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

     The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Master Servicer, the Special Servicer, the REMIC Administrator and the Trustee, without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions herein or therein that may be inconsistent with any other provisions herein or therein or to correct any error; to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of the Upper-Tier REMIC or the Lower-Tier REMIC to avoid or minimize the imposition of any tax, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to avoid such tax and such action will not result in the withdrawal, downgrade or qualification of the then-current rating by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to change the timing and/or nature of deposits into the Certificate Account or Distribution Accounts or to change the name in which the Certificate Account is maintained, provided, however, that the P&I Advance Date shall not be later than the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(d) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," provided that such change shall not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates, as evidenced by a letter from each Rating Agency to such effect, and such change shall not, as evidenced by an Opinion of Counsel, cause either the Trust Fund, the Lower-Tier REMIC, the Upper-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; and to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto.

     The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Special Servicer, the REMIC Administrator and the Trustee with the consent of the Holders of Certificates representing not less than 66% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

               (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of such Certificateholder; or

               (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class then outstanding.

     No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment will not cause either the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or result in the imposition of a tax on either the Upper-Tier REMIC, the Lower-Tier REMIC or the Trust Fund.

     Any of the Master Servicer or the Depositor will have the option, upon 60 days' prior notice given to the Trustee, each of the other parties to the Pooling and Servicing Agreement and the Rating Agencies, which notice the Trustee is required to forward to Certificateholders in the manner set forth in the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 5% of the aggregate Cut-Off Date Principal Balance of all the Mortgage Loans.

     The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

     Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Trustee has executed this Certificate on behalf of the Trust Fund as Trustee under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

     THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under this official seal.

                                            THE CHASE MANHATTAN BANK,  N.A., not
                                            in  its   individual   capacity  but
                                            solely as Trustee  under the Pooling
                                            and Servicing Agreement.




                                             By:  ___________________________
                                                  AUTHORIZED OFFICER






Dated:  May 16, 1996


                          CERTIFICATE OF AUTHENTICATION

     THIS  IS  ONE  OF  THE   CLASS   IO   CERTIFICATES   REFERRED   TO  IN  THE
WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                                 THE CHASE MANHATTAN BANK, N.A.,
                                                 CERTIFICATE REGISTRAR




                                                 By: ___________________________
                                                     AUTHORIZED SIGNATORY

                                   Schedule A


             Certificate Balance of
             Definitive Certificates
             exchanged  or  transferred
             for, or issued in  exchange
             for or upon transfer of,      Remaining Principal
             an interest in  this          Amount  of Book-          Notation
Date         Book-Entry Certificate        Entry Certificate         Made By
- ----         ----------------------        -------------------       -------

- ---------    ----------------------        -------------------       --------

- ---------    ----------------------        -------------------       --------

- ---------    ----------------------        -------------------       --------

- ---------    ----------------------        -------------------       --------

- ---------    ----------------------        -------------------       --------

- ---------    ----------------------        -------------------       --------

- ---------    ----------------------        -------------------       --------

- ---------    ----------------------        -------------------       --------

- ---------    ----------------------        -------------------       --------

- ---------    ----------------------        -------------------       --------

- ---------    ----------------------        -------------------       --------

- ---------    ----------------------        -------------------       --------

- ---------    ----------------------        -------------------       --------

- ---------    ----------------------        -------------------       --------

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common             UNIF GIFT MIN ACT __________ Custodian
TEN ENT - as tenants by the entireties                         (Cust)
JT TEN  - as joint tenants with rights
          of Under Uniform Gifts to
          Minors survivorship and not
          as tenants in common             Act __________________________
                                                        (State)

    Additional abbreviations may also be used though not in the above list.


                                FORM OF TRANSFER

  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

- --------------------------------------------------------------------------------
     (Please insert Social Security or other identifying number of Assignee)


- --------------------------------------------------------------------------------
            (Please print or typewrite name and address of assignee)

- --------------------------------------------------------------------------------

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


                        --------------------------------------------------------
Dated:--------------    NOTICE:   The   signature   to  this   assignment   must
                        correspond  with  the name as  written  upon the face of
                        this Certificate in every particular  without alteration
                        or enlargement or any change whatever.
- --------------------
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:

     Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of
__________________________________  account number _______________ or, if mailed by  check,  to  _______________________________________.  Statements  should  be mailed to _______________________________________________________________.  This
information is provided by assignee named above, or ______________________________ , as its agent.

                                  EXHIBIT A-13
                         NATIONSLINK FUNDING CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                             SERIES 1996-1, CLASS R

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR AN ACCREDITED INSTITUTIONAL INVESTOR, AND MAY ALSO BE REQUIRED TO
DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

THIS  CERTIFICATE  MAY NOT BE PURCHASED BY OR  TRANSFERRED  TO A PERSON WHICH IS
(A)(1) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR (2) A PLAN SUBJECT TO SECTION 4975 OF THE CODE, OR A GOVERNMENTAL PLAN AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), OR (B) A COLLECTIVE INVESTMENT FUND IN WHICH SUCH PLANS ARE INVESTED, OR (C) AN INSURANCE COMPANY USING ASSETS OF SEPARATE ACCOUNTS OR GENERAL ACCOUNTS WHICH INCLUDE ASSETS OF PLANS (OR WHICH ARE DEEMED PURSUANT TO ERISA OR ANY SIMILAR LAW TO INCLUDE ASSETS OF PLANS), OR
(D) A PERSON OR ENTITY ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE SUCH CERTIFICATE UNLESS IT IS PURCHASING THE CERTIFICATE WITH THE ASSETS OF AN INSURANCE COMPANY GENERAL ACCOUNT AND (1) THE EXEMPTIVE RELIEF AFFORDED UNDER SECTION III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 IS AVAILABLE FOR THE PURCHASE AND HOLDING OF THE CERTIFICATE BY SUCH PURCHASER OR (2) THE PURCHASE WOULD NOT CONSTITUTE A "PROHIBITED TRANSACTION" WITHIN THE MEANING OF SECTION 406 OR 407 OF ERISA, SECTION 4975 OF THE CODE OR A MATERIALLY SIMILAR CHARACTERIZATION UNDER ANY SIMILAR LAW. EACH CERTIFICATE OWNER SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON SPECIFIED IN CLAUSES
(A), (B), (C), OR (D) ABOVE. TRANSFEREES OF THIS CERTIFICATE TAKING DELIVERY IN CERTIFICATED FORM SHALL BE REQUIRED EITHER (i) TO DELIVER A LETTER IN THE FORM OF EXHIBIT G TO THE POOLING AND SERVICING AGREEMENT TO THE EFFECT THAT IT IS NOT A PERSON SPECIFIED IN CLAUSES (A), (B), (C) OR (D) ABOVE, OR (ii) IN THE EVENT THE TRANSFEREE IS SUCH AN ENTITY SPECIFIED IN (A), (B), (C) OR (D) ABOVE, SUCH ENTITY SHALL PROVIDE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR THAT THE PURCHASE OR HOLDING OF THE CERTIFICATES BY OR ON BEHALF OF A PLAN WILL NOT CONSTITUTE OR RESULT IN A "PROHIBITED TRANSACTION" WITHIN THE MEANING OF SECTION 406 OR 407 OF ERISA OR
SECTION 4975 OF THE CODE, AND WILL NOT SUBJECT THE MASTER SERVICER, THE SPECIAL SERVICER, THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE EXTENSION ADVISER OR THE UNDERWRITER TO ANY OBLIGATION OR LIABILITY UNDER ERISA OR SECTION 4975 OF THE CODE.

THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(A)(2) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. EACH TRANSFEREE OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS CERTIFICATE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY, AS SET FORTH IN SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT.




PERCENTAGE INTEREST EVIDENCED BY THIS         APPROXIMATE AGGREGATE SCHEDULED PRINCIPAL BALANCE
CERTIFICATE:  100%                            OF THE MORTGAGE LOANS AFTER DEDUCTING PAYMENTS DUE
                                              AND PREPAYMENTS RECEIVED ON OR BEFORE CUT-OFF DATE:
DATE OF POOLING AND SERVICING AGREEMENT:      $322,639,635
AS OF MAY 1, 1996
                                              MASTER SERVICER:  AMRESCO MANAGEMENT, INC.
CUT-OFF DATE: MAY 1, 1996, EXCEPT AS
DESCRIBED IN THE POOLING AND SERVICING        SPECIAL SERVICER:  AMRESCO MANAGEMENT, INC.
AGREEMENT
                                              TRUSTEE:  THE CHASE MANHATTAN BANK, N.A.
CLOSING DATE:  MAY 16, 1996
                                              REMIC ADMINISTRATOR:  NATIONSBANC MORTGAGE CAPITAL
FIRST DISTRIBUTION DATE:                      CORPORATION
JUNE 20, 1996
                                              CERTIFICATE NO.: R-1
CLASS R PERCENTAGE INTEREST:  100%

                               CLASS R CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of fixed rate commercial and multifamily mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-Off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, and the REO Accounts, formed and sold by

                         NATIONSLINK FUNDING CORPORATION

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN NATIONSLINK FUNDING CORPORATION, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE REMIC ADMINISTRATOR OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT NATIONSLINK FUNDING CORPORATION

is the registered owner of the interest evidenced by this Certificate in the Class R Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of May 1, 1996 (the "Pooling and Servicing Agreement"), among NationsLink Funding Corporation (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Special Servicer, the Master Servicer and the REMIC Administrator. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

     This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the Percentage Interest specified on the face hereof. The Certificates are designated as the NationsLink Funding Corporation, Commercial Mortgage Pass-Through Certificates, Series 1996-1 and are issued in fourteen Classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

     This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.
- ----------
4 If this Certificate represents a Book-Entry Certificate, its Denomination shall be set forth on Schedule A attached hereto.

5 If this Certificate represents a Definitive Certificate, the Denomination shall be specified on the face hereof.

     This Certificate is a "residual interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income. The Holder of the largest Percentage Interest in the Class R Certificates shall be the "tax matters person" for the Upper-Tier REMIC pursuant to Treasury Regulations Section 1.860F-4(d), and the REMIC Administrator is hereby irrevocably designated and shall serve as attorney-in-fact and agent for any such Person that is the "tax matters person".

     Pursuant to the terms of the Pooling and Servicing Agreement, distributions, if any, on this Certificate shall be made by the Trustee to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the Distribution Date to the Person in whose name this Certificate is registered as of the related Record Date. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

     The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held in the name of the Trustee on behalf of the holders of Certificates specified in the Pooling and Servicing Agreement and the Master Servicer (with respect to the Certificate Account) or the Trustee (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Eligible Investments. Interest or other income earned on funds in the Certificate Account and Distribution Accounts will be paid to the Master Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the master servicing of the Mortgage Loans and administration of the Trust Fund.

     All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder (1) has provided the Trustee with wire instructions in writing as least five Business Days prior to the related Record Date and (2) is the Holder of Certificates with an original Certificate Balance or Notional Amount, as applicable, of at least $5,000,000, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the Corporate Trust Office or such other location specified in the notice to Certificateholders of such final distribution.

     Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(h) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(h) of the Pooling and Servicing Agreement.

     As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Trustee or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

     Each Person who has or who acquires any Ownership Interest in a Class R Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Trustee under Section 5.02(d)(ii) of the Pooling and Servicing Agreement to deliver payments to a Person other than such Person. The rights of each Person acquiring any Ownership Interest in a Class R Certificate are expressly subject to the following provisions: (A) No Person holding or
acquiring  any  Ownership   Interest  in  a  Class  R  Certificate  shall  be  a
Disqualified Organization or agent thereof (including a nominee, middleman or similar person) (an "Agent") or a Non-U.S. Person and shall promptly notify the Master Servicer, the Trustee and the REMIC Administrator of any change or impending change to such status; (B) In connection with any proposed Transfer of any Ownership Interest in a Class R Certificate, the Certificate Registrar shall require delivery to it, and no Transfer of any Class R Certificate shall be registered until the Certificate Registrar receives, an affidavit substantially in the form attached to the Pooling and Servicing Agreement as Exhibit D-1 (a "Transfer Affidavit") from the proposed Transferee, in form and substance satisfactory to the Certificate Registrar, representing and warranting, among other things, that such Transferee is not a Disqualified Organization or Agent thereof or a Non-U.S. Person, and that it has reviewed the provisions of Section 5.02(d) of the Pooling and Servicing Agreement and agrees to be bound by them;
(C) Notwithstanding the delivery of a Transfer Affidavit by a proposed Transferee under clause (B) above, if the Certificate Registrar has actual knowledge that the proposed Transferee is a Disqualified Organization, an Agent thereof or a Non-U.S. Person, no Transfer of an Ownership Interest in a Class R Certificate to such proposed Transferee shall be effected; and (D) Each Person holding or acquiring any Ownership Interest in a Class R Certificate shall agree
(1) to require a Transfer Affidavit from any prospective Transferee to whom such Person attempts to transfer its Ownership Interest in such Class R Certificate and (2) not to transfer its Ownership Interest in such Class R Certificate unless it provides to the Certificate Registrar a letter substantially in the form attached to the Pooling and Servicing Agreement as Exhibit D-2 (a "Transferor Letter") certifying that, among other things, it has no actual knowledge that such prospective Transferee is a Disqualified Organization, an Agent thereof or a Non-U.S. Person.

     Subject to the terms of the Pooling and Servicing Agreement, the Class A Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $10,000 initial Certificate Balance and in integral multiples of $1,000 in excess thereof, with one Certificate of such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Class IO Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $1,000,000 initial Notional Amount and in integral multiples of $1,000 in excess thereof, with one Certificate of such Class evidencing an additional amount equal to the remainder of the initial Notional Amount of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class UR Certificates will be issued in book-entry form through the facilities of DTC in Denominations of $250,000 initial Certificate Balance, and in integral multiples of $1,000 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class R and Class LR Certificates will be issued in fully registered, certificated form, in Denominations representing Percentage Interests of not less than 20%.

     No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

     The Depositor, the Trustee, the REMIC Administrator, the Master Servicer, the Special Servicer, and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Master Servicer, the Special Servicer, the REMIC Administrator, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

     The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Master Servicer, the Special Servicer, the REMIC Administrator and the Trustee, without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions herein or therein that may be inconsistent with any other provisions herein or therein or to correct any error; to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of the Upper-Tier REMIC or the Lower-Tier REMIC to avoid or minimize the imposition of any tax, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to avoid such tax and such action will not result in the withdrawal, downgrade or qualification of the then-current rating by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to change the timing and/or nature of deposits into the Certificate Account or Distribution Accounts or to change the name in which the Certificate Account is maintained, provided, however, that the P&I Advance Date shall not be later than the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(d) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," provided that such change shall not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates, as evidenced by a letter from each Rating Agency to such effect, and such change shall not, as evidenced by an Opinion of Counsel, cause either the Trust Fund, the Lower-Tier REMIC, the Upper-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; and to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto.

     The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Special Servicer, the REMIC Administrator and the Trustee with the consent of the Holders of Certificates representing not less than 66% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

               (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of such Certificateholder; or

               (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class then outstanding.

     No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment will not cause either the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or result in the imposition of a tax on either the Upper-Tier REMIC, the Lower-Tier REMIC or the Trust Fund.

     Any of the Master Servicer or the Depositor will have the option, upon 60 days' prior notice given to the Trustee, each of the other parties to the Pooling and Servicing Agreement and the Rating Agencies, which notice the Trustee is required to forward to Certificateholders in the manner set forth in the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 5% of the aggregate Cut-Off Date Principal Balance of all the Mortgage Loans.

     The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

     Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Trustee has executed this Certificate on behalf of the Trust Fund as Trustee under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

     THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under this official seal.

                                            THE CHASE MANHATTAN BANK,  N.A., not
                                            in  its   individual   capacity  but
                                            solely as Trustee  under the Pooling
                                            and Servicing Agreement.




                                             By:  ___________________________
                                                  AUTHORIZED OFFICER






Dated:  May 16, 1996


                          CERTIFICATE OF AUTHENTICATION

     THIS IS ONE OF THE CLASS R CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                                 THE CHASE MANHATTAN BANK, N.A.,
                                                 CERTIFICATE REGISTRAR




                                                 By: ___________________________
                                                     AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common             UNIF GIFT MIN ACT __________ Custodian
TEN ENT - as tenants by the entireties                         (Cust)
JT TEN  - as joint tenants with rights
          of Under Uniform Gifts to
          Minors survivorship and not
          as tenants in common            Act __________________________
                                                        (State)

    Additional abbreviations may also be used though not in the above list.


                                FORM OF TRANSFER

  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

- --------------------------------------------------------------------------------
     (Please insert Social Security or other identifying number of Assignee)


- --------------------------------------------------------------------------------
            (Please print or typewrite name and address of assignee)

- --------------------------------------------------------------------------------

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


                        --------------------------------------------------------
Dated:--------------    NOTICE:   The   signature   to  this   assignment   must
                        correspond  with  the name as  written  upon the face of
                        this Certificate in every particular  without alteration
                        or enlargement or any change whatever.
- --------------------
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:

     Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of
__________________________________  account number _______________ or, if mailed by  check,  to  _______________________________________.  Statements  should  be mailed to _______________________________________________________________.  This
information is provided by assignee named above, or ______________________________ , as its agent.

                                  EXHIBIT A-14
                         NATIONSLINK FUNDING CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                             SERIES 1996-1, CLASS LR

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR AN ACCREDITED INSTITUTIONAL INVESTOR, AND MAY ALSO BE REQUIRED TO
DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

THIS  CERTIFICATE  MAY NOT BE PURCHASED BY OR  TRANSFERRED  TO A PERSON WHICH IS
(A)(1) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR (2) A PLAN SUBJECT TO SECTION 4975 OF THE CODE, OR A GOVERNMENTAL PLAN AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), OR (B) A COLLECTIVE INVESTMENT FUND IN WHICH SUCH PLANS ARE INVESTED, OR (C) AN INSURANCE COMPANY USING ASSETS OF SEPARATE ACCOUNTS OR GENERAL ACCOUNTS WHICH INCLUDE ASSETS OF PLANS (OR WHICH ARE DEEMED PURSUANT TO ERISA OR ANY SIMILAR LAW TO INCLUDE ASSETS OF PLANS), OR
(D) A PERSON OR ENTITY ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE SUCH CERTIFICATE UNLESS IT IS PURCHASING THE CERTIFICATE WITH THE ASSETS OF AN INSURANCE COMPANY GENERAL ACCOUNT AND (1) THE EXEMPTIVE RELIEF AFFORDED UNDER SECTION III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 IS AVAILABLE FOR THE PURCHASE AND HOLDING OF THE CERTIFICATE BY SUCH PURCHASER OR (2) THE PURCHASE WOULD NOT CONSTITUTE A "PROHIBITED TRANSACTION" WITHIN THE MEANING OF SECTION 406 OR 407 OF ERISA, SECTION 4975 OF THE CODE OR A MATERIALLY SIMILAR CHARACTERIZATION UNDER ANY SIMILAR LAW. EACH CERTIFICATE OWNER SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON SPECIFIED IN CLAUSES
(A), (B), (C), OR (D) ABOVE. TRANSFEREES OF THIS CERTIFICATE TAKING DELIVERY IN CERTIFICATED FORM SHALL BE REQUIRED EITHER (i) TO DELIVER A LETTER IN THE FORM OF EXHIBIT G TO THE POOLING AND SERVICING AGREEMENT TO THE EFFECT THAT IT IS NOT A PERSON SPECIFIED IN CLAUSES (A), (B), (C) OR (D) ABOVE, OR (ii) IN THE EVENT THE TRANSFEREE IS SUCH AN ENTITY SPECIFIED IN (A), (B), (C) OR (D) ABOVE, SUCH ENTITY SHALL PROVIDE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR THAT THE PURCHASE OR HOLDING OF THE CERTIFICATES BY OR ON BEHALF OF A PLAN WILL NOT CONSTITUTE OR RESULT IN A "PROHIBITED TRANSACTION" WITHIN THE MEANING OF SECTION 406 OR 407 OF ERISA OR
SECTION 4975 OF THE CODE, AND WILL NOT SUBJECT THE MASTER SERVICER, THE SPECIAL SERVICER, THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE EXTENSION ADVISER OR THE UNDERWRITER TO ANY OBLIGATION OR LIABILITY UNDER ERISA OR SECTION 4975 OF THE CODE.

THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(A)(2) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. EACH TRANSFEREE OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS CERTIFICATE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY, AS SET FORTH IN SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT.


PERCENTAGE INTEREST EVIDENCED BY THIS         APPROXIMATE AGGREGATE SCHEDULED PRINCIPAL BALANCE
CERTIFICATE:  100%                            OF THE MORTGAGE LOANS AFTER DEDUCTING PAYMENTS DUE
                                              AND PREPAYMENTS RECEIVED ON OR BEFORE CUT-OFF DATE:
DATE OF POOLING AND SERVICING AGREEMENT: AS   $322,639,635
OF MAY 1, 1996
                                              MASTER SERVICER:  AMRESCO MANAGEMENT, INC.
CUT-OFF DATE: MAY 1, 1996, EXCEPT AS
DESCRIBED IN THE POOLING AND SERVICING        SPECIAL SERVICER:  AMRESCO MANAGEMENT, INC.
AGREEMENT
                                              TRUSTEE:  THE CHASE MANHATTAN BANK, N.A.
CLOSING DATE:  MAY 16, 1996
                                              REMIC ADMINISTRATOR:  NATIONSBANC MORTGAGE CAPITAL
FIRST DISTRIBUTION DATE:                      CORPORATION
JUNE 20, 1996
                                              CERTIFICATE NO.: LR-1
CLASS LR PERCENTAGE INTEREST:  100%

                              CLASS LR CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of fixed rate commercial and multifamily mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-Off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, and the REO Accounts, formed and sold by

                         NATIONSLINK FUNDING CORPORATION

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN NATIONSLINK FUNDING CORPORATION, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE REMIC ADMINISTRATOR OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT NATIONSLINK FUNDING CORPORATION

is the registered owner of the interest evidenced by this Certificate in the Class LR Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of May 1, 1996 (the "Pooling and Servicing Agreement"), among NationsLink Funding Corporation (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Special Servicer, the Master Servicer and the REMIC Administrator. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

     This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the Percentage Interest specified on the face hereof. The Certificates are designated as the NationsLink Funding Corporation, Commercial Mortgage Pass-Through Certificates, Series 1996-1 and are issued in fourteen Classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

     This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.
- ----------
4 If this Certificate represents a Book-Entry Certificate, its Denomination shall be set forth on Schedule A attached hereto.

5 If this Certificate represents a Definitive Certificate, the Denomination shall be specified on the face hereof.

     This Certificate is a "residual interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income. The Holder of the largest Percentage Interest in the Class LR Certificates shall be the "tax matters person" for the Lower-Tier REMIC pursuant to Treasury Regulations Section 1.860F-4(d), and the REMIC Administrator is hereby irrevocably designated and shall serve as attorney-in-fact and agent for any such Person that is the "tax matters person".

     Pursuant to the terms of the Pooling and Servicing Agreement, distributions, if any, on this Certificate shall be made by the Trustee to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the Distribution Date to the Person in whose name this Certificate is registered as of the related Record Date. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

     The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held in the name of the Trustee on behalf of the holders of Certificates specified in the Pooling and Servicing Agreement and the Master Servicer (with respect to the Certificate Account) or the Trustee (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Eligible Investments. Interest or other income earned on funds in the Certificate Account and Distribution Accounts will be paid to the Master Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the master servicing of the Mortgage Loans and administration of the Trust Fund.

     All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder (1) has provided the Trustee with wire instructions in writing as least five Business Days prior to the related Record Date and (2) is the Holder of Certificates with an original Certificate Balance or Notional Amount, as applicable, of at least $5,000,000, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the Corporate Trust Office or such other location specified in the notice to Certificateholders of such final distribution.

     Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(h) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(h) of the Pooling and Servicing Agreement.

     As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Trustee or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

     Each Person who has or who acquires any Ownership Interest in a Class LR Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Trustee under Section 5.02(d)(ii) of the Pooling and Servicing Agreement to deliver payments to a Person other than such Person. The rights of each Person acquiring any Ownership Interest in a Class LR Certificate are expressly subject to the following provisions: (A) No Person holding or acquiring any Ownership Interest in a Class LR Certificate shall be a Disqualified Organization or agent thereof (including a nominee, middleman or similar person) (an "Agent") or a Non-U.S. Person and shall promptly notify the Master Servicer, the Trustee and the REMIC Administrator of any change or impending change to such status; (B) In connection with any proposed Transfer of any Ownership Interest in a Class LR Certificate, the Certificate Registrar shall require delivery to it, and no Transfer of any Class LR Certificate shall be registered until the Certificate Registrar receives, an affidavit substantially in the form attached to the Pooling and Servicing Agreement as Exhibit D-1 (a "Transfer Affidavit") from the proposed Transferee, in form and substance satisfactory to the Certificate Registrar, representing and warranting, among other things, that such Transferee is not a Disqualified Organization or Agent thereof or a Non-U.S. Person, and that it has reviewed the provisions of Section 5.02(d) of the Pooling and Servicing Agreement and agrees to be bound by them; (C) Notwithstanding the delivery of a Transfer Affidavit by a proposed Transferee under clause (B) above, if the Certificate Registrar has actual knowledge that the proposed Transferee is a Disqualified Organization, an Agent thereof or a Non-U.S. Person, no Transfer of an Ownership Interest in a Class LR Certificate to such proposed Transferee shall be effected; and (D) Each Person holding or acquiring any Ownership Interest in a Class LR Certificate shall agree (1) to require a Transfer Affidavit from any prospective Transferee to whom such Person attempts to transfer its Ownership Interest in such Class LR Certificate and (2) not to transfer its Ownership Interest in such Class LR Certificate unless it provides to the Certificate Registrar a letter substantially in the form attached to the Pooling and Servicing Agreement as Exhibit D-2 (a "Transferor Letter") certifying that, among other things, it has no actual knowledge that such prospective Transferee is a Disqualified Organization, an Agent thereof or a Non-U.S. Person.

     Subject to the terms of the Pooling and Servicing Agreement, the Class A Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $10,000 initial Certificate Balance and in integral multiples of $1,000 in excess thereof, with one Certificate of such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Class IO Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $1,000,000 initial Notional Amount and in integral multiples of $1,000 in excess thereof, with one Certificate of such Class evidencing an additional amount equal to the remainder of the initial Notional Amount of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class UR Certificates will be issued in book-entry form through the facilities of DTC in Denominations of $250,000 initial Certificate Balance, and in integral multiples of $1,000 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class R and Class LR Certificates will be issued in fully registered, certificated form, in Denominations representing Percentage Interests of not less than 20%.

     No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

     The Depositor, the Trustee, the REMIC Administrator, the Master Servicer, the Special Servicer, and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Master Servicer, the Special Servicer, the REMIC Administrator, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

     The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Master Servicer, the Special Servicer, the REMIC Administrator and the Trustee, without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions herein or therein that may be inconsistent with any other provisions herein or therein or to correct any error; to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of the Upper-Tier REMIC or the Lower-Tier REMIC to avoid or minimize the imposition of any tax, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to avoid such tax and such action will not result in the withdrawal, downgrade or qualification of the then-current rating by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to change the timing and/or nature of deposits into the Certificate Account or Distribution Accounts or to change the name in which the Certificate Account is maintained, provided, however, that the P&I Advance Date shall not be later than the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(d) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," provided that such change shall not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates, as evidenced by a letter from each Rating Agency to such effect, and such change shall not, as evidenced by an Opinion of Counsel, cause either the Trust Fund, the Lower-Tier REMIC, the Upper-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; and to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto.

     The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Special Servicer, the REMIC Administrator and the Trustee with the consent of the Holders of Certificates representing not less than 66% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

               (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of such Certificateholder; or

               (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class then outstanding.

     No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment will not cause either the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or result in the imposition of a tax on either the Upper-Tier REMIC, the Lower-Tier REMIC or the Trust Fund.

     Any of the Master Servicer or the Depositor will have the option, upon 60 days' prior notice given to the Trustee, each of the other parties to the Pooling and Servicing Agreement and the Rating Agencies, which notice the Trustee is required to forward to Certificateholders in the manner set forth in the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 5% of the aggregate Cut-Off Date Principal Balance of all the Mortgage Loans.

     The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

     Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Trustee has executed this Certificate on behalf of the Trust Fund as Trustee under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

     THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under this official seal.

                                            THE CHASE MANHATTAN BANK,  N.A., not
                                            in  its   individual   capacity  but
                                            solely as Trustee  under the Pooling
                                            and Servicing Agreement.




                                              By:  ___________________________
                                                   AUTHORIZED OFFICER






Dated:  May 16, 1996


                          CERTIFICATE OF AUTHENTICATION

     THIS  IS  ONE  OF  THE   CLASS   LR   CERTIFICATES   REFERRED   TO  IN  THE
WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                                 THE CHASE MANHATTAN BANK, N.A.,
                                                 CERTIFICATE REGISTRAR




                                                 By: ___________________________
                                                     AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common             UNIF GIFT MIN ACT __________ Custodian
TEN ENT - as tenants by the entireties                         (Cust)
JT TEN  - as joint tenants with rights
          of Under Uniform Gifts to
          Minors survivorship and not
          as tenants in common            Act __________________________
                                                        (State)

    Additional abbreviations may also be used though not in the above list.


                                FORM OF TRANSFER

  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

- --------------------------------------------------------------------------------
     (Please insert Social Security or other identifying number of Assignee)


- --------------------------------------------------------------------------------
            (Please print or typewrite name and address of assignee)

- --------------------------------------------------------------------------------

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


                        --------------------------------------------------------
Dated:--------------    NOTICE:   The   signature   to  this   assignment   must
                        correspond  with  the name as  written  upon the face of
                        this Certificate in every particular  without alteration
                        or enlargement or any change whatever.
- --------------------
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:

     Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of
__________________________________  account number _______________ or, if mailed by  check,  to  _______________________________________.  Statements  should  be mailed to _______________________________________________________________.  This
information is provided by assignee named above, or ______________________________ , as its agent.

                                    EXHIBIT B

                             MORTGAGE LOAN SCHEDULE

                                   EXHIBIT B
                                   ---------

                                                                                                          Net
NMCC                                                                                          Mortgage  Mortgage   Original
Loan                                                                                   Zip   Interest   as of     Principal
Number  Borrower Name                      Property Address              City    State Code     Rate    Cut-Off     Balance
- ------------------------------------------------------------------------------------------------------------------------------
 95111  River Park Limited Partnership     US 270 and Tanner Road     Malvern     AR   72104  8.439%   8.279%    $5,800,000
 95112  ASG MacArthur, Ltd.                1111 and 1221 West         Irving      TX   75062  9.420%   9.260%    $3,000,000
                                           Airport Freeway
 95115  Lake Worth Center, Ltd.            6336 Lake Worth Boulevard  Lake Worth  TX   76135  8.593%   8.433%    $3,200,000
 95118  Festival Associates                7339 Six Forks Road        Raleigh     NC   27609  8.480%   8.320%    $6,145,000
 95127  Girard Associates Partnership      200-220  Girard Street     GaithersburgMD   20877  8.290%   8.130%    $5,000,000
 95116  PBSC, LLC                          3200-3245 PA Avenue        Washington  DC   20020  8.640%   8.480%    $2,400,000
 95113  Bay Ridge Plaza, L.L.C.            889 - 895 Bay Ridge Avenue Annapolis   MD   21403  8.833%   8.673%    $3,700,000

951113  Colleyville Monticello Partners,   5005 Colleyville Boulevard Colleyville TX   76034  8.340%   8.180%    $1,350,000
        Ltd.
951218  Skyway BC, Inc.                    22nd Avenue and 31st       St.         FL   33712  7.990%   7.830%    $2,700,000
                                           Street                     Petersburg
951112  Brauvin/Crown Point, LP            1205 N. Eastman Road       Kingsport   TN   37664  7.550%   7.390%    $3,275,000
951124  BL Northshore, L.P.                1500-1600 Wildcat Drive    Portland    TX   78374  8.120%   7.960%    $2,870,000
951115  Louise B. Mazza Family Trust       3500-3118 Connecticut      Washington  DC   20008  8.850%   8.590%    $2,400,000
                                           Avenue, N.W.
951116  Brookwood Strategic Partners Ltd.  Jefferson Davis Hwy.       Fredericks  VA   22401  7.880%   7.670%    $4,425,000
        Partnership                        (Rte. 1) & Fall Hill Ave.   burg
951110  Melrose Partnership                2400 Franklin Pike         Nashville   TN   37204  8.180%   8.020%    $1,275,000
951117  Woodford Square Associates L.P.    701 North Battlefield      Chesapeake  VA   23320  7.970%   7.810%    $4,275,000
                                           Boulevard
951611  Eleven Hundred Connecticut         1100 Connecticut Ave.,     Washington  DC   20036  6.980%   6.880%    $3,500,000
        Avenue, L.P.                       N.W.
951223  Central Ohio Associates            18 Allison Drive           Shelby      OH   44875  7.730%   7.420%    $6,500,000
962127  La Place Center Limited            2101 Richland Road         Beachwood   OH   44122  8.300%   8.200%    $10,583,853
        Partnership
 95131  Parkview Partnership               200 Nursing Home Lane      Pikeville   KY   40501  9.560%   9.400%    $3,850,000
 95142  Susquehanna Holdings Co.           300 Courtright Street      Wilkes-BarrePA   18702  9.000%   8.840%    $2,800,000
 95149  Grace Personal Care Home of        8847 Hospital Drive        DouglasvilleGA   30134  9.190%   9.030%    $1,600,000
        Douglasville
951419  Oak Grove of Rutherfordton Ltd.    Route 8, Box 7             RutherfordtoNC   28752  8.870%   8.710%    $3,000,000
        Partnership
951314  Hickory Creek Nursing Center, Inc. 3421 Pinnacle Road         Moraine     OH   45418  8.630%   8.470%    $3,500,000
2337930 Iroquois LLC                       111 Old Hickory Boulevard  Nashville   TN   37221  8.610%   8.400%    $9,100,000
                                           S.W.
2316021 Sanaga Development, Inc.           5333 East Thomas Road      Phoenix     AZ   85018  8.460%   8.220%    $2,600,000
4217009 Barrington Crossing, LP            1301 Park Place Boulevard  Hurst       TX   76053  8.500%   8.260%    $3,550,000
2314027 Statesman Jamestown Partners, Ltd. 4320 Bull Creek Road       Austin      TX   78731  8.510%   8.220%    $2,750,000
2305732 Royal Oaks LLC                     206 Stratton Blvd.         Ashland     TN   37015  8.710%   8.420%     $517,000
                                                                      City
2311228 Sundial Apartments, Inc.           55515 Alabama              El Paso     TX   79904  8.640%   8.350%    $1,550,000
2302633 Commordore, LLC                    2308 21st Avenue South     Nashville   TN   37212  8.710%   8.420%     $389,000
2304634 Studio Company                     801 Hillview Heights       Nashville   TN   37221  8.710%   8.420%     $483,000
2212835 Woodlands Holdings, Inc.           10010 Broadway             San Antonio TX   78217  8.430%   8.140%    $1,925,000
1320040 Preston Chase Associates, LP       1034 Franklin Road         Marietta    GA   30067  8.460%   8.170%    $4,300,000
4319608 La Verde-Richland Investors,       1201-A Del Mar Court       Richland    WA   99352  8.570%   8.330%    $4,500,000
        Calif. LP
4313010 NAP / Springman Fund IV            1001 South Dahlia St. and  Glendale    CO   80222  8.654%   8.364%    $1,900,000
                                           4747 East Mississippi Ave.
4208020 Fort Worth Hidden Oaks             1800 Barbara Road          River Oaks  TX   76114  8.760%   8.470%    $1,043,000
        Apartments, LP
4203621 Fort Worth River Oaks Apartments,  1904 Roberts Cut Off       Fort Worth  TX   76114  8.760%   8.470%     $457,000
        LP
4215204 Sherman Westlake Village           1800 West Washington       Sherman     TX   75092  10.133%  9.843%    $1,900,000
        Associates, LP                     Street
4232122 Sundancer Investors, LP            4250 East 29th Street      Tucson      AZ   85711  8.380%   8.090%    $2,600,000
4215825 Park Glen Associates, L.P.         7425 La Vista Drive        Dallas      TX   75214  8.300%   8.060%    $2,775,000
4211423 Groton Apartments Associates LP    39 Broad Street Extension  Groton      CT   06340  8.614%   8.324%    $2,637,000
1210741 Sun Casa, LLC                      1150 East Eighth Street    Tucson      AZ   85719  8.740%   8.450%    $1,250,000
2354329 Mararisk, A Washington General     1101 S.W. 139th Street     Burien      WA   98166  8.640%   8.350%    $13,450,000
        Prntshp
1211542 The Pines Apartments  (A PA. G.P.) 4800-4860 Pine Street      PhiladelphiaPA   19143  8.330%   8.090%    $2,497,500
4316802 B & W Princeton Trust              707-725 Princeton Blvd.,   Lowell      MA   01851  8.820%   8.530%    $3,000,000
                                           and 1840-1844 Middlesex
                                           St.
1234439 New Wildflower I Associates, LLC   6034 Pineland Road         Dallas      TX   75231  8.480%   8.240%    $4,360,000
2217631 Post Oak Investors, LP             3301 Fm Highway 1417       Sherman     TX   75092  8.570%   8.280%    $3,100,000
1215637 Brooksfield, Ltd.                  7577 Old Corpus Christi    San Antonio TX   78223  8.560%   8.320%    $3,200,000
                                           Hwy.
1217243 TVO Greens Partners Limited        9400 Coventry Square Drive Houston     TX   77099  8.560%   8.320%    $2,200,000
        Partnership
2210736 Hutzler's Historic Associates      121 South Fremont Avenue   Baltimore   MD   21201  8.310%   8.070%    $3,150,000
2310437 E. Leon McCasland BW, LLC          1123 Brandywine Lane       Norman      OK   73071  8.460%   8.170%    $1,562,000
1204545 Michael J. and Kathleen Woodward   5219 Wynnefield Avenue     PhiladelphiaPA   19131  8.410%   8.120%    $1,275,000
4322828 Woodland Village Apartments        813 West University Avenue Flagstaff   AZ   86001  8.650%   8.440%    $7,100,000
4323924 Village Square Associates LP       102 Park Circle            Sun Prairie WI   53590  8.270%   8.005%    $5,250,000
4213026 Community Acres Associates         1805 Southwest 4th Court   Ft.         FL   33312  8.140%   7.900%    $3,005,000
                                                                      Lauderdale
4230327 Loch Lomond I Associates           401 West 34th Street       Pompano     FL   33064  8.210%   7.920%    $7,500,000
                                                                      Beach
1214846 Riverside Property Corporation     400 East Riverside Drive   St. George  UT   84790  8.270%   8.030%    $4,000,000
4213631 Cypress Grove Limited Partnership  211 Republic Avenue        Lafayette   LA   70508  8.170%   7.930%    $2,850,000
4230133 Jefferson Heights Associates, LP   8939 Jefferson Highway     Baton Rouge LA   70809  8.170%   7.930%    $6,600,000
4211432 The Arbors at Signal Mountain      751 Runyan Drive           Chatanooga  TN   37405  8.170%   7.930%    $2,277,000
        Limited Partnership
1220047 Buckingham Oaks, LLC               934 S. Peoria Street       Aurora      CO   80012  8.210%   7.970%    $5,034,000
2211638 6738 Boardwalk LLC                 6738 North 45th Avenue     Glendale    AZ   85301  8.230%   7.940%    $1,900,000
1310048 Investors Choice Florida Public    2223 Astor Street          Orange Park FL   32073  8.262%   8.022%    $3,900,000
        Fund II, Ltd.
4211735 Sunrise Salem Associates           2540 Hyacinth Street NE    Salem       OR   97307  8.050%   7.810%    $2,175,000
1311249 Plaza South Apartments Limited     15529 Plaza South Drive    Taylor      MI   48180  8.220%   7.980%    $2,000,000
        Partnership
1326450 Falcon Ridge, L.P.                 5401 Boca Raton Blvd.      Ft. Worth   TX   76112  8.210%   7.970%    $2,450,000
4314434 Hunter Oaks Associates, Ltd.       1401 U.S. Highway 80 West  Clinton     MS   39056  8.188%   7.948%    $2,800,000
4314837 JRMM Management, L.L.C.            213 Skyline Circle         Grand       TX   75050  8.210%   7.770%     $930,000
                                                                      Prairie
1228053 New Wildflower III Associates,     6034 Pineland              Dallas      TX   75231  8.070%   7.830%    $4,655,000
        L.L.C.
2313739 135-143 Haven Avenue Associates,   736 W. 173rd St. and 735   New York    NY   10032  7.880%   7.640%    $2,505,000
        L.P.                               W. 172nd St.
1311836 Horn Barlow-Edgewood Associates    800 N. Nursery Road        Irving      TX   75061  7.970%   7.730%     $750,000
3341507 La Serena Apartments, Inc.         18547 East Colima Avenue   Los Angeles CA   91748  8.040%   7.800%    $10,000,000
1315355 INTRUST Limited VII                3970 Covington Drive       Reno        NV   89503  8.000%   7.760%    $4,500,000
1324856 Downtown Housing Associates, Ltd.  1222 Commerce Street       Dallas      TX   75202  8.030%   7.790%    $4,390,000
1350452 Larchmont Associates Limited       1233 Cribb Street          Toledo      OH   43612  8.020%   7.780%    $5,450,000
        Partnership
1311257 Investors Syndicate IV Daluce      1600 Pullen Road           Tallahassee FL   32303  8.110%   7.870%    $2,680,000
        Associates
1309659 Investors Florida Capital Fund,    412 West Jefferson Street  Tallahassee FL   32301  8.100%   7.860%     $825,000
        Ltd.
1306461 Investors Florida Capital Fund,    405 West College Avenue    Tallahassee FL   32301  8.100%   7.860%     $611,250
        Ltd.
1307158 Investors Syndicate IV Georgetown  1324 NW 16th Avenue        Gainesville FL   32605  8.110%   7.870%    $1,100,000
        Associates
6320001 Linbar Associates                  5099 Linbar Drive          Nashville   TN   37211  9.250%   7.643%    $3,700,000
6338602 Southeast Multi-Family Partners,   861 Franklin Road          Marietta    GA   30067  9.125%   7.643%    $8,100,000
        L.P., III
6322403 Parkdale Gardens National          9701 Dale Crest Drive      Dallas      TX   75220  8.300%   7.643%    $3,000,000
        Corporation
6321805 Southeast Multi-Family Partners,   4396 Pleasant Point Drive  Decatur     GA   30334  8.500%   7.643%    $4,715,000
        L.P., II
6322006 Shadowbluff, L.P.                  221 Plus Park Blvd.        Nashville   TN   37217  8.050%   7.643%    $5,600,000
6328007 Southeast Multi-Family Partners,   6355 Memorial Drive        Stone       GA   30083  8.150%   7.643%    $7,200,000
        L.P., IV                                                      Mountain
6319208 Key West Polo Club Apartments,     3333 Duck Avenue           Key West    FL   33040  7.950%   7.643%    $11,400,000
        Ltd.
4805012 DBL Operating Corp.                1344 University Avenue     New York    NY   11415  8.490%   8.200%     $800,000
4807410 DBL Operating Corp.                2765 Kingsbridge Terrace   New York    NY   10463  8.490%   8.200%    $1,275,000
4802513 Valentine Ventures, Inc.           2396 Valentine Avenue      New York    NY   10457  8.490%   8.200%     $440,000
4803011 1354 Commonwealth Associates       1354 Commonwealth Avenue   New York    NY   10460  8.490%   8.200%     $477,000
4804114 Valentine Ventures, Inc.           2773-79 Briggs Avenue      New York    NY   10458  8.490%   8.200%     $825,000
3814406 Westpark Apartments Enterprises    6900 Westpark Place        Westminster CA   92683  8.980%   8.740%    $5,265,000
5804808 Low Country, L.P.                  90 Dillon Road             Hilton      SC   29928  8.640%   8.480%    $1,350,000
                                                                      Head
5829606 Prescott Equity Holdings, L.P.     1053 Sandretto Drive       Prescott    AZ   86301  8.570%   8.410%    $1,632,000

                                                                                              Current               Remaining
NMCC                                                                                          Unpaid        (Months)  as of   Matur-
Loan                                                                                   Zip    Principal Bal.  Loan    5/1/96   ity
Number  Borrower Name                      Property Address              City    State Code   (5/1/96)        Term (in months) Date
- -----------------------------------------------------------------------------------------------------------------------------------

95111  River Park Limited Partnership     US 270 and Tanner Road     Malvern     AR   72104  $5,759,416.36  120     113    10/1/05
 95112  ASG MacArthur, Ltd.                1111 and 1221 West         Irving      TX   75062  $2,979,488.99  84       76    9/1/02
                                           Airport Freeway
 95115  Lake Worth Center, Ltd.            6336 Lake Worth Boulevard  Lake Worth  TX   76135  $3,178,161.06  120     113    10/1/05
 95118  Festival Associates                7339 Six Forks Road        Raleigh     NC   27609  $6,095,174.18  84       79    12/1/02
 95127  Girard Associates Partnership      200-220  Girard Street     GaithersburgMD   20877  $4,974,578.25  84       79    12/1/02
 95116  PBSC, LLC                          3200-3245 PA Avenue        Washington  DC   20020  $2,373,511.14  84       80    1/1/03
 95113  Bay Ridge Plaza, L.L.C.            889 - 895 Bay Ridge Avenue Annapolis   MD   21403  $3,665,418.51  120     114    11/1/05

951113  Colleyville Monticello Partners,   5005 Colleyville Boulevard Colleyville TX   76034  $1,343,191.58  84       79    12/1/02
        Ltd.
951218  Skyway BC, Inc.                    22nd Avenue and 31st       St.         FL   33712  $2,681,457.51  120     116    1/1/06
                                           Street                     Petersburg
951112  Brauvin/Crown Point, LP            1205 N. Eastman Road       Kingsport   TN   37664  $3,251,264.44  84       80    1/1/03
951124  BL Northshore, L.P.                1500-1600 Wildcat Drive    Portland    TX   78374  $2,861,061.51  120     117    2/1/06
951115  Louise B. Mazza Family Trust       3500-3118 Connecticut      Washington  DC   20008  $2,373,999.29  120     116    1/1/06
                                           Avenue, N.W.
951116  Brookwood Strategic Partners Ltd.  Jefferson Davis Hwy.       FredericksbuVA   22401  $4,410,673.26  84       81    2/1/03
        Partnership                        (Rte. 1) & Fall Hill Ave.
951110  Melrose Partnership                2400 Franklin Pike         Nashville   TN   37204  $1,268,606.72  120     117    2/1/06
951117  Woodford Square Associates L.P.    701 North Battlefield      Chesapeake  VA   23320  $4,261,358.48  120     117    2/1/06
                                           Boulevard
951611  Eleven Hundred Connecticut         1100 Connecticut Ave.,     Washington  DC   20036  $3,486,921.32  120     117    2/1/06
        Avenue, L.P.                       N.W.
951223  Central Ohio Associates            18 Allison Drive           Shelby      OH   44875  $6,478,441.07  120     117    2/1/06
962127  La Place Center Limited            2101 Richland Road         Beachwood   OH   44122  $10,573,255.65 120     119    4/1/06
        Partnership
 95131  Parkview Partnership               200 Nursing Home Lane      Pikeville   KY   40501  $3,820,848.42  84       75    8/1/02
 95142  Susquehanna Holdings Co.           300 Courtright Street      Wilkes-BarrePA   18702  $2,784,692.09  240     234    11/1/15
 95149  Grace Personal Care Home of        8847 Hospital Drive        DouglasvilleGA   30134  $1,593,099.85  120     115    12/1/05
        Douglasville
951419  Oak Grove of Rutherfordton Ltd.    Route 8, Box 7             RutherfordtoNC   28752  $2,988,668.49  84       80    1/1/03
        Partnership
951314  Hickory Creek Nursing Center, Inc. 3421 Pinnacle Road         Moraine     OH   45418  $3,489,060.25  120     117    2/1/06
2337930 Iroquois LLC                       111 Old Hickory Boulevard  Nashville   TN   37221  $9,044,333.54  120     110    7/1/05
                                           S.W.
2316021 Sanaga Development, Inc.           5333 East Thomas Road      Phoenix     AZ   85018  $2,583,605.68  120     110    7/1/05
4217009 Barrington Crossing, LP            1301 Park Place Boulevard  Hurst       TX   76053  $3,527,795.42  84       74    7/1/02
2314027 Statesman Jamestown Partners, Ltd. 4320 Bull Creek Road       Austin      TX   78731  $2,734,605.72  120     111    8/1/05
2305732 Royal Oaks LLC                     206 Stratton Blvd.         Ashland     TN   37015  $513,900.90    120     110    7/1/05
                                                                      City
2311228 Sundial Apartments, Inc.           55515 Alabama              El Paso     TX   79904  $1,541,548.91  120     111    8/1/05
2302633 Commordore, LLC                    2308 21st Avenue South     Nashville   TN   37212  $386,668.14    120     110    7/1/05
2304634 Studio Company                     801 Hillview Heights       Nashville   TN   37221  $480,104.75    120     110    7/1/05
2212835 Woodlands Holdings, Inc.           10010 Broadway             San Antonio TX   78217  $1,912,788.25  84       74    7/1/02
1320040 Preston Chase Associates, LP       1034 Franklin Road         Marietta    GA   30067  $4,275,684.18  120     111    8/1/05
4319608 La Verde-Richland Investors,       1201-A Del Mar Court       Richland    WA   99352  $4,472,248.77  120     110    7/1/05
        Calif. LP
4313010 NAP / Springman Fund IV            1001 South Dahlia St. and  Glendale    CO   80222  $1,887,282.33  120     109    6/1/05
                                           4747 East Mississippi Ave.
4208020 Fort Worth Hidden Oaks             1800 Barbara Road          River Oaks  TX   76114  $1,036,166.99  84       73    6/1/02
        Apartments, LP
4203621 Fort Worth River Oaks Apartments,  1904 Roberts Cut Off       Fort Worth  TX   76114  $454,006.01    84       73    6/1/02
        LP
4215204 Sherman Westlake Village           1800 West Washington       Sherman     TX   75092  $1,886,993.71  84       69    2/1/02
        Associates, LP                     Street
4232122 Sundancer Investors, LP            4250 East 29th Street      Tucson      AZ   85711  $2,583,339.18  84       74    7/1/02
4215825 Park Glen Associates, L.P.         7425 La Vista Drive        Dallas      TX   75214  $2,756,929.46  84       74    7/1/02
4211423 Groton Apartments Associates LP    39 Broad Street Extension  Groton      CT   06340  $2,622,546.20  84       75    8/1/02
1210741 Sun Casa, LLC                      1150 East Eighth Street    Tucson      AZ   85719  $1,241,670.84  120     113    10/1/05
2354329 Mararisk, A Washington General     1101 S.W. 139th Street     Burien      WA   98166  $13,385,050.48 84       76    9/1/02
        Prntshp
1211542 The Pines Apartments  (A PA. G.P.) 4800-4860 Pine Street      PhiladelphiaPA   19143  $2,486,301.93  84       77    10/1/02
4316802 B & W Princeton Trust              707-725 Princeton Blvd.,   Lowell      MA   01851  $2,986,035.43  120     112    9/1/05
                                           and 1840-1844 Middlesex
                                           St.
1234439 New Wildflower I Associates, LLC   6034 Pineland Road         Dallas      TX   75231  $4,338,250.27  84       76    9/1/02
2217631 Post Oak Investors, LP             3301 Fm Highway 1417       Sherman     TX   75092  $3,084,815.61  84       76    9/1/02
1215637 Brooksfield, Ltd.                  7577 Old Corpus Christi    San Antonio TX   78223  $3,184,293.95  84       76    9/1/02
                                           Hwy.
1217243 TVO Greens Partners Limited        9400 Coventry Square Drive Houston     TX   77099  $2,189,202.12  84       76    9/1/02
        Partnership
2210736 Hutzler's Historic Associates      121 South Fremont Avenue   Baltimore   MD   21201  $3,135,819.05  84       77    10/1/02
2310437 E. Leon McCasland BW, LLC          1123 Brandywine Lane       Norman      OK   73071  $1,555,178.51  120     113    10/1/05
1204545 Michael J. and Kathleen Woodward   5219 Wynnefield Avenue     PhiladelphiaPA   19131  $1,270,195.63  84       78    11/1/02
4322828 Woodland Village Apartments        813 West University Avenue Flagstaff   AZ   86001  $7,070,169.39  120     113    10/1/05
4323924 Village Square Associates LP       102 Park Circle            Sun Prairie WI   53590  $5,229,647.62  84       78    11/1/02
4213026 Community Acres Associates         1805 Southwest 4th Court   Ft.         FL   33312  $2,993,040.69  84       78    11/1/02
                                                                      Lauderdale
4230327 Loch Lomond I Associates           401 West 34th Street       Pompano     FL   33064  $7,470,570.25  84       78    11/1/02
                                                                      Beach
1214846 Riverside Property Corporation     400 East Riverside Drive   St. George  UT   84790  $3,984,493.45  120     114    11/1/05
4213631 Cypress Grove Limited Partnership  211 Republic Avenue        Lafayette   LA   70508  $2,838,726.00  84       78    11/1/02
4230133 Jefferson Heights Associates, LP   8939 Jefferson Highway     Baton Rouge LA   70809  $6,573,891.73  84       78    11/1/02
4211432 The Arbors at Signal Mountain      751 Runyan Drive           Chatanooga  TN   37405  $2,267,992.65  84       78    11/1/02
        Limited Partnership
1220047 Buckingham Oaks, LLC               934 S. Peoria Street       Aurora      CO   80012  $5,014,246.72  84       78    11/1/02
2211638 6738 Boardwalk LLC                 6738 North 45th Avenue     Glendale    AZ   85301  $1,893,833.36  84       79    12/1/02
1310048 Investors Choice Florida Public    2223 Astor Street          Orange Park FL   32073  $3,887,424.02  120     115    12/1/05
        Fund II, Ltd.
4211735 Sunrise Salem Associates           2540 Hyacinth Street NE    Salem       OR   97307  $2,167,679.27  84       79    12/1/02
1311249 Plaza South Apartments Limited     15529 Plaza South Drive    Taylor      MI   48180  $1,993,495.65  120     115    12/1/05
        Partnership
1326450 Falcon Ridge, L.P.                 5401 Boca Raton Blvd.      Ft. Worth   TX   76112  $2,442,016.01  120     115    12/1/05
4314434 Hunter Oaks Associates, Ltd.       1401 U.S. Highway 80 West  Clinton     MS   39056  $2,790,834.69  120     115    12/1/05
4314837 JRMM Management, L.L.C.            213 Skyline Circle         Grand       TX   75050  $927,583.78    120     116    1/1/06
                                                                      Prairie
1228053 New Wildflower III Associates,     6034 Pineland              Dallas      TX   75231  $4,639,395.05  84       79    12/1/02
        L.L.C.
2313739 135-143 Haven Avenue Associates,   736 W. 173rd St. and 735   New York    NY   10032  $2,498,043.13  120     116    1/1/06
        L.P.                               W. 172nd St.
1311836 Horn Barlow-Edgewood Associates    800 N. Nursery Road        Irving      TX   75061  $747,954.49    120     116    1/1/06
3341507 La Serena Apartments, Inc.         18547 East Colima Avenue   Los Angeles CA   91748  $9,973,109.26  120     116    1/1/06
1315355 INTRUST Limited VII                3970 Covington Drive       Reno        NV   89503  $4,487,801.05  120     116    1/1/06
1324856 Downtown Housing Associates, Ltd.  1222 Commerce Street       Dallas      TX   75202  $4,378,171.12  120     116    1/1/06
1350452 Larchmont Associates Limited       1233 Cribb Street          Toledo      OH   43612  $5,426,921.71  120     116    1/1/06
        Partnership
1311257 Investors Syndicate IV Daluce      1600 Pullen Road           Tallahassee FL   32303  $2,672,894.54  120     116    1/1/06
        Associates
1309659 Investors Florida Capital Fund,    412 West Jefferson Street  Tallahassee FL   32301  $822,808.25    120     116    1/1/06
        Ltd.
1306461 Investors Florida Capital Fund,    405 West College Avenue    Tallahassee FL   32301  $609,626.11    120     116    1/1/06
        Ltd.
1307158 Investors Syndicate IV Georgetown  1324 NW 16th Avenue        Gainesville FL   32605  $1,097,083.59  120     116    1/1/06
        Associates
6320001 Linbar Associates                  5099 Linbar Drive          Nashville   TN   37211  $3,660,363.49  120     108    5/1/05
6338602 Southeast Multi-Family Partners,   861 Franklin Road          Marietta    GA   30067  $8,050,739.73  120     109    6/1/05
        L.P., III
6322403 Parkdale Gardens National          9701 Dale Crest Drive      Dallas      TX   75220  $2,969,009.30  120     110    7/1/05
        Corporation
6321805 Southeast Multi-Family Partners,   4396 Pleasant Point Drive  Decatur     GA   30334  $4,682,332.56  120     113    10/1/05
        L.P., II
6322006 Shadowbluff, L.P.                  221 Plus Park Blvd.        Nashville   TN   37217  $5,581,151.24  120     115    12/1/05
6328007 Southeast Multi-Family Partners,   6355 Memorial Drive        Stone       GA   30083  $7,176,250.24  120     115    12/1/05
        L.P., IV                                                      Mountain
6319208 Key West Polo Club Apartments,     3333 Duck Avenue           Key West    FL   33040  $11,368,782.89 120     116    1/1/06
        Ltd.
4805012 DBL Operating Corp.                1344 University Avenue     New York    NY   11415  $797,537.19    216     211    12/1/13
4807410 DBL Operating Corp.                2765 Kingsbridge Terrace   New York    NY   10463  $1,271,074.93  216     211    12/1/13
4802513 Valentine Ventures, Inc.           2396 Valentine Avenue      New York    NY   10457  $438,645.47    216     211    12/1/13
4803011 1354 Commonwealth Associates       1354 Commonwealth Avenue   New York    NY   10460  $475,531.55    216     211    12/1/13
4804114 Valentine Ventures, Inc.           2773-79 Briggs Avenue      New York    NY   10458  $822,460.24    216     211    12/1/13
3814406 Westpark Apartments Enterprises    6900 Westpark Place        Westminster CA   92683  $5,232,017.52  216     205    6/1/13
5804808 Low Country, L.P.                  90 Dillon Road             Hilton      SC   29928  $1,342,639.42  216     207    8/1/13
                                                                      Head
5829606 Prescott Equity Holdings, L.P.     1053 Sandretto Drive       Prescott    AZ   86301  $1,621,935.57  216     206    7/1/13

===================================================================================================================================
        Aggregate Total                                                                       $322,639,635.30
===================================================================================================================================


- --------------------------------------------------------------------------------------------------------------------------

                                                                                               Amorti-  Remaining   Current
NMCC                                                                                           zation    Amorti-    Monthly
Loan                                                                                   Zip     Period    zation      Debt
Number  Borrower Name                      Property Address              City    State Code   (Months)   (Months)   Service
- --------------------------------------------------------------------------------------------------------------------------
 95111  River Park Limited Partnership     US 270 and Tanner Road     Malvern     AR   72104     300       293    $46,464.99
 95112  ASG MacArthur, Ltd.                1111 and 1221 West         Irving      TX   75062     300       292    $26,044.26
                                           Airport Freeway
 95115  Lake Worth Center, Ltd.            6336 Lake Worth Boulevard  Lake Worth  TX   76135     300       293    $25,968.13
 95118  Festival Associates                7339 Six Forks Road        Raleigh     NC   27609     240       235    $53,249.98
 95127  Girard Associates Partnership      200-220  Girard Street     GaithersburgMD   20877     300       295    $39,556.25
 95116  PBSC, LLC                          3200-3245 PA Avenue        Washington  DC   20020     180       176    $23,831.12
 95113  Bay Ridge Plaza, L.L.C.            889 - 895 Bay Ridge Avenue Annapolis   MD   21403     240       234    $32,893.51
951113  Colleyville Monticello Partners,   5005 Colleyville Boulevard Colleyville TX   76034     300       295    $10,725.39
        Ltd.
951218  Skyway BC, Inc.                    22nd Avenue and 31st       St.         FL   33712     240       236    $22,567.08
                                           Street                     Petersburg

951112  Brauvin/Crown Point, LP            1205 N. Eastman Road       Kingsport   TN   37664     240       236    $26,483.39
951124  BL Northshore, L.P.                1500-1600 Wildcat Drive    Portland    TX   78374     300       297    $22,379.76
951115  Louise B. Mazza Family Trust       3500-3118 Connecticut      Washington  DC   20008     180       176    $24,128.71
                                           Avenue, N.W.
951116  Brookwood Strategic Partners Ltd.  Jefferson Davis Hwy.       FredericksbuVA   22401     300       297    $33,801.86
        Partnership                        (Rte. 1) & Fall Hill Ave.
951110  Melrose Partnership                2400 Franklin Pike         Nashville   TN   37204     240       237    $10,807.88
951117  Woodford Square Associates L.P.    701 North Battlefield      Chesapeake  VA   23320     300       297    $32,910.23
                                           Boulevard
951611  Eleven Hundred Connecticut         1100 Connecticut Ave.,     Washington  DC   20036     300       297    $24,692.64
        Avenue, L.P.                       N.W.
951223  Central Ohio Associates            18 Allison Drive           Shelby      OH   44875     300       297    $49,011.05
962127  La Place Center Limited            2101 Richland Road         Beachwood   OH   44122     300       299    $83,802.33
        Partnership
 95131  Parkview Partnership               200 Nursing Home Lane      Pikeville   KY   40501     300       291    $34,154.47
 95142  Susquehanna Holdings Co.           300 Courtright Street      Wilkes-BarrePA   18702     300       294    $23,737.64
 95149  Grace Personal Care Home of        8847 Hospital Drive        DouglasvilleGA   30134     300       295    $13,776.86
        Douglasville
951419  Oak Grove of Rutherfordton Ltd.    Route 8, Box 7             RutherfordtoNC   28752     300       296    $25,161.91
        Partnership
951314  Hickory Creek Nursing Center, Inc. 3421 Pinnacle Road         Moraine     OH   45418     300       297    $28,788.95
2337930 Iroquois LLC                       111 Old Hickory Boulevard  Nashville   TN   37221     360       350    $70,681.77
                                           S.W.
2316021 Sanaga Development, Inc.           5333 East Thomas Road      Phoenix     AZ   85018     360       350    $19,918.09
4217009 Barrington Crossing, LP            1301 Park Place Boulevard  Hurst       TX   76053     360       350    $27,296.43
2314027 Statesman Jamestown Partners, Ltd. 4320 Bull Creek Road       Austin      TX   78731     360       351    $21,164.61
2305732 Royal Oaks LLC                     206 Stratton Blvd.         Ashland     TN   37015     360       350    $4,052.48
                                                                      City
2311228 Sundial Apartments, Inc.           55515 Alabama              El Paso     TX   79904     360       351    $12,072.29
2302633 Commordore, LLC                    2308 21st Avenue South     Nashville   TN   37212     360       350    $3,049.16
2304634 Studio Company                     801 Hillview Heights       Nashville   TN   37221     360       350    $3,785.97
2212835 Woodlands Holdings, Inc.           10010 Broadway             San Antonio TX   78217     360       350    $14,706.19
1320040 Preston Chase Associates, LP       1034 Franklin Road         Marietta    GA   30067     360       351    $32,941.46
4319608 La Verde-Richland Investors,       1201-A Del Mar Court       Richland    WA   99352     360       350    $34,824.60
        Calif. LP
4313010 NAP / Springman Fund IV            1001 South Dahlia St. and  Glendale    CO   80222     360       349    $14,817.23
                                           4747 East Mississippi Ave.
4208020 Fort Worth Hidden Oaks             1800 Barbara Road          River Oaks  TX   76114     360       349    $8,212.74
        Apartments, LP
4203621 Fort Worth River Oaks Apartments,  1904 Roberts Cut Off       Fort Worth  TX   76114     360       349    $3,598.49
        LP
4215204 Sherman Westlake Village           1800 West Washington       Sherman     TX   75092     360       345    $16,860.90
        Associates, LP                     Street
4232122 Sundancer Investors, LP            4250 East 29th Street      Tucson      AZ   85711     360       350    $19,771.06
4215825 Park Glen Associates, L.P.         7425 La Vista Drive        Dallas      TX   75214     360       350    $20,945.27
4211423 Groton Apartments Associates LP    39 Broad Street Extension  Groton      CT   06340     360       351    $20,489.68
1210741 Sun Casa, LLC                      1150 East Eighth Street    Tucson      AZ   85719     300       293    $10,268.30
2354329 Mararisk, A Washington General     1101 S.W. 139th Street     Burien      WA   98166     360       352    $104,756.30
        Prntshp
1211542 The Pines Apartments  (A PA. G.P.) 4800-4860 Pine Street      PhiladelphiaPA   19143     360       353    $18,903.53
4316802 B & W Princeton Trust              707-725 Princeton Blvd.,   Lowell      MA   01851     360       352    $23,751.16
                                           and 1840-1844 Middlesex
                                           St.
1234439 New Wildflower I Associates, LLC   6034 Pineland Road         Dallas      TX   75231     360       352    $33,462.85
2217631 Post Oak Investors, LP             3301 Fm Highway 1417       Sherman     TX   75092     360       352    $23,990.28
1215637 Brooksfield, Ltd.                  7577 Old Corpus Christi    San Antonio TX   78223     360       352    $24,741.43
                                           Hwy.
1217243 TVO Greens Partners Limited        9400 Coventry Square Drive Houston     TX   77099     360       352    $17,009.73
        Partnership
2210736 Hutzler's Historic Associates      121 South Fremont Avenue   Baltimore   MD   21201     360       353    $23,797.90
2310437 E. Leon McCasland BW, LLC          1123 Brandywine Lane       Norman      OK   73071     360       353    $11,966.18
1204545 Michael J. and Kathleen Woodward   5219 Wynnefield Avenue     PhiladelphiaPA   19131     360       354    $9,722.44
4322828 Woodland Village Apartments        813 West University Avenue Flagstaff   AZ   86001     360       353    $55,349.41
4323924 Village Square Associates LP       102 Park Circle            Sun Prairie WI   53590     360       354    $39,515.34
4213026 Community Acres Associates         1805 Southwest 4th Court   Ft.         FL   33312     360       354    $22,343.60
                                                                      Lauderdale
4230327 Loch Lomond I Associates           401 West 34th Street       Pompano     FL   33064     360       354    $56,134.23
                                                                      Beach
1214846 Riverside Property Corporation     400 East Riverside Drive   St. George  UT   84790     360       354    $30,106.92
4213631 Cypress Grove Limited Partnership  211 Republic Avenue        Lafayette   LA   70508     360       354    $21,251.02
4230133 Jefferson Heights Associates, LP   8939 Jefferson Highway     Baton Rouge LA   70809     360       354    $49,212.90
4211432 The Arbors at Signal Mountain      751 Runyan Drive           Chatanooga  TN   37405     360       354    $16,978.45
        Limited Partnership
1220047 Buckingham Oaks, LLC               934 S. Peoria Street       Aurora      CO   80012     360       354    $37,677.30
2211638 6738 Boardwalk LLC                 6738 North 45th Avenue     Glendale    AZ   85301     360       355    $14,247.36
1310048 Investors Choice Florida Public    2223 Astor Street          Orange Park FL   32073     360       355    $29,332.30
        Fund II, Ltd.
4211735 Sunrise Salem Associates           2540 Hyacinth Street NE    Salem       OR   97307     360       355    $16,035.26
1311249 Plaza South Apartments Limited     15529 Plaza South Drive    Taylor      MI   48180     360       355    $14,983.17
        Partnership
1326450 Falcon Ridge, L.P.                 5401 Boca Raton Blvd.      Ft. Worth   TX   76112     360       355    $18,337.18
4314434 Hunter Oaks Associates, Ltd.       1401 U.S. Highway 80 West  Clinton     MS   39056     360       355    $20,913.55
4314837 JRMM Management, L.L.C.            213 Skyline Circle         Grand       TX   75050     360       356    $6,960.64
                                                                      Prairie
1228053 New Wildflower III Associates,     6034 Pineland              Dallas      TX   75231     360       355    $34,384.17
        L.L.C.
2313739 135-143 Haven Avenue Associates,   736 W. 173rd St. and 735   New York    NY   10032     360       356    $18,171.68
        L.P.                               W. 172nd St.
1311836 Horn Barlow-Edgewood Associates    800 N. Nursery Road        Irving      TX   75061     360       356    $5,487.56
3341507 La Serena Apartments, Inc.         18547 East Colima Avenue   Los Angeles CA   91748     360       356    $73,655.50
1315355 INTRUST Limited VII                3970 Covington Drive       Reno        NV   89503     360       356    $33,019.41
1324856 Downtown Housing Associates, Ltd.  1222 Commerce Street       Dallas      TX   75202     360       356    $32,304.12
1350452 Larchmont Associates Limited       1233 Cribb Street          Toledo      OH   43612     300       296    $42,136.22
        Partnership
1311257 Investors Syndicate IV Daluce      1600 Pullen Road           Tallahassee FL   32303     360       356    $19,870.79
        Associates
1309659 Investors Florida Capital Fund,    412 West Jefferson Street  Tallahassee FL   32301     360       356    $6,111.17
        Ltd.
1306461 Investors Florida Capital Fund,    405 West College Avenue    Tallahassee FL   32301     360       356    $4,527.82
        Ltd.
1307158 Investors Syndicate IV Georgetown  1324 NW 16th Avenue        Gainesville FL   32605     360       356    $8,155.92
        Associates
6320001 Linbar Associates                  5099 Linbar Drive          Nashville   TN   37211     300       288    $31,686.17
6338602 Southeast Multi-Family Partners,   861 Franklin Road          Marietta    GA   30067     360       349    $65,904.27
        L.P., III
6322403 Parkdale Gardens National          9701 Dale Crest Drive      Dallas      TX   75220     300       290    $23,753.83
        Corporation
6321805 Southeast Multi-Family Partners,   4396 Pleasant Point Drive  Decatur     GA   30334     300       293    $37,966.46
        L.P., II
6322006 Shadowbluff, L.P.                  221 Plus Park Blvd.        Nashville   TN   37217     360       355    $41,286.18
6328007 Southeast Multi-Family Partners,   6355 Memorial Drive        Stone       GA   30083     360       355    $53,585.87
        L.P., IV                                                      Mountain
6319208 Key West Polo Club Apartments,     3333 Duck Avenue           Key West    FL   33040     360       356    $83,252.15
        Ltd.
4805012 DBL Operating Corp.                1344 University Avenue     New York    NY   11415     360       355    $6,145.64
4807410 DBL Operating Corp.                2765 Kingsbridge Terrace   New York    NY   10463     360       355    $9,794.61
4802513 Valentine Ventures, Inc.           2396 Valentine Avenue      New York    NY   10457     360       355    $3,380.10
4803011 1354 Commonwealth Associates       1354 Commonwealth Avenue   New York    NY   10460     360       355    $3,664.34
4804114 Valentine Ventures, Inc.           2773-79 Briggs Avenue      New York    NY   10458     360       355    $6,337.69
3814406 Westpark Apartments Enterprises    6900 Westpark Place        Westminster CA   92683     360       349    $42,287.64
5804808 Low Country, L.P.                  90 Dillon Road             Hilton      SC   29928     360       351    $10,514.57
                                                                      Head
5829606 Prescott Equity Holdings, L.P.     1053 Sandretto Drive       Prescott    AZ   86301     360       350    $12,629.72


- ------------------------------------------------------------------------------------------------------------------------------------

NMCC
Loan                                                                                   Zip
Number  Borrower Name                      Property Address              City    State Code       (1)   (2)    (3)     (4)      (5)
- ------------------------------------------------------------------------------------------------------------------------------------
 95111  River Park Limited Partnership     US 270 and Tanner Road     Malvern     AR   72104  7,700,000 75%   1.31   12/31/95 0.159%
 95112  ASG MacArthur, Ltd.                1111 and 1221 West         Irving      TX   75062  4,050,000 74%   1.54   12/31/95 0.159%
                                           Airport Freeway
 95115  Lake Worth Center, Ltd.            6336 Lake Worth Boulevard  Lake Worth  TX   76135  4,300,000 74%   1.17   12/31/95 0.159%
 95118  Festival Associates                7339 Six Forks Road        Raleigh     NC   27609  8,420,000 72%   1.50   12/31/95 0.159%
 95127  Girard Associates Partnership      200-220  Girard Street     GaithersburgMD   20877  8,750,000 57%   1.99   12/31/95 0.159%
 95116  PBSC, LLC                          3200-3245 PA Avenue        Washington  DC   20020  4,450,000 53%   1.90   12/31/95 0.159%
 95113  Bay Ridge Plaza, L.L.C.            889 - 895 Bay Ridge Avenue Annapolis   MD   21403  5,600,000 65%   1.55   12/31/95 0.159%
951113  Colleyville Monticello Partners,   5005 Colleyville Boulevard Colleyville TX   76034  2,000,000 67%   1.70   12/31/95 0.159%
        Ltd.
951218  Skyway BC, Inc.                    22nd Avenue and 31st       St.         FL   33712  4,400,000 61%   1.86   12/31/95 0.159%
                                           Street                     Petersburg

951112  Brauvin/Crown Point, LP            1205 N. Eastman Road       Kingsport   TN   37664  5,000,000 65%   1.68   12/31/95 0.159%
951124  BL Northshore, L.P.                1500-1600 Wildcat Drive    Portland    TX   78374  4,100,000 70%   1.72   12/31/95 0.159%
951115  Louise B. Mazza Family Trust       3500-3118 Connecticut      Washington  DC   20008  5,000,000 47%   1.28   12/31/95 0.259%
                                           Avenue, N.W.
951116  Brookwood Strategic Partners Ltd.  Jefferson Davis Hwy.       FredericksbuVA   22401  7,100,000 62%   1.88   12/31/95 0.209%
        Partnership                        (Rte. 1) & Fall Hill Ave.
951110  Melrose Partnership                2400 Franklin Pike         Nashville   TN   37204  1,750,000 72%   1.41   12/31/95 0.159%
951117  Woodford Square Associates L.P.    701 North Battlefield      Chesapeake  VA   23320  6,300,000 68%   1.61   12/31/95 0.159%
                                           Boulevard
951611  Eleven Hundred Connecticut         1100 Connecticut Ave.,     Washington  DC   20036  22,400,00 16%   7.96   12/31/95 0.099%
        Avenue, L.P.                       N.W.
951223  Central Ohio Associates            18 Allison Drive           Shelby      OH   44875  13,200,00 49%   2.31   12/31/95 0.309%
962127  La Place Center Limited            2101 Richland Road         Beachwood   OH   44122  15,100,00 70%   1.43   12/31/95 0.099%
        Partnership
 95131  Parkview Partnership               200 Nursing Home Lane      Pikeville   KY   40501  5,300,000 72%   1.41   12/31/95 0.159%
 95142  Susquehanna Holdings Co.           300 Courtright Street      Wilkes-BarrePA   18702  5,100,000 55%   2.14   12/31/95 0.159%
 95149  Grace Personal Care Home of        8847 Hospital Drive        DouglasvilleGA   30134  2,700,000 59%   1.82   12/31/95 0.159%
        Douglasville
951419  Oak Grove of Rutherfordton Ltd.    Route 8, Box 7             RutherfordtoNC   28752  4,100,000 73%   1.42   12/31/95 0.159%
        Partnership
951314  Hickory Creek Nursing Center, Inc. 3421 Pinnacle Road         Moraine     OH   45418  7,300,000 48%   2.01   12/31/95 0.159%
2337930 Iroquois LLC                       111 Old Hickory Boulevard  Nashville   TN   37221  13,500,00 67%   1.58   12/31/95 0.209%
                                           S.W.
2316021 Sanaga Development, Inc.           5333 East Thomas Road      Phoenix     AZ   85018  4,000,000 65%   1.79   12/31/95 0.239%
4217009 Barrington Crossing, LP            1301 Park Place Boulevard  Hurst       TX   76053  4,740,000 74%   1.28   12/31/95 0.239%
2314027 Statesman Jamestown Partners, Ltd. 4320 Bull Creek Road       Austin      TX   78731  3,700,000 74%   1.77   12/31/95 0.289%
2305732 Royal Oaks LLC                     206 Stratton Blvd.         Ashland     TN   37015  900,000   57%   1.88   12/31/95 0.289%
                                                                      City
2311228 Sundial Apartments, Inc.           55515 Alabama              El Paso     TX   79904  2,400,000 64%   1.50   12/31/95 0.289%
2302633 Commordore, LLC                    2308 21st Avenue South     Nashville   TN   37212  620,000   62%   1.60   12/31/95 0.289%
2304634 Studio Company                     801 Hillview Heights       Nashville   TN   37221  670,000   72%   1.48   12/31/95 0.289%
2212835 Woodlands Holdings, Inc.           10010 Broadway             San Antonio TX   78217  2,700,000 71%   1.61   12/31/95 0.289%
1320040 Preston Chase Associates, LP       1034 Franklin Road         Marietta    GA   30067  5,800,000 74%   1.44   12/31/95 0.289%
4319608 La Verde-Richland Investors,       1201-A Del Mar Court       Richland    WA   99352  7,840,000 57%   1.33   12/31/95 0.239%
        Calif. LP
4313010 NAP / Springman Fund IV            1001 South Dahlia St. and  Glendale    CO   80222  2,800,000 67%   1.49   12/31/95 0.289%
                                           4747 East Mississippi Ave.
4208020 Fort Worth Hidden Oaks             1800 Barbara Road          River Oaks  TX   76114  1,428,000 73%   1.64   12/31/95 0.289%
        Apartments, LP
4203621 Fort Worth River Oaks Apartments,  1904 Roberts Cut Off       Fort Worth  TX   76114  690,000   66%   1.64   12/31/95 0.289%
        LP
4215204 Sherman Westlake Village           1800 West Washington       Sherman     TX   75092  2,564,000 74%   1.32   12/31/95 0.289%
        Associates, LP                     Street
4232122 Sundancer Investors, LP            4250 East 29th Street      Tucson      AZ   85711  4,086,000 63%   1.49   12/31/95 0.289%
4215825 Park Glen Associates, L.P.         7425 La Vista Drive        Dallas      TX   75214  4,000,000 69%   1.65   12/31/95 0.239%
4211423 Groton Apartments Associates LP    39 Broad Street Extension  Groton      CT   06340  3,500,000 75%   1.57   12/31/95 0.289%
1210741 Sun Casa, LLC                      1150 East Eighth Street    Tucson      AZ   85719  1,800,000 69%   2.21   12/31/95 0.289%
2354329 Mararisk, A Washington General     1101 S.W. 139th Street     Burien      WA   98166  $18,000,0 74%   1.35   12/31/95 0.289%
        Prntshp
1211542 The Pines Apartments  (A PA. G.P.) 4800-4860 Pine Street      PhiladelphiaPA   19143  3,330,000 75%   1.55   12/31/95 0.239%
4316802 B & W Princeton Trust              707-725 Princeton Blvd.,   Lowell      MA   01851  4,200,000 71%   1.91   12/31/95 0.289%
                                           and 1840-1844 Middlesex
                                           St.
1234439 New Wildflower I Associates, LLC   6034 Pineland Road         Dallas      TX   75231  6,100,000 71%   1.72   12/31/95 0.239%
2217631 Post Oak Investors, LP             3301 Fm Highway 1417       Sherman     TX   75092  4,353,000 71%   1.38   12/31/95 0.289%
1215637 Brooksfield, Ltd.                  7577 Old Corpus Christi    San Antonio TX   78223  4,400,000 72%   1.43   12/31/95 0.239%
                                           Hwy.
1217243 TVO Greens Partners Limited        9400 Coventry Square Drive Houston     TX   77099  3,050,000 72%   1.56   95 Ann   0.239%
        Partnership                                                                                                  (7 mos.)
2210736 Hutzler's Historic Associates      121 South Fremont Avenue   Baltimore   MD   21201  4,200,000 75%   1.54   12/31/95 0.239%
2310437 E. Leon McCasland BW, LLC          1123 Brandywine Lane       Norman      OK   73071  2,200,000 71%   1.75   12/31/95 0.289%
1204545 Michael J. and Kathleen Woodward   5219 Wynnefield Avenue     PhiladelphiaPA   19131  1,700,000 75%   1.44   12/31/95 0.289%
4322828 Woodland Village Apartments        813 West University Avenue Flagstaff   AZ   86001  10,500,00 67%   1.37   12/31/95 0.209%
4323924 Village Square Associates LP       102 Park Circle            Sun Prairie WI   53590  7,000,000 75%   1.23   12/31/95 0.264%
4213026 Community Acres Associates         1805 Southwest 4th Court   Ft.         FL   33312  4,100,000 73%   1.45   12/31/95 0.239%
                                                                      Lauderdale
4230327 Loch Lomond I Associates           401 West 34th Street       Pompano     FL   33064  10,600,00 70%   1.29   12/31/95 0.289%
                                                                      Beach
1214846 Riverside Property Corporation     400 East Riverside Drive   St. George  UT   84790  5,870,000 68%   1.40   12/31/95 0.239%
4213631 Cypress Grove Limited Partnership  211 Republic Avenue        Lafayette   LA   70508  4,000,000 71%   1.25   12/31/95 0.239%
4230133 Jefferson Heights Associates, LP   8939 Jefferson Highway     Baton Rouge LA   70809  8,800,000 75%   1.30   12/31/95 0.239%
4211432 The Arbors at Signal Mountain      751 Runyan Drive           Chatanooga  TN   37405  3,300,000 69%   1.35   12/31/95 0.239%
        Limited Partnership
1220047 Buckingham Oaks, LLC               934 S. Peoria Street       Aurora      CO   80012  6,800,000 74%   2.03   12/31/95 0.239%
2211638 6738 Boardwalk LLC                 6738 North 45th Avenue     Glendale    AZ   85301  3,100,000 61%   1.26   12/31/95 0.289%
1310048 Investors Choice Florida Public    2223 Astor Street          Orange Park FL   32073  5,200,000 75%   1.37   12/31/95 0.239%
        Fund II, Ltd.
4211735 Sunrise Salem Associates           2540 Hyacinth Street NE    Salem       OR   97307  2,900,000 75%   1.34   12/31/95 0.239%
1311249 Plaza South Apartments Limited     15529 Plaza South Drive    Taylor      MI   48180  3,075,000 65%   1.07   12/31/95 0.239%
        Partnership
1326450 Falcon Ridge, L.P.                 5401 Boca Raton Blvd.      Ft. Worth   TX   76112  3,450,000 71%   1.21   12/31/95 0.239%
4314434 Hunter Oaks Associates, Ltd.       1401 U.S. Highway 80 West  Clinton     MS   39056  4,000,000 70%   1.33   12/31/95 0.239%
4314837 JRMM Management, L.L.C.            213 Skyline Circle         Grand       TX   75050  1,175,000 79%   2.05   12 mos.  0.439%
                                                                      Prairie                                        ended
                                                                                                                     9/30/95
1228053 New Wildflower III Associates,     6034 Pineland              Dallas      TX   75231  6,000,000 77%   1.57   95 Ann   0.239%
        L.L.C.                                                                                                       (8 mos.)
2313739 135-143 Haven Avenue Associates,   736 W. 173rd St. and 735   New York    NY   10032  3,350,000 75%   1.71   12/31/95 0.239%
        L.P.                               W. 172nd St.
1311836 Horn Barlow-Edgewood Associates    800 N. Nursery Road        Irving      TX   75061  1,350,000 55%   2.18   12/31/95 0.239%
3341507 La Serena Apartments, Inc.         18547 East Colima Avenue   Los Angeles CA   91748  14,200,00 70%   1.30   12/31/95 0.239%
1315355 INTRUST Limited VII                3970 Covington Drive       Reno        NV   89503  6,350,000 71%   1.55   12/31/95 0.239%
1324856 Downtown Housing Associates, Ltd.  1222 Commerce Street       Dallas      TX   75202  7,600,000 58%   1.42   12/31/95 0.239%
1350452 Larchmont Associates Limited       1233 Cribb Street          Toledo      OH   43612  7,600,000 71%   1.30   12/31/95 0.239%
        Partnership
1311257 Investors Syndicate IV Daluce      1600 Pullen Road           Tallahassee FL   32303  $3,350,00 80%   1.37   12/31/95 0.239%
        Associates
1309659 Investors Florida Capital Fund,    412 West Jefferson Street  Tallahassee FL   32301  $1,350,00 61%   1.58   12/31/95 0.239%
        Ltd.
1306461 Investors Florida Capital Fund,    405 West College Avenue    Tallahassee FL   32301  $925,000  66%  1.71   12/31/95 0.239%
        Ltd.
1307158 Investors Syndicate IV Georgetown  1324 NW 16th Avenue        Gainesville FL   32605  $1,700,00 65%   1.53   12/31/95 0.239%
        Associates
6320001 Linbar Associates                  5099 Linbar Drive          Nashville   TN   37211  5,100,000 72%   1.68   12/31/95 1.606%
6338602 Southeast Multi-Family Partners,   861 Franklin Road          Marietta    GA   30067  11,200,00 72%   1.41   12/31/95 1.481%
        L.P., III
6322403 Parkdale Gardens National          9701 Dale Crest Drive      Dallas      TX   75220  4,000,000 74%   1.61   12/31/95 0.656%
        Corporation
6321805 Southeast Multi-Family Partners,   4396 Pleasant Point Drive  Decatur     GA   30334  6,325,000 74%   1.27   12/31/95 0.856%
        L.P., II
6322006 Shadowbluff, L.P.                  221 Plus Park Blvd.        Nashville   TN   37217  8,375,000 67%   1.67   12/31/95 0.406%
6328007 Southeast Multi-Family Partners,   6355 Memorial Drive        Stone       GA   30083  10,300,00 70%   1.33   12/31/95 0.506%
        L.P., IV                                                      Mountain
6319208 Key West Polo Club Apartments,     3333 Duck Avenue           Key West    FL   33040  15,200,00 75%   1.44   12/31/95 0.306%
        Ltd.
4805012 DBL Operating Corp.                1344 University Avenue     New York    NY   11415  1,075,000 74%   1.58   12/31/95 0.289%
4807410 DBL Operating Corp.                2765 Kingsbridge Terrace   New York    NY   10463  1,700,000 75%   1.80   12/31/95 0.289%
4802513 Valentine Ventures, Inc.           2396 Valentine Avenue      New York    NY   10457  600,000   73%   1.39   12/31/95 0.289%
4803011 1354 Commonwealth Associates       1354 Commonwealth Avenue   New York    NY   10460  700,000   68%   1.39   12/31/95 0.289%
4804114 Valentine Ventures, Inc.           2773-79 Briggs Avenue      New York    NY   10458  1,100,000 75%   1.53   12/31/95 0.289%
3814406 Westpark Apartments Enterprises    6900 Westpark Place        Westminster CA   92683  7,400,000 71%   1.33   12/31/95 0.239%
5804808 Low Country, L.P.                  90 Dillon Road             Hilton      SC   29928  1,690,000 79%   1.26   12/31/95 0.159%
                                                                      Head
5829606 Prescott Equity Holdings, L.P.     1053 Sandretto Drive       Prescott    AZ   86301  1,920,000 84%   1.35   12/31/95 0.159%


===================================================================================================================================
                                                                                                                     Weighted 0.298%
                                                                                                                      Average
===================================================================================================================================

(1)  Appraised Value (MAI)
(2)  LTV as of Cut-Off
(3)  Actual DSCR on 1995 Cash Flow
(4)  Calculated from Most Recent Operating Statements
(5)  Master Servicing Fee

                                    EXHIBIT C

                    FORM OF INVESTMENT REPRESENTATION LETTER


The Chase Manhattan Bank, N.A.,
   as Trustee and Certificate Registrar
Four Chase MetroTech Center
Brooklyn, New York   11245
Attention: Global Trust Services

NationsLink Funding Corporation
100 North Tryon Street
Charlotte, North Carolina  28255
Attention: S. Trezevant Moore with a
         copy to Robert W. Long, Esq.

               Re: Transfer of NationsLink Funding Corporation, Commercial Mortgage Pass-Through Certificates, Series 1996-1
                    -------------------------------------------------------

Ladies and Gentlemen:

     This  letter is  delivered  pursuant  to Section  5.02 of the  Pooling  and
Servicing Agreement dated as of May 1, 1996 (the "Pooling and Servicing Agreement"), by and among NationsLink Funding Corporation, as Depositor, AMRESCO Management, Inc., as Master Servicer, AMRESCO Management, Inc., as Special Servicer, The Chase Manhattan Bank, N.A., as REMIC Administrator and The Chase Manhattan Bank, N.A., as Trustee on behalf of the holders of NationsLink Funding Corporation, Commercial Mortgage Pass-Through Certificates, Series 1996-1 (the "Certificates") in connection with the transfer by _________________ (the "Seller") to the undersigned (the "Purchaser") of $_______________ aggregate [Certificate Balance][Notional Amount] of Class ___ Certificates (the "Certificate"). Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Pooling and Servicing Agreement.

     In connection with such transfer, the Purchaser hereby represents and warrants to you and the addressees hereof as follows:

                  1.       Check one of the following:*

                  /__/ The Purchaser is an institutional "accredited investor" (an entity meeting the requirements of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act of 1933, as amended (the "1933 Act")) and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Certificates, and the Purchaser and any accounts for which it is acting are each able to bear the economic risk of the Purchaser's or such account's investment. The Purchaser is acquiring the Certificates purchased by it for its own account or for one or more accounts (each of which is an "institutional accredited investor") as to each of which the Purchaser exercises sole investment discretion. The Purchaser hereby undertakes to reimburse the Trust Fund for any costs incurred by it in connection with this transfer.
- ----------
* Purchaser must include one of the following two certifications.

                  /__/     The  Purchaser is a "qualified  institutional  buyer"
                           within the meaning of Rule 144A ("Rule 144A") promulgated under the Securities Act of 1933, as amended (the "1933 Act"). The Purchaser is aware that the transfer is being made in reliance on Rule 144A, and the Purchaser has had the opportunity to obtain the information required to be provided pursuant to paragraph (d)(4)(i) of Rule 144A.

     2. The Purchaser's intention is to acquire the Certificate (a) for investment for the Purchaser's own account or (b) for resale to (i) "qualified institutional buyers" in transactions under Rule 144A, and not in any event with the view to, or for resale in connection with, any distribution thereof, or (ii) to institutional "accredited investors" meeting the requirements of Rule 501(a)(1), (2), (3) or (7) of Regulation D promulgated under the 1933 Act, pursuant to any other exemption from the registration requirements of the 1933 Act, subject in the case of this clause (ii) to (w) the receipt by the Certificate Registrar of a letter substantially in the form hereof, (x) the receipt by the Certificate Registrar of an opinion of counsel acceptable to the Certificate Registrar that such reoffer, resale, pledge or transfer is in compliance with the 1933 Act, (y) the receipt by the Certificate Registrar of such other evidence acceptable to the Certificate Registrar that such reoffer, resale, pledge or transfer is in compliance with the 1933 Act and other applicable laws, and (z) a written undertaking to reimburse the Trust for any costs incurred by it in connection with the proposed transfer. The Purchaser understands that the Certificate (and any subsequent Certificate) has not been registered under the 1933 Act, by reason of a specified exemption from the registration provisions of the 1933 Act which depends upon, among other things, the bona fide nature of the Purchaser's investment intent (or intent to resell to only certain investors in certain exempted transactions) as expressed herein.

     3. The Purchaser has reviewed the Private Placement Memorandum relating to the Certificates (the "Private Placement Memorandum") and the agreements and other materials referred to therein and has had the opportunity to ask questions and receive answers concerning the terms and conditions of the transactions contemplated by the Private Placement Memorandum.

     4. The Purchaser acknowledges that the Certificate (and any Certificate issued on transfer or exchange thereof) has not been registered or qualified under the 1933 Act or the securities laws of any State or any other jurisdiction, and that the Certificate cannot be resold unless it is registered or qualified thereunder or unless an exemption from such registration or qualification is available.

     5. The Purchaser hereby undertakes to be bound by the terms and conditions of the Pooling and Servicing Agreement in its capacity as an owner of a Certificate or Certificates, as the case may be (each, a "Certificateholder"), in all respects as if it were a signatory thereto. This undertaking is made for the benefit of the Trust, the Certificate Registrar and all Certificateholders present and future.

     6. The Purchaser will not sell or otherwise transfer any portion of the Certificate or Certificates, except in compliance with Section 5.02 of the Pooling and Servicing Agreement.

                  7.       Check one of the following:*

/__/ The Purchaser is a U.S. Person (as defined below) and it has attached hereto an Internal Revenue Service ("IRS") Form W-9 (or successor form).

/__/ The Purchaser is not a U.S. Person and under applicable law in effect on the date hereof, no taxes will be required to be withheld by the Trustee (or its agent) with respect to distributions to be made on the Certificate. The Purchaser has attached hereto either (i) a duly executed IRS Form W-8 (or successor form), which identifies such Purchaser as the beneficial owner of the Certificate and states that such Purchaser is not a U.S. Person or (ii) two duly executed copies of IRS Form 4224 (or successor form), which identify such Purchaser as the beneficial owner of the Certificate and state that interest and original issue discount on the
                  Certificate and Permitted Investments is, or is expected to be, effectively connected with a U.S. trade or business. The Purchaser agrees to provide to the Certificate Registrar updated IRS Forms W-8 or IRS Forms 4224, as the case may be, any applicable successor IRS forms, or such other certifications as the Certificate Registrar may reasonably request, on or before the date that any such IRS form or certification expires or becomes obsolete, or promptly after the occurrence of any event requiring a change in the most recent IRS form of certification furnished by it to the Certificate Registrar.
- ----------
* Each Purchaser must include one of the two alternative certifications.

For this purpose, "U.S. Person" means a citizen or resident of the United States for U.S. federal income tax purposes, a corporation, partnership or other entity created or organized in or under the laws of the United States or any of its political subdivisions, or an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

8.       Please make all payments due on the Certificates:**

/__/ (a) by wire transfer to the following account at a bank or entity in New York, New York, having appropriate facilities therefore:

         Bank:    -----------------------------------
         ABA#:    -----------------------------------
         Account #:     -----------------------------
         Attention:     -----------------------------

/__/              (b) by mailing a check or draft to the following address:

                  -----------------------------------
                  -----------------------------------
                  -----------------------------------


                                            Very truly yours,


                                             ----------------------------
                                             [The Purchaser]

                                             By:--------------------------
                                                 Name:
                                                 Title



Dated:

- ----------
** Only to be filled out by Purchasers of Definitive Certificates. Please select
(a) or (b). For holders of Definitive Certificates, wire transfers are only available if such holder's Definitive Certificates have an aggregate Certificate Balance or Notional Amount, as applicable, of at least U.S. $5,000,000.

                                   EXHIBIT D-1

                           FORM OF TRANSFER AFFIDAVIT

                                                        AFFIDAVIT  PURSUANT TO
                                                        SECTION  860E(e)(4)
                                                        OF THE INTERNAL  REVENUE
                                                        CODE OF 1986,  AS
                                                        AMENDED

STATE OF          )
                  )  ss:
COUNTY OF         )

     [NAME OF OFFICER], being first duly sworn, deposes and says:

     1. That [he] [she] is [Title of Officer] of [Name of Transferee] (the "Transferee"), a [description of type of entity] duly organized and existing under the laws of the [State of __________] [United States], on behalf of which he makes this affidavit.

     2. That the Transferee's Taxpayer Identification Number is [ ].

     3. That the Transferee of a NationsLink Funding Corporation, Commercial Mortgage Pass-Through Certificate, Series 1996-1, Class [R] [LR] Certificate (the "Class [R] [LR] Certificate") is not a Disqualified Organization (as defined below) or an agent thereof (including broker, nominee or other middleman) (an "Agent") or a Non-U.S. Person (as defined below). For these purposes, a "Disqualified Organization" means any of (i) the United States, any State or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for FHLMC, a majority of its board of directors is not selected by such governmental unit), (ii) a foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in
Section 1381(a)(2)(C) of the Code and (v) any other Person so designated by the REMIC Administrator based upon an Opinion of Counsel that the holding of an Ownership Interest in a Residual Certificate by such Person may cause either the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Residual Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in
Section 7701 of the Code or successor provisions. For these purposes, "Non-U.S. Person" means any person other than a U.S. Person, unless, with respect to the Transfer of a Residual Certificate, (i) such person holds such Residual Certificate in connection with the conduct of a trade or business within the United States and furnishes the Transferor and the Trustee with an effective Internal Revenue Service Form 4224 or (ii) the Transferee delivers to both the Transferor and the Trustee an opinion of a nationally recognized tax counsel to the effect that such Transfer is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such Transfer of the Residual Certificate will not be disregarded for federal income tax purposes.

     4. That the Transferee historically has paid its debts as they have come due and intends to pay its debts as they come due in the future and the Transferee intends to pay taxes associated with holding the Class [R] [LR] Certificate as they become due.

     5. That the Transferee understands that it may incur tax liabilities with respect to the Class [R] [LR] Certificate in excess of any cash flow generated by the Class [R] [LR] Certificate.

     6. That the Transferee agrees not to transfer the Class [R] [LR] Certificate to any Person or entity unless (a) the Transferee has received from such Person or entity an affidavit substantially in the form of this Transfer Affidavit and (b) the Transferee provides to the Certificate Registrar a letter substantially in the form of Exhibit D-2 to the Pooling and Servicing Agreement certifying that it has no actual knowledge that such Person or entity is a Disqualified Organization, an Agent thereof or a Non-U.S. Person and that it has no reason to know that such Person or entity does not satisfy the requirements set forth in paragraph 4 hereof.

     7. That the Transferee agrees to such amendments of the Pooling and Servicing Agreement dated as of May 1, 1996 among NationsLink Funding Corporation, as Depositor, AMRESCO Management, Inc., as Master Servicer and Special Servicer, The Chase Manhattan Bank, N.A, as Trustee and NationsBanc Mortgage Capital Corporation, as REMIC Administrator (the "Pooling and Servicing Agreement"), as may be required to further effectuate the restrictions on transfer of the Class [R] [LR] Certificate to such a Disqualified Organization, an Agent thereof, or a Non-U.S. Person. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

     8. That, if a "tax matters person" is required to be designated with respect to the [Upper-Tier REMIC] [Lower-Tier REMIC], the Transferee agrees to act as "tax matters person" and to perform the functions of "tax matters person" of the [Upper-Tier REMIC] [Lower-Tier REMIC] pursuant to Section 10.01(c) of the Pooling and Servicing Agreement, and agrees to the irrevocable designation of the REMIC Administrator as the Transferee's agent in performing the function of "tax matters person."

     9. The Transferee has reviewed, and agrees to be bound by and to abide by, the provisions of Section 5.02(d) of the Pooling and Servicing Agreement concerning registration of the transfer and exchange of Class [R] [LR] Certificates.

     IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, by its [Title of Officer] this _____ day of __________, 19__.

                                                       [NAME OF TRANSFEREE]



                                                        By:  ___________________
                                                               [Name of Officer]
                                      [Title of Officer]

     Personally appeared before me the above-named [Name of Officer], known or proved to me to be the same person who executed the foregoing instrument and to be the [Title of Officer] of the Transferee, and acknowledged to me that he [she] executed the same as his [her] free act and deed and the free act and deed of the Transferee.

     Subscribed and sworn before me this ___ day of __________, 19__.


- --------------------------
NOTARY PUBLIC

COUNTY OF ----------------

STATE OF -----------------

My commission expires the ___ day of __________, 19__.

                                   EXHIBIT D-2

                            FORM OF TRANSFEROR LETTER

                                     [Date]

[CERTIFICATE REGISTRAR]

Re:  NationsLink Funding Corporation, Commercial Mortgage
     Pass-Through Certificates, Series 1996-1
     ----------------------------------------------------

Ladies and Gentlemen:

     [Transferor] has reviewed the attached affidavit of [Transferee], and has no actual knowledge that such affidavit is not true and has no reason to know that the requirements set forth in paragraphs 3 and 4 thereof are not satisfied or that the information contained in paragraphs 3 and 4 thereof is not true.

                                          Very truly yours,

                                          [Transferor]


                                           --------------------------

                                    EXHIBIT E

                                  FORM OF UCC-1

     [The paper version of this document contains a form of UCC-1 Financing Statement for filing in the State of North Carolina at this location.]

                 EXHIBIT A TO EXHIBIT E TO THE POOLING AGREEMENT

     This Exhibit A is attached to and incorporated in a financing statement pertaining to NationsLink Funding Corporation, as depositor (referred to as the "Debtor" for the purpose of this financing statement only), and The Chase Manhattan Bank, N.A., as trustee (referred to as the "Secured Party" for purposes of this financing statement only), under that certain Pooling and Servicing Agreement, dated as of May 1, 1996 (the "Pooling and Servicing Agreement"), by and among the Debtor, AMRESCO Management, Inc., as master servicer (the "Master Servicer"), AMRESCO Management, Inc., as special servicer, NationsBanc Mortgage Capital Corporation, as REMIC Administrator, and the Secured Party, relating to the issuance of the Debtor's Commercial Mortgage Pass-Through Certificates, Series 1996-1 (collectively, the "Series 1996-1 Certificates"). Capitalized terms used herein and not defined shall have the respective meanings given to them in the Pooling and Servicing Agreement. This financing statement covers all of the Debtor's right (including the power to convey title thereto), title and interest in and to the Trust Fund created by the Pooling and Servicing Agreement, consisting of two segregated asset pools (respectively, the "Upper-Tier REMIC" and the "Lower-Tier REMIC"). The assets of the Upper-Tier REMIC consist primarily of the "regular interests" in the Lower-Tier REMIC. The primary assets of the Lower-Tier REMIC consist of the following:

     1. the mortgage notes or other evidence of indebtedness of each borrower (the "Mortgage Notes") with respect to the mortgage loans (the
          "Mortgage Loans") listed on the Mortgage Loan Schedule attached as Exhibit B to the Pooling and Servicing Agreement, which is attached to this Exhibit A as Schedule 1;

     2. the related mortgages, deeds of trust or other similar instruments securing the Mortgage Loans (the "Mortgages");

     3. with respect to each Mortgage Note and the related Mortgage(s), each other document in the related Mortgage File;

     4. (a) the Certificate Account required to be maintained by the Master Servicer pursuant to the Pooling and Servicing Agreement, (b) all funds from time to time on deposit in the Certificate Account, (c) the investments of any such funds consisting of securities, instruments or other obligations (including, without limitation, the Permitted Investments described on Schedule 2 to this Exhibit A), and (d) the general intangibles consisting of the contractual right to payment, including, without limitation, the right to payments of principal and interest and the right to enforce such payments, arising from or under any such investments;

     5.   all REO Property;

     6. (a) the REO Account required to be maintained by the Special Servicer pursuant to the Pooling and Servicing Agreement, (b) all funds from time to time on deposit in the REO Account, (c) the investments of any such funds consisting of securities, instruments or other obligations (including, without limitation, the Permitted Investments described on Schedule 2 to this Exhibit A), and (d) the general intangibles consisting of the contractual right to payment, including, without limitation, the right to payments of principal and interest and the right to enforce such payments, arising from or under any such investments;

     7. (a) the Lower-Tier Distribution Account and the Upper-Tier Distribution Account required to be maintained by the Trustee pursuant to the Pooling and Servicing Agreement, (b) all funds from time to time on deposit in the Lower-Tier Distribution Account and the Upper-Tier Distribution Account, (c) the investments of any such funds consisting of securities, instruments or other obligations (including, without limitation, the Permitted Investments described on Schedule 2 to this Exhibit A), and (d) the general intangibles consisting of the contractual right to payment, including, without limitation, the right to payments of principal and interest and the right to enforce such payments, arising from or under any such investments;

     8. all insurance policies, including the right to payments thereunder, with respect to the Mortgage Loans required to be maintained pursuant to the Pooling and Servicing Agreement;

     9. all of the right, title and interest of the Debtor in, to and under Sections 2, 3 and 8 of the Mortgage Loan Purchase Agreement; and

     10. all income, payments, products and proceeds of any of the foregoing, together with any additions thereto or substitutions therefor.

     THE DEBTOR AND THE SECURED PARTY INTEND THE TRANSACTIONS CONTEMPLATED BY THE POOLING AND SERVICING AGREEMENT TO CONSTITUTE A SALE OF THE DEBTOR'S INTEREST IN THE MORTGAGE NOTES, THE RELATED MORTGAGES AND THE OTHER DOCUMENTS IN THE RELATED MORTGAGE FILES EVIDENCED BY THE SERIES 1996-1 CERTIFICATES, AND THIS FILING SHOULD NOT BE CONSTRUED AS A CONCLUSION THAT A SALE HAS NOT OCCURRED. THE REFERENCES HEREIN TO MORTGAGE NOTES SHOULD NOT BE CONSTRUED AS A CONCLUSION THAT ANY MORTGAGE NOTE IS NOT AN INSTRUMENT WITHIN THE MEANING OF THE UNIFORM COMMERCIAL CODE OR THAT A FILING IS NECESSARY TO PERFECT THE OWNERSHIP OR SECURITY INTEREST OF THE SECURED PARTY IN ANY MORTGAGE NOTE, MORTGAGE OR OTHER DOCUMENT IN A MORTGAGE FILE. IN ADDITION, THE REFERENCES HEREIN TO SECURITIES, INSTRUMENTS AND OTHER OBLIGATIONS (INCLUDING, WITHOUT LIMITATION, PERMITTED INVESTMENTS) SHOULD NOT BE CONSTRUED AS A CONCLUSION THAT ANY SECURITY, INSTRUMENT OR OTHER OBLIGATION (INCLUDING, WITHOUT LIMITATION, ANY PERMITTED INVESTMENT) IS NOT AN INSTRUMENT, A CERTIFICATED SECURITY OR AN UNCERTIFICATED SECURITY WITHIN THE MEANING OF THE UNIFORM COMMERCIAL CODE, AS IN EFFECT IN ANY APPLICABLE JURISDICTION, NOR SHOULD THIS FINANCING STATEMENT BE CONSTRUED AS A CONCLUSION THAT A FILING IS NECESSARY TO PERFECT THE OWNERSHIP OR SECURITY INTEREST OF THE SECURED PARTY IN THE CONTRACTUAL RIGHT TO PAYMENT, INCLUDING, WITHOUT LIMITATION, THE RIGHT TO PAYMENTS OF PRINCIPAL AND INTEREST AND THE RIGHT TO ENFORCE SUCH PAYMENTS, ARISING FROM OR UNDER ANY SECURITY, INSTRUMENT OR OTHER OBLIGATION (INCLUDING, WITHOUT LIMITATION, ANY PERMITTED INVESTMENT). WITH RESPECT TO THE FOREGOING, THIS FILING IS MADE ONLY IN THE EVENT OF CONTRARY ASSERTIONS BY THIRD PARTIES.

                                   Schedule 1

          Schedule 1 To Exhibit A To Exhibit E of the Pooling Agreement

                    [See Exhibit B to the Pooling Agreement]

                                   Schedule 2


          Schedule 2 To Exhibit A To Exhibit E of the Pooling Agreement

     The term "Permitted Investments" shall include any one or more of the following obligations or securities, regardless whether issued by the Depositor, the Master Servicer, the Special Servicer, the Trustee or any of their respective Affiliates and having the required ratings, if any, provided for in this definition:

               (i) direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States of America, FNMA, FHLMC or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America; provided that any obligation of, or guarantee by, FNMA or FHLMC, other than an unsecured senior debt obligation of FNMA or FHLMC, shall be a Permitted Investment only if such investment will be acceptable to each of the Rating Agencies as evidenced in writing;

               (ii) demand and time deposits, certificates of deposit, or bankers' acceptances that mature in one year or less after the date of issuance and are issued or held by any depository institution or trust company incorporated or organized under the laws of the United States of America or any State thereof and subject to supervision and examination by federal or state banking authorities, so long as the commercial paper or other short-term debt obligations of such depository institution or trust company are rated at least "A-1+" by S&P and "D-1+" by DCR or are otherwise acceptable to each of the Rating Agencies or the long-term debt obligations of such depository institution or trust company have the Certificate Rating;

               (iii) any demand or time deposit or certificate of deposit that is fully insured by FDIC;

               (iv) repurchase agreements or obligations with respect to any security described in clause (i) above where such security has a remaining maturity of one year or less and where such repurchase obligation has been entered into with a depository institution or trust company (acting as principal) described in clause (ii) above;

               (v) debt obligations bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof, which securities have ratings from S&P and DCR at least equal to the highest long-term credit ratings assigned by S&P and DCR, unless otherwise specified in writing by each of the Rating Agencies; provided that securities issued by any particular corporation will not be Permitted Investments to the extent that investment therein will cause the then-outstanding principal amount of securities issued by such corporation and held in the accounts established hereunder to exceed 10% of the sum of the aggregate principal balance and the aggregate principal amount of all Permitted Investments in such accounts;

               (vi) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date maturing in one year or less after the date of issuance thereof and which is rated at least "A-1+" by S&P and "D-1+" by DCR;

               (vii) units of investment funds, including money market funds, rated in the highest category by S&P and by DCR;

               (viii) certificates or receipts representing ownership interests in future interest or principal payments on obligations described in clause (i) above and the Rating Agencies have confirmed in writing that such investments will not lead to the downgrading, withdrawal or qualification of any rating then assigned by the Rating Agencies to any Certificate; and

               (ix) any other demand, money market or time deposit, obligation, security or investment, (A) with respect to which each Rating Agency shall have confirmed in writing that such investment will not result in a downgrade, qualification or withdrawal of the then-current rating of the Certificates that are currently being rated by such Rating Agency and (B) which qualifies as a "cash flow investment" pursuant to
          Section 860G(a)(6) of the Code;

provided, however, that in each case, if the investment is rated by S&P, (A) it shall not have an "r" highlighter affixed to its rating from S&P, (B) it shall have a predetermined fixed dollar of principal due at maturity that cannot vary or change and (C) any such investment that provides for a variable rate of interest must have an interest rate that is tied to a single interest rate index plus a fixed spread, if any; and provided, further, however, that no such instrument shall be a Permitted Investment (A) if such instrument evidences principal and interest payments derived from obligations underlying such instrument and the interest payments with respect to such instrument provide a yield to maturity of greater than 120% of the yield to maturity at par of such underlying obligations or (B) if such instrument may be redeemed at a price below the purchase price; and provided, further, however, that no amount beneficially owned by either the Upper-Tier REMIC or the Lower-Tier REMIC (even if not yet deposited in the Trust) may be invested in investments (other than money market funds) treated as equity interests for federal income tax purposes, unless the Master Servicer receives an Opinion of Counsel, at its own expense, to the effect that such investment will not adversely affect the status of either the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC under the Code or result in imposition of a tax on any such Upper-Tier REMIC or Lower-Tier REMIC. Permitted Investments that are subject to prepayment or call may not be purchased at a price in excess of par.

                                    EXHIBIT F

                               REQUEST FOR RELEASE
                                              __________[Date]

[TRUSTEE]
           Re:  NationsLink Funding Corporation
                Commercial Mortgage Pass-Through Certificates, Series 1996-1, REQUEST FOR RELEASE
                -------------------------------------------------------------


Dear -----------------,

     In connection with the administration of the Mortgage Files held by or on behalf of you as Trustee under a certain Pooling and Servicing Agreement dated as of April __, 1996 (the "Pooling and Servicing Agreement"), by and among NationsLink Funding Corporation, as depositor, NationsBanc Mortgage Capital Corporation, as REMIC Administrator, [the undersigned, as master servicer ("the Master Servicer"), AMRESCO Management, Inc., as special servicer,] [AMRESCO Management, Inc., as master servicer, the undersigned, as special servicer (the "Special Servicer"),] and you, as trustee, the undersigned hereby requests a release of the Mortgage File (or the portion thereof specified below) held by or on behalf of you as Trustee with respect to the following described Mortgage Loan for the reason indicated below.

Mortgagor's Name:

Address:

Loan No.:

If only particular documents in the Mortgage File are requested, please specify which:

Reason for requesting file (or portion thereof):

               ______ 1. Mortgage  Loan  paid in full.   The  [Master  Servicer]
                         [Special Servicer] hereby certifies that all amounts received in connection with the Mortgage Loan have been or will be credited to the Certificate Account pursuant to the Pooling and Servicing Agreement.
               ______ 2. The Mortgage Loan is being foreclosed.

               ______ 3. Other. (Describe)

     The undersigned acknowledges that the above Mortgage File (or requested portion thereof) will be held by the undersigned in accordance with the provisions of the Pooling and Servicing Agreement and will be returned to you or your designee within ten (10) days of our receipt thereof, unless the Mortgage Loan has been paid in full, in which case the Mortgage File (or such portion thereof) will be retained by us permanently, or unless the Mortgage Loan is being foreclosed, in which case the Mortgage File (or such portion thereof) will be returned when no longer required by us for such purpose.

     Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.

                                   [MASTER SERVICER][SPECIAL SERVICER]

                                   By:--------------------------------
                                       Name:--------------------------
                                       Title:-------------------------

                                    EXHIBIT G


                       FORM OF ERISA REPRESENTATION LETTER


The Chase Manhattan Bank, N.A.,
   as Trustee and Certificate Registrar
Four Chase MetroTech Center
Brooklyn, New York   11245
Attention: Global Trust Services


NationsLink Funding Corporation
100 North Tryon Street
Charlotte, North Carolina  28255
Attention: S. Trezevant Moore with a
         copy to Robert W. Long, Esq.

       Re: Transfer of NationsLink Funding Corporation,  Commercial
           Mortgage Pass-Through Certificates, Series 1996-1
           ---------------------------------------------------------

Ladies and Gentlemen:

     The undersigned (the "Purchaser") proposes to purchase $------------ initial Certificate Balance of NationsLink Funding Corporation, Commercial Mortgage Pass-Through Certificates, Series 1996-1, Class -- (the "Certificate") issued pursuant to that certain Pooling and Servicing Agreement, dated as of May 1, 1996 (the "Pooling and Servicing Agreement"), by and among NationsLink Funding Corporation, as depositor (the "Depositor"), AMRESCO Management, Inc., as master servicer (the "Master Servicer"), AMRESCO Management, Inc., as special servicer (the "Special Servicer"), NationsBanc Mortgage Capital Corporation, as REMIC administrator (the "REMIC Administrator") and The Chase Manhattan Bank,
N.A., as trustee (the "Trustee"). Capitalized terms used and not otherwise defined herein have the respective meanings ascribed to such terms in the Pooling and Servicing Agreement.

     In connection with such transfer, the undersigned hereby represents and warrants to you as follows:

     1. The Purchaser is not (a)(i) an employee benefit plan subject to the fiduciary responsibility provisions of ERISA, (ii) a plan subject to Section 4975 of the Code or (iii) any governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (a "Plan"), (b) a collective investment fund in which such Plans are invested, (c) an insurance company using assets of separate accounts or general accounts which include assets of Plans (or which are deemed pursuant to ERISA or any Similar Law to include assets of Plans) or (d) a person or entity acting on behalf of a Plan or using the assets of a Plan, other than an insurance company using assets of its general account under circumstances whereby the purchase of Subordinate Certificates or Residual Certificates by such insurance company (i) would not constitute a prohibited transaction within the meaning of Section 406 or 407 of ERISA, Section 4975 of the Code, or a materially similar characterization under any Similar Law or (ii) satisfies a "prohibited transaction exemption" ("PTE"), such as Section III of PTE 95-60.

     2. The Purchaser understands that if the Purchaser is a Person referred to in 1(a), (b), (c) or (d) above, such Purchaser is required to provide to the Depositor, the Trustee and the Certificate Registrar an Opinion of Counsel which establishes to the satisfaction of the Depositor and the Trustee that the acquisition and holding of such Certificate by such purchaser or transferee (without regard to the identity or nature of the other Holders of Certificates of any Class) will not constitute or result in a "prohibited transaction" within the meaning of Section 406 of ERISA or Section 4975 of the Code, and will not subject the Trustee, the Certificate Registrar, the Master Servicer, the Special Servicer, the Extension Adviser, the Underwriter or the Depositor to any obligation or liability under ERISA or Section 4975 of the Code, which Opinion of Counsel shall not be at the expense of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Trust Fund.

     IN WITNESS WHEREOF, the Purchaser hereby executes this ERISA Representation Letter on the ---th day of -----, ----.

                                   Very truly yours,

                                   ---------------------------------
                                   [Purchaser]


                                    By:  ---------------------------
                                         Name:
                                         Title:

                                   EXHIBIT H
                           FORM OF COLLECTION REPORT
                            AMRESCO Management, Inc.
                        NationsLink Funding Corporation
       Commercial Mortgage Pass-Through Certificates - Series 1996-1
                                  May 18, 1996                      TOTAL SERIES

1.  SCHEDULED PRINCIPAL BALANCE AT 4/15/96

2.  SCHEDULED MONTHLY INTEREST PAYMENTS DUE 4/02/96-5/01/96

3.  SCHEDULED MONTHLY PRINCIPAL PAYMENTS DUE 4/02/96-5/01/96

4.  PRINCIPAL PREPAYMENTS RECEIVED 4/16/96-5/15/96

5.  PRINCIPAL PORTION OF LIQUIDATIONS AND PAYOFFS RECEIVED 4/16/96-5/15/96

6.  SCHEDULED PRINCIPAL BALANCE OF LOANS REPURCHASED 4/16/96-5/15/96

7. FOR LOANS MODIFIED OR FORECLOSED 4/16/96-5/15/96. EXCESS SCHEDULED PRINCIPAL BALANCE OVER DISCOUNTED PRINCIPAL BALANCE

8. REDUCTION IN PRINCIPAL AS A RESULT OF BANKRUPTCY DEFICIENCY VALUATION 4/16/96-5/15/96

9.  SCHEDULED NEGATIVE AMORTIZATION ADDED TO LOAN BALANCES

10. ADJUSTMENTS TO SCHEDULED PRINCIPAL

11. SCHEDULED PRINCIPAL BALANCE AT 5/15/96 [ITEM (1) ABOVE MINUS SUM OF (3) THROUGH (8)PLUS (9)AND (10]
    ----------------------------------------------------------------------------
    DELINQUENCY INFORMATION
    ----------------------------------------------------------------------------

                                                                        TOTAL
 1 MONTH DELINQUENT
 2 OR MORE MONTHS DELINQUENT
 IN FORECLOSURE

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
                                 REO INFORMATION
- --------------------------------------------------------------------------------



                                                                          TOTAL
 FUNDS DEPOSITED INTO REO ACCOUNT
 NUMBER OF REO PROPERTIES
 BLOCK VALUES OF ANY REO PROPERTY
 ACCRUED AND UNPAID INTEREST DUE

 -------------------------------------------------------------------------------
      THE INFORMATION IN THIS REMITTANCE REPORT IS TAKEN FROM RECORDS OF OR AVAILABLE TO AMRESCO AND IS BELIEVE BY AMRESCO TO BE CORRECT IN ALL MATERIAL
    RESPECTS, BUT NO REPRESENTATION OR WARRANTY IS MADE WITH RESPECT THERETO.

                NationsLink Funding Corporation Series -- 1996-1
                                 AVAILABLE FUNDS

                           COLLECTION ACCOUNT DEPOSITS
                           ---------------------------
                                  TOTAL SERIES

12. PAID IN ADVANCES FROM PRIOR PERIOD, PASSED THROUGH THIS PERIOD (4/02/96-5/01/96)
    (A) PRINCIPAL
    (B) INTEREST

13. COLLECTED MONTHLY PAYMENTS DUE CURRENT PERIOD 4/02/96-5/01/96 COLLECTED THROUGH 5/15/96
    (A) PRINCIPAL
    (B) INTEREST

14. COLLECTED MONTHLY PAYMENTS DUE PRIOR PERIODS BEFORE 4/01/96, COLLECTED THROUGH 5/15/96
    (A) PRINCIPAL
    (B) INTEREST

15. COLLECTED MONTHLY PAYMENTS DUE 5/02/96 & SUBSQ. (PREPAIDS) - COLLECTED THROUGH 5/15/96
    (A) PRINCIPAL
    (B) INTEREST

16. PREPAYMENTS RECEIVED 4/16/96-5/15/96

17. LIQUIDATIONS/PAYOFFS 4/16/96-5/15/96 (A) SCHEDULED PRINCIPAL BALANCE (B) ACTUAL INTEREST

18. LOANS REPURCHASED 4/16/96 - 5/15/96
    (A) PRINCIPAL
    (B) INTEREST

19. PREPAYMENT PREMIUM

20. P&I ADVANCES


                         COLLECTION ACCOUNT WITHDRAWALS
                         ------------------------------

21. MASTER SERVICER FEE

22. DIRECT EXP. ON BEHALF OF TRUST FUND

23. REIMBURSE ADVANCES BY MASTER SERVICER

24. REIMBURSEMENT OF P&I ADVANCES

25. REIMBURSEMENT OF INTEREST ON P&I ADVANCES

26. SPECIAL SERVICER BASIC FEE

27. REIMBURSE ADVANCES BY SPECIAL SERVICER

28. SPECIAL SERVICER W/O & INCREMENTAL FEE

29. TRUSTEE FEE